                                              Filed Pursuant to Rule 424(b)(5)

                                              Registration File No.: 333-24489



PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED NOVEMBER 20, 1997)



                          $770,460,899 (APPROXIMATE)

                        MORTGAGE CAPITAL FUNDING, INC.

  MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-MC2



                             --------------------



   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage

Pass-Through Certificates, Series 1997-MC2 (the "Certificates") will consist of 14 classes (each, a "Class") of Certificates, designated as: (i) the Class

A-1 and Class A-2 Certificates (collectively, the "Class A Certificates");

(ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class

J and Class K Certificates (collectively with the Class A Certificates, the

"Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and

(iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC

Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D

and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Certificate Balance") or, in the case of the Class X Certificates, in the aggregate notional amount (a

"Notional Amount"), and will accrue interest at the per annum rates (each, a

"Pass-Through Rate"), set forth or otherwise described in the table below.

                                     (cover page continued on following pages)



THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF

CITICORP REAL ESTATE, INC., CITIBANK, N.A., CITICORP BANKING CORPORATION,

MORTGAGE CAPITAL FUNDING, INC. OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS

SET FORTH HEREIN. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE

INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT

INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE

ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL

OFFENSE.



THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED

THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK

FACTORS" BEGINNING ON PAGE S-30 IN THIS PROSPECTUS SUPPLEMENT AND THE

INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 14 IN THE

PROSPECTUS BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.





                   INITIAL

                 CERTIFICATE

                  BALANCE OR                       ASSUMED FINAL       RATINGS       RATED FINAL

               NOTIONAL AMOUNT    PASS-THROUGH     DISTRIBUTION     (MOODY'S AND     DISTRIBUTION

    CLASS            (1)              RATE           DATE (2)          FITCH)          DATE (3)

------------  ----------------- --------------  ------------------ -------------  -----------------


Class A-1  ..    $143,471,137        6.525%     January 20, 2007       Aaa/AAA     November20, 2027

Class A-2  ..    $465,932,965        6.664%     September 20, 2007     Aaa/AAA     November20, 2027

Class X .....    $870,490,231(4)     1.369%(5)  November 20, 2012      Aaa/AAA     November20, 2027

Class B .....    $ 52,234,637        6.734%     October 20, 2007       Aa2/AA      November20, 2027

Class C .....    $ 43,528,864        6.881%     October 20, 2007        A2/A       November20, 2027

Class D .....    $ 39,175,978        7.117%     November 20, 2007     Baa2/BBB     November20, 2027

Class E .....    $ 26,117,318        7.214%     November 20, 2007      Baa3/NR     November20, 2027




                                                       (footnotes on page S-3)



                             --------------------

   The Offered Certificates will be purchased by NationsBanc Montgomery

Securities, Inc. and Citibank, N.A. (together, in such capacity, the

"Underwriters") from the Sponsor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from the Cut-off Date). Proceeds to the Sponsor from the sale of the

Offered Certificates will be an amount equal to approximately 111% of the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class

D and Class E Certificates, plus accrued interest on all the Offered

Certificates, before deducting expenses payable by the Sponsor. The Offered

Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates to the Underwriters will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company

("DTC"), on or about November 25, 1997 (the "Delivery Date"), against payment therefor in immediately available funds.



NATIONSBANC MONTGOMERY                    AND                  [CITIBANK LOGO]



   The Underwriters are acting as co-lead managers in connection with all activities relating to this offering.



                             --------------------



           The date of this Prospectus Supplement is November 20, 1997

                       MORTGAGE CAPITAL FUNDING, INC.

   -------------------------------------------------------------------------

   Multifamily Commercial Mortgage Pass-Through Certificates, Series 1997-MC2

                    Geographic Overview of Mortgage Pool





[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE

DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR

FILING.]

                         [MAP]

                                                 % OF

                   NUMBER OF     AGGREGATE     INITIAL

                   MORTGAGED    CUT-OFF DATE     POOL

     STATES       PROPERTIES      BALANCE      BALANCE

---------------  ------------ --------------  ---------

CA..............       11       $114,186,115     13.1%

TX .............       25       $ 90,289,542     10.4%

FL..............       18       $ 80,453,205      9.2%

NV..............       11       $ 63,976,270      7.3%

VA..............        7       $ 46,341,974      5.3%

MI..............        3       $ 39,546,180      4.5%

NC..............        8       $ 39,325,052      4.5%

NY..............       11       $ 38,409,456      4.4%

IL..............        5       $ 29,833,269      3.4%

NJ..............        7       $ 27,160,725      3.1%

PR..............        1       $ 26,472,765      3.0%

OH..............        7       $ 21,725,978      2.5%

UT..............        4       $ 21,498,550      2.5%

PA..............        8       $ 20,240,415      2.3%

IN..............        2       $ 19,594,710      2.3%

AZ..............        4       $ 18,053,761      2.1%

MO..............        3       $ 17,051,518      2.0%

WI..............        7       $ 17,006,030      2.0%

AL..............        5       $ 15,786,977      1.8%

AR..............        4       $ 15,116,054      1.7%

GA..............        5       $ 14,505,334      1.7%

MA..............        2       $ 12,868,305      1.5%

DE..............        3       $  8,532,139      1.0%

MD..............        4       $  7,410,049      0.9%

ME..............        4       $  7,241,288      0.8%

NE..............        1       $  6,908,682      0.8%

SC..............        2       $  6,662,921      0.8%

CO..............        3       $  6,664,104      0.8%

WA..............        2       $  6,594,095      0.8%

IA..............        2       $  6,192,864      0.7%

TN..............        2       $  5,125,736      0.6%

CT..............        3       $  4,751,850      0.5%

LA..............        2       $  4,525,653      0.5%

NH..............        4       $  4,394,163      0.5%

KY..............        1       $  3,000,000      0.3%

NM..............        1       $  2,295,951      0.3%

OR..............        1       $    855,610      0.1%





WEIGHTED AVERAGESBY PROPERTY TYPE

---------------------------------

       [PIE CHART]

Retail..........     28%

Multifamily.....     41%

Healthcare......     2%

Industrial......     3%

Hotel...........     10%

Mixed...........     2%

Office..........     13%

(footnotes from cover)

------------

(1)    Subject to a variance of plus or minus 5%.

(2)    The "Assumed Final Distribution Date" with respect to any Class of

       Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan (other than a Hyper-Amortization Loan

       (as defined herein)) is prepaid, in whole or in part, prior to its stated maturity, the Hyper-Amortization Loans are not prepaid prior to,

       but are paid in their entirety on, their respective Anticipated

       Repayment Dates (as defined herein) and otherwise based on the Maturity

       Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(3)    It is a condition to their issuance that the respective Classes of

       Offered Certificates be assigned ratings by Moody's Investors Service,

       Inc. ("Moody's") and/or Fitch Investors Service, L.P. ("Fitch"; and

       together with Moody's, the "Rating Agencies") no lower than those set forth above. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the

       Mortgage Loans (including both voluntary and involuntary prepayments).

       The "Rated Final Distribution Date" for each Class of Offered

       Certificates has been set at the first Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the

       Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.

(4)    The Class X Certificates will not have a Certificate Balance. The Class

       X Certificates will accrue interest on a Notional Amount that is equal to approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time.

(5)    Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of the weighted average of the Net Mortgage Rates (as defined herein) of all the Mortgage Loans from time to time, over the weighted average of the Pass-Through Rates for all the Classes of Sequential Pay Certificates from time to time.



(continued from cover)



   The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") to be established by Mortgage

Capital Funding, Inc. (the "Sponsor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool

(the "Mortgage Pool") of 181 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") having the characteristics described herein. As of November 1, 1997 (the "Cut-off Date"), the Mortgage Loans had

an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of

$870,577,289 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.



   One hundred ten of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 53.67% of the Initial Pool Balance, (i) were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage

Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates, or (ii) were originated and are currently held by PNC Bank, National Association ("PNC Bank"; and the Mortgage Loans

currently held thereby, the "PNC Mortgage Loans"). There are 32 PNC Mortgage

Loans, which represent 13.98% of the Initial Pool Balance. Seventy-one of the

Mortgage Loans (the "NMCC Mortgage Loans"), which represent 46.33% of the

Initial Pool Balance, are currently held by NationsBanc Mortgage Capital

Corporation ("NMCC"), a wholly-owned finance subsidiary of NationsBank

Corporation, and were originated by or on behalf of NMCC pursuant to its conduit program. On or before the Delivery Date, the Mortgage Loan Seller will acquire the NMCC Mortgage Loans, directly or indirectly, from NMCC and the Citi Mortgage Loans not currently held by it from its affiliates or, in the case of the PNC Mortgage Loans, from PNC Bank. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the

"Certificateholders"). See "Description of the Mortgage Pool" and "Risk

Factors--The Mortgage Loans" herein.



   Distributions on the Certificates will be made, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, beginning in December

1997 (each, a "Distribution Date"). As more fully described herein,

distributions allocable to interest accrued on each Class of the REMIC

Regular Certificates (the REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through

Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Sequential Pay

Certificates will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual

Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, penalties or fees ("Prepayment Premiums") actually collected on the Mortgage Loans will be distributed among the respective Classes of REMIC Regular Certificates in the amounts and in accordance with the priorities described herein. See

"Description of the Certificates--Distributions" herein.



   As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H,

Class J, Class K and REMIC Residual Certificates (collectively, the

"Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the

"Senior Certificates") and, further, to those of the holders of each other

Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates--Distributions" and

"--Subordination; Allocation of Losses and Certain Expenses" herein.



   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidation) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization,

prepayment and other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Sequential Pay Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Certificates. See

"Risk Factors", "Description of the Certificates--Distributions" and "Yield

and Maturity Considerations" herein. See also "Yield and Maturity

Considerations" and "Risk Factors--Prepayments; Average Life of Certificates;

Yields" in the Prospectus.



   As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I" and "REMIC II", respectively). The Offered Certificates will evidence "regular interests" in REMIC II. See "Certain Federal Income Tax

Consequences" herein and "Material Federal Income Tax Consequences" in the

Prospectus.



   There is currently no secondary market for the Offered Certificates. The

Underwriters intend to make a secondary market in the Offered Certificates,

but are not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered

Certificates will not be listed on any securities exchange. See "Risk

Factors--The Certificates--Limited Liquidity" herein.

    THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS

IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN,

AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS

PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE

OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE

CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS

PROSPECTUS SUPPLEMENT.



   THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY CITIBANK,

N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC, AFFILIATES OF

THE SPONSOR AND WHOLLY-OWNED SUBSIDIARIES OF CITICORP, IN CONNECTION WITH

OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES.

CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC MAY

ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT

PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                              EXECUTIVE SUMMARY



   The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Executive

Summary may be defined elsewhere in this Prospectus Supplement, including in

Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is

included at the end of both this Prospectus Supplement and the Prospectus.

Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.





                          INITIAL

                        CERTIFICATE     APPROXIMATE

                        BALANCE OR      PERCENT OF

                         NOTIONAL      INITIAL POOL

 CLASS   RATINGS (1)    AMOUNT (2)        BALANCE

-------  ----------- ---------------  --------------


Offered Certificates

----------------------------------------------------

A-1      Aaa/AAA       $143,471,137        16.48%

-------  ----------- ---------------  --------------

A-2      Aaa/AAA       $465,932,965        53.52%

-------  ----------- ---------------  --------------

X        Aaa/AAA       $870,490,231(4)       N/A

-------  ----------- ---------------  --------------

B        Aa2/AA        $ 52,234,637         6.00%

-------  ----------- ---------------  --------------

C        A2/A          $ 43,528,864         5.00%

-------  ----------- ---------------  --------------

D        Baa2/BBB      $ 39,175,978         4.50%

-------  ----------- ---------------  --------------

E        Baa3/NR       $ 26,117,318         3.00%

-------  ----------- ---------------  --------------

Private Certificates--Not Offered Hereby

----------------------------------------------------

F        NR/BB         $ 43,528,864         5.00%

-------  ----------- ---------------  --------------

G        NR/BB-        $  8,705,772         1.00%

-------  ----------- ---------------  --------------

H        NR/B          $ 19,587,989         2.25%

-------  ----------- ---------------  --------------

J        NR/B-         $ 10,882,216         1.25%

-------  ----------- ---------------  --------------

K        NR/NR         $ 17,411,549         2.00%

-------  ----------- ---------------  --------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                        PASS-THROUGH    WEIGHTED

           APPROXIMATE                     RATE AS      AVERAGE

         INITIAL CREDIT                  OF DELIVERY      LIFE      PRINCIPAL

 CLASS       SUPPORT      DESCRIPTION       DATE       (YEARS)(3)   WINDOW (3)

-------  -------------- -------------  -------------- ----------  -------------


Offered Certificates

-------------------------------------------------------------------------------

A-1      30.00%         Fixed Rate          6.525%        5.49      12/97-1/07

-------  -------------- -------------  -------------- ----------  -------------

A-2      30.00%         Fixed Rate          6.664%        9.62       1/07-9/07

-------  -------------- -------------  -------------- ----------  -------------

X        N/A            Variable            1.369%        9.03     12/97-11/12

                        Rate

                        (Interest

                        Only)

-------  -------------- -------------  -------------- ----------  -------------

B        24.00%         Fixed Rate          6.734%        9.83      9/07-10/07

-------  -------------- -------------  -------------- ----------  -------------

C        19.00%         Fixed Rate          6.881%        9.89     10/07-10/07

-------  -------------- -------------  -------------- ----------  -------------

D        14.50%         Fixed Rate          7.117%        9.93     10/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

E        11.50%         Fixed Rate          7.214%        9.98     11/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

Private Certificates--Not Offered Hereby

-------------------------------------------------------------------------------

F        6.50%          Fixed Rate          7.214%        9.98     11/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

G        5.50%          Fixed Rate          6.000%        9.98     11/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

H        3.25%          Fixed Rate          6.000%        9.98     11/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

J        2.00%          Fixed Rate          6.000%        9.98     11/07-11/07

-------  -------------- -------------  -------------- ----------  -------------

K        N/A            Fixed Rate          6.000%       10.06     11/07-11/12

-------  -------------- -------------  -------------- ----------  -------------


------------

(1)    Ratings shown are those of Moody's and Fitch, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.

(2)    Subject to a variance of plus or minus 5%.

(3)    Based on the Maturity Assumptions (as defined in "Yield and Maturity

       Considerations" herein).

(4)    Notional Amount.

    Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set

forth, under "Description of the Mortgage Pool" herein and in Annex A hereto.



                        MORTGAGE POOL CHARACTERISTICS





 CHARACTERISTICS                                                          ENTIRE MORTGAGE POOL

------------------------------------------------------------------------  --------------------


Initial Pool Balance.....................................................      $870,577,289

Number of Mortgage Loans ................................................      181

Number of Mortgaged Properties...........................................      193

Average Cut-off Date Balance.............................................      $4,809,819

Weighted Average Mortgage Rate...........................................      8.231%

Weighted Average Remaining Term to Maturity or Anticipated Repayment

 Date....................................................................      116 months

Weighted Average Underwriting Debt Service Coverage Ratio................      1.50x

Weighted Average Cut-off Date Loan-to-Value Ratio........................      70.6%




   "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage

Ratio" are calculated as described in Annex A hereto.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       SUMMARY OF PROSPECTUS SUPPLEMENT



   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.



TITLE OF CERTIFICATES

 AND DESIGNATION OF CLASSES ...  Mortgage Capital Funding, Inc.,

                                 Multifamily/Commercial Mortgage Pass-Through

                                 Certificates, Series 1997-MC2 (the

                                 "Certificates"), will consist of 14 classes

                                 (each, a "Class"), designated as: (i) the

                                 Class A-1 and Class A-2 Certificates

                                 (collectively, the "Class A Certificates");

                                 (ii) the Class B, Class C, Class D, Class E,

                                 Class F, Class G, Class H, Class J and Class

                                 K Certificates (collectively with the Class

                                 A Certificates, the "Sequential Pay

                                 Certificates"); (iii) the Class X

                                 Certificates (collectively with the

                                 Sequential Pay Certificates, the "REMIC

                                 Regular Certificates"); and (iv) the Class

                                 R-I and Class R-II Certificates

                                 (collectively, the "REMIC Residual

                                 Certificates"). Only the Class X, Class A,

                                 Class B, Class C, Class D and Class E

                                 Certificates (collectively, the "Offered

                                 Certificates") are offered hereby.



                                 The Class F, Class G, Class H, Class J and

                                 Class K Certificates and the REMIC Residual

                                 Certificates (collectively, the "Private

                                 Certificates") have not been registered

                                 under the Securities Act of 1933, as

                                 amended, and are not offered hereby.

                                 Accordingly, to the extent this Prospectus

                                 Supplement contains information regarding

                                 the terms of the Private Certificates, such

                                 information is provided because of its

                                 potential relevance to a prospective

                                 purchaser of an Offered Certificate.



SPONSOR .......................  Mortgage Capital Funding, Inc., a Delaware

                                 corporation. The Sponsor is a direct,

                                 wholly-owned subsidiary of Citicorp Banking

                                 Corporation, which is a direct, wholly-owned

                                 subsidiary of Citicorp. The Sponsor is a

                                 commonly controlled affiliate of the

                                 Mortgage Loan Seller and of Citibank, N.A.,

                                 which is the co-lead Underwriter. See

                                 "Mortgage Capital Funding, Inc." in the

                                 Prospectus and "Method of Distribution"

                                 herein. Neither the Sponsor nor any of its

                                 affiliates has insured or guaranteed the

                                 Offered Certificates.



TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank. See "Description of the

                                 Certificates--The Trustee" herein. The

                                 Trustee will also have certain duties with

                                 respect to REMIC administration (in such

                                 capacity, the "REMIC Administrator").



FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation and the parent of the Trustee.

                                 See "Description of the Certificates--The

                                 Fiscal Agent" herein.

MASTER SERVICER ...............  Midland Loan Services, L.P., a Missouri

                                 limited partnership. See "Servicing of the

                                 Mortgage Loans--The Master Servicer" herein.



SPECIAL SERVICER ..............  CRIIMI MAE Services Limited Partnership, a

                                 Maryland limited partnership. See "Servicing

                                 of the Mortgage Loans--The Special Servicer"

                                 herein.



MORTGAGE LOAN SELLER ..........  Citicorp Real Estate, Inc., a direct,

                                 wholly-owned subsidiary of Citibank. See

                                 "Description of the Mortgage Pool--The

                                 Mortgage Loan Seller and NMCC" herein.



CUT-OFF DATE ..................  November 1, 1997.



DELIVERY DATE .................  On or about November 25, 1997.



RECORD DATE ...................  With respect to each Class of Offered

                                 Certificates and each Distribution Date, the

                                 last business day of the calendar month

                                 immediately preceding the month in which

                                 such Distribution Date occurs.



DISTRIBUTION DATE .............  The 20th day of each month or, if any such

                                 20th day is not a business day, the next

                                 succeeding business day, commencing in

                                 December 1997.



DETERMINATION DATE ............  The 10th day of each month or, if any such

                                 10th day is not a business day, the

                                 immediately preceding business day,

                                 commencing in December 1997.



COLLECTION PERIOD .............  With respect to any Distribution Date, the period that begins immediately following the

                                 Determination Date in the calendar month

                                 preceding the month in which such

                                 Distribution Date occurs (or, in the case of

                                 the initial Distribution Date, that begins

                                 immediately following the Cut-off Date) and

                                 ends on and includes the Determination Date

                                 in the calendar month in which such

                                 Distribution Date occurs.



REGISTRATION AND DENOMINATIONS.  The Offered Certificates will be issued in book-entry form in original denominations

                                 of: (i) in the case of the Class X

                                 Certificates, $1,000,000 notional principal

                                 amount and in any whole dollar denomination

                                 in excess thereof; (ii) in the case of the

                                 Class A Certificates, $10,000 actual

                                 principal amount and in any whole dollar

                                 denomination in excess thereof; and (iii) in

                                 the case of the other Offered Certificates,

                                 $100,000 actual principal amount and in any

                                 whole dollar denomination in excess thereof.

                                 Each Class of Offered Certificates will be

                                 represented by one or more Certificates

                                 registered in the name of Cede & Co., as

                                 nominee of The Depository Trust Company

                                 ("DTC"). No person acquiring an interest in

                                 an Offered Certificate (any such person, a

                                 "Certificate Owner") will be entitled to

                                 receive a fully registered physical

                                 certificate (a "Definitive Certificate")

                                 representing such interest, except under the

                                 limited circumstances described herein and

                                 in the Prospectus. See "Description of the

                                 Certificates--Registration and

                                 Denominations" herein and

                                 "Description of the Certificates--Book-Entry

                                 Registration and Definitive Certificates" in

                                 the Prospectus.



THE MORTGAGE POOL .............  The Mortgage Pool will consist of 181 conventional, multifamily and commercial

                                 mortgage loans (the "Mortgage Loans"), with

                                 an aggregate Cut-off Date Balance of

                                 $870,577,289 (the "Initial Pool Balance"),

                                 subject to a variance of plus or minus 5%.

                                 All numerical information provided herein

                                 with respect to the Mortgage Loans is

                                 provided on an approximate basis. All

                                 weighted average information provided herein

                                 with respect to the Mortgage Loans reflects

                                 weighting by related Cut-off Date Balance.

                                 All percentages of the Mortgage Pool, or of

                                 any specified sub-group thereof, referred to

                                 herein without further description are

                                 approximate percentages by aggregate Cut-off

                                 Date Balance. See "Description of the

                                 Mortgage Pool--Changes in Mortgage Pool

                                 Characteristics" herein.



                                 The "Cut-off Date Balance" of each Mortgage

                                 Loan is the unpaid principal balance thereof

                                 as of the Cut-off Date, after application of

                                 all payments of principal due on or before

                                 such date, whether or not received. One

                                 Mortgage Loan was originated on November 4,

                                 1997, but accrues interest from November 1,

                                 1997 and, for all purposes of this

                                 Prospectus Supplement, will be assumed to

                                 have been originated on November 1, 1997.

                                 The Cut-off Date Balances of the Mortgage

                                 Loans range from $604,297 to $28,473,209 and

                                 the average Cut-off Date Balance is

                                 $4,809,819.



                                 Each Mortgage Loan is evidenced by a

                                 promissory note (a "Mortgage Note") and is

                                 secured by a mortgage, deed of trust or

                                 similar security instrument (a "Mortgage")

                                 that creates a first mortgage lien on a fee

                                 simple and/or leasehold interest in real

                                 property (a "Mortgaged Property") used for

                                 commercial or multifamily residential

                                 purposes, together with all buildings and

                                 improvements and certain personal property

                                 located thereon.



                                 Seven separate sets of Mortgage Loans (the

                                 "Cross-Collateralized Mortgage Loans") are,

                                 solely as among the Mortgage Loans in each

                                 such particular set, cross-defaulted and

                                 cross-collateralized with each other,

                                 although the cross-collateralization with

                                 respect to each of three such sets is

                                 limited as described herein. The largest set

                                 of related Cross-Collateralized Mortgage

                                 Loans represents 3.92% of the Initial Pool

                                 Balance. See "Description of the Mortgage

                                 Pool--General" herein and Annex A hereto.



                                 In addition to the Cross-Collateralized

                                 Mortgage Loans, there are eight other

                                 Mortgage Loans, which represent 4.02% of the

                                 Initial Pool Balance, that are, in each such

                                 case, secured by a Mortgage or Mortgages

                                 encumbering two or more properties.

                                 Accordingly, the total number of Mortgage

                                 Loans reflected herein is 181, and the total

                                 number of Mortgaged Properties reflected

                                 herein is 193.

                                 In general, with limited exception, the

                                 Mortgage Loans constitute nonrecourse

                                 obligations of the related borrower and,

                                 upon any such borrower's default in the

                                 payment of any amount due under the related

                                 Mortgage Loan, the holder thereof may look

                                 only to the related Mortgaged Property for

                                 satisfaction of the borrower's obligation.

                                 In those cases where recourse to a borrower

                                 or guarantor is permitted by the loan

                                 documents, the Sponsor has not undertaken an

                                 evaluation of the financial condition of any

                                 such person, and prospective investors

                                 should thus consider all of the Mortgage

                                 Loans to be nonrecourse. None of the

                                 Mortgage Loans is insured or guaranteed by

                                 the United States, any governmental agency

                                 or instrumentality or any private mortgage

                                 insurer. See "Description of the Mortgage

                                 Pool--General".



                                 Set forth below are the number of Mortgaged

                                 Properties, and the approximate percentage

                                 of the Initial Pool Balance secured by such

                                 Mortgaged Properties, located in the five

                                 states with the highest concentrations:





                   NUMBER OF      PERCENTAGE OF

                   MORTGAGED      INITIAL POOL

     STATE        PROPERTIES         BALANCE

--------------  -------------- -----------------


California.....       11              13.1%

Texas..........       25              10.4%

Florida........       18               9.2%

Nevada.........       11               7.3%

Virginia.......        7               5.3%




                                 The remaining Mortgaged Properties are

                                 located throughout 31 other states and

                                 Puerto Rico, with no more than 4.5% of the

                                 Initial Pool Balance secured by Mortgaged

                                 Properties located in any such other

                                 jurisdiction.



                                 Set forth below are the number of Mortgaged

                                 Properties, and the approximate percentage

                                 of the Initial Pool Balance secured by such

                                 Mortgaged Properties, operated for each

                                 indicated purpose:





                 NUMBER OF    PERCENTAGE OF

                 MORTGAGED    INITIAL POOL

                PROPERTIES     BALANCE(1)

               ------------ ---------------


Multifamily ..      80(2)         41.4%

Retail........      53            27.6%

Office........      27            12.9%

Hotel.........      14            10.3%

Industrial....      10             2.9%

Health Care ..       3             2.2%

Other.........       6             2.7%


                                 ----------

                                 (1) The sum of the percentages in this

                                     column may not equal 100% due to

                                     rounding.

                                 (2) Includes one Mortgaged Property,

                                     representing 0.24% of the Initial Pool

                                     Balance, secured by a mobile home park.

                                 Each of the Mortgage Loans provides for

                                 scheduled payments of principal and interest

                                 ("Monthly Payments") to be due on the first

                                 day of each month (as to each such Mortgage

                                 Loan, the "Due Date"), except that, as

                                 described below, the Hyper-Amortization

                                 Loans (as defined herein) may require that

                                 certain additional amounts be paid each

                                 month following their respective Anticipated

                                 Repayment Dates (as defined herein).



                                 All of the Mortgage Loans bear interest at a

                                 rate per annum (a "Mortgage Rate") that is

                                 fixed for the remaining term of the Mortgage

                                 Loan, except that: (i) the Mortgage Rate for

                                 one Mortgage Loan will step-down in the

                                 event a specified amount of the loan is

                                 prepaid in connection with a tenant

                                 exercising its option to purchase a portion

                                 of the related Mortgaged Property; and (ii)

                                 as described below, each Hyper-Amortization

                                 Loan will accrue interest at a rate that is

                                 two percentage points higher after its

                                 respective Anticipated Repayment Date. As

                                 used herein, the term "Mortgage Rate" does

                                 not include the incremental increase in the

                                 rate at which interest may accrue on any

                                 Hyper-Amortization Loan after such date. No

                                 Mortgage Loan permits negative amortization

                                 or (except for the Hyper-Amortization Loans)

                                 the deferral of accrued interest. See

                                 "Description of the Mortgage Pool--Certain

                                 Terms and Conditions of the Mortgage

                                 Loans--Amortization of Principal" herein.



                                 One hundred thirty-six Mortgage Loans (the

                                 "Actual/360 Mortgage Loans"), which

                                 represent 80.47% of the Initial Pool

                                 Balance, accrue interest on the basis of the

                                 actual number of days elapsed in the

                                 relevant month of accrual and a 360-day year

                                 (an "Actual/360 Basis"). Forty-three

                                 Mortgage Loans (the "30/360 Mortgage

                                 Loans"), which represent 18.91% of the

                                 Initial Pool Balance, accrue interest on the

                                 basis of a 360-day year consisting of twelve

                                 30-day months (a "30/360 Basis"). Two

                                 Mortgage Loans (the "Actual/365 Mortgage

                                 Loans"), which represent 0.62% of the

                                 Initial Pool Balance, accrue interest on the

                                 basis of the actual number of days elapsed

                                 in the relevant month of accrual and a

                                 365-day year (an "Actual/365 Basis"). See

                                 "Description of the Mortgage Pool--Certain

                                 Terms and Conditions of the Mortgage

                                 Loans--Mortgage Rates; Calculations of

                                 Interest" herein.



                                 One hundred sixty-seven of the Mortgage

                                 Loans (the "Balloon Loans"), which represent

                                 83.81% of the Initial Pool Balance, provide

                                 for monthly payments of principal based on

                                 amortization schedules significantly longer

                                 than the respective remaining terms thereof,

                                 thereby leaving substantial principal

                                 amounts due and payable (each such payment,

                                 together with the corresponding interest

                                 payment, a "Balloon Payment") on their

                                 respective maturity dates, unless prepaid

                                 prior thereto. Thirteen Mortgage Loans,

                                 which represents 16.08% of the Initial Pool

                                 Balance, are Hyper-Amortization Loans. The

                                 remaining Mortgage Loan, which represents

                                 0.11% of the Initial Pool Balance,
                                 is fully amortizing. See "Description of the

                                 Mortgage Pool--Certain Terms and Conditions

                                 of the Mortgage Loans--Amortization of

                                 Principal" herein.



                                 A "Hyper-Amortization Loan" is a Mortgage

                                 Loan that provides that if it is not paid in

                                 full as of a date specified in the related

                                 Mortgage Note (the "Anticipated Repayment

                                 Date"), then (i) interest will accrue

                                 thereon at a per annum rate (the "Revised

                                 Rate") that is in excess of the related

                                 Mortgage Rate and (ii) the related borrower

                                 will be required to make payments thereon

                                 each month in an amount that is equal to the

                                 greater of the Monthly Payment and certain

                                 net cash flow generated by the related

                                 Mortgaged Property. If the net cash flow

                                 referred to in clause (ii) of the preceding

                                 sentence exceeds the Monthly Payment, the

                                 excess would be applied to repay the

                                 particular Hyper-Amortization Loan.



                                 In general, a Hyper-Amortization Loan will

                                 permit the related borrower to prepay the

                                 related Mortgage Loan without payment of a

                                 Prepayment Premium (as defined herein)

                                 beginning five to six months prior to the

                                 related Anticipated Repayment Date. The

                                 Anticipated Repayment Date for any such

                                 Hyper-Amortization Loan is set forth in

                                 Annex A. The interest accrued at the excess

                                 of the related Revised Rate over the related

                                 Mortgage Rate (such interest, the "Excess

                                 Interest"; and such difference in rates, the

                                 "Excess Interest Rate") will be deferred

                                 until the principal of such Mortgage Loan is

                                 paid in full and, except where limited by

                                 applicable law, will itself accrue interest

                                 at the Revised Rate. All of the

                                 Hyper-Amortization Loans for which a Lockbox

                                 Account (as defined herein) has not been

                                 established on or before the Closing Date

                                 provide that a Lockbox Account must be

                                 established on or prior to the applicable

                                 Anticipated Repayment Date. If and to the

                                 extent collected, Excess Interest will be

                                 included as part of the applicable Available

                                 Distribution Amount (as defined herein). See

                                 "Description of the Mortgage Pool--Certain

                                 Terms and Conditions of the Mortgage

                                 Loans--Hyperamortization" herein.



                                 All but one of the Mortgage Loans provided

                                 as of origination for, sequentially, (a) a

                                 period (a "Lock-out Period") during which

                                 voluntary principal prepayments are

                                 prohibited, followed by (b) a period (a

                                 "Prepayment Premium Period") during which

                                 any voluntary principal prepayment must be

                                 accompanied by a prepayment premium, penalty

                                 or fee (a "Prepayment Premium"), followed by

                                 (c) a period (an "Open Period") during which

                                 voluntary principal prepayments may be made

                                 without an accompanying Prepayment Premium.

                                 One Mortgage Loan, which represents 0.30% of

                                 the Initial Pool Balance, provided as of

                                 origination for, sequentially, a Prepayment

                                 Premium Period, followed by an Open Period.

                                 Voluntary principal prepayments (after any

                                 Lock-out Period, when applicable) may be

                                 made in full or, with respect to 71 Mortgage

                                 Loans (representing 46.3% of the Initial

                                 Pool Balance), in part, subject to certain

                                 limita-
                                 tions and, during a Prepayment Premium

                                 Period, payment of the applicable Prepayment

                                 Premium. As of the Cut-off Date, with

                                 respect to the 180 Mortgage Loans that

                                 provide for Lock-out Periods, the remaining

                                 Lock-out Periods ranged from 10 months to 48

                                 months, with a weighted average remaining

                                 Lock-out Period of 42 months. However, for

                                 one Mortgage Loan, the borrower is required

                                 to partially prepay the loan in an amount

                                 equal to the purchase price that would be

                                 paid by a tenant if and when such tenant

                                 were to exercise its option to purchase a

                                 portion of the Mortgaged Property (such

                                 amount representing not more than 0.15% of

                                 the Initial Pool Balance). The Open Period

                                 for each Mortgage Loan begins five or six

                                 months (or, for certain Mortgage Loans, 12

                                 months) prior to stated maturity or, in the

                                 case of the Hyper-Amortization Loans, the

                                 Anticipated Repayment Date. Prepayment

                                 Premiums on the Mortgage Loans are generally

                                 calculated either on the basis of a yield

                                 maintenance formula (subject, in certain

                                 instances, to a minimum equal to a specified

                                 percentage of the principal amount prepaid)

                                 or as a percentage (which may decline over

                                 time) of the principal amount prepaid. The

                                 prepayment terms of each of the Mortgage

                                 Loans are more fully described in Annex A.

                                 See "Risk Factors--The Mortgage

                                 Loans--Prepayment Premiums" and "Description

                                 of the Mortgage Pool--Certain Terms and

                                 Conditions of the Mortgage Loans--Prepayment

                                 Provisions" herein.



                                 As of the Cut-off Date, the Mortgage Loans

                                 had the following additional

                                 characteristics: (i) Mortgage Rates ranging

                                 from 7.300% per annum to 9.440% per annum

                                 and a weighted average Mortgage Rate of

                                 8.231% per annum; (ii) remaining terms to

                                 stated maturity or, in the case of the

                                 Hyper-Amortization Loans, to the Anticipated

                                 Repayment Date ranging from 56 months to 180

                                 months and a weighted average remaining term

                                 to stated maturity or the Anticipated

                                 Repayment Date, as the case may be, of 116

                                 months; (iii) remaining amortization terms

                                 (calculated, in the case of each Actual/360

                                 Mortgage Loan and each Actual/365 Mortgage

                                 Loan, on a 30/360 Basis for purposes of the

                                 accrual of interest) ranging from 180 months

                                 to 360 months and a weighted average

                                 remaining amortization term of 327 months;

                                 (iv) Cut-off Date Loan-to-Value Ratios

                                 ranging from 23.5% to 84.4% and a weighted

                                 average Cut-off Date Loan-to-Value Ratio of

                                 70.6%; (v) except in the case of one

                                 fully-amortizing Mortgage Loan, Maturity

                                 Date Loan-to-Value Ratios ranging from 19.6%

                                 to 79.2% and a weighted average Maturity

                                 Date Loan-to-Value Ratio of 61.1%; and (vi)

                                 Underwriting Debt Service Coverage Ratios

                                 ranging from 1.21x to 5.57x and a weighted

                                 average Underwriting Debt Service Coverage

                                 Ratio of 1.50x. "Cut-off Date Loan-to-Value

                                 Ratio," "Maturity Date Loan-to-Value Ratio"

                                 and "Underwriting Debt Service Coverage

                                 Ratio" are each defined in Annex A hereto.



                                 For more detailed statistical information

                                 regarding the Mortgage Pool, see Annex A

                                 hereto.

                                 All of the Mortgage Loans were originated

                                 during the eleven months preceding the

                                 Cut-off Date.



                                 One hundred ten of the Mortgage Loans (the

                                 "Citi Mortgage Loans"), which represent

                                 53.67% of the Initial Pool Balance, (i) were

                                 originated by or on behalf of one or more

                                 affiliates of the Mortgage Loan Seller

                                 pursuant to its conduit program, and are

                                 currently held by the Mortgage Loan Seller

                                 or by one or more of its affiliates, or (ii)

                                 were originated and are currently held by

                                 PNC Bank, National Association ("PNC Bank";

                                 and the Mortgage Loans currently held

                                 thereby, the "PNC Mortgage Loans"). There

                                 are 32 PNC Mortgage Loans, which represent

                                 13.98% of the Initial Pool Balance.

                                 Seventy-one of the Mortgage Loans (the "NMCC

                                 Mortgage Loans"), which represent 46.33% of

                                 the Initial Pool Balance, are currently held

                                 by NationsBanc Mortgage Capital Corporation

                                 ("NMCC"), a wholly-owned finance subsidiary

                                 of NationsBank Corporation, and were

                                 originated by or on behalf of NMCC pursuant

                                 to its conduit program. On or before the

                                 Delivery Date, the Mortgage Loan Seller will

                                 acquire the NMCC Mortgage Loans, directly or

                                 indirectly, from NMCC and the Citi Mortgage

                                 Loans not currently held by it from its

                                 affiliates or, in the case of the PNC

                                 Mortgage Loans, from PNC Bank. In addition,

                                 on or before the Delivery Date, the Mortgage

                                 Loan Seller will, at the direction of the

                                 Sponsor, transfer all of the Mortgage Loans,

                                 without recourse, to the Trustee for the

                                 benefit of holders of the Certificates (the

                                 "Certificateholders"). The Mortgage Loan

                                 Seller will make certain representations and

                                 warranties regarding the characteristics of

                                 the Citi Mortgage Loans, and NMCC will make

                                 certain representations and warranties

                                 regarding the characteristics of the NMCC

                                 Mortgage Loans. As more particularly

                                 described herein, the Mortgage Loan Seller

                                 will be obligated to cure any material

                                 breach of any such representation or

                                 warranty made by the Mortgage Loan Seller

                                 with respect to the Citi Mortgage Loans or

                                 repurchase the affected Citi Mortgage Loan,

                                 and NMCC will be obligated to cure any

                                 material breach of any such representation

                                 or warranty made by NMCC with respect to the

                                 NMCC Mortgage Loans or repurchase the

                                 affected NMCC Mortgage Loan.



                                 The Mortgage Loans are being sold without

                                 recourse, and neither the Mortgage Loan

                                 Seller nor NMCC will have any obligations

                                 with respect to the Offered Certificates

                                 other than pursuant to such representations,

                                 warranties and repurchase obligations. The

                                 Sponsor will make no representations or

                                 warranties with respect to the Mortgage

                                 Loans and will have no obligation to

                                 repurchase or replace Mortgage Loans with

                                 deficient documentation or which are

                                 otherwise defective. See "Description of the

                                 Mortgage Pool" and "Risk Factors--The

                                 Mortgage Loans" herein and "Description of

                                 the Trust Funds" and "Certain Legal Aspects

                                 of Mortgage Loans" in the Prospectus.

                                 The Mortgage Loans will be serviced and

                                 administered by the Master Servicer and, if

                                 circumstances require, the Special Servicer,

                                 pursuant to the Pooling Agreement (as

                                 defined below) and generally in accordance

                                 with the discussion set forth under

                                 "Servicing of the Mortgage Loans" herein and

                                 "Description of the Pooling Agreements" in

                                 the Prospectus. The compensation to be

                                 received by the Master Servicer (including

                                 Master Servicing Fees) and the Special

                                 Servicer (including Standby Fees, Special

                                 Servicing Fees and Workout Fees) for their

                                 services is described herein under

                                 "Servicing of the Mortgage Loans--Servicing

                                 and Other Compensation and Payment of

                                 Expenses".



DESCRIPTION OF THE CERTIFICATES  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be

                                 dated as of the Cut-off Date (the "Pooling

                                 Agreement"), among the Sponsor, the Master

                                 Servicer, the Special Servicer, the Trustee,

                                 the Fiscal Agent, the REMIC Administrator,

                                 the Mortgage Loan Seller, and NMCC, as an

                                 additional warranting party, and will

                                 represent in the aggregate the entire

                                 beneficial ownership interest in a trust

                                 (the "Trust") the assets of which (such

                                 assets collectively, the "Trust Fund") will

                                 consist primarily of the Mortgage Pool.



A. CERTIFICATE BALANCES AND A

   NOTIONAL AMOUNT ............  Upon initial issuance, each Class of Offered

                                 Certificates will have the Certificate

                                 Balance or Notional Amount set forth for

                                 such Class on the cover page hereof (in each

                                 case, subject to a variance of plus or minus

                                 5%). Upon initial issuance, the Class F,

                                 Class G, Class H, Class J and Class K

                                 Certificates will have an aggregate

                                 Certificate Balance equal to the excess of

                                 the Initial Pool Balance over the aggregate

                                 Certificate Balance of the Class A, Class B,

                                 Class C, Class D and Class E Certificates.



                                 The "Certificate Balance" of any Class of

                                 Sequential Pay Certificates outstanding at

                                 any time will be the then-aggregate stated

                                 principal amount of such Class. On each

                                 Distribution Date, the Certificate Balance

                                 of each Class of Sequential Pay Certificates

                                 will be reduced by any distributions of

                                 principal actually made on such Class of

                                 Certificates on such Distribution Date, and

                                 will be further reduced by any losses on or

                                 in respect of the Mortgage Loans (referred

                                 to herein as "Realized Losses") and by

                                 certain Trust Fund expenses (referred to

                                 herein as "Additional Trust Fund Expenses")

                                 allocated to such Class of Certificates on

                                 such Distribution Date. See "Description of

                                 the Certificates--Distributions" and

                                 "--Subordination; Allocation of Losses and

                                 Certain Expenses" herein.



                                 The Class X Certificates will not have a

                                 Certificate Balance; such Class of

                                 Certificates will instead represent the

                                 right to receive distributions of interest

                                 accrued as described herein on a notional

                                 principal amount (a "Notional Amount") equal

                                 to 99.99% of the aggregate of the

                                 Certificate Balances of all the Classes of

                                 Sequential Pay Certificates outstanding from

                                 time to time. THE NOTIONAL AMOUNT OF THE

                                 CLASS X CERTIFICATES IS USED

                                 SOLELY FOR THE PURPOSE OF DETERMINING THE

                                 AMOUNT OF INTEREST TO BE DISTRIBUTED ON SUCH

                                 CLASS OF CERTIFICATES AND DOES NOT REPRESENT

                                 THE RIGHT TO RECEIVE ANY DISTRIBUTIONS OF

                                 PRINCIPAL.



                                 No Class of REMIC Residual Certificates will

                                 have a Certificate Balance or a Notional

                                 Amount.



                                 A Class of Offered Certificates will be

                                 considered outstanding until its Certificate

                                 Balance or Notional Amount is reduced to

                                 zero; provided, however, that, under very

                                 limited circumstances, reimbursements of any

                                 previously allocated Realized Losses and

                                 Additional Trust Fund Expenses may

                                 thereafter be made with respect thereto. See

                                 "Description of the

                                 Certificates--Certificate Balances and a

                                 Notional Amount" and "--Distributions"

                                 herein.



B. PASS-THROUGH RATES .........  The Pass-Through Rates applicable to the

                                 Class A-1, Class A-2, Class B, Class C,

                                 Class D and Class E Certificates for each

                                 Distribution Date are set forth on the cover

                                 page hereof.



                                 The Pass-Through Rate applicable to the

                                 Class X Certificates for each Distribution

                                 Date will, in general, equal the excess, if

                                 any, of (i) the weighted average of the Net

                                 Mortgage Rates for all the Mortgage Loans

                                 (weighted on the basis of their respective

                                 Stated Principal Balances (as defined

                                 herein) immediately following the preceding

                                 Distribution Date or, in the case of the

                                 initial Distribution Date, as of the Cut-off

                                 Date), over (ii) the weighted average of the

                                 Pass-Through Rates applicable to all the

                                 Classes of Sequential Pay Certificates for

                                 such Distribution Date (weighted on the

                                 basis of their respective Certificate

                                 Balances immediately prior to such

                                 Distribution Date).



                                 The Pass-Through Rates applicable to the

                                 Class F, Class G, Class H, Class J and Class

                                 K Certificates for each Distribution Date

                                 are set forth on page S-6 hereof.



                                 The "Net Mortgage Rate" with respect to any

                                 Mortgage Loan is, in general, a per annum

                                 rate equal to the related Mortgage Rate in

                                 effect from time to time, minus the

                                 aggregate of the per annum rates applicable

                                 to the calculation of the monthly fees

                                 payable to the Master Servicer and the

                                 Trustee with respect to such Mortgage Loan

                                 (such monthly fees, collectively, the

                                 "Administrative Fees"; and such aggregate

                                 rate, the "Administrative Fee Rate");

                                 provided that if any Mortgage Loan does not

                                 accrue interest on the basis of a 360-day

                                 year consisting of twelve 30-day months

                                 (which is the basis on which interest

                                 accrues in respect of the REMIC Regular

                                 Certificates), then, solely for purposes of

                                 calculating the Pass-Through Rate for the

                                 Class X Certificates, the Net Mortgage Rate

                                 of such Mortgage Loan for any one-month

                                 period preceding a related Due Date will be

                                 the annualized rate at which interest would

                                 have to accrue in respect of such loan on

                                 the basis of a 360-day year consisting of

                                 twelve 30-day months in order to produce the

                                 aggregate amount of interest actually

                                 accrued in respect of such
                                 loan during such one-month period at the

                                 related Mortgage Rate (net of the related

                                 Administrative Fee Rate). The Pass-Through

                                 Rate on the Class X Certificates will not be

                                 affected by the step-up from the Mortgage

                                 Rate to the Revised Rate on the Anticipated

                                 Repayment Date for the Hyper-Amortization

                                 Loans, but such Pass-Through Rate will be

                                 affected by the step-down in the Mortgage

                                 Rate for one Mortgage Loan in the event a

                                 specified amount of the loan is prepaid in

                                 part in connection with a tenant exercising

                                 its option to purchase a portion of the

                                 related Mortgaged Property. As of the

                                 Cut-off Date (without regard to the

                                 adjustment to the basis of accrual described

                                 in the proviso to the second preceding

                                 sentence), the Net Mortgage Rates for the

                                 Mortgage Loans will range from 7.11% per

                                 annum to 9.25% per annum, with a weighted

                                 average Net Mortgage Rate of 8.047% per

                                 annum. See "Servicing of the Mortgage

                                 Loans--Servicing and Other Compensation and

                                 Payment of Expenses" and "Description of the

                                 Certificates--Pass-Through Rates" herein.



C. DISTRIBUTIONS OF INTEREST

   AND PRINCIPAL ..............  The total of all payments or other collections (or advances in lieu thereof) on

                                 or in respect of the Mortgage Loans

                                 (exclusive of Prepayment Premiums) that are

                                 available for distributions of interest on

                                 and principal of the Certificates on any

                                 Distribution Date is herein referred to as

                                 the "Available Distribution Amount" for such

                                 date. See "Description of the

                                 Certificates--Distributions--The Available

                                 Distribution Amount" herein.



                                 On each Distribution Date, the Trustee will

                                 apply the Available Distribution Amount for

                                 such date for the following purposes and in

                                 the following order of priority:



                                 (1) to pay interest to the holders of the

                                 Class A-1, Class A-2 and Class X

                                 Certificates (collectively, the "Senior

                                 Certificates"), up to an amount equal to,

                                 and pro rata as among such Classes in

                                 accordance with, all Distributable

                                 Certificate Interest in respect of each such

                                 Class of Certificates for such Distribution

                                 Date and, to the extent not previously paid,

                                 for all prior Distribution Dates;



                                 (2) to pay principal first to the holders of

                                 the Class A-1 Certificates and second to the

                                 holders of the Class A-2 Certificates, in

                                 each case up to an amount equal to the

                                 lesser of (a) the then-outstanding

                                 Certificate Balance of such Class of

                                 Certificates and (b) the remaining portion

                                 of the Principal Distribution Amount (as

                                 defined below) for such Distribution Date;



                                 (3) to reimburse the holders of the Class

                                 A-1 and Class A-2 Certificates, up to an

                                 amount equal to, and pro rata as among such

                                 Classes in accordance with, the respective

                                 amounts of Realized Losses and Additional

                                 Trust Fund Expenses, if any, previously

                                 allocated to such Classes of Certificates

                                 and for which no reimbursement has

                                 previously been paid; and

                                 (4) to make payments on the other Classes

                                 of Certificates (collectively, the

                                 "Subordinate Certificates") as contemplated

                                 below;



                                 provided that, on each Distribution Date as

                                 of which the aggregate Certificate Balance

                                 of the Subordinate Certificates is to be or

                                 has been reduced to zero, and in any event

                                 on the final Distribution Date in connection

                                 with a termination of the Trust (see

                                 "Description of the

                                 Certificates--Termination" herein), the

                                 payments of principal to be made as

                                 contemplated by clause (2) above with

                                 respect to the Class A Certificates will be

                                 so made (subject to available funds) to the

                                 holders of the respective Classes of such

                                 Certificates, up to an amount equal to, and

                                 pro rata as among such Classes in accordance

                                 with, the respective then-outstanding

                                 Certificate Balances of such Classes of

                                 Certificates.



                                 On each Distribution Date, following the

                                 above-described distributions on the Senior

                                 Certificates, the Trustee will apply the

                                 remaining portion, if any, of the Available

                                 Distribution Amount for such date to make

                                 payments to the holders of each of the

                                 remaining Classes of Sequential Pay

                                 Certificates, in alphabetical order of Class

                                 designation, in each case for the following

                                 purposes and in the following order of

                                 priority (i.e., payments under clauses (1),

                                 (2) and (3) below, in that order, to the

                                 holders of the Class B Certificates, then

                                 payments under clauses (1), (2) and (3)

                                 below, in that order, to the holders of the

                                 Class C Certificates, and so forth in such

                                 manner with respect to, sequentially, the

                                 Class D, Class E, Class F, Class G, Class H,

                                 Class J and Class K Certificates, in that

                                 order):



                                 (1) to pay interest to the holders of such

                                 Class of Certificates, up to an amount equal

                                 to all Distributable Certificate Interest in

                                 respect of such Class of Certificates for

                                 such Distribution Date and, to the extent

                                 not previously paid, for all prior

                                 Distribution Dates;



                                 (2) if the Certificate Balances of the Class

                                 A Certificates and of each other Class of

                                 Sequential Pay Certificates, if any, with an

                                 earlier alphabetical Class designation have

                                 been reduced to zero, to pay principal to

                                 the holders of such Class of Certificates,

                                 up to an amount equal to the lesser of (a)

                                 the then outstanding Certificate Balance of

                                 such Class of Certificates and (b) the

                                 remaining portion of the Principal

                                 Distribution Amount for such Distribution

                                 Date; and



                                 (3) to reimburse the holders of such Class

                                 of Certificates, up to an amount equal to

                                 all Realized Losses and Additional Trust

                                 Fund Expenses, if any, previously allocated

                                 to such Class of Certificates and for which

                                 no reimbursement has previously been paid;



                                 provided that, on the final Distribution

                                 Date in connection with a termination of the

                                 Trust, the payments of principal to be made

                                 as contemplated by clause (2) above with

                                 respect to any Class of

                                 Sequential Pay Certificates will be so made

                                 (subject to available funds) to the holders

                                 of such Class of Certificates up to an

                                 amount equal to the entire then-outstanding

                                 Certificate Balance of such Class of

                                 Certificates.



                                 Any portion of the Available Distribution

                                 Amount for any Distribution Date that is not

                                 otherwise payable to the holders of REMIC

                                 Regular Certificates as contemplated above

                                 will be paid to the holders of the REMIC

                                 Residual Certificates.



                                 Reimbursement of previously allocated

                                 Realized Losses and Additional Trust Fund

                                 Expenses will not constitute distributions

                                 of principal for any purpose and will not

                                 result in an additional reduction in the

                                 Certificate Balance of the Class of

                                 Certificates in respect of which any such

                                 reimbursement is made.



                                 The "Distributable Certificate Interest" in

                                 respect of any Class of REMIC Regular

                                 Certificates for any Distribution Date will

                                 generally equal one month's interest at the

                                 applicable Pass-Through Rate accrued on the

                                 Certificate Balance or Notional Amount, as

                                 the case may be, of such Class of

                                 Certificates outstanding immediately prior

                                 to such Distribution Date, reduced (to not

                                 less than zero) by such Class of

                                 Certificates' allocable share (calculated as

                                 described herein) of any Net Aggregate

                                 Prepayment Interest Shortfall (as defined

                                 herein) for such Distribution Date.

                                 Distributable Certificate Interest will be

                                 calculated on the basis of a 360-day year

                                 consisting of twelve 30-day months. See

                                 "Description of the

                                 Certificates--Distributions--Distributable

                                 Certificate Interest" and "Servicing of the

                                 Mortgage Loans--Servicing and Other

                                 Compensation and Payment of Expenses"

                                 herein.



                                 The "Principal Distribution Amount" for any

                                 Distribution Date, will, in general, equal

                                 the aggregate of the following:



                                 (a) the principal portions of all Monthly

                                 Payments (other than Balloon Payments) and

                                 any Assumed Monthly Payments (as defined

                                 below) due or deemed due, as the case may

                                 be, in respect of the Mortgage Loans for

                                 their respective Due Dates occurring during

                                 the related Collection Period;



                                 (b) all voluntary principal prepayments

                                 received on the Mortgage Loans during the

                                 related Collection Period;



                                 (c) with respect to any Mortgage Loan as to

                                 which the related stated maturity date

                                 occurred during or prior to the related

                                 Collection Period, any payment of principal

                                 (exclusive of any voluntary principal

                                 prepayment and any amount described in

                                 clause (d) below) made by or on behalf of

                                 the related borrower during the related

                                 Collection Period, net of any portion of

                                 such payment that represents a recovery of

                                 the principal portion of any Monthly Payment

                                 (other than a Balloon Payment) due, or the

                                 principal portion of any Assumed Monthly

                                 Payment deemed due, in respect of such

                                 Mortgage Loan on a Due Date during or
                                 prior to the related Collection Period and

                                 not previously recovered;



                                 (d) all Liquidation Proceeds, Condemnation

                                 Proceeds and Insurance Proceeds (each as

                                 defined in the Prospectus) received on the

                                 Mortgage Loans during the related Collection

                                 Period that were identified and applied by

                                 the Master Servicer as recoveries of

                                 principal thereof, in each case net of any

                                 portion of such amounts that represents a

                                 recovery of the principal portion of any

                                 Monthly Payment (other than a Balloon

                                 Payment) due, or the principal portion of

                                 any Assumed Monthly Payment deemed due, in

                                 respect of the related Mortgage Loan on a

                                 Due Date during or prior to the related

                                 Collection Period and not previously

                                 recovered; and



                                 (e) if such Distribution Date is subsequent

                                 to the initial Distribution Date, the

                                 excess, if any, of (i) the Principal

                                 Distribution Amount for the immediately

                                 preceding Distribution Date, over (ii) the

                                 aggregate distributions of principal made on

                                 the Sequential Pay Certificates on such

                                 immediately preceding Distribution Date.



                                 For purposes of the foregoing, the "Monthly

                                 Payment" due on any Mortgage Loan on any

                                 related Due Date will reflect any waiver,

                                 modification or amendment of the terms of

                                 such Mortgage Loan, whether agreed to by the

                                 Master Servicer or Special Servicer or

                                 resulting from a bankruptcy, insolvency or

                                 similar proceeding involving the related

                                 borrower.



                                 An "Assumed Monthly Payment" is an amount

                                 deemed due in respect of: (i) any Mortgage

                                 Loan that is delinquent in respect of its

                                 Balloon Payment beyond the first

                                 Determination Date that follows its stated

                                 maturity date and as to which no

                                 arrangements have been agreed to for

                                 collection of the delinquent amounts; or

                                 (ii) any Mortgage Loan as to which the

                                 related Mortgaged Property has been acquired

                                 on behalf of the Certificateholders through

                                 foreclosure, deed in lieu of foreclosure or

                                 otherwise (each such property, upon

                                 acquisition, an "REO Property"). The Assumed

                                 Monthly Payment deemed due on any such

                                 Mortgage Loan delinquent as to its Balloon

                                 Payment, for its stated maturity date and

                                 for each successive Due Date that it remains

                                 outstanding, will equal the Monthly Payment

                                 that would have been due thereon on such

                                 date if the related Balloon Payment had not

                                 come due, but rather such Mortgage Loan had

                                 continued to amortize in accordance with its

                                 amortization schedule, if any, in effect

                                 immediately prior to maturity and had

                                 continued to accrue interest in accordance

                                 with its terms in effect immediately prior

                                 to maturity. The Assumed Monthly Payment

                                 deemed due on any such Mortgage Loan as to

                                 which the related Mortgaged Property has

                                 become an REO Property, for each Due Date

                                 that such REO Property remains part of the

                                 Trust Fund, will equal the Monthly Payment

                                 (or, in the case of a Mortgage Loan

                                 delinquent in respect of its

                                 Balloon Payment as described in the prior

                                 sentence, the Assumed Monthly Payment) due

                                 on the last Due Date prior to the

                                 acquisition of such REO Property.



D. DISTRIBUTION OF PREPAYMENT

   PREMIUMS ...................  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any

                                 particular Collection Period will, in

                                 general, be distributed on the related

                                 Distribution Date as follows: first, to the

                                 holders of the Class X Certificates and the

                                 holders of the respective Classes of

                                 Sequential Pay Certificates then entitled to

                                 distributions of principal in an amount

                                 equal to, and pro rata in accordance with,

                                 the corresponding PV Yield Loss Amounts (as

                                 defined herein) for each such Class of

                                 Certificates; and, second, to the holders of

                                 the Class X Certificates in an amount equal

                                 to the remaining portion, if any, of such

                                 Prepayment Premium. See "Description of the

                                 Certificates--Distributions--Distributions

                                 of Prepayment Premiums" herein.



P&I ADVANCES ..................  Subject to a recoverability determination as described herein, and further subject to

                                 certain limitations involving Mortgage Loans

                                 as to which the related Mortgaged Property

                                 has declined in value as described herein,

                                 the Master Servicer is required to make

                                 advances (each, a "P&I Advance") with

                                 respect to each Distribution Date for the

                                 benefit of the Certificateholders in an

                                 amount generally equal to the aggregate of

                                 all Monthly Payments (other than Balloon

                                 Payments) and any Assumed Monthly Payments,

                                 in each case net of related Master Servicing

                                 Fees and Workout Fees, that (a) were due or

                                 deemed due, as the case may be, in respect

                                 of the Mortgage Loans during the related

                                 Collection Period and (b) were not paid by

                                 or on behalf of the related borrowers or

                                 otherwise collected as of the close of

                                 business on the last day of the related

                                 Collection Period. Subject to a

                                 recoverability determination as described

                                 herein, if the Master Servicer fails to make

                                 a required P&I Advance, the Trustee will be

                                 required to make such P&I Advance, and if

                                 the Master Servicer and the Trustee both

                                 fail to make a required P&I Advance, the

                                 Fiscal Agent will be required to make such

                                 P&I Advance.



                                 As more fully described herein, the Master

                                 Servicer, the Trustee and the Fiscal Agent

                                 will each be entitled to interest on any P&I

                                 Advances made, and the Master Servicer, the

                                 Special Servicer, the Trustee and the Fiscal

                                 Agent will each be entitled to interest on

                                 certain servicing expenses incurred, by or

                                 on behalf of it. Such interest will accrue

                                 from the date any such P&I Advance is made

                                 or such servicing expense is incurred at a

                                 rate per annum equal to the "prime rate" as

                                 published in the "Money Rates" section of

                                 The Wall Street Journal, as such "prime

                                 rate" may change from time to time (the

                                 "Reimbursement Rate"). Such interest on any

                                 P&I Advance or servicing expense will be

                                 paid: first, out of Default Interest (as

                                 defined herein) and late
                                 payment charges collected on the related

                                 Mortgage Loan (but only if such items

                                 accrued after such Mortgage Loan became a

                                 Specially Serviced Mortgage Loan); and,

                                 second, at any time coinciding with or

                                 following the reimbursement of such P&I

                                 Advance or such servicing expense, out of

                                 general collections on the Mortgage Pool

                                 then held by the Master Servicer. See

                                 "Description of the Certificates--P&I

                                 Advances" and "Servicing of the Mortgage

                                 Loans--Servicing and Other Compensation and

                                 Payment of Expenses" herein and "Description

                                 of the Certificates--Advances in Respect of

                                 Delinquencies" and "Description of the

                                 Pooling Agreements--Certificate Account" in

                                 the Prospectus.



SUBORDINATION; ALLOCATION OF

 LOSSES AND CERTAIN EXPENSES ..  As and to the extent described herein, the

                                 Subordinate Certificates will, in the case

                                 of each Class thereof, be subordinated with

                                 respect to distributions of interest and

                                 principal to the Senior Certificates and,

                                 further, to each other Class of Subordinate

                                 Certificates, if any, with an earlier

                                 alphabetical Class designation.



                                 If, following the distributions to be made

                                 in respect of the Certificates on any

                                 Distribution Date, the aggregate Stated

                                 Principal Balance of the Mortgage Pool that

                                 will be outstanding immediately following

                                 such Distribution Date is less than the

                                 then-aggregate Certificate Balance of the

                                 Sequential Pay Certificates, the Certificate

                                 Balances of the Class K, Class J, Class H,

                                 Class G, Class F, Class E, Class D, Class C

                                 and Class B Certificates will be reduced,

                                 sequentially in that order, in the case of

                                 each such Class until such deficit (or the

                                 related Certificate Balance) is reduced to

                                 zero (whichever occurs first). If any

                                 portion of such deficit remains at such time

                                 as the Certificate Balances of such Classes

                                 of Certificates are reduced to zero, then

                                 the respective Certificate Balances of the

                                 Class A-1 and Class A-2 Certificates will be

                                 reduced, pro rata in accordance with the

                                 relative sizes of the remaining Certificate

                                 Balances of such Classes of Certificates,

                                 until such deficit (or each such Certificate

                                 Balance) is reduced to zero. Any such

                                 deficit will, in general, be the result of

                                 Realized Losses incurred in respect of the

                                 Mortgage Pool and/or Additional Trust Fund

                                 Expenses. Accordingly, the foregoing

                                 reductions in the Certificate Balances of

                                 the respective Classes of the Sequential Pay

                                 Certificates will constitute an allocation

                                 of any such Realized Losses and Additional

                                 Trust Fund Expenses.



TREATMENT OF REO PROPERTIES ...  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund

                                 through foreclosure, deed in lieu of

                                 foreclosure or otherwise, the related

                                 Mortgage Loan will, for purposes of, among

                                 other things, determining distributions on,

                                 and allocations of Realized Losses and

                                 Additional Trust Fund Expenses to, the

                                 Certificates, as well as determining Master

                                 Servicing Fees, Standby Fees, Special

                                 Servicing Fees and Trustee

                                 Fees generally be treated as having remained

                                 outstanding until each such REO Property is

                                 liquidated. Among other things, such

                                 Mortgage Loan will be taken into account

                                 when determining the Pass-Through Rate for

                                 the Class X Certificates and the Principal

                                 Distribution Amount. Operating revenues and

                                 other proceeds derived from each REO

                                 Property (after application thereof to pay

                                 certain costs and taxes, including certain

                                 reimbursements payable to the Master

                                 Servicer, the Special Servicer, the Trustee

                                 and/or the Fiscal Agent, incurred in

                                 connection with the operation and

                                 disposition of such REO Property) will be

                                 "applied" or treated by the Master Servicer

                                 as principal, interest and other amounts

                                 "due" on the related Mortgage Loan; and,

                                 subject to a recoverability determination as

                                 more fully described herein (see

                                 "Description of the Certificates--P&I

                                 Advances"), the Master Servicer, the Trustee

                                 and the Fiscal Agent will be obligated to

                                 make P&I Advances in respect of such

                                 Mortgage Loan, in all cases as if such

                                 Mortgage Loan had remained outstanding.



CONTROLLING CLASS .............  The holder (or holders) of Certificates representing a majority interest in the

                                 Controlling Class will have the right,

                                 subject to certain conditions described

                                 herein, to replace the Special Servicer. The

                                 "Controlling Class" will, in general, be the

                                 most subordinate Class of Sequential Pay

                                 Certificates then outstanding whose then

                                 Certificate Balance is at least equal to 25%

                                 of the initial Certificate Balance thereof.

                                 The Controlling Class will initially be the

                                 Class K Certificates. In addition, as more

                                 particularly described herein, any holder or

                                 holders of Certificates representing a

                                 majority interest in the Controlling Class

                                 will have the option of purchasing defaulted

                                 Mortgage Loans from time to time at the

                                 Purchase Price specified herein. It is

                                 anticipated that CRIIMI MAE Services Limited

                                 Partnership (which is the Special Servicer)

                                 or an entity related thereto will acquire

                                 certain of the Certificates, including

                                 Private Certificates that will constitute

                                 all or a part of the initial "Controlling

                                 Class". See "Servicing of the Mortgage

                                 Loans--The Special Servicer" and "--Sale of

                                 Defaulted Mortgage Loans" herein.



OPTIONAL TERMINATION ..........  At its option, the Master Servicer or any holder or holders (other than the Sponsor or

                                 the Mortgage Loan Seller) of Certificates

                                 representing a majority interest in the

                                 Controlling Class may purchase all of the

                                 Mortgage Loans and REO Properties, and

                                 thereby effect a termination of the Trust

                                 and early retirement of the then-outstanding

                                 Certificates, on any Distribution Date on

                                 which the remaining aggregate Stated

                                 Principal Balance of the Mortgage Pool is

                                 less than 1.0% of the Initial Pool Balance.

                                 See "Description of the

                                 Certificates--Termination" herein and in the

                                 Prospectus.



CERTAIN FEDERAL INCOME TAX

 CONSEQUENCES .................  For federal income tax purposes, two separate "real estate mortgage investment

                                 conduit" ("REMIC") elections will be
                                 made with respect to designated portions of

                                 the Trust Fund, the resulting REMICs being

                                 herein referred to as "REMIC I" and "REMIC

                                 II", respectively. The assets of REMIC I

                                 will include the Mortgage Loans, any REO

                                 Properties acquired on behalf of the

                                 Certificateholders and the Certificate

                                 Account (as defined in the Prospectus). The

                                 assets of REMIC II will consist of the

                                 separate uncertificated "regular interests"

                                 in REMIC I. For federal income tax purposes,

                                 (i) the Class R-I Certificates will be the

                                 sole class of "residual interests" in REMIC

                                 I, (ii) the REMIC Regular Certificates will

                                 evidence the "regular interests" in, and

                                 generally will be treated as debt

                                 obligations of, REMIC II, and (iii) the

                                 Class R-II Certificates will be the sole

                                 class of "residual interests" in REMIC II.

                                 See "Certain Federal Income Tax

                                 Consequences--General" herein.



                                 For federal income tax reporting purposes,

                                 it is anticipated that the Class A, Class B,

                                 Class C, Class D and Class E Certificates

                                 will not, and the Class X Certificates will,

                                 be treated as having been issued with

                                 original issue discount. The prepayment

                                 assumption that will be used for purposes of

                                 computing the accrual of market discount and

                                 premium, if any, for federal income tax

                                 purposes will be that the Mortgage Loans

                                 will not prepay (that is, a CPR of 0%),

                                 except that the Hyper-Amortization Loans

                                 will be repaid in full on their respective

                                 Anticipated Repayment Dates. However, no

                                 representation is made that the Mortgage

                                 Loans will not prepay or that, if they do,

                                 they will prepay at any particular rate.



                                 If the method for computing original issue

                                 discount described in the Prospectus results

                                 in a negative amount for any period, a

                                 Certificateholder will be permitted to

                                 offset such amount only against the future

                                 original issue discount (if any) from such

                                 Certificate. See "Certain Federal Income Tax

                                 Consequences" herein and "Material Federal

                                 Income Tax Consequences--REMICs--Taxation of

                                 Owners of REMIC Regular

                                 Certificates--Original Issue Discount" in

                                 the Prospectus.



                                 Generally, except to the extent noted below,

                                 the Offered Certificates will be treated as

                                 "real estate assets" within the meaning of

                                 Section 856(c)(5)(A) of the Internal Revenue

                                 Code of 1986 (the "Code"). In addition,

                                 interest (including original issue discount)

                                 on the Offered Certificates will be interest

                                 described in Section 856(c)(3)(B) of the

                                 Code. However, the Offered Certificates will

                                 generally only be considered assets

                                 described in Section 7701(a)(19)(C) of the

                                 Code to the extent that the Mortgage Loans

                                 are secured by residential property and,

                                 accordingly, an investment in the Offered

                                 Certificates may not be suitable for some

                                 thrift institutions. To the extent an

                                 Offered Certificate represents ownership of

                                 an interest in any Mortgage Loan that is

                                 secured in part by the related borrower's

                                 interest in an account containing any

                                 holdback of loan proceeds, a portion of such

                                 Certificate may not represent ownership of

                                 assets described in Section 7701(a)(19)(C)

                                 of the Code and

                                 "real estate assets" under Section

                                 856(c)(5)(A) of the Code and the interest

                                 thereon may not constitute "interest on

                                 obligations secured by mortgages on real

                                 property" within the meaning of Section

                                 856(c)(3)(B) of the Code. However, if 95% or

                                 more of the Mortgage Loans are treated as

                                 assets described in the foregoing sections

                                 of the Code, the Offered Certificates will

                                 be treated as such assets in their entirety.

                                 The Offered Certificates will be treated as

                                 "qualified mortgages" for another REMIC

                                 under Section 860G(a)(3)(C) of the Code.



                                 For further information regarding the

                                 federal income tax consequences of investing

                                 in the Offered Certificates, see "Certain

                                 Federal Income Tax Consequences" herein and

                                 "Material Federal Income Tax Consequences"

                                 in the Prospectus.



ERISA CONSIDERATIONS ..........  A fiduciary of any employee benefit plan or other retirement arrangement subject to

                                 Title I of the Employee Retirement Income

                                 Security Act of 1974, as amended ("ERISA"),

                                 or Section 4975 of the Code (each such plan

                                 or other retirement arrangement, a "Plan")

                                 should review carefully with its legal

                                 advisors whether the purchase or holding of

                                 Offered Certificates could give rise to a

                                 transaction that is prohibited or that is

                                 not otherwise permitted either under ERISA

                                 or Section 4975 of the Code or whether there

                                 exists any statutory or administrative

                                 exemption applicable to an investment

                                 therein.



                                 The U.S. Department of Labor has issued to

                                 Citicorp an individual prohibited

                                 transaction exemption, Prohibited

                                 Transaction Exemption 90-88, and to

                                 NationsBank Corporation an individual

                                 prohibited transaction exemption, Prohibited

                                 Transaction Exemption 93-31 (together, the

                                 "Exemptions"), which generally exempt from

                                 the application of certain of the prohibited

                                 transaction provisions of Section 406 of

                                 ERISA and the excise taxes imposed on such

                                 prohibited transactions by Section 4975(a)

                                 and (b) of the Code, transactions relating

                                 to the purchase, sale and holding of certain

                                 pass-through certificates underwritten by an

                                 underwriting syndicate or selling group of

                                 which Citibank, N.A., as an affiliate of

                                 Citicorp, or NationsBanc Montgomery

                                 Securities, Inc., as a wholly-owned

                                 subsidiary of NationsBank Corporation,

                                 respectively, is a manager and the servicing

                                 and operation of related asset pools,

                                 provided that certain conditions are

                                 satisfied. The Sponsor expects that the

                                 Exemptions will generally apply to the

                                 Senior Certificates, but that they will not

                                 apply to the Class B, Class C, Class D and

                                 Class E Certificates. AS A RESULT, NO

                                 TRANSFER OF A CLASS B, CLASS C, CLASS D OR

                                 CLASS E CERTIFICATE OR ANY INTEREST THEREIN

                                 MAY BE MADE TO A PLAN OR TO ANY PERSON WHO

                                 IS DIRECTLY OR INDIRECTLY PURCHASING SUCH

                                 CERTIFICATE OR INTEREST THEREIN ON BEHALF

                                 OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR

                                 WITH ASSETS OF A PLAN, UNLESS THE PURCHASE

                                 AND HOLDING OF ANY SUCH CERTIFICATE OR

                                 INTEREST THEREIN IS EXEMPT FROM THE

                                 PROHIBITED TRANSACTION PROVISIONS OF SECTION

                                 406 OF ERISA AND SECTION 4975 OF THE CODE

                                 UNDER PROHIBITED TRANSACTION CLASS EXEMPTION

                                 95-60, WHICH EXEMP-

                                 TION PROVIDES AN EXEMPTION FROM THE

                                 PROHIBITED TRANSACTION RULES FOR CERTAIN

                                 TRANSACTIONS INVOLVING AN INSURANCE COMPANY

                                 GENERAL ACCOUNT, OR UNDER SECTION 401(C) OF

                                 ERISA, WHICH MAY PROVIDE LIMITED RELIEF FROM

                                 THE PROHIBITED TRANSACTION RULES FOR CERTAIN

                                 TRANSACTIONS INVOLVING AN INSURANCE COMPANY

                                 GENERAL ACCOUNT. See "ERISA Considerations"

                                 herein and in the Prospectus.



RATINGS .......................  It is a condition to their issuance that the respective Classes of Offered Certificates

                                 receive the credit ratings indicated below

                                 from Moody's Investors Service, Inc.

                                 ("Moody's") and/or Fitch Investors Service,

                                 L.P. ("Fitch"; and, together with Moody's,

                                 the "Rating Agencies"):





 CLASS            MOODY'S      FITCH

--------------  ----------- ---------


Class A-1 .....     Aaa         AAA

Class A-2 .....     Aaa         AAA

Class X .......     Aaa         AAA

Class B .......     Aa2         AA

Class C .......      A2          A

Class D .......     Baa2        BBB

Class E .......     Baa3        NR




                                 The ratings of the Offered Certificates

                                 address the timely payment thereon of

                                 interest on each Distribution Date and,

                                 except in the case of the Class X

                                 Certificates, the ultimate payment thereon

                                 of principal on or before the Rated Final

                                 Distribution Date. The ratings of the

                                 Offered Certificates do not, however,

                                 address the tax attributes thereof or of the

                                 Trust. In addition, the ratings on the

                                 Offered Certificates do not represent any

                                 assessment of (i) the likelihood or

                                 frequency of voluntary or involuntary

                                 principal prepayments on the Mortgage Loans,

                                 (ii) the degree to which such prepayments

                                 might differ from those originally

                                 anticipated or (iii) whether and to what

                                 extent Prepayment Premiums will be received

                                 on the Mortgage Loans. Also a security

                                 rating does not represent any assessment of

                                 the yield to maturity that investors may

                                 experience or the possibility that the Class

                                 X Certificateholders might not fully recover

                                 their investment in the event of rapid

                                 prepayments of the Mortgage Loans (including

                                 both voluntary and involuntary prepayments).

                                 The ratings of the Offered Certificates also

                                 do not address certain other matters as

                                 described under "Ratings" herein. There is

                                 no assurance that any such rating will not

                                 be lowered, qualified or withdrawn by a

                                 Rating Agency, if, in its judgment,

                                 circumstances so warrant. There can be no

                                 assurance whether any other rating agency

                                 will rate any of the Offered Certificates,

                                 or if one does, what rating such agency will

                                 assign. A security rating is not a

                                 recommendation to buy, sell or hold

                                 securities and may be subject to revision or

                                 withdrawal at any time by the assigning

                                 rating agency. See "Ratings" herein and

                                 "Risk Factors--Limited Nature of Credit

                                 Ratings" in the Prospectus.

 LEGAL INVESTMENT .............  The Offered Certificates will not constitute

                                 "mortgage related securities" within the

                                 meaning of the Secondary Mortgage Market

                                 Enhancement Act of 1984. As a result, the

                                 appropriate characterization of the Offered

                                 Certificates under various legal investment

                                 restrictions, and thus the ability of

                                 investors subject to these restrictions to

                                 purchase the Offered Certificates, may be

                                 subject to significant interpretative

                                 uncertainties. Investors should consult

                                 their own legal advisors to determine

                                 whether and to what extent the Offered

                                 Certificates constitute legal investments

                                 for them. See "Legal Investment" herein and

                                 in the Prospectus.

                                 RISK FACTORS



   Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under

"Risk Factors" in the Prospectus) in connection with an investment therein.



THE CERTIFICATES



   Limited Liquidity. There is currently no secondary market for the Offered

Certificates. The Sponsor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates;

however, neither Underwriter has any obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered

Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Certain Factors Adversely Affecting Resale of

the Offered Certificates" in the Prospectus.



   Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such

Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate,

timing and severity of Realized Losses and Additional Trust Fund Expenses and

the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of,

the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the

extent to which such shortfalls are allocated in reduction of the

Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment

Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the

Class A, Class B, Class C, Class D and Class E Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the

Mortgage Pool", "Description of the Certificates--Distributions" and

"--Subordination; Allocation of Losses and Certain Expenses" and "Yield and

Maturity Considerations" herein. See also "Yield and Maturity Considerations"

in the Prospectus.



   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the

Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to approximately 99.99% of the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of a Class of Sequential Pay

Certificates will reduce such Notional Amount.



   In general, in the case of the Class X Certificates and any other Class of

Offered Certificates purchased at a premium, if principal payments on the

Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered

Certificates purchased at a discount, if principal payments on the Mortgage

Loans occur at a rate slower than anticipated at the time of purchase, then

(to the extent that the required Prepayment Premiums are not received or are distributable to a different Class of Certificates) the investors' actual yield to maturity
will be lower than that assumed at the time of purchase. Prepayment Premiums,

even if available and distributable on the Class X Certificates or other

Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class or Classes of Certificates attributable to the related prepayments of the Mortgage Loans.



   Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans, subject to certain limitations. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein.

Subject to the conditions described herein, including approval from the

Rating Agencies, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special

Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will, in general, be the most subordinate

Class of Sequential Pay Certificates then outstanding whose then Certificate

Balance is at least equal to 25% of its initial Certificate Balance, and may have interests in conflict with those of the holders of the Offered

Certificates. It is anticipated that CRIIMI MAE Services Limited Partnership

(which is the Special Servicer) or an entity related thereto will acquire certain of the Certificates, including Private Certificates that will constitute all or part of the initial "Controlling Class". Accordingly,

investors in the Offered Certificates should consider that, although the

Special Servicer will be obligated to act in accordance with the terms of the

Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.



THE MORTGAGE LOANS



   Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one-to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected (or, in the case of an owner occupied property, if the owner's business declined). Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), and changes in laws (including the imposition of rent control or stabilization laws in the case of multifamily rental properties and changes in the tax laws). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner,

if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.



   In the case of most Mortgage Loans, there will be existing leases at the related Mortgaged Property that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the subject space will be relet at no less than comparable rental rates. In addition, there can be no guaranty that a commercial tenant will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code.

For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors,

including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool--Additional

Mortgage Loan Information--Tenant Matters" herein.



   Lending on commercial properties, which represent security for 58.6% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. See

"--The Mortgage Loans--Risks Particular to Retail Properties", "--The

Mortgage Loans--Risks Particular to Health Care Properties", "--The Mortgage

Loans--Risks Particular to Hotels" and "--The Mortgage Loans--Risks

Particular to Office Properties" below.



   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure (including establishing levels of rent payments) or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow,

reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. There are 28 groups of Mortgaged Properties that have the same or related management. No group of such Mortgaged Properties with the same or related management represents security for more than 4.38% of the

Initial Pool Balance.



   Balloon Payments and Hyper-Amortization Loans. One hundred sixty-seven of the Mortgage Loans, which represent 83.81% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, 13 of the Mortgage Loans, which represent 16.08% of the

Initial Pool Balance, are Hyper-Amortization Loans which will have substantial scheduled principal balances as of their respective Anticipated

Repayment Dates, in each case unless the Mortgage Loan is previously prepaid.

One hundred forty-four of the Balloon Loans and 13 of the Hyper-Amortization

Loans, representing in the aggregate 83.83% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from June 2007 through November 2007. Mortgage

Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a Hyper-Amortization Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool--Certain Terms and

Conditions of the Mortgage Loans" and "--Additional Mortgage Loan

Information" herein and "Risk Factors--Balloon Payments; Borrower Default" in

the Prospectus.



   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling

Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitation that the maturity date of the Mortgage Loan may not be extended beyond a date that is two years prior to the Rated Final Distribution Date and to the other limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments

and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered

Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered

Certificates. See "Yield and Maturity Considerations" herein and in the

Prospectus.



   Risks Particular to Multifamily Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national,

may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels.

Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, a downturn in the financial condition of a significant company or type of industry in the locale, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing.

Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.



   Risks Particular to Retail Properties. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns,

local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers,

and the need to make major repairs or improvements to satisfy the needs of major tenants.



   Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.



   Risks Particular to Office Properties. Office properties may be adversely affected if a significant tenant ceases operations at such properties (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Ability to relet vacant office space may be adversely affected by a general economic decline in the relevant geographic area. In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space.



   Risks Particular to Hotels. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time,

hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent.

Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license.

Such a license may not be transferable.

    Risks of Subordinate Financing.  Two Mortgaged Properties, representing security for 1.22% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, the holders of the subordinate debt have agreed in one such case not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. The one

Mortgage Loan encumbered by secured subordinate debt that does not expressly prohibit the holder thereof from pursuing a foreclosure action requires no payments of interest or principal for the first five years of its term and thereafter requires payments of principal only. In addition, in the case of two Mortgage Loans, representing 1.54% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related

Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See

"Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the

Prospectus.



   Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related

Mortgaged Property or Properties securing the defaulted Mortgage Loan.

Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related

Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-market value of the related

Mortgaged Property or the ability of the related borrower to refinance the

Mortgaged Property. Neither the Certificates nor the Mortgage Loans are

insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Sponsor, the Mortgage Loan Seller, NMCC, PNC Bank, any

originator, the Underwriters, the Master Servicer, the Special Servicer, the

Trustee, the Fiscal Agent, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage Pool--Representations and

Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase certain of the Citi Mortgage Loans if its representations and warranties concerning such Mortgage Loans are materially breached, and NMCC will be obligated to repurchase certain of the NMCC Mortgage Loans if its representations and warranties concerning such Mortgage Loans are materially breached.



   Environmental Considerations. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged

Properties on or after June 1, 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any

Mortgaged Property, except as described under "Description of the Mortgage

Pool--Certain Underwriting Matters--Environmental Assessments" herein, and further except in those cases in which an operations and maintenance plan

(including, in several cases, in respect of asbestos containing materials,

radon and lead-based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance, however, that all environmental conditions and risks have been identified in such environmental assessments or that all recommended operations and maintenance plans have been or will continue to be implemented.



   Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

    Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.



   The information contained herein concerning environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller,

NMCC, PNC Bank, the Underwriters, the Master Servicer, the Special Servicer,

the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.



   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the

Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged

Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk

Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage

Loans--Environmental Risks" in the Prospectus.



   Limitations on Enforceability of Cross-Collateralization. As described under "Description of the Mortgage Pool--General" herein, the Mortgage Pool includes seven sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.48% and 3.92% of the Initial Pool Balance, although in each of three such cases the benefits of the cross-collateralization are subject to the limitations described herein. In addition to the

Cross-Collateralized Mortgage Loans, there are eight Mortgage Loans,

representing 4.02% of the Initial Pool Balance, that are secured by a

Mortgage or Mortgages on multiple Mortgaged Properties. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged

Properties securing any such set of Cross-Collateralized Mortgage Loans or any such Mortgage Loan with multiple Mortgaged Properties to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, with respect to two such sets of

Cross-Collateralized Mortgage Loans, the related Mortgaged Properties are located in two separate states. Because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged

Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans and certain individual Mortgage

Loans with multiple Mortgaged Properties may be released from the lien of the applicable Mortgage under the circumstances described herein under

"Description of the Mortgage Pool--Certain Terms and Conditions of the

Mortgage Loans."



   Certain related Cross-Collateralized Mortgage Loans have different borrowers (and, in the case of one set of Cross-Collateralized Mortgage

Loans, borrowers with different ownership). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

    Related Parties. Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than

4.38% of the Initial Pool Balance. In addition, tenants in certain Mortgaged

Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In this regard, it should be noted that

America Online is a Major Tenant (as defined herein) at two of the Mortgaged

Properties, which represent security for 3.97% of the Initial Pool Balance,

and K-Mart is a Major Tenant at two of the retail Mortgaged Properties, which represent security for 3.36% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple

Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or

Mortgaged Properties could arise in connection with the other related

Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several

Mortgaged Properties experiences financial difficulty at one Mortgaged

Property, it could defer maintenance at one or more other Mortgaged

Properties in order to satisfy current expenses with respect to the Mortgaged

Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related

Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy

Laws" in the Prospectus. In addition, a number of the borrowers under the

Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related

Mortgage Loan.



   Geographic Concentration. Eleven of the Mortgaged Properties, which constitute security for 13.1% of the Initial Pool Balance, are located in

California; 25 of the Mortgaged Properties, which constitute security for

10.4% of the Initial Pool Balance, are located in Texas; 18 of the Mortgaged

Properties, which constitute security for 9.2% of the Initial Pool Balance,

are located in Florida; 11 of the Mortgaged Properties, which constitute security for 7.3% of the Initial Pool Balance, are located in Nevada; and 7 of the Mortgaged Properties, which constitute security for 5.3% of the

Initial Pool Balance, are located in Virginia. In general, a concentration of

Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the

Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods,

tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.



   Other Concentrations. Fifty-seven individual Mortgage Loans, or groups of

Cross-Collateralized Mortgage Loans, have Cut-off Date Balances that are higher than the average Cut-off Date Balance. The largest single Mortgage

Loan has a Cut-off Date Balance that represents approximately 3.27% of the

Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage

Loans have Cut-off Date Balances that represent in the aggregate approximately 3.92% of the Initial Pool Balance. The ten largest individual

Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have

Cut-off Date Balances that represent in the aggregate approximately 25.93% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.



   Risk of Changes in Concentrations. As payments in respect of principal

(including in the form of voluntary principal prepayments, Liquidations

Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the

Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower or later priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.



   Prepayment Premiums. With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out

Period (or, in one case, the related date of origination), that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment

Premiums are generally calculated either as a percentage (which may decline over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage

Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment

Provisions" herein. Any Prepayment Premiums actually collected on the

Mortgage Loans will be distributed among the respective Classes of the REMIC

Regular Certificates in the amounts and in accordance with the priorities described herein under "Description of the

Certificates--Distributions--Distributions of Prepayment Premiums". The

Sponsor, however, makes no representation as to the collectability of any

Prepayment Premium.



   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such

Prepayment Premium will be enforceable under applicable law or, if enforceable, that the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage

Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment

Premium due in connection with the liquidation of such Mortgage Loan. In addition, the Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the

Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and

"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on

Prepayments" in the Prospectus.



   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller or NMCC for a material breach of representation or warranty on the part of the Mortgage Loan Seller or NMCC,

as the case may be, or any failure to deliver documentation relating thereto,

nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or

any holder or holders of Certificates evidencing a majority interest in the

Controlling Class in connection with the termination of the Trust or in connection with the purchase of defaulted Mortgage Loans by the Master

Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and

"--Representations and Warranties; Repurchases", "Servicing of the Mortgage

Loans--Sale of Defaulted Mortgage Loans" and "Description of the

Certificates--Termination" herein.



   Limited Information. The information set forth in this Prospectus

Supplement with respect to the Mortgage Loans is derived principally from (i)

a review of the available credit and legal files relating to the Mortgage

Loans, (ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the Citi Mortgage Loans and by or on behalf of NMCC with respect to the NMCC Mortgage Loans, (iii)

unaudited operating statements for the Mortgaged Properties supplied by the borrowers, (iv) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the

Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only) and/or (v) information supplied by entities from which the Mortgage Loan Seller or NMCC, as the case may be, acquired, or which currently service, certain of the Mortgage Loans. Also, several

Mortgage Loans constitute acquisition financing; and, accordingly, limited or no operating information is available with respect to the related Mortgaged

Property. Moreover, all of the Mortgage Loans were originated during the preceding eleven months and, consequently, there are limited or, in the case of 45 Mortgage Loans that will make their first Monthly Payment after the

Closing Date, no payment histories with respect to the Mortgage Loans.

    Litigation. Affiliated borrowers with respect to one set of

Cross-Collateralized Mortgage Loans, representing 1.1% of the Initial Pool

Balance, were debtors in bankruptcy until early to middle 1997. The borrowers were able to emerge from bankruptcy in part due to financing on the related

Mortgaged Properties received from NMCC. Prior to filing for bankruptcy protection, such borrowers had been operating the related properties for more than five years pursuant to provisional workout agreements with HUD. Another

Mortgage Loan, representing 0.4% of the Initial Pool Balance, similarly was used to pay certain existing debt of a borrower in bankruptcy and helped such borrower to emerge from bankruptcy. In addition, certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.



   There may also be legal proceedings pending and, from time to time,

threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to

Certificateholders.



                       DESCRIPTION OF THE MORTGAGE POOL



GENERAL



   The Mortgage Pool will consist of 181 conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off

Date Balance of $870,577,289 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and

"Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off

Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of November 1, 1997 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received.

One Mortgage Loan was originated on November 4, 1997, but accrues interest from November 1, 1997 and, for all purposes of this Prospectus Supplement,

will be assumed to have been originated on November 1, 1997. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date

Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.



   Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note")

and secured by a mortgage, deed of trust or other similar security instrument

(a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged

Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily

Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily

Loan") (71 Mortgage Loans, representing 41.4% of the Initial Pool Balance),

or (ii) a retail shopping mall or center, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a mixed use facility (a "Commercial Mortgaged Property"; and any

Mortgage Loan secured thereby, a "Commercial Loan") (110 Mortgage Loans which represent 58.6% of the Initial Pool Balance).



   Seven separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage

Loans") are, solely as among the Mortgage Loans in each such particular set,

cross-defaulted and cross-collateralized with each other; provided that, in the case of each of three such sets of Cross-Collateralized Mortgage Loans,

representing 3.9%, 1.1% and 1.0%, respectively, of the Initial Pool Balance,

the benefits of the cross-collateralization are, as regards any related

Mortgaged Property, limited to the difference between the original and current balances of the corresponding Cross-Collateralized Mortgage Loan in the subject set. The largest set of related Cross-Collateralized Mortgage

Loans represents 3.92% of the Initial Pool Balance. Each of the

Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements.

Except with respect to two such sets of Cross-Collateralized Mortgage Loans for which the related Mortgaged Properties are located in two separate states, the Mortgaged Properties for each set of Cross-Collateralized

Mortgage Loans are located in the
same state. See Annex A hereto for information regarding the

Cross-Collateralized Mortgage Loans and see "Risk Factors--The Mortgage

Loans--Limitations on Enforceability of Cross-Collateralization" herein.



   In addition to the Cross-Collateralized Mortgage Loans, there are eight other Mortgage Loans, which represent 4.02% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. In each such case, the related Mortgaged Properties are located in the same state. Accordingly, the total number of Mortgage Loans reflected herein is 181, and the total number of Mortgaged Properties reflected herein is 193.



   In the case of certain sets of related Cross-Collateralized Mortgage Loans and certain individual Mortgage Loans with multiple Mortgaged Properties, one or more of the related Mortgaged Properties may be released from the cross-collateralization arrangement after the related Lock-out Period terminates upon the satisfaction of certain conditions specified in the related Mortgage Loan documents and satisfaction of a minimum debt service coverage ratio with respect to the remaining Mortgaged Properties and/or payment of a release price equal to 125% of the allocated loan amount for the

Mortgaged Property to be released.



   In general, with limited exception, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents,

the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the

Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality,

or any private mortgage insurer. See "Risk Factors--The Mortgage

Loans--Limited Recourse" herein.



   Eleven of the Mortgaged Properties, which constitute security for 13.1% of the Initial Pool Balance, are located in California; 25 of the Mortgaged

Properties, which constitute security for 10.4% of the Initial Pool Balance,

are located in Texas; 18 of the Mortgaged Properties, which constitute security for 9.2% of the Initial Pool Balance, are located in Florida; 11 of the Mortgaged Properties, which constitute security for 7.3% of the Initial

Pool Balance, are located in Nevada; and 7 of the Mortgaged Properties, which constitute security for 5.3% of the Initial Pool Balance, are located in

Virginia. The remaining Mortgaged Properties are located throughout 31 other states and Puerto Rico, with no more than 4.5% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.



   One hundred ten of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 53.67% of the Initial Pool Balance, (i) were originated by or on behalf of one or more affiliates of the Mortgage Loan Seller, a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates, or (ii) were originated and are currently held by PNC Bank,

National Association ("PNC Bank"; and the Mortgage Loans currently held thereby, the "PNC Mortgage Loans"). There are 32 PNC Mortgage Loans, which represent 13.98% of the Initial Pool Balance. Seventy-one of the Mortgage

Loans (the "NMCC Mortgage Loans"), which represent 46.33% of the Initial Pool

Balance, are currently held by NationsBanc Mortgage Capital Corporation

("NMCC"), a wholly-owned finance subsidiary of NationsBank Corporation, and were originated by or on behalf of NMCC pursuant to its conduit program. On or before the Delivery Date, the Mortgage Loan Seller will acquire (i) the

Citi Mortgage Loans not currently held by the Mortgage Loan Seller from one or more of its affiliates or, in the case of the PNC Mortgage Loans, from PNC

Bank and (ii) the NMCC Mortgage Loans from NMCC or, in the case of certain

NMCC Mortgage Loans that NMCC will transfer to Midland Commercial Financing

Corp. ("Midland Commercial"), an affiliate of the Master Servicer, on or immediately prior to the Delivery Date, from Midland Commercial. In addition,

on or before the Delivery Date (but after it has acquired those Mortgage

Loans not currently held by it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See

"--The Mortgage Loan Seller and NMCC" and "--Assignment of the Mortgage

Loans; Repurchase" below.

 CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS



   Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective

Anticipated Repayment Dates (as defined herein).



   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that: (i) the Mortgage Rate for one Mortgage Loan will step-down in the event a specified amount of the loan is prepaid in part in connection with a tenant exercising its option to purchase a portion of the related Mortgaged Property; and (ii) as described below, the Hyper-Amortization Loans will accrue interest at a 2% higher rate after their respective Anticipated Repayment Dates. As used in this

Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any such

Hyper-Amortization Loan after such date. As of the Cut-off Date, the Mortgage

Rates of the Mortgage Loans ranged from 7.300% per annum to 9.440% per annum,

and the weighted average Mortgage Rate of the Mortgage Loans was 8.231%. No

Mortgage Loan permits negative amortization or (except for the

Hyper-Amortization Loans) the deferral of accrued interest.



   One hundred thirty-six Mortgage Loans (the "Actual/360 Mortgage Loans"),

which represent 80.47% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Forty-three Mortgage Loans (the

"30/360 Mortgage Loans"), which represent 18.91% of the Initial Pool Balance,

accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Two Mortgage Loans (the "Actual/365 Mortgage

Loans"), which represent 0.62% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 365-day year (an "Actual/365 Basis"). The Monthly Payment for each Actual/360 Mortgage Loan or Actual/365 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis or Actual/365 Basis, as applicable, with the balance allocated to amortize principal. As a result,

the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.



   Hyperamortization. Thirteen of the Mortgage Loans (the "Hyper-Amortization

Loans"), which represent 16.08% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date

(the "Anticipated Repayment Date"). Each Hyper-Amortization Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date.

Commencing on the respective Anticipated Repayment Date, each

Hyper-Amortization Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to the related Mortgage Rate plus 2%. The interest accrued at the excess of the Revised Rate over the Mortgage Rate

(such interest, the "Excess Interest"; and such difference in rate, the

"Excess Interest Rate") will be deferred until the principal of such Mortgage

Loan is paid in full and, except where limited by applicable law, will itself accrue interest at the Revised Rate. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. Prior to the Anticipated Repayment Date, borrowers under

Hyper-Amortization Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the

"Lockbox Account") controlled by the Master Servicer. From and after the

Anticipated Repayment Date, in addition to paying interest (at the Mortgage

Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay principal on the Mortgage

Loan until the Mortgage Loan is paid in full. As described below,

Hyper-Amortization Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until five to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment

Premium. The Anticipated Repayment Date for each Hyper-Amortization Loan is listed in Annex A.

    Amortization of Principal. One hundred sixty-seven of the Mortgage Loans,

which represent 83.81% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Thirteen Mortgage Loans, which represent 16.08% of the Initial Pool Balance, are Hyper-Amortization Loans.

The remaining Mortgage Loan, which represents 0.11% of the Initial Pool

Balance, is a fully amortizing loan.



   The original term to stated maturity or, in the case of the

Hyper-Amortization Loans, to the Anticipated Repayment Date of each Mortgage

Loan was between 60 and 180 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans and

Actual/365 Mortgage Loans, on a 30/360 Basis for the purposes of the accrual of interest) ranged from 180 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity or, in the case of the Hyper-Amortization

Loans, to the respective Anticipated Repayment Dates of the Mortgage Loans will range from 56 to 180 months, and the weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of the

Mortgage Loans will be 116 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated, in the case of

Actual/360 Mortgage Loans and Actual/365 Mortgage Loans, on a 30/360 Basis

for the accrual of interest) will range from 180 to 360 months, and the weighted average remaining amortization term (calculated, in the case of

Actual/360 Mortgage Loans and Actual/365 Mortgage Loans, on a 30/360 Basis

for purposes of the accrual of interest) of the Mortgage Loans will be 327 months. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein.



   Prepayment Provisions. All but one of the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment

Premium"), followed by (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

One Mortgage Loan, which represents 0.30% of the Initial Pool Balance,

provided as of origination for, sequentially, a Prepayment Premium Period,

followed by an Open Period. Voluntary principal prepayments (after any

Lock-out Period, when applicable) may be made in full or, with respect to 71

Mortgage Loans (representing 46.3% of the Initial Pool Balance), in part,

subject to certain limitations and, during a Prepayment Premium Period,

payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 180 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from 10 months to 48 months, with a weighted average remaining Lock-out Period of 42 months. However, for one

Mortgage Loan, the borrower is required to partially prepay the loan in an amount equal to the purchase price that would be paid by a tenant if and when such tenant were to exercise its option to purchase a portion of the

Mortgaged Property (such amount representing not more than 0.15% of the

Initial Pool Balance). The Open Period for each Mortgage Loan begins five or six months (or, for certain Mortgage Loans, 12 months) prior to stated

maturity or, in the case of the Hyper-Amortization Loans, the Anticipated

Repayment Date. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage

Loans are more particularly described in Annex A hereto.



   As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of

Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums"

herein. The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--The

Mortgage Loans--Prepayment Premiums" herein and "Certain Legal Aspects of

Mortgage Loans--Default Interest and Limitations on Prepayments" in the

Prospectus.

    "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage

Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the

Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged

Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information--Subordinate

Financing" herein. Certain of the Mortgage Loans permit either (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or (ii) transfers to a person that is either related to the borrower or, in one case, a tenant that has an option to purchase a portion of the related Mortgaged Property. The Master Servicer or the Special

Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage

Loans--General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided,

however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold,

under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (i)

shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer,

affiliated) exceeds 2% of the then-outstanding principal balance of all of the Mortgage Loans; and (ii) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special

Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five day period,

shall have discussed the matter with such majority Certificateholder of the

Controlling Class and, in the case of the Master Servicer, with the Special

Servicer. See "Description of the Pooling Agreements--Due-on-Sale and

Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage

Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.



ADDITIONAL MORTGAGE LOAN INFORMATION



   General. For a detailed presentation of certain characteristics of the

Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.



   Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly

Payment. All of the Mortgage Loans were originated during the 11 months prior to the Cut-off Date. In addition, in the case of 49 Mortgage Loans,

representing 30.47% of the Initial Pool Balance, no payment history is available because the first payment on each such Mortgage Loan is due in

November or December 1997.



   Tenant Matters. Seventy Commercial Mortgaged Properties, which represent security for 33.65% of the Initial Pool Balance, are leased in large part to one or more Major Tenants or are wholly or in large part owner-occupied.

Eight companies are Major Tenants with respect to more than one Mortgaged

Property, with the related groups of Mortgage Loans representing 3.97%,

3.36%, 1.58%, 1.42%, 1.35%, 1.18%, 1.04% and 1.01% of the Initial Pool

Balance. America Online is a Major Tenant at two Mortgaged Properties, which together represent security for 3.97% of the Initial Pool Balance, and K-Mart is a Major Tenant at two of the retail Mortgaged Properties, which together represent security for 3.36% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple

Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major

Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.



   Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

    Ground Leases. Three of the Mortgage Loans, which represent 1.70% of the

Initial Pool Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property.

In the case of each such Mortgage Loan, the related ground leases expire more than 10 years after the stated maturity of the loan. In each case, either (i)

the ground lessor has subordinated its interest in the related Mortgaged

Property to the interest of the holder of the related Mortgage Loan or (ii)

the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage

Loans--Foreclosure--Leasehold Risks" in the Prospectus.



   Subordinate Financing. Two of the Mortgaged Properties, representing security for 1.22% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, the holders of the subordinated debt have agreed in one such case not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action. The one

Mortgage Loan encumbered by secured subordinate debt that does not expressly prohibit the holder thereof from pursuing a foreclosure action requires no payments of interest or principal for the first five years of its term and thereafter requires payments of principal only. In addition, in the case of two Mortgage Loans, representing 1.54% of the Initial Pool Balance, the borrower is permitted to incur subordinated debt secured by the related

Mortgaged Property if certain conditions are satisfied. Other than in such cases, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance.

Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the

Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage

Loans--Subordinate Financing" in the Prospectus.



   The loan documents relating to two Mortgaged Properties, representing security for 1.54% of the Initial Pool Balance, that are operated as health care facilities permit, without the consent of the holder of the first lien,

but subject to certain specified limits, subordinate financing that is not secured by the Mortgaged Property in order to permit the borrower: (i) to finance the replacement of certain equipment and fixtures related to the operation of the property during the term of the loan, such financing to be secured by the new equipment and fixtures but not the real property, and/or

(ii) in one case, to obtain up to $750,000 in financing for working capital,

such financing to be secured by the borrower's accounts receivable. The two

Mortgage Loans that relate to such Mortgaged Properties are the same as the two Mortgage Loans referred to above that permit subsequent financing secured by such Mortgaged Properties. In addition, in several cases, borrowers under the Mortgage Loans have incurred or, under the terms of the related Mortgage

Loans may incur, unsecured indebtedness.



   Health Care Properties. Three Mortgage Loans, which represent 2.2% of the

Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.

Medicaid and Medicare are subject to statutory and regulatory changes,

retroactive rate adjustments, administrative rulings, policy interpretations,

delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections,

rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel,

operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation,

limit growth and, in extreme cases, require or result in suspension or cessation of operations.



   Lender/Borrower Relationships. NationsBank, Citibank or other affiliates of NMCC, the Mortgage Loan Seller or the Sponsor may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases,

be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to NationsBank, Citibank or such other entities.

 CERTAIN UNDERWRITING MATTERS



   Environmental Assessments. Each of the Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, on or after June 1, 1996. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below, and further, except in those cases in which an operations and maintenance plan

(including, in several cases, in respect of asbestos containing materials,

lead based paint and radon), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. The Sponsor has been advised by NMCC that environmental assessments revealed low levels of soil contamination at portions of two Mortgaged Properties, which together represent security for

0.73% of the Initial Pool Balance, and that NMCC expects deed recordations will be filed requiring the related borrower to notify the proper authorities prior to making any significant renovations or repairs at the property.

Although the deed recordation process, which is used from time to time by certain states to address low levels of soil contamination and determined minimal groundwater impact, is not expected to have a material impact on the current use of such Mortgaged Properties as retail shopping centers, there can be no assurance as to what the future effect of such restriction may be in the event the borrower decides or is required to undertake any significant renovations or repairs at the properties. Further, there can be no assurance that the environmental assessments identified all possible environmental problems at the Mortgaged Properties or that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily

Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon,

radon is prevalent in the geographic area where the Mortgaged Property is located.



   The information contained herein regarding environmental conditions at the

Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, NMCC,

PNC Bank, the Underwriters, the Master Servicer, the Special Servicer, the

Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.



   Property Condition Assessments. Inspections of all of the Mortgaged

Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls,

roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a

Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such deferred maintenance or replacement items,

generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.



   Appraisals and Market Studies. An appraisal of each of the related

Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent appraiser that is either a member of the Appraisal Institute

("MAI") or state-certified, in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related

Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Each such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial

Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In

general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.



   None of the Sponsor, the Mortgage Loan Seller, the Underwriters, NMCC, PNC

Bank, the Master Servicer, the Special Servicer, the Trustee, the Fiscal

Agent, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any

Mortgaged Property.



   Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the Citi Mortgage Loans, and NMCC, with respect to the NMCC

Mortgage Loans, have examined whether the use and operation of the related

Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged

Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the Citi

Mortgage Loans, nor NMCC, with respect to the NMCC Mortgage Loans, considers them to be material. In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the

Mortgage Loan Seller with respect to the Citi Mortgage Loans (other than the

PNC Mortgage Loans), PNC with respect to the PNC Mortgage Loans, and NMCC with respect to the NMCC Mortgage Loans, have determined that in the event of a material casualty affecting the Mortgaged Property that either: (i)

insurance proceeds would be available and sufficient to pay off the related

Mortgage Loan in full, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan or (iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty,

no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.



   Hazard, Liability and Other Insurance. Substantially all of the Mortgages

require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation;

provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any

Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management

Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such

Mortgaged Property, (3) the maximum amount of insurance available under the

National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related

Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the

Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail,

riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.



   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related

Mortgaged Property in an amount customarily required by institutional lenders.



   Each Mortgage (other than the Mortgage encumbering a mobile home park property) generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.



   In general, the Mortgage Loans (including those secured by Mortgaged

Properties located in California) do not require earthquake insurance.



THE MORTGAGE LOAN SELLER AND NMCC



   The Mortgage Loan Seller is a Delaware corporation and is in the business of originating loans on income-producing properties. The principal office of the Mortgage Loan Seller is in New York, New York. The Mortgage Loan Seller

is a direct, wholly-owned subsidiary of Citibank, N.A.



   NMCC is a Texas corporation and is in the business of originating,

purchasing and packaging mortgage loans for resale. The principal office of

NMCC is in Charlotte, North Carolina. NMCC is a wholly-owned finance subsidiary of NationsBank Corporation.



   The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller and (ii) NMCC and Midland

Commercial has been provided by NMCC, and neither the Sponsor nor either

Underwriter makes any representation or warranty as to the accuracy or completeness of such information.



ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES



   On or prior to the Delivery Date, at the direction of the Sponsor, the

Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans,

without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Citi Mortgage Loan and NMCC will be required to deliver the following documents, among others, to the Trustee with respect to each NMCC Mortgage

Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee; (b) the original or a copy of the related Mortgage(s),

together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage),

together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) an assignment of each related Mortgage in favor of the Trustee,

in recordable form (or a certified copy of such assignment as sent for recording); (e) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage

Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in those cases where applicable, the original or a copy of the related ground lease.



   The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each Citi Mortgage Loan and by NMCC with respect to each NMCC Mortgage Loan
within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of

Certificateholders therein, then either the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a Citi Mortgage Loan) or NMCC (if, but

only if, the affected Mortgage Loan is an NMCC Mortgage Loan) will be obligated, except as otherwise described below, within a period of 120 days

(or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) following its receipt of notice of such omission or defect, to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected

Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the

Collection Period of repurchase, plus any related unreimbursed Servicing

Advances (as defined herein). The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of Citi Mortgage Loans) and NMCC (in the case of NMCC Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan

Seller or NMCC, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Sponsor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller or

NMCC, as the case may be, defaults on its obligation to do so.

Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither the

Mortgage Loan Seller nor NMCC will be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.



   The Pooling Agreement will require that the assignments in favor of the

Trustee with respect to each Mortgage Loan described in clauses (d) and (e)

of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date. See "Description of the Pooling

Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.



REPRESENTATIONS AND WARRANTIES; REPURCHASES



   In the Pooling Agreement, the Mortgage Loan Seller will be required to represent and warrant solely with respect to the Citi Mortgage Loans, and

NMCC will be required to represent and warrant solely with respect to the

NMCC Mortgage Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the

Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of the

Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B)

covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) rights of tenants (whether under ground leases,

space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such

Mortgage Loan, (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (F) with respect to the Mortgage securing the Mortgage Loan identified as

Joliet Commons Shopping Center, a materialman's lien in the amount of approximately $160,000, and as to which funds sufficient to pay such amount have been escrowed with the related title insurer (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), (E) and (F) collectively,

"Permitted

Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage

Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency,

reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; (iv) no Mortgage Loan was as of the Cut-off Date, or

during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period; (v) there is no valid offset, defense or counterclaim to any Mortgage

Loan; (vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that (A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property,

or (B) except for certain fire damage at one Mortgaged Property (which is covered in material part under an effective insurance policy), there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property; (viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination,

each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury,

relating to the origination of such Mortgage Loan; (x) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged

Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder; (xiii) the terms of the Mortgage Note and

Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule; (xiv) there are no delinquent taxes, ground rents, insurance premiums, assessments,

including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property; (xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property; (xvi) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the Hyper-Amortization

Loans to the extent described above under "--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization"; and (xvii) all escrow deposits

(including capital improvements and environmental remediation reserves)

relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents

(which shall include the Master Servicer). In the Pooling Agreement, NMCC will also be required to represent and warrant, as of the Delivery Date,

that, immediately prior to the transfer of certain of the NMCC Mortgage Loans by NMCC to Midland Commercial and by Midland Commercial to the Mortgage Loan

Seller, and the transfer of the remaining NMCC Mortgage Loans by NMCC to the

Mortgage Loan Seller directly, each of NMCC and Midland Commercial, at such applicable time, had good and marketable title to, and was the sole owner of,

each related NMCC Mortgage Loan and had full right and authority to sell,

assign and
transfer such Mortgage Loan. In the Pooling Agreement, the Mortgage Loan

Seller will also be required to represent and warrant, as of the Delivery

Date, that, immediately prior to the transfer of the Mortgage Loans to the

Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan (including each NMCC Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan

(provided that, in the case of NMCC Mortgage Loans, such representation and warranty will be made on the assumption that the representation and warranty of NMCC described in the prior sentence is true and correct).



   If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Citi

Mortgage Loan (or, in the case of a breach of the representation and warranty described in the last sentence of the prior paragraph, with respect to any

Mortgage Loan), or NMCC discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any NMCC Mortgage

Loan (other than the representation and warranty described in the last sentence of the prior paragraph), and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of

Certificateholders therein, then either the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a Citi Mortgage Loan or the breach is in respect of the representation and warranty described in the last sentence of the prior paragraph) or NMCC (if, but only if, the affected Mortgage Loan is an NMCC Mortgage Loan and the breach is not in respect of the representation and warranty described in the last sentence of the prior paragraph) will be obligated, within a period of 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a

"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code)

following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of)

the affected Mortgage Loan at the applicable Purchase Price.



   The foregoing cure/repurchase obligation of the Mortgage Loan Seller or

NMCC, as applicable, will constitute the sole remedy available to the

Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller or NMCC, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller and

NMCC will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole

Warranting Party with respect to the Citi Mortgage Loans and NMCC being the sole Warranting Party with respect to the NMCC Mortgage Loans (except as described in the last sentence of the second preceding paragraph). See

"Description of the Pooling Agreements--Representations and Warranties;

Repurchases" in the Prospectus.



CHANGES IN MORTGAGE POOL CHARACTERISTICS



   The description in this Prospectus Supplement of the Mortgage Pool and the

Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the

Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage

Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Sponsor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.



   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the

Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS



GENERAL



   The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective

Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing,

the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the

Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders

(collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer,

as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing

Advances (as defined herein); and (v) the right of the Master Servicer or the

Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling

Agreement or with respect to any particular transaction.



   In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer

Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced

Mortgage Loan") and each Mortgaged Property acquired on behalf of the

Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an

"REO Property"). A "Servicing Transfer Event" with respect to any Mortgage

Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s),

which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (iii)

the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon

Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the

Mortgage Loan or otherwise materially and adversely affect the interests of

Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs,

shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors,

or voluntarily suspended payment of its obligations; or (viii) the Master

Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or

Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and

further to render incidental services with respect to any Specially Serviced

Mortgage Loans and REO Properties as are specifically provided for in the

Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.



   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced

Mortgage Loan (and provided that no other Servicing Transfer Event then exists):



     (w) with respect to the circumstances described in clauses (i) and (ii)

    of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such

    Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the

    Special Servicer);



     (x) with respect to the circumstances described in clauses (iii), (v),

    (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;



     (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and



     (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.



   The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate,

consistent with the Servicing Standard. If any Cross-Collateralized Mortgage

Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage

Loan that is cross-collateralized with it shall also become a Specially

Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan

shall subsequently become a Corrected Mortgage Loan, unless and until all

Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.



   Set forth below is a description of certain pertinent provisions of the

Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned

"Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.



THE MASTER SERVICER



   Midland Loan Services, L.P. ("Midland"), the Master Servicer, was

organized under the laws of Missouri in 1992 as a limited partnership.

Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

    As of October 31, 1997, Midland and its affiliates were responsible for servicing approximately 12,725 commercial and multifamily loans with an aggregate principal balance of approximately $19.2 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of

Columbia. With respect to such loans, approximately 11,156 loans with an aggregate principal balance of approximately $14.2 billion pertain to commercial and multifamily mortgage-backed securities. Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch and Moody's.

The information set forth herein concerning the Master Servicer has been provided by it and none of the Sponsor or either Underwriter makes any representation or warranty as the accuracy or completeness of such information.



THE SPECIAL SERVICER



   The duties of Special Servicer will be performed by CRIIMI MAE Services

Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Management, Inc. As of September 30,

1997, CRIIMI MAE was responsible for performing certain servicing functions with respect to approximately 2,700 commercial and multifamily loans with an aggregate principal balance of approximately $11 billion, the real property securing which is located in 49 states, Puerto Rico and the District of

Columbia. CRIIMI MAE has been approved as a special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch and Moody's. The information set forth herein concerning CRIIMI MAE has been provided by it, and none of the Sponsor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.



SUB-SERVICERS



   The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master

Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage

Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the

Master Servicer. Each sub-servicing agreement between the Master Servicer or

Special Servicer, as the case may be, and a Sub-Servicer (each, a

"Sub-Servicing Agreement") must provide that, if for any reason the Master

Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special

Servicer may (i) assume such party's rights and obligations under such

Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master

Servicer or Special Servicer and such Sub-Servicer shall mutually agree or

(iii) terminate such Sub-Servicer without cause (but only upon payment to the

Sub-Servicer of specified compensation). The Master Servicer and Special

Servicer will each be required to monitor the performance of Sub-Servicers retained by it.



   The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the

Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See

"--Servicing and Other Compensation and Payment of Expenses" herein.



SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES



   The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master

Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially

Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged

Property has become an REO Property), will accrue at the applicable Master

Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage

Note and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated

Repayment Date. The "Master Servicing Fee Rate" will range from 0.110% to

0.310% per annum, on a loan-by-loan basis, with a weighted average Master

Servicing Fee Rate of 0.179% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain

Prepayment Interest Excesses (as described below) collected on the Mortgage

Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling

Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.



   If a borrower prepays a Mortgage Loan, in whole or in part, after the Due

Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess

Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment

Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing

Fees and any Excess Interest) on such prepayment will constitute a

"Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds,

any Prepayment Interest Shortfalls incurred with respect to the Mortgage

Loans during any Collection Period, but only to the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is,

in the case of each and every Mortgage Loan, calculated at 0.040% per annum,

together with all other of its servicing compensation for the same Collection

Period in addition to Master Servicing Fees.



   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special

Servicing Fee, the Workout Fee and the Liquidation Fee. The Standby Fee will accrue with respect to each Mortgage Loan (including a Specially Serviced

Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee

(but at a rate of 0.02% per annum), and will be payable by the Master

Servicer out of its Master Servicing Fees with respect to such Mortgage Loan.

The "Special Servicing Fee" will accrue with respect to each Specially

Serviced Mortgage Loan and each Mortgage Loan as to which the related

Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related

Mortgage Loan and applicable law, and without giving effect to any Excess

Interest that may accrue on any Hyper-Amortization Loan on or after its

Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and

Excess Interest) and principal (including scheduled payments, prepayments,

Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged

Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage

Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special

Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout

Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially

Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage

Loan or REO Property as to which the Special Servicer receives any

Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and

REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or NMCC for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days of the

Mortgage Loan Seller's or NMCC's, as applicable, notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced

Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or

any holder or holders of Certificates evidencing a majority interest in the

Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO

Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is

properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special

Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.



   The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer)

with respect to Mortgage Loans that are not Specially Serviced Mortgage

Loans, and the Special Servicer with respect to Specially Serviced Mortgage

Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and,

accordingly, such amounts will not be available for distribution to

Certificateholders). The respective Sub-Servicers (or, to the extent such

Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially

Serviced Mortgage Loans) as additional servicing compensation. Default

Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition,

collections on a Mortgage Loan are to be applied to interest (at the related

Mortgage Rate) and principal then due and owing prior to being applied to

Default Interest and late payment charges.



   The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling

Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary,

reasonable and necessary "out of pocket" costs and expenses incurred by the

Master Servicer or Special Servicer in connection with the servicing of a

Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute

"Servicing Advances" (Servicing Advances and P&I Advances, collectively,

"Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation

Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage

Loan or REO Property ("Related Proceeds").

Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO

Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i)

is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special

Servicer is required to (in the case of clause (i) preceding), or is required to use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master

Servicer make such Advance would be inconsistent with the Servicing Standard;

and provided, further, that the Special Servicer is obligated to make any

Servicing Advance with respect to Specially Serviced Mortgage Loans and REO

Properties that it fails to timely request the Master Servicer to make. The

Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. The Special Servicer will,

with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master

Servicer to make (regardless of whether or not the Master Servicer makes that

Advance).



   If the Master Servicer or Special Servicer is required under the Pooling

Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will,

if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing

Advance. If the Trustee is required, but fails, to make such Servicing

Advance, then the Fiscal Agent will be required to make such Servicing

Advance.



   The Master Servicer, the Special Servicer, the Trustee and the Fiscal

Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the

Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as

the case may be, ultimately recoverable from Related Proceeds (any Servicing

Advance not so recoverable, a "Nonrecoverable Servicing Advance").



   The foregoing paragraph notwithstanding, the Master Servicer is required

(at the direction of the Special Servicer if a Specially Serviced Mortgage

Loan or an REO Property is involved) to pay directly out of the Certificate

Account any servicing expense that, if paid by the Master Servicer or the

Special Servicer, would constitute a Nonrecoverable Servicing Advance;

provided that the Master Servicer (or the Special Servicer, if a Specially

Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the

Sponsor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master

Servicer or the Special Servicer may have obtained.



   As and to the extent described herein, the Master Servicer, the Special

Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See

"Description of the Pooling Agreements--Certificate Account" and "--Servicing

Compensation and Payment of Expenses" in the Prospectus and "Description of

the Certificates--P&I Advances" herein.



EVIDENCE AS TO COMPLIANCE



   On or before April 15 of each year, beginning April 15, 1998, each of the

Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Sponsor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the

case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as

the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that the assertion of the management of the Master Servicer or Special Servicer,

as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution.



   The Pooling Agreement will also require that, on or before a specified date in each year, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be,

has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.



MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS



   The Master Servicer and the Special Servicer each may, consistent with the

Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any

Certificateholder, subject, however, to each of the following limitations,

conditions and restrictions:



     (i) with limited exception (including as described below with respect to

    Excess Interest), the Master Servicer may not agree to any modification,

    waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special

    Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a

    Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the

    Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;



     (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;



     (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I or REMIC II to fail to qualify as a

    REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such

    REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

      (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage

    Loan, which collateral constitutes real property, unless the Special

    Servicer shall have first determined in accordance with the Servicing

    Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment,

    clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and



     (v) with limited exceptions, neither the Master Servicer nor the Special

    Servicer shall release any collateral securing an outstanding Mortgage

    Loan;



provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any of the above referenced actions in respect of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date, and (y)

notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.



   With respect to the Hyper-Amortization Loans, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if,

prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all other payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master

Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess

Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the

Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.



SALE OF DEFAULTED MORTGAGE LOANS



   The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted

Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted

Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the

Special Servicer will be required to promptly so notify in writing the

Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the

Controlling Class. A single holder or particular group of holders of

Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the

Trust, at a price equal to the applicable Purchase Price. If such

Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the

Special Servicer or the Master Servicer, in that order, may, at its option,

purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.



   The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard,

that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the

Special Servicer shall accept the highest cash offer received from any person that constitutes
a fair price (which may be less than the Purchase Price) for such Mortgage

Loan; provided that none of the Special Servicer, the Master Servicer, the

Sponsor, the Mortgage Loan Seller, NMCC, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such

Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that none of the Trustee, the Fiscal Agent or any affiliate of either of them may make an offer for any such Mortgage Loan. See also "Description of the

Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the

Prospectus.



REO PROPERTIES



   If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the

Internal Revenue Service grants an extension of time to sell such property

(an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the

Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the

Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.



   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special

Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC

Provisions or a tax on "prohibited transactions" under Section 860F of the

Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on (i)

"net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and

(ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

Generally, income from an REO Property that is directly operated by the

Special Servicer would be apportioned and classified as "service" or

"non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the

100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to

"prohibited transactions". The considerations will be of particular relevance with respect to any health care facilities or hotels that become REO

Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.



INSPECTIONS; COLLECTION OF OPERATING INFORMATION



   Commencing in 1998, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than

REO Properties and Mortgaged Properties securing

Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents,

is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.



   With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related

Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer

likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.



TERMINATION OF THE SPECIAL SERVICER



   The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the

Trustee of a written notice stating such designation. The Trustee shall,

promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the

Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement,

the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special

Servicer under the Pooling Agreement.



   The "Controlling Class" will be the most subordinate Class of Sequential

Pay Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of

Sequential Pay Certificates has a Certificate Balance at least equal to 25%

of its initial Certificate Balance, then the "Controlling Class" will be the

Class of Sequential Pay Certificates with the largest Certificate Balance then outstanding). It is anticipated that CRIIMI MAE Services Limited

Partnership (which is the Special Servicer) or an entity related thereto will acquire certain of the Private Certificates, including Private Certificates which may constitute all or part of the initial "Controlling Class".

                       DESCRIPTION OF THE CERTIFICATES



GENERAL



   The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage

Pass-Through Certificates, Series 1997-MC2 (the "Certificates") will be issued on or about November 25, 1997 (the "Delivery Date"), pursuant to a

Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the

"Pooling Agreement"), among the Sponsor, the Master Servicer, the Special

Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the

Mortgage Loan Seller, and NMCC as an additional warranting party, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the

"Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off

Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the

Pooling Agreements--Certificate Account" in the Prospectus).



   The Certificates will consist of 14 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates

(collectively, the "Class A Certificates"); (ii) the Class B Certificates,

the Class C Certificates, the Class D Certificates, the Class E Certificates,

the Class F Certificates, the Class G Certificates, the Class H Certificates,

the Class J Certificates and the Class K Certificates (collectively with the

Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X

Certificates (collectively with the Sequential Pay Certificates, the "REMIC

Regular Certificates"); and (iv) the Class R-I Certificates and the Class

R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the

Class X, Class A, Class B, Class C, Class D and Class E Certificates

(collectively, the "Offered Certificates") are offered hereby.



   The Class F, Class G, Class H, Class J and Class K Certificates and the

REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby.

Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered

Certificate.



REGISTRATION AND DENOMINATIONS



   The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; and

(iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.



   Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository

Trust Company ("DTC"). The Sponsor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate

(each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under

"Description of the Certificates--Book-Entry Registration and Definitive

Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its

"Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities.

See

"Description of the Certificates--Book-Entry Registration and Definitive

Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

The Trustee will initially serve as registrar (in such capacity, the

"Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent

Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.



CERTIFICATE BALANCES AND NOTIONAL AMOUNT



   Upon initial issuance, the respective classes of Sequential Pay

Certificates will have the following Certificate Balances (in each case,

subject to a variance of plus or minus 5%):





                  INITIAL

                CERTIFICATE    APPROXIMATE PERCENT   APPROXIMATE

                 BALANCE OR        OF INITIAL      INITIAL CREDIT

    CLASS     NOTIONAL AMOUNT     POOL BALANCE         SUPPORT

------------  --------------- -------------------  --------------


Class A-1  ..   $143,471,137          16.48%            30.00%

Class A-2....   $465,932,965          53.52%            30.00%

Class X......   $870,490,231            N/A               N/A

Class B......   $ 52,234,637           6.00%            24.00%

Class C......   $ 43,528,864           5.00%            19.00%

Class D......   $ 39,175,978           4.50%            14.50%

Class E......   $ 26,117,318           3.00%            11.50%

Class F......   $ 43,528,864           5.00%             6.50%

Class G......   $  8,705,772           1.00%             5.50%

Class H......   $ 19,587,989           2.25%             3.25%

Class J......   $ 10,882,216           1.25%             2.00%

Class K......   $ 17,411,549           2.00%              N/A




   The "Certificate Balance" of any Class of Sequential Pay Certificates

outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of

Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund

Expenses allocated to such Class of Certificates on such Distribution Date.

See "--Distributions" and "--Subordination; Allocation of Losses and Certain

Expenses" below.



   The Class X Certificates will not have a Certificate Balance. The Class X

Certificates will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional

Amount") equal to 99.99% of the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time.



   No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.



   A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances,

reimbursement of any previously allocated Realized Losses and Additional

Trust Fund Expenses may thereafter be made with respect thereto.



PASS-THROUGH RATES



   The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B,

Class C, Class D and Class E Certificates will, at all times, be equal to

6.525%, 6.664%, 6.734%, 6.881%, 7.117% and 7.214% per annum, respectively.



   The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.369% per annum. The

Pass-Through Rate applicable to the Class X Certificates for each subsequent

Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates for all the Mortgage Loans

(weighted on the basis of their respective Stated

Principal Balances immediately following the preceding Distribution Date),

over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date

(weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).



   The Pass-Through Rates applicable to the Class F, Class G, Class H, Class

J and Class K Certificates will, at all times, be equal to 7.214%, 6.000%,

6.000%, 6.000% and 6.000% per annum, respectively.



   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general,

a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the

"Administrative Fee Rate"); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC

Regular Certificates), then, solely for purposes of calculating the

Pass-Through Rate on the Class X Certificates, the Net Mortgage Rate of such

Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). The Pass-Through Rate on the Class X

Certificates will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for the Hyper-Amortization

Loans, but such Pass-Through Rate will be affected by the step-down in the

Mortgage Rate for one Mortgage Loan in the event a specified amount of the loan is prepaid in part in connection with a tenant exercising its option to purchase a portion of the related Mortgaged Property. As of the Cut-off Date

(without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 7.110% per annum to 9.250% per annum, with a weighted average Net

Mortgage Rate of 8.047% per annum. See "Servicing of the Mortgage

Loans--Servicing and Other Compensation and Payment of Expenses" herein.



   The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections

(or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund

Expenses, would have been) distributed on the Certificates on such date, and

(ii) the principal portion of any Realized Loss incurred in respect of such

Mortgage Loan during the related Collection Period.



   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such

Distribution Date occurs. The "Determination Date" will be the 10th day of each month or, if any such 10th day is not a business day, the immediately preceding business day.



DISTRIBUTIONS



   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing in December 1997 (each, a "Distribution

Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person,

will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such

Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered

Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund

Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a

Certificate in reimbursement of a Realized Loss or Additional Trust Fund

Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote),

will be made by check mailed to the Certificateholder that surrendered such

Certificate. All distributions made on or with respect to a Class of

Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.



   With respect to any Distribution Date and any Class of Certificates, the

"Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.



   The Available Distribution Amount. With respect to any Distribution Date,

distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The

"Available Distribution Amount" for any Distribution Date will, in general,

equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:



     (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;



     (ii) Prepayment Premiums (which are separately distributable on the

    Certificates as hereinafter described);



     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer,

    the Special Servicer, any Sub-Servicers, the Trustee or the Fiscal Agent

    as compensation (including Trustee Fees, Master Servicing Fees, Special

    Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on

    Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and



     (iv) amounts deposited in the Certificate Account in error; plus



   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the

Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.



   See "Description of the Pooling Agreements--Certificate Account" in the

Prospectus.



   Application of the Available Distribution Amount. On each Distribution

Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:



     (1) to pay interest to the holders of the Class A-1, Class A-2 and Class

    X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all

    Distributable Certificate Interest in respect of each such Class of

    Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (2) to pay principal first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (a) the then outstanding Certificate

    Balance of such Class of Certificates and (b) the remaining portion of the

    Principal Distribution Amount for such Distribution Date;



     (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates,

    up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund

    Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

     (4) to make payments on the other Classes of Certificates (collectively,

    the "Subordinate Certificates") as contemplated below;



provided that, on each Distribution Date as of which the aggregate

Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with,

the respective then outstanding Certificate Balances of such Classes of

Certificates.



   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:



     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B

    Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such

    Distribution Date;



     (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any,

    previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;



     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (5) if the Certificate Balances of the Class A and Class B Certificates

    have been reduced to zero, to pay principal to the holders of the Class C

    Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such

    Distribution Date;



     (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any,

    previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (8) if the Certificate Balances of the Class A, Class B and Class C

    Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)

    the remaining portion of the Principal Distribution Amount for such

    Distribution Date;



     (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any,

    previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (11) if the Certificate Balances of the Class A, Class B, Class C and

    Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of

    Certificates and (b) the remaining portion of the Principal Distribution

    Amount for such Distribution Date;

     (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (14) if the Certificate Balances of the Class A, Class B, Class C, Class

    D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of

    Certificates and (b) the remaining portion of the Principal Distribution

    Amount for such Distribution Date;



     (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (17) if the Certificate Balances of the Class A, Class B, Class C, Class

    D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal

    Distribution Amount for such Distribution Date;



     (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (20) if the Certificate Balances of the Class A, Class B, Class C, Class

    D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal

    Distribution Amount for such Distribution Date;



     (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;



     (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such

    Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (23) if the Certificate Balances of the Class A, Class B, Class C, Class

    D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate

    Balance of such Class of Certificates and (b) the remaining portion of the

    Principal Distribution Amount for such Distribution Date;



     (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;



     (26) if the Certificate Balances of the Class A, Class B, Class C, Class

    D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K

    Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such

    Distribution Date;



     (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

    any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and



     (28) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such

    Distribution Date;



provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23)

and (26) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.



   Distributable Certificate Interest. The "Distributable Certificate

Interest" in respect of each Class of REMIC Regular Certificates for each

Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net

Aggregate Prepayment Interest Shortfall for such Distribution Date.



   The "Accrued Certificate Interest" in respect of each Class of REMIC

Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or

Notional Amount, as the case may be, outstanding immediately prior to such

Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



   To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage

Loan, calculated at 0.040% per annum, together with all other of its servicing compensation for the same Collection Period in addition to Master

Servicing Fees, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any

Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest

Shortfall" for any Distribution Date will be the amount, if any, by which (a)

the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage

Loans--Servicing and Other Compensation and Payment of Expenses" herein. The

Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution

Date will be allocated on such Distribution Date: first, to the respective

Classes of REMIC Regular Certificates (other than the Senior Certificates)

sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate

Interest in respect of the particular Class of Certificates for such

Distribution Date; and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.



   Principal Distribution Amount. The "Principal Distribution Amount" for any

Distribution Date will, in general, equal the aggregate of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon

    Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;



     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;



     (c) with respect to any Balloon Loan as to which the related stated

    maturity date occurred during or prior to the related Collection Period,

    any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any

    Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such

    Mortgage Loan on a Due Date during or prior to the related Collection

    Period and not previously recovered;



     (d) all Liquidation Proceeds, Condemnation Proceeds and Insurance

    Proceeds received on the Mortgage Loans during the related Collection

    Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly

    Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage

    Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and



     (e) if such Distribution Date is subsequent to the initial Distribution

    Date, the excess, if any, of (i) the Principal Distribution Amount for the

    immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.



   For purposes of the foregoing, the Monthly Payment due on any Mortgage

Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master

Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.



   An "Assumed Monthly Payment" is an amount deemed due in respect of: (i)

any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated

maturity date and for each successive Due Date that it remains outstanding,

will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage

Loan had continued to amortize in accordance with its amortization schedule,

if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each

Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed

Monthly Payment) due on the last Due Date prior to the acquisition of such

REO Property.



   Distributions of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium (whether described in the related Mortgage Loan documents as a yield maintenance amount or a fixed prepayment premium) as a result of a prepayment of principal on a Mortgage Loan, the amount of such payment actually collected will be distributed in respect of the REMIC

Regular Certificates outstanding on the related Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of any such

Class), in the following amount and order of priority.

     (a) first, to the holders of the Class X Certificates and the holders of the respective Class or Classes of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date, up to an amount equal to the corresponding PV Yield Loss Amount (as defined below)

    for each such Class of Certificates, pro rata in accordance with their respective entitlement; and



     (b) then, to the extent of any portion of such Prepayment Premium remaining following the distributions described in the preceding clause

    (a), to the holders of the Class X Certificates.



   The "PV Yield Loss Amount" for any Distribution Date means, with respect to any Class of REMIC Regular Certificates as to which any payment of principal is to be applied on such Distribution Date in reduction of its

Certificate Balance or Notional Amount, as the case may be, an amount equal to the product of the applicable Annuity Factor and the applicable Lost

Coupon Amount.



   For purposes of computing the PV Yield Loss Amount for any Class of REMIC

Regular Certificates for any Distribution Date, the following definitions shall apply:



   The "Annuity Factor" for any Class of Certificates is equal to the following:



                                    1 -(1+T)-n

                                    ----------

                                        T



n = either (i) one-twelfth of the number of months from such Distribution

    Date to the Assumed Final Distribution Date for such Class, if the

    Assumed Final Distribution Date for such Class is later than such

    Distribution Date, or (ii) zero, if the Assumed Final Distribution Date for such Class is earlier than such Distribution Date. In the case of a

    Class of Offered Certificates, its Assumed Final Distribution Date is set

    forth on the cover hereof. The Assumed Final Distribution Date for the

    Class F, Class G, Class H and Class J Certificates is the Distribution

    Date in November 2007 and the Assumed Final Distribution Date for the

    Class K Certificates is the Distribution Date in November 2012.



T = the Reinvestment Yield.



   The "Lost Coupon Amount" means: (a) with respect to any Class of

Sequential Pay Certificates as to which a payment of principal is to be applied on such Distribution Date in reduction of its Certificate Balance,

the product of (x) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield and (y) the aggregate amount of principal paid to such Class in reduction of its Certificate

Balance on such Distribution Date; and (b) with respect to the Class X

Certificates, the product of (x) the Pass-Through Rate applicable to such

Class for such Distribution Date and (y) the aggregate amount of the reduction of its Notional Amount on such Distribution Date.



   The "Reinvestment Yield" for any Class of Certificates and any

Distribution Date will be a rate determined by the Trustee, in its good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15

(519) for U.S. Treasury securities with a maturity coterminus with the

Assumed Final Distribution Date for such Class. If there is no U.S. Treasury security listed with a maturity coterminus with the Assumed Final

Distribution Date for such Class, then the Reinvestment Yield will be a rate determined by the Trustee, in its good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S.

Treasury securities are no longer published in Federal Reserve Statistical

Release H.15(519), the Trustee will be permitted to select a comparable publication to determine the Reinvestment Yield.



   The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the

Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment

Provisions" and "Risk Factors--The Mortgage Loans--Prepayment Premiums"

herein.



   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage

Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and

Additional Trust Fund Expenses to the Certificates, and the amount of Master

Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO

Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X

Certificates and the Principal Distribution Amount for each Distribution

Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the

Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such

Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer, the Trustee and the Fiscal

Agent will be required to make P&I Advances in respect of such Mortgage Loan,

in all cases as if such Mortgage Loan had remained outstanding.



SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES



   As and to the extent described herein, the rights of holders of the

Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and,

further, to the rights of holders of each other Class of Subordinate

Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their

Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered

Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under

"--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.



   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the

Mortgage Pool that will be outstanding immediately following such

Distribution Date is less than the then aggregate Certificate Balance of the

Sequential Pay Certificates, the Certificate Balances of the Class K, Class

J, Class H, Class G, Class F, Class E, Class D, Class C and Class B

Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of

Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized

Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund

Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Any such reduction in the Certificate Balance of a Class of Sequential Pay

Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The

Realized Loss in respect of a liquidated Mortgage Loan (or related REO

Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection

Period in which the liquidation occurred and (ii) all related unreimbursed

Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in

connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.



   "Additional Trust Fund Expenses" include, among other things, (i) all

Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special

Servicer, (ii) any interest paid to the Master Servicer, the Special

Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed

Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage

Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the

Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus

(and certain comparable reimbursements and indemnifications to the Fiscal

Agent), certain reimbursements to the Master Servicer, the Special Servicer,

the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the

Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus

and certain federal, state and local taxes, and certain tax-related expenses,

payable out of the Trust Fund as described under "Certain Federal Income Tax

Consequences--Possible Taxes on Income From Foreclosure Property and Other

Taxes" herein and "Material Federal Income Tax Consequences--Taxation of

Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other

Taxes" in the Prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see

"Description of the Pooling Agreements--Realization Upon Defaulted Mortgage

Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund

Expenses will reduce amounts payable to Certificateholders and, consequently,

may result in a loss on the Offered Certificates.



P&I ADVANCES



   With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement,

funds held in the Certificate Account that are not required to be part of the

Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon

Payments) and any Assumed Monthly Payments, in each case net of related

Master Servicing Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection

Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I

Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal

Reduction Amount (as defined below) exists with respect to any Required

Appraisal Mortgage Loan (as defined below), then, with respect to the

Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such

Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest
portion of the P&I Advance required to be made in respect of such Mortgage

Loan will be reduced (no reduction to be made in the principal portion,

however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the

Stated Principal Balance of such Mortgage Loan, net of such Appraisal

Reduction Amount, and the denominator of which is equal to the Stated

Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

Subject to the recoverability determination described below, if the Master

Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Trustee fails to make such P&I Advance,

the Fiscal Agent will be required to do so. See "--The Trustee" and "--The

Fiscal Agent" below.



   The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any

Related Proceeds. Notwithstanding the foregoing, none of the Master Servicer,

the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and,

together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"),

and the Master Servicer, the Trustee and the Fiscal Agent, as applicable,

will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in

Respect of Delinquencies" and "Description of the Pooling

Agreements--Certificate Account" in the Prospectus.



   The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the

"prime rate" as published in the "Money Rates" section of The Wall Street

Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the

Trustee or the Fiscal Agent, as the case may be, first, out of Default

Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially

Serviced Mortgage Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the

Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced

Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.



APPRAISAL REDUCTIONS



   Within 30 days (or within such longer period as the Master Servicer or the

Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage

Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO

Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special

Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser,

unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer,

subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal

Reduction Amount exists with respect to the related Required Appraisal Loan.

The "Appraisal Reduction Amount" for any Required Appraisal Loan

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will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such

Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special

Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the

Special Servicer, the Trustee or the Fiscal Agent with respect to such

Required Appraisal Loan plus interest accrued thereon at the Reimbursement

Rate and (v) all currently due and unpaid real estate taxes and assessments,

insurance premiums and, if applicable, ground rents in respect of the related

Mortgaged Property (net of any escrow reserves held by the Master Servicer or

Special Servicer to cover any such item), over (b) 90% of an amount equal to

(i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v)

above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 30-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal

Loan will be deemed to equal 30% of the Stated Principal Balance of such

Required Appraisal Loan (after receipt of such appraisal, the Appraisal

Reduction Amount, if any, will be calculated without regard to this proviso).



   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is

required, within 30 days of each anniversary of such loan's becoming a

Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the

Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the

Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage

Loan.



   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing

Transfer Event has occurred and which has been modified by the Special

Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged

Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.



REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION



   Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee,

the Trustee will be required to prepare and/or forward on each Distribution

Date to the holders of each Class of REMIC Regular Certificates and the

Rating Agencies, the following statements and reports (collectively, the

"Trustee Reports") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:



     (1) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such

    Distribution Date to the holders of each Class of REMIC Regular

    Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such

    Distribution Date to the holders of each Class of

    REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such

    Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate

    Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number,

    aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans

    (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (viii) the book value (within the meaning of 12 C.F.R. Section

    571.13 or comparable provision) of any REO Property included in the Trust

    Fund as of the end of the Collection Period for such Distribution Date;

    (ix) the Accrued Certificate Interest and Distributable Certificate

    Interest in respect of each Class of REMIC Regular Certificates for such

    Distribution Date; (x) the aggregate amount of Distributable Certificate

    Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable

    Certificate Interest remaining unpaid from prior Distribution Dates; (xi)

    any unpaid Distributable Certificate Interest in respect of such Class of

    REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of

    REMIC Regular Certificates for such Distribution Date; (xiii) the

    Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and,

    aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional

    Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution

    Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution

    Date; (xvi) the aggregate amount of servicing compensation paid to the

    Master Servicer and the Special Servicer, collectively and separately,

    during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any

    Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period;

    and (xviii) any item of information disclosed to the Trustee by the Master

    Servicer as described under "--Reports to Certificateholders; Certain

    Available Information--Other Information" below since the preceding

    Distribution Date or, in the case of the first Distribution Date

    Statement, since the Closing Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable

    Class and per a specified denomination.



     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date,

    which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the

    Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master

    Servicer or the Special Servicer and by the Master Servicer or the Special

    Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).



     (3) A "Delinquent Loan Status Report" setting forth, among other things,

    those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days,

    delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such

    Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.



     (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i)

    the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such

    Determination Date and historically, and (ii) the amount of Realized

    Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.



     (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection

    Period ending on such Determination Date and (iii) the value of the REO

    Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).



     (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding

    Determination Date, (i) the aggregate principal balance of all Specially

    Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially

    Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.



   None of the above reports will include any information that the Master

Servicer deems to be confidential. The information that pertains to Specially

Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master

Servicer prior to the related Distribution Date. None of the Master Servicer,

the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the

Trustee, as applicable.



   The Master Servicer is also required to deliver to the Trustee within 130 days following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 1997, with respect to each Mortgaged Property and

REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Trustee is to forward copies of each Operating

Statement Analysis to holders of the REMIC Regular Certificates on or about the first Distribution Date following the Trustee's receipt thereof.



   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports and Operating Statement Analyses described above.

Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to

Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal

Agent, the Sponsor, the REMIC Administrator, the Mortgage Loan Seller and the

Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.



   For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the

Certificates--Reports to Certificateholders" in the Prospectus.

   Other Information. The Pooling Agreement requires that the Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate

Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an

Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance"

herein, (d) all accountant's reports delivered to the Trustee since the

Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" herein, and (e) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the

Trustee. In addition, the Master Servicer is required to make available,

during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an

Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each

Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to under

"--Reports to Certificateholders; Certain Available Information--Trustee

Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders as part of the Trustee Reports or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master

Servicer is entitled to withhold such item of information from any

Certificateholder or Certificate Owner or prospective transferee of a

Certificate or an interest therein; and, provided, further, that the Master

Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.



   The Trustee and, subject to the last sentence of the prior paragraph, the

Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to

Certificateholders, Certificate Owners and prospective purchasers of

Certificates and interests therein; provided that the Trustee and Master

Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable,

generally to the effect that such person or entity is a beneficial owner of

Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master

Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.



VOTING RIGHTS



   At all times during the term of the Pooling Agreement, 94.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 6.0% of the

Voting Rights shall be allocated to the holders of the Class X Certificates.

Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION



   The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO

Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Sponsor or Mortgage Loan Seller) of

Certificates representing a majority interest in the Controlling Class.

Written notice of termination of the Pooling Agreement will be given to each

Certificateholder, and the final distribution with respect to each

Certificate will be made only upon surrender and cancellation of such

Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.



   Any such purchase by the Master Servicer or the majority holder(s) of the

Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i)

the aggregate Purchase Price of all the Mortgage Loans then included in the

Trust Fund (other than any Mortgage Loans as to which the related Mortgaged

Properties have become REO Properties) and (ii) the fair market value of all

REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b)

(solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling

Agreement. Such purchase will effect early retirement of the then outstanding

Certificates, but the right of the Master Servicer or the majority holder(s)

of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage

Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class,

exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available

Distribution Amount for the final Distribution Date.



THE TRUSTEE



   LaSalle National Bank ("LaSalle") will act as Trustee of the Trust.

LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt

(or that of its fiscal agent) is rated not less than Aa2 by Moody's and AA by

Fitch (or such lower rating as would not result, as confirmed in writing by each Rating Agency, result in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the

Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at

135 South LaSalle Street, Chicago, Illinois 60603. Attention: Asset Backed

Trust Services--Mortgage Capital Funding, Inc., Multifamily/ Commercial

Mortgage Pass-Through Certificates, Series 1997-MC2. As of June 30, 1997, the

Trustee had assets of approximately $15.4 billion. See "Description of the

Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain

Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee"

in the Prospectus.



   Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee,

the "Administrative Fees") payable out of general collections on the Mortgage

Loans and any REO Properties.



   The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material

Federal Income Tax Consequences--REMICs--Reporting and Other Administrative

Matters" and "Description of the Pooling Agreements--Certain Matters

Regarding the Master Servicer, the Special Servicer, the REMIC Administrator

and the Sponsor", "--Events of Default" and "--Rights Upon Event of Default"

in the Prospectus.

THE FISCAL AGENT



   ABN AMRO Bank N.V., a Netherlands banking corporation ("ABN AMRO"), will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance.

The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--P&I

Advances" above. The Fiscal Agent will be entitled to various rights,

protections and indemnities similar to those afforded the Trustee. The

Trustee will be responsible for payment of the compensation of the Fiscal

Agent. As of June 30, 1997, the Fiscal Agent had assets of approximately $398 billion. In the event that LaSalle shall, for any reason, cease to act as

Trustee under the Pooling Agreement, ABN AMRO likewise shall no longer serve in the capacity of Fiscal Agent thereunder.



                      YIELD AND MATURITY CONSIDERATIONS



YIELD CONSIDERATIONS



   General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate,

timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on,

among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class

X Certificates), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate,

timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to

which such Certificate belongs, (y) the timing and severity of any Net

Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate

Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.



   Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of

Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage

Loans with relatively lower Mortgage Rates. In addition, the Pass-Through

Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay

Certificates. Furthermore, the Pass-Through Rate and yield to maturity of the

Class X Certificates will be adversely affected if the Mortgage Rate (and,

accordingly, the Net Mortgage Rate) of any Mortgage Loan is reduced in connection with a modification agreed to by the Special Servicer or in connection with a bankruptcy or insolvency of the related borrower. See

"Description of the Certificates--Pass-Through Rates" and "Description of the

Mortgage Pool" herein and "--Rate and Timing of Principal Payments" below.



   Rate and Timing of Principal Payments. The yield to holders of the Class X

Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances

or

Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution

Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for

each Distribution Date will be distributable entirely in respect of the other

Classes of Sequential Pay Certificates, sequentially in alphabetical order of

Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal approximately 99.99% of the aggregate of the Certificate Balances of all the

Classes of Sequential Pay Certificates outstanding from time to time.

Consequently, the rate and timing of reductions of the Certificate Balance or

Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the

Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates.

Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the

Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under any

Hyper-Amortization Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates.

Although each Hyper-Amortization Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g.,

an increase in the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related

Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements--Realization Upon Defaulted

Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in

the Prospectus.



   The extent to which the yield to maturity of any Class of Offered

Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when,

and to what degree, payments of principal on or in respect of the Mortgage

Loans are distributed or otherwise result in a reduction of the Certificate

Balance or Notional Amount of such Certificates. An investor should consider,

in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other

Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage

Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered

Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower)

than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the

Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.



   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates

(in each case, to reduce the Certificate Balance thereof) in the following order: first, to each Class of Sequential Pay Certificates (other than the

Class A Certificates), in reverse alphabetical order of Class designation,

until the Certificate Balance thereof has been reduced to zero; then, to the

Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate

Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay

Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.



   The Net Aggregate Prepayment Interest Shortfall, if any, for each

Distribution Date will be allocated to the respective Classes of REMIC

Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior

Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest

Shortfall and any Accrued Certificate Interest in respect of such Class of

Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued

Certificate Interest for each such Class of Senior Certificates for such

Distribution Date.



   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation,

prevailing interest rates, the terms of the Mortgage Loans (for example,

Prepayment Premiums, Lock-out Periods and amortization terms that require

Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms,

industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the

Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The

Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the

Mortgage Loans" herein and "Description of the Pooling Agreements" and "Yield

and Maturity Considerations--Yield and Prepayment Considerations" in the

Prospectus.



   The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type,

term and risk level. When the prevailing market interest rate is below the

Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its

Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for Hyper-Amortization Loans after the Anticipated Repayment Date, the Revised Rate) for any Mortgage

Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the Hyper-Amortization Loans, out of certain net cash flow from the related Mortgaged Property). In particular, the Revised Rate for each

Hyper-Amortization Loan generally is the Mortgage Rate therefor plus 2%, and the primary incentive to prepay a Hyper-Amortization Loan on or before its

Anticipated Repayment Date, assuming prevailing market interest rates exceed such Revised Rate, is to give the borrower access to excess cash flow, all of which (net of approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any Hyper-Amortization Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell

Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell

Mortgaged Properties prior to the exhaustion of tax depreciation benefits.



   If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in

respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See

"Description of the Mortgage Pool--Certain Terms and Conditions of the

Mortgage Loans" herein.



   The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.



WEIGHTED AVERAGE LIVES



   The weighted average life of any Offered Certificate (other than a Class X

Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such

Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed

Settlement Date (as defined below) to the related Distribution Date, (ii)

summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by,

among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments,

collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered

Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the

Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other

Classes of Sequential Pay Certificates, sequentially in alphabetical order of

Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each

Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.



   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "4%", "8%", "12%" and "16%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's

Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the

Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the

Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a

Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentages of the initial Certificate

Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E

Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of

Certificates, under the following assumptions (the "Maturity Assumptions"):

(i) the Mortgage Loans have the characteristics set forth on Annex A and the

Initial Pool Balance is $870,577,289, (ii) the Pass-Through Rate and the

initial Certificate Balance or Notional Amount, as the case may be, of each

Class of Offered Certificates are as described herein, (iii) the scheduled

Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off

Date, and Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a

360-day year or the actual number of days elapsed during the month of accrual in a 365-day year, are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no

Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v)

scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period

("LOP"), if any, or yield maintenance period ("YMP"), if any, each

Hyper-Amortization Loan is paid in full on its related Anticipated Repayment

Date, and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii)

neither the Master Servicer nor any majority holder(s) of the Controlling

Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage

Loan Seller or NMCC, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund

Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in December 1997, and (xii) the Offered

Certificates are settled on November 28, 1997 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2,

Class B, Class C, Class D and /or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage

Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives)

shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF

               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

------------------------------  --------- ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............    93.96     93.96      93.96     93.96      93.96

November 20, 1999 .............    87.40     87.39      87.39     87.38      87.38

November 20, 2000 .............    80.39     80.32      80.25     80.18      80.11

November 20, 2001 .............    72.66     72.52      72.39     72.26      72.13

November 20, 2002 .............    62.44     62.10      61.77     61.45      61.15

November 20, 2003 .............    53.34     52.75      52.21     51.70      51.23

November 20, 2004 .............    25.43     23.28      21.17     19.10      17.06

November 20, 2005 .............    15.01     10.10       5.39      0.88         --

November 20, 2006 .............     3.69        --         --        --         --

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       5.49      5.37       5.29      5.23       5.18




              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF

               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

------------------------------  --------- ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............   100.00    100.00     100.00    100.00     100.00

November 20, 1999 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2000 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2001 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2002 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2003 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2004 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2005 .............   100.00    100.00     100.00    100.00      98.94

November 20, 2006 .............   100.00     98.79      96.62     94.61      92.76

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       9.62      9.60       9.58      9.55       9.52




              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF

                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

------------------------------  --------- ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............   100.00    100.00     100.00    100.00     100.00

November 20, 1999 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2000 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2001 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2002 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2003 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2004 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2005 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2006 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       9.83      9.82       9.81      9.81       9.81


             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE

                  CLASS C CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

------------------------------  --------- ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............   100.00    100.00     100.00    100.00     100.00

November 20, 1999 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2000 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2001 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2002 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2003 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2004 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2005 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2006 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       9.89      9.89       9.89      9.89       9.88




              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF

                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

------------------------------  --------- ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............   100.00    100.00     100.00    100.00     100.00

November 20, 1999 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2000 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2001 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2002 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2003 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2004 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2005 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2006 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       9.93      9.92       9.91      9.91       9.90




              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF

                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)





                                            PREPAYMENT ASSUMPTION (CPR)

                                ----------------------------------------------------

DATE                                0%        4%         8%        12%       16%

                                          ---------  --------- ---------  ---------


Delivery Date .................   100.00%   100.00%    100.00%   100.00%    100.00%

November 20, 1998 .............   100.00    100.00     100.00    100.00     100.00

November 20, 1999 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2000 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2001 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2002 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2003 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2004 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2005 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2006 .............   100.00    100.00     100.00    100.00     100.00

November 20, 2007 .............       --        --         --        --         --

Weighted Average Life (years)       9.98      9.98       9.98      9.98       9.98




YIELD SENSITIVITY OF THE CLASS X CERTIFICATES



   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage

Loans could result in the failure of such investors to recoup fully their initial investments.

   The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed, when specifically indicated in a particular table, that 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X

Certificates is as specified below, expressed in 32nds (i.e., 9-04 means

9.125%) as a percentage of the initial Notional Amount of such Certificates,

without accrued interest.



   The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).



   The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the

Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.



                       PRE-TAX YIELD TO MATURITY (CBE)
                         OF THE CLASS X CERTIFICATES
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

   ASSUMED        PREPAYMENT ASSUMPTION (CPR)
  PURCHASE   ----------------------------------------
    PRICE       0%      4%       8%      12%     16%
-----------   ------- -------  ------- ------- ------
9-04 ......    8.08%   8.01%    7.94%   7.87%   7.81%

                       PRE-TAX YIELD TO MATURITY (CBE)
        OF THE CLASS X CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS) (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

   ASSUMED          PREPAYMENT ASSUMPTION (CPR)
  PURCHASE   -----------------------------------------
    PRICE       0%     4%        8%      12%     16%
-----------  ------- -------  ------- -------  -------
9-04 ......   8.08%   8.03%    7.98%   7.93%   7.88%

                       PRE-TAX YIELD TO MATURITY (CBE)
       OF THE CLASS X CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)

     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

   ASSUMED          PREPAYMENT ASSUMPTION (CPR)
  PURCHASE   ----------------------------------------
    PRICE       0%     4%       8%      12%     16%
-----------  ------- -------  ------- -------  ------
9-04 ......   8.08%   8.05%    8.02%   7.98%   7.96%

                               USE OF PROCEEDS


   Substantially all of the proceeds from the sale of the Offered

Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.



                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES



GENERAL



   For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the

Certificateholders and the Certificate Account (as defined in the

Prospectus). The assets of REMIC II will consist of the separate,

noncertificated "regular interests" in REMIC I. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the REMIC Regular Certificates will evidence the

"regular interests" in, and generally will be treated as debt obligations of,

REMIC II, and (iii) the Class R-II Certificates will be the sole class of

"residual interests" in REMIC II. Upon issuance of the Offered Certificates,

Sidley & Austin, special tax counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the

Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code. See "Material Federal Income Tax

Consequences--REMICs" in the Prospectus.



DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS



   For federal income tax reporting purposes, it is anticipated that the

Class A, Class B, Class C, Class D and Class E Certificates will not, and the

Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in

the Prospectus.



   The Internal Revenue Service (the "IRS") has issued regulations (the "OID

Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of

1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.



   If the method for computing original issue discount described in the

Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such

Certificateholder is entitled, assuming no further prepayments of the

Mortgage Loans. Any such loss might be treated as a capital loss.



   Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such

Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax

Consequences--REMICs--Taxation of Owners of REMIC Regular

Certificates--Premium" in the Prospectus.



   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes,

Prepayment Premiums will be treated as income to the holders of a Class of

Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling Agreement. The Internal Revenue

Service may nevertheless seek to require that an assumed amount of Prepayment

Premiums be included in distributions projected to be made on the

Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected

Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment

Premiums.



CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES



   Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the

Code in the same proportion that the assets of the Trust would be so treated.

In addition, interest (including original issue discount, if any) on the

Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code.



   To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section

7701(a)(19)(C) of the Code and "real estate assets" under Section

856(c)(5)(A) of the Code and the interest thereon may not constitute

"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, if 95% or more of the

Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will be treated as "qualified mortgages"

for another REMIC under Section 860G(a)(3)(C) of the Code. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax

Consequences--REMICs--Characterization of Investments in REMIC Certificates"

in the Prospectus.



POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES



   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special

Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC

Provisions or a tax on "prohibited transactions" under Section 860F of the

Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on (i)

"net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and

(ii) "prohibited transactions", such
income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the

"non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the

100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to

Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.



   To the extent permitted by then applicable laws, any Prohibited

Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property"

that may be imposed on either REMIC I or REMIC II will be borne by the REMIC

Administrator, the Trustee, the Fiscal Agent, the Master Servicer or the

Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the REMIC Administrator, the Trustee, the Fiscal Agent, the Master

Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the

Certificateholders. See "Material Federal Income Tax

Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the

Prospectus.



REPORTING AND OTHER ADMINISTRATIVE MATTERS



   Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC

Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations.

The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a

REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions,

investment expenses and relevant information regarding qualification of the

REMIC's assets will be made as required under the Treasury regulations,

generally on a quarterly basis.



   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular

Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.



   The "tax matters person" for each REMIC created under the Pooling

Agreement will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in such REMIC's Class of REMIC Residual

Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters persons" in all respects.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax

Consequences--REMICs" in the Prospectus.



                             ERISA CONSIDERATIONS



   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the

Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under

ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the

Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan

Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).



   The U.S. Department of Labor issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 90-88, and to

NationsBank Corporation an individual prohibited transaction exemption, PTE

93-31 (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of

ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others,

relating to the servicing and operation of mortgage pools, such as the

Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an

Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. "Exemption-Favored

Party" shall include (a) Citicorp, (b) NationsBank Corporation, (c) any person directly or indirectly, through one or more intermediaries,

controlling, controlled by or under common control with either Citicorp (such as Citibank, N.A.) or NationsBank Corporation (such as NationsBanc Montgomery

Securities, Inc.), and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Senior Certificates.



   The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior

Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior

Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch, Moody's, Duff & Phelps

Credit Rating Co. ("DCR") or Standard & Poor's Ratings Services, a Division

of the McGraw-Hill Companies, Inc. ("S&P"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Sponsor, the

Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan

Seller, NMCC, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the

Commission under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a

Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.



   The Exemptions also require that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.



   If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and

407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and

(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code,

in connection with (i) the direct or indirect sale, exchange or transfer of

Senior Certificates in the initial issuance of Certificates between the

Sponsor or an Exemption-Favored Party and a Plan when the Sponsor, an

Exemption-Favored Party, the Trustee, the Master Servicer, the Special

Servicer, a sub-servicer, the Mortgage Loan Seller, NMCC or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a

"Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior

Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of

Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the

Restricted Group.



   Moreover, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the

Exemptions may also provide an exemption from the restrictions imposed by

Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by

Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3)

the continued holding of Senior Certificates by a Plan.



   Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a),

406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a)

and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.



   Lastly, if the general conditions of the Exemptions are satisfied, the

Exemptions also may provide an exemption from the restrictions imposed by

Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections

4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan

(or by virtue of having certain specified relationships to such a person)

solely as a result of the Plan's ownership of Senior Certificates.



   Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no

assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior

Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.



   THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E

CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, THE

CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN

INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III

OF PTCE 95-60 OR SECTION 401(C) OF ERISA (DISCUSSED BELOW).



   Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")

exempts from the application of the prohibited transaction provisions of

Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code

transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and

Class E Certificates (which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's,

DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B,

Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.



   The Small Business Job Protection Act of 1996 added a new Section 401(c)

to ERISA, which provides certain exemptive relief from the provisions of Part

4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to

prevent avoidance of the regulations or (ii) an action is brought by the

Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31,

1998 for which the insurance company does not comply with the 401(c)

Regulations may be treated as Plan Assets. In addition, because Section

401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA,

including the general account's ability to continue to hold the Offered

Certificates after the date which is 18 months after the date the 401(c)

Regulations become final.



   A governmental plan as defined in Section 3(32) of ERISA is not subject to

Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar

Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar

Law.



   Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.



   The sale of Offered Certificates to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.



                               LEGAL INVESTMENT



   The Offered Certificates will not constitute "mortgage related securities"

for purposes of SMMEA. As a result, the appropriate characterization of the

Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the

Offered Certificates, is subject to significant interpretive uncertainties.

The Sponsor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.



                            METHOD OF DISTRIBUTION



   Subject to the terms and conditions set forth in the Underwriting

Agreement between the Sponsor and the Underwriters, the Offered Certificates

will be purchased from the Sponsor by the Underwriters upon issuance.

Citibank, N.A. is an affiliate of the Sponsor. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, will be an amount equal to approximately 111% of the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D and

Class E Certificates, plus accrued interest on all the Offered Certificates,

before deducting expenses payable by the Sponsor.



   Citibank, N.A. and NationsBanc Montgomery Securities, Inc. have agreed in the Underwriting Agreement to purchase approximately 54% and 46%,

respectively, of the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.



   Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts,

concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. The Underwriters and any dealers that participate with the

Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.



   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be

"underwriters" within the meaning of the Securities

Act in connection with reoffers and sales by them of Offered Certificates.

Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.



   The Sponsor also has been advised by the Underwriters that the

Underwriters presently intend to make a market in the Offered Certificates;

however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk

Factors--The Certificates--Limited Liquidity" herein and "Risk

Factors--Certain Factors Adversely Affecting Resale of the Offered

Certificates" in the Prospectus.



   The Sponsor has agreed to indemnify each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the

Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan

Seller and NMCC has agreed to indemnify the Sponsor, its officers and directors, the Underwriters, and each person, if any, who controls the

Sponsor or either Underwriter within the meaning of Section 15 of the

Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage

Loans. NMCC has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act,

relating to the NMCC Mortgage Loans. PNC Bank has agreed to indemnify the

Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, with respect to the Mortgage Loans sold by it to the Mortgage Loan Seller.



                                LEGAL MATTERS



   Certain legal matters will be passed upon for the Sponsor by Sidley &

Austin, New York, New York and by Stephen E. Dietz, as an Associate General

Counsel of Citibank, N.A., and for the Underwriters by Cadwalader, Wickersham

& Taft, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp.



                                   RATINGS



   It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc.

("Moody's") and/or Fitch Investors Service, L.P. ("Fitch"; and, together with

Moody's, the "Rating Agencies"):





 CLASS            MOODY'S      FITCH

--------------  ----------- ---------


Class A-1......     Aaa         AAA

Class A-2 .....     Aaa         AAA

Class X........     Aaa         AAA

Class B........     Aa2         AA

Class C........      A2          A

Class D........     Baa2        BBB

Class E .......     Baa3        NR




   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X

Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in November

2027 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage

Loans in connection with such
prepayments or the corresponding effect on yield to investors. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X

Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X

Certificates consist only of interest (and, to the extent described herein,

may consist of a portion of the Prepayment Premiums actually collected on the

Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid,

and such result is consistent with the ratings received on the Class X

Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay

Certificates, whether as a result of principal payments or the allocation of

Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.



   There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified or withdrawn by such Rating

Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered

Certificates will nonetheless issue a rating to any Class thereof and, if so,

what such rating would be. A rating assigned to any Class of Offered

Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by Fitch and/or Moody's.



   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk

Factors--Limited Nature of Credit Ratings" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS





                                             PAGE

                                             ----


1995 Expenses ............................... A-3

1995 NOI .................................... A-3

1995 Revenues ............................... A-3

1996 Debt Service Coverage Ratio ............ A-3

1996 DSCR ................................... A-3

1996 Expenses ............................... A-3

1996 NOI .................................... A-2

1996 Revenues ............................... A-3

30/360 Basis ......................... S-13, S-40

30/360 basis ............................... S-81

30/360 Mortgage Loans ................ S-13, S-40

401(c) Regulations ......................... S-90

ABN AMRO ................................... S-77

Accrued Certificate Interest ............... S-66

ACMs ....................................... S-34

Actual/360 Basis ..................... S-13, S-40

Actual/360 Mortgage Loans ............ S-13, S-40

Actual/365 Basis ..................... S-13, S-40

Actual/365 Mortgage Loans ............ S-13, S-40

Additional Trust Fund Expenses  ...... S-17, S-70

Administrative Fee Rate ............... S-62, A-4

Administrative Fees ........................ S-18

Advances ................................... S-54

Annual Debt Service ......................... A-3

Anticipated Loan Balance at Maturity  ....... A-4

Anticipated Repayment Date ................. S-14

Appraisal Reduction Amount ................. S-71

Appraisal Value ............................. A-3

Assumed Monthly Payment .............. S-22, S-67

Available Distribution Amount  ....... S-19, S-63

Balloon ..................................... A-4

Balloon Loans .............................. S-13

Balloon Payment ............................ S-41

Beds ........................................ A-4

CBE ........................................ S-84

Certificate Balance ......................... S-1

Certificate Owner .................... S-10, S-60

Certificate Registrar ...................... S-61

Certificateholders ......................... S-16

Certificates ..................... S-1, S-9, S-60

Citi Mortgage Loans .................. S-16, S-39

Class ............................ S-1, S-9, S-60

Class A Certificates ............. S-1, S-9, S-60

Code ................................. S-26, S-85

Collection Period .......................... S-62

Commercial Loan ............................ S-38

Commercial Mortgaged Property .............. S-38

Controlling Class .................... S-25, S-59

Corporate Trust Office ..................... S-76

Corrected Mortgage Loan .................... S-51

CRIIMI MAE ................................. S-52

Cross-Collateralized Mortgage Loans  . S-11, S-38

Cut-off Date ............................... S-38

Cut-off Date Balance ....................... S-38

Cut-off Date Loan-to-Value Ratio  ...... S-7, A-4

Cut-off Date LTV ............................ A-4

Cut-off Date LTV Ratio ...................... A-4

DCR ........................................ S-88

Default Interest ........................... S-54

Definitive Certificate ............... S-10, S-60

Delivery Date ......................... S-1, S-60

Description of the Mortgage Pool ........... S-37

Determination Date ......................... S-62

Distributable Certificate Interest  .. S-21, S-66

Distribution Date .......................... S-62

Distribution Date Statement ................ S-72

DTC ............................. S-1, S-10, S-60

Due Date ............................. S-13, S-40

ERISA ................................ S-27, S-88

Excess Interest ...................... S-14, S-40

Excess Interest Rate ................. S-14, S-40

Exemptions ........................... S-27, S-88

FIRREA ..................................... S-44

Fitch ........................... S-3, S-28, S-92

Form 8-K ................................... S-49

FREE ........................................ A-4

Full ........................................ A-4

GAAP ........................................ A-2

Grtr ........................................ A-4

Hyper ....................................... A-4

Hyper-Amortization Loan .................... S-14

Hyper-Amortization Loans ................... S-40

Initial Pool Balance ............ S-3, S-11, S-38

Interested Person .......................... S-58

IRS ........................................ S-85

LaSalle .................................... S-76

Leasable Square Footage ..................... A-4

Liquidation Fee ............................ S-54

Liquidation Fee Rate ....................... S-54

Lockbox Account ............................ S-40

Lock-out Period ...................... S-14, S-41

LOP ........................................ S-81

MAI ........................................ S-44

Major Tenants .............................. S-42

Master Servicing Fee ....................... S-52

Master Servicing Fee Rate .................. S-53

Maturity .................................... A-4

Maturity Assumptions ....................... S-81

Maturity Date ............................... A-4

Maturity Date Loan-to-Value Ratio ........... A-4

Maturity Date LTV ........................... A-4

Midland .................................... S-51

Modified Mortgage Loan ..................... S-72

Monthly Payments ..................... S-13, S-40

Moody's ......................... S-3, S-28, S-92

Mortgage ............................. S-11, S-38

Mortgage Loan Schedule ..................... S-47

Mortgage Loan Seller ........................ S-3

Mortgage Loans .................. S-3, S-11, S-38

Mortgage Note ........................ S-11, S-38

Mortgage Pool ............................... S-3

Mortgage Rate ........................ S-13, S-40

Mortgaged Property ................... S-11, S-38

Multifamily Loan ........................... S-38

Multifamily Mortgaged Property ............. S-38

Net Aggregate Prepayment Interest

  Shortfall ...............................  S-66

Net Mortgage Rate .................... S-18, S-62

Net Rentable Area (SF) ...................... A-4

NMCC ................................. S-16, S-39

NMCC Mortgage Loans .................. S-16, S-39

Nonrecoverable Advances .................... S-71

Nonrecoverable P&I Advance ................. S-71

Nonrecoverable Servicing Advance ........... S-55

Notional Amount ................. S-1, S-17, S-61

Occupancy Percent ........................... A-4

Offered Certificates ............. S-1, S-9, S-60



                              S-94


                                             PAGE

                                             ----

OID Regulations ............................ S-85

Open Period .......................... S-14, S-41

Participants ............................... S-60

Party in Interest .......................... S-89

Pass-Through Rate ........................... S-1

Permitted Encumbrances ..................... S-47

Permitted Investments ...................... S-53

P&I Advance .......................... S-23, S-70

Plan ................................. S-27, S-88

Plan Assets ................................ S-88

PNC Bank ............................. S-16, S-39

PNC Mortgage Loans ......................... S-39

Pooling Agreement .................... S-17, S-60

Prepayment Interest Excess ................. S-53

Prepayment Interest Shortfall .............. S-53

Prepayment Premium ................... S-14, S-41

Prepayment Premium Period ............ S-14, S-41

Prepayment Premiums ......................... S-4

Principal Distribution Amount  ....... S-21, S-66

Private Certificates .................. S-9, S-60

PTCE 95-60 ................................. S-90

PTE ........................................ S-88

Purchase Price ............................. S-47

Rated Final Distribution Date .............. S-92

Rating Agencies ................. S-3, S-28, S-92

Realized Losses ...................... S-17, S-70

Record Date ................................ S-63

Reimbursement Rate ................... S-23, S-71

Related Loans ............................... A-4

Related Proceeds ........................... S-54

REMIC ........................... S-4, S-25, S-85

REMIC Administrator ................... S-9, S-76

REMIC I ..................................... S-4

REMIC II .................................... S-4

REMIC Regular Certificates  ...... S-1, S-9, S-60

REMIC Residual Certificates  ..... S-1, S-9, S-60

REO Extension .............................. S-58

REO Property ......................... S-22, S-50

REO Status Report .......................... S-74

REO Tax .............................. S-58, S-86

Required Appraisal Date .................... S-71

Required Appraisal Loan .................... S-71

Restricted Group ........................... S-88

Revised Rate ......................... S-14, S-40

Rooms ....................................... A-4

Senior Certificates .................. S-19, S-63

Sequential Pay Certificates  ..... S-1, S-9, S-60

Servicing Advances ......................... S-54

Servicing Standard ......................... S-50

Servicing Transfer Event ................... S-50

Settlement Date ............................ S-81

Similar Law ................................ S-91

S&P ........................................ S-88

Special Servicing Fee ...................... S-53

Special Servicing Fee Rate ................. S-53

Specially Serviced Mortgage Loan ........... S-50

Sponsor ..................................... S-3

Stated Principal Balance ................... S-62

Subordinate Certificates ............. S-20, S-64

Sub-Servicer ............................... S-52

Sub-Servicing Agreement .................... S-52

Sub-Servicing Fee Rate ...................... A-4

Trust ........................... S-3, S-17, S-60

Trust Fund ........................... S-17, S-60

Trustee Reports ............................ S-72

Underwriters ................................ S-1

Underwriting Debt Service Coverage Ratio  .. S-7,

 A-2

Underwriting DSCR ........................... A-2

Underwriting Expenses ....................... A-1

Underwriting NOI ....................... A-1, A-2

Underwriting Revenues ....................... A-1

Units ....................................... A-4

UPB ......................................... A-4

U/W DSCR .................................... A-2

U/W Expenses ................................ A-1

U/W NOI ................................ A-1, A-2

U/W Reserves ................................ A-4

U/W Revenues ................................ A-1

Voting Rights .............................. S-75

Workout Fee ................................ S-53

Workout Fee Rate ........................... S-53

YM .......................................... A-4

YMP ........................................ S-81




                              S-95

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



                                   ANNEX A



                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.

Unless otherwise indicated, such information is presented as of the Cut-off

Date. The statistics in such schedule and tables were derived, in many cases,

from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriters or any of their respective affiliates or any other person.



   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:



   1. "Underwriting NOI" or "U/W NOI" as used herein with respect to any

Mortgaged Property means an estimate, made at origination of the related

Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:



      (i) "Underwriting Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following three sentences): (a) the actual amounts of gross rents (in the case of the Multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12-month basis, or annualized or estimated in certain cases); (b) monthly contractual base rents (in the case of the Commercial Mortgaged Properties other than the health care and hotel Mortgaged Properties) that either are annualized based on leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan or are based on a prior

    12 month period; and (c) annual revenues consistent with historical operating trends and market and competitive conditions, in the case of health care and hotel Mortgaged Properties. Such Underwriting Revenues were generally modified by (x) assuming that the occupancy rate for the

    Mortgaged Property was consistent with the relevant market if such was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (y) in the case of retail, office and industrial Mortgaged

    Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail,

    office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, Underwriting Revenues were calculated as described above based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease; provided that such rental payments are sufficient to pay debt service on the related Mortgage Loan.



      Underwriting Revenues generally include: (v) for the Multifamily

    Mortgaged Properties, rental and other revenues; (w) for the Commercial

    Mortgaged Properties (other than the health care related and hotel

    Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (x)

    for the health care Mortgaged Properties, resident charges, Medicaid and

    Medicare payments, and other revenues; and (y) for the hotel Mortgaged

    Properties, guest room rates, food and beverage charges, telephone charges and other revenues.



      (ii) "Underwriting Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to between 0% and 10% of assumed gross revenues for the year, (b)

    adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged

    Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

      Underwriting Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance,

    management, landscaping, security (if provided at the Mortgaged Property)

    and the amount of real estate taxes, general and administrative expenses,

    ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor

    (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwriting Expenses may have included leasing commissions and tenant improvements. In the case of hotel

    Mortgaged Properties, Underwriting Expenses included such departmental expenses relating to guest rooms, food and beverage, telephone bills, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee. In the case of health care Mortgaged Properties, Underwriting Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses,

    laundry/housekeeping expenses, activities/social service expenses,

    equipment rental expenses and other expenses.



      The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year (or, annualized or estimated in certain cases), (y) by analyzing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or (z) by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available.



   The management fees used in calculating Underwriting NOI differ in many cases from the management fees provided for under the loan documents for the

Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwriting NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates,

future expenses and other conditions if and to the extent used in calculating

Underwriting NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.



   In some cases, "Underwriting NOI" or "U/W NOI" describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. "Underwriting NOI"

or "U/W NOI" has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included,

"Underwriting NOI" or "U/W NOI" would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is "Underwriting NOI" or "U/W NOI" set forth herein intended to represent such future net cash flow.



   Underwriting NOI and the Underwriting Revenues and Underwriting Expenses

used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a

Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwriting NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.



   2. "Underwriting Debt Service Coverage Ratio", "Underwriting DSCR" or "U/W

DSCR" as used herein with respect to any Mortgage Loan means (a) the

Underwriting NOI for the related Mortgaged Property or Properties, divided by

(b) the Annual Debt Service for such Mortgage Loan.



   3. "1996 NOI" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1996 (equal to 1996 Revenues less 1996

Expenses) that was available for debt service, as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by
certain other normalizations. 1996 NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1996 Expenses to reflect normalized 1996 NOI. The Sponsor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.

1996 NOI was not necessarily determined in accordance with GAAP. Moreover,

1996 NOI is not a substitute for net income determined in accordance with

GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.



     (i) "1996 Revenues" are the gross revenues received in respect of a

    Mortgaged Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial

    Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hotel Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged

    Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, 1996 Revenues were calculated as described above based on revenues received by the operators rather than rental payments received by the related borrower under the operating lease.



     (ii) "1996 Expenses" are the operating expenses incurred for a Mortgaged

    Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes,

    general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office, and/or industrial Mortgaged Properties, 1996

    Expenses may have included leasing commissions and tenant improvements. In the case of hotel Mortgaged Properties, 1996 Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as marketing and franchise fees. In the case of health care Mortgaged

    Properties, 1996 Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping,

    activities/social service expenses, equipment rental expenses and other expenses.



   4. "1996 Debt Service Coverage Ratio" or "1996 DSCR" means, with respect to any Mortgage Loan, (a) the 1996 NOI for the related Mortgaged Property or

Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.



   5. "1995 NOI" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1995, equal to 1995 Revenues less 1995

Expenses and calculated in a manner consistent with 1996 NOI.



     (i) "1995 Revenues" are the revenues for a Mortgaged Property for the year ended December 31, 1995, calculated in a manner consistent with 1996

    Revenues.



     (ii) "1995 Expenses" are the actual expenses incurred for a Mortgaged

    Property for the year ended December 31, 1995, calculated in a manner consistent with 1996 Expenses.



   6. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off

Date.



   7. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Sponsor as of the date specified on the schedule.

   8. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or

"Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date

Balance of such Mortgage Loan divided by the Appraisal Value of the related

Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date

LTV" means, with respect to any Mortgage Loan, the Anticipated Loan Balance at Maturity, divided by the Appraisal Value of the related Mortgaged

Property.



   9. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.



   10. "Units", "Rooms" and "Beds", respectively, mean: (i) in the case of a

Mortgaged Property operated as multifamily housing, the number of apartments,

regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units") and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads (also referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel,

the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").



   11. "U/W Reserves" means: (i) in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, on-going reserves required to be maintained on a net leaseable area basis; (ii) in the case of a Mortgaged Property operated as multifamily housing or a mobile home park,

on-going reserves required to be maintained on a per Unit basis; (iii) in the case of a Mortgaged Property operated as a hotel calculated as a percentage of U/W Revenues; and (iv) in the case of a Mortgaged Property operated as a health care facility, on-going reserves required to be maintained on a per

Bed basis; however, in each case, actual reserves may be less than the amount of required reserves or no reserves may have been escrowed.



   12. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable

Square Footage or Total Units/Rooms/Pads, as the case may be, of the

Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.



   13. "Administrative Fee Rate" means the sum of the Master Servicing Fee

Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the

Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.



   14. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.



   15. "Anticipated Loan Balance at Maturity" means, with respect to any

Mortgage Loan, the balance due at maturity or, in the case of a

Hyper-Amortization Loan, the related Anticipated Repayment Date pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments,

defaults or extensions.



   16. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.



   17. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.



   18. "Grtr" means "the greater of".



   19. "FREE" means, with respect to any Mortgage Loan, that such Mortgage

Loan may be voluntarily prepaid without a Prepayment Premium.



   20. "Hyper" means Hyper-Amortization Loan.



   21. "Full" means fully amortizing Mortgage Loan.



   22. "Balloon" means Balloon Loan.



   23. "Maturity" or "Maturity Date" means, with respect to any Mortgage

Loan, the date specified in the related Mortgage Note as its stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated

Repayment Date.



                                                             ANNEX A

                                          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



     Control         Loan

      Number        Number                      Property Name                                 Property Address

---------------------------------------------------------------------------------------------------------------------------------


       N001        50071          Saddle Creek Apartments                         43398 Citation Dr.

       N002        50169          Suerte Apartments                               9904-9988 Kika Court

       N003        50003          Springs Pointe Apartments                       5010 Indian River Drive

       N004        50008          The Landings at Cypress Meadows                 16812 North Dale Mabry Highway

       N005        50018          Sun Harbor Suites                               1500 Stardust Rd.

---------------------------------------------------------------------------------------------------------------------------------

       N006        50004          Westwood Pointe Apartments                      5070 River Glen Drive

       N007        50070          Briar Cove Apartments                           650 Way Market St.

       C008        655411-6       Chesapeake Landing Apts                         3640 Beluga Lane

       N009        50058          College Park Apartments                         1620 West University

       C010        655342-1       Lakeland Apartments                             2020 East Park Place

---------------------------------------------------------------------------------------------------------------------------------

       C011        655342-1       Lake Terrace Apartments                         2616 North Frederick Avenue

       C012        655342-1       Maryland Park Apartments                        2720 North Frederick Avenue

       C013        655342-1       Riverland Apartments                            2332 North Oakland Avenue

       C014        655342-1       River Terrace Apartments                        2333 North Oakland Avenue

       C015        655342-1       Lake Park Apartments                            2645 North Farwell Avenue

---------------------------------------------------------------------------------------------------------------------------------

       C016        655467-9       Hampton Meadows                                 906 McKnight Circle

       N017        50029          Lost Creek Apartments                           4950 South State Street

       N018        50088          Sands Point Apartments                          8100 Sands Point Dr.

       N019        50010          Debaliviere Place IV                            5501 Perishing Ave.

       C020        655386-1       Vantage Point Apartments                        2300 Rebsamen Park Road

---------------------------------------------------------------------------------------------------------------------------------

       N021        50031          The Summit Apartments                           3904 370 Plaza

       C022        655317-5       Oaks of Northgate                               8000 Oakdell Way

       C023        655396-8       Hunters Crossing                                3001 Kemp Blvd

       C024        655318-8       Lakeshire Place Apartments                      503 El Dorado Blvd

       N025        50184          Heritage Oaks Apartments                        1000 S. Glendora Ave.

---------------------------------------------------------------------------------------------------------------------------------

       N026        50100          Woodcrest Apartments                            2414 N. McArthur Blvd.

       C027        655446-2       Piccadilly Apartments                           2220 SW 34th Street

       N028        50097          Centennial Apartments                           380 North & 1020 East

       N029        50084          Runnymede Apartments                            1101 Rutland Rd.

       C030        655312-0       Arlington Oaks Apartments                       1111 Honeysuckle Way

---------------------------------------------------------------------------------------------------------------------------------

       C031        655302-3       Forest Creek Crossing Apartments                2751 Hammondton Road

       N032        50102          Windridge Apartments                            2346 N. MacArthur Blvd.

       C033        655455-6       Columbia Courts Apartments                      818 & 903-939 Thurstin Avenue

       C034        655455-6       Frazee Avenue Apartments                        624-670 Frazee Avenue

       N035        50030          Lauder Ridge Apartments                         5600 Southwest 12th St.

---------------------------------------------------------------------------------------------------------------------------------

       C036        655471-8       Bellvue Garden Apartments                       210 Hale Street

       C037        655471-8       Bellvue Towers Apartments                       2400 Market Street

       N038        50050          Latham Park Manor                               West Bessemer Ave & Hill St.

       C039        655445-9       Point West Apartments                           500 SW 34th Street

       N040        50101          Kingsley Creek Apartments                       7218 Skillman Street

---------------------------------------------------------------------------------------------------------------------------------

       C041        655322-7       Sundance Apartments                             4615 Gardendale Drive

       N042        50074          Bienville Towers                                2100 College Drive

       C043        655340-5       Chapelwood Place Apartments                     100 Chapelwood Place

       N044        50086          Crosspointe Apartments                          9902 Cranberry Lane NW

       C045        655334-0       Village Apartments                              867 Fendley Drive

---------------------------------------------------------------------------------------------------------------------------------

       C046        655323-0       Logan Place Apartments                          2608 El Toro Drive

       C047        650776-5       Village Club Apartments                         500 N.E 2nd Street

       N048        50103          Rochelle Plaza Apartments                       306 W. Rochelle Road

       C049        655444-6       Hunter's Creek Apartments                       9231 Hunter's Creek Drive

       C050        655456-9       DeVille Court Apartments                        15-3  DeVille Circle

---------------------------------------------------------------------------------------------------------------------------------

       C051        655466-6       Brittania Sherman Apartments                    234 Sherman Avenue

       N052        50016          Park East Apartments                            456 South Ironton St.

       C053        655301-0       559-607 W.191st Street                          559-607 W.191st Street

       C054        655279-4       Baypoint Manor Apartments                       2701 13th Avenue North

       N055        50011          Caroline Apartments                             2729 Park Street

---------------------------------------------------------------------------------------------------------------------------------

       C056        655453-0       Hillcrest Apartments                            617 Hilltop Drive

       C057        655339-5       Arcadia Park Apartments                         3426 North 32nd Street

       C058        655462-4       Holly Hill Estates                              U.S. Route 13

       C059        655310-4       Wadsworth Apartments                            28-32 Preble Street

       C060        655310-4       Earl Apartments                                 341 Cumberland Avenue

---------------------------------------------------------------------------------------------------------------------------------

       C061        655347-6       3631 Broadway                                   3631 Broadway

       N062        50119          Cypress Trace                                   11767 NW 30 Street

       C063        655443-3       Imperial House                                  250 Prospect Street

       N064        50075          Arden's Place Apartments                        9610 White Bluff Road

       N065        50077          Dutchtown Villas                                1036 Dutchtown Rd.

---------------------------------------------------------------------------------------------------------------------------------

       C066        655227-3       Knollwood Apartments                            856 North Leak

       C067        655227-3       Academy Manor Apartments                        302-308 Reece Avenue

       C068        655368-3       Cedar Bluff Apartments                          5930 Red Bluff Road

       N069        50098          Kingbridge Apartments                           29910-30040 Kingsbridge Rd.

       N070        50082          Cinnamon Tree Apartments                        6100 Westcreek Dr.

---------------------------------------------------------------------------------------------------------------------------------

       C071        655335-3       Bel Aire Apartments                             3200 West Pioneer Drive

       N072        50015          Fifty-Five Plus Apartments                      825 S. Union Blvd.

       N073        50017          Woodman Place Apartments                        6210 Woodman Place

       C074        655369-6       Country Club Apartments                         7100 South Gessner Drive

       C075        655468-2       Townhouse Road Apartments                       35 Townhouse Road

---------------------------------------------------------------------------------------------------------------------------------

       N076        50133          Forest Hills Apartments                         3800 5th Avenue South

       C077        655451-4       Perry Hill Estates                              52 Perry Hill Road

       N078        50232          Vintage Plaza Apartments                        3046-3056 N.E. Holladay Street

       C079        655457-2       196 North River Road Apartments                 196 North River Road

       C080        655186-3       Dunn's Bridge Apartments                        7 Durham Road

---------------------------------------------------------------------------------------------------------------------------------

       C081        655346-3       Aguadilla Mall                                  State Road No. 2, KM 126.5

       C082        655353-1       University Square Shopping Center               5801-5985 University Ave.

       N083        50139          Joliet Commons Shopping Center                  2621 Joliet-Plainfield Road

       N084        50135          Victorville Valley Retail Center                14555,14601,14689 Valley Center Dr.

       N085        50026          Burlington Outlet Center                        2389 Corporation Pkwy

---------------------------------------------------------------------------------------------------------------------------------

       N086        50114          Van Owen Marketplace                            18300-18330 Vanowen Street

       N087        50273          Jumbo Sports #30                                9880 West Broad Street

       N088        50285          Jumbo Sports #36                                9530 Midlothian Turnpike

       N089        50274          Jumbo Sports #14                                6428 Burnt Poplar Road

       N090        50083          Preston Parkway Center                          1501 Preston Road

---------------------------------------------------------------------------------------------------------------------------------

       C091        655458-5       Willow Lake Shopping Center                     West 86th Street and Township Line Road

       C092        655413-2       Ogden City Plaza                                2233 Grant Avenue

       C093        655367-0       Fox Plaza Retail                                5515-89 Alameda Avenue

       C094        655440-4       Stonehedge Square Shopping Center               950 Walnut Bottom Road

       N095        50076          St Andrews Crossing                             817 St. Andrews Road

---------------------------------------------------------------------------------------------------------------------------------

       C096        655450-1       Princeton Meadows Shopping Center               660 Plainsboro Road

       N097        50068          Troy Marketplace Shopping Center                US Highway 231 and Franklin Drive

       C098        655305-2       Food Emporium                                   200 East 32nd Street

       N099        50118          Northridge Shopping Center                      8331 Roswell Rd.

       C100        655388-7       USA Outlet Center                               Fox Run Avenue

---------------------------------------------------------------------------------------------------------------------------------

       C101        655324-3       The Galeria                                     119 North Park Road

       C102        655452-7       Timberlake Plaza Shopping Center                7701-7703 Timberlake Road

       N103        50096          Hillsborough Commons                            113 Mayo St.

       C104        655364-1       North Park Shopping Center                      Hwy 425

       N105        50193          Best Buy Store 20                               4650 First Avenue N.E.

---------------------------------------------------------------------------------------------------------------------------------

       C106        655274-9       State Line Plaza                                US Route 13 and County Route 54

       C107        655405-1       Alta Loma Plaza                                 6701-6799 Carnelian Street

       N108        50040          Landmark Village Shopping Center                2301 N. Collins St

       N109        50069          Douglas Square Shopping Center                  Douglas Ave/Hwy 31

       C110        655243-5       Old Pueblo Plaza                                4140 West Ina Road

---------------------------------------------------------------------------------------------------------------------------------

       C111        655393-9       Cheyenne Crossing Shopping Center               3250 N. Tenaya Way

       N112        50041          University Hills West Shopping Center           2553 S. Colorado Blvd.

       C113        655299-8       Apple Blossom Mall                              601-625 East Jubal Early Drive

       C114        655373-5       Uintah Plaza Shopping Center                    1147-1169 West Highway 40

       C115        655164-3       Wind Gap Shopping Center                        487 East Moorestown Road

---------------------------------------------------------------------------------------------------------------------------------

       C116        655357-3       Babylon Plaza/Genovese Plaza                    369 Little East Neck Road

       N117        50001          Taylors Creek Commons                           U.S. 1 & North Beach Causeway

       C118        655338-2       Builders Design Center                          15125 N. Hayden Road

       C119        655351-5       Agora Shopping Center                           7 Avenida Vista Grande

       C120        655361-2       Orchard Business Park                           8800-8850 Orchard Tree Lane

---------------------------------------------------------------------------------------------------------------------------------

       C121        655320-1       Northgate Village Shopping Center               5500 Babcock Road

       C122        655442-0       25th & Butler Shopping Center                   25th Street and Butler Avenue

       C123        655319-1       Northgate Plaza Shopping Center                 5450  Babcock Road

       C124        655259-0       54 West 47th Street                             54 West 47th Street

       N125        50112          Eckerd at Smyrna                                2393 Spring Rd.

---------------------------------------------------------------------------------------------------------------------------------

       N126        50129          College Plaza                                   2305 N. Gateway Ave.

       C127        655382-9       Woodforest Emporium Shopping Center             12700 Woodforest Blvd.

       C128        655306-5       Country Brook Village                           3046 Lavon Drive

       N129        50194          Hill Country Square Shopping Center             1313 S. Main Street

       N130        50044          Caroline Square Shopping Center                 2702 Emanual Church Rd.

---------------------------------------------------------------------------------------------------------------------------------

       N131        50187          Jacksonville Plaza Shopping Center              West Main Street & South James Street

       C132        655278-1       Southside Shopping Center                       2526 Monroe Street

       C133        655331-1       Westcliff Office - building 12                  201-401 N. Buffalo Dr.

       C134        655403-5       America Online Building                         12100 Sunrise Valley Drive

       C135        655344-7       International Jewelry Exchange                  550 South Hill Street

---------------------------------------------------------------------------------------------------------------------------------

       N136        50039          The Daniel and Henry Building                   2350 Market St.

       C137        655237-0       Morton West Associates                          96 Morton Street

       C138        655470-5       Scarborough Court                               482 Payne Road

       C139        655470-5       95-97 Darling Avenue                            95-97 Darling Avenue

       C140        655326-9       Westcliff Office - building 9 (ii)              201-401 N. Buffalo Dr.

---------------------------------------------------------------------------------------------------------------------------------

       C141        655380-3       Crown Plaza Office Building                     114 West Magnolia Street

       C142        655461-1       Mt. Arlington Corporate Center                  111 Howard Boulevard

       C143        655363-8       Oak Hall Office Building                        555 Perkins Extended

       C144        655454-3       Eastgate Commerce Center                        4440 Glen Este-Withamsville Road

       C145        655309-4       Midtown Plaza                                   1300 Baxter Street

---------------------------------------------------------------------------------------------------------------------------------

       C146        655379-3       Jamacha Center I                                850-860 Jamacha Rd.

       C147        655360-9       West Oxmoor Tower                               11 West Oxmoor Road

       C148        655371-9       The Oviatte Building                            617 South Olive Street

       C149        655449-1       1520 Locust Street                              1518-1520 Locust Street

       C150        655377-7       Office 66                                       3297 Rt 66

---------------------------------------------------------------------------------------------------------------------------------

       C151        655314-6       Highland Plaza                                  910 Pierremont Road

       N152        50125          Bellona Commons                                 1300 - 1306 Bellona Ave.

       C153        655341-8       31 Inwood Road                                  31 Inwood Road

       C154        655327-2       Westcliff Office - building 3                   201-401 N. Buffalo Dr.

       C155        655325-6       Westcliff Office - building 2                   201-401 N. Buffalo Dr.

---------------------------------------------------------------------------------------------------------------------------------

       C156        655265-5       80 Maple Avenue                                 80 Maple Ave.

       C157        655329-8       Westcliff Office - building 5                   201-401 N. Buffalo Dr.

       C158        655330-8       Westcliff Office - building 6                   201-401 N. Buffalo Dr.

       C159        655328-5       Westcliff Office - building 4                   201-401 N. Buffalo Dr.

       C160        655374-8       The Commons Office Building                     2006-A Morton Drive

---------------------------------------------------------------------------------------------------------------------------------

       C161        655389-0       Fisherman's Wharf Ramada Plaza                  590 Bay Street

       C162        655469-5       Embassy Suites                                  4800 South Tryon Street

       N163        50036          Days Inn - St. Petersburg                       6200 Gulf Blvd.

       C164        655448-8       Courtyard by Marriott                           35 West Spring Street

       N165        50142          Residence Inn Brookfield                        950 South Pinehurst Court

---------------------------------------------------------------------------------------------------------------------------------

       C166        655372-2       Strathallan Hotel                               550 East Avenue

       N167        50025          Best Western Oceanside Inn                      1180 Seabreeze Blvd.

       N168        50034          Ramada Inn - Fort Myers                         1160 Estero Blvd

       C169        655374-8       English Inn                                     2000 Morton Drive

       N170        50033          Hampton Inn - Ben Salem                         1329 Bristol Pike

---------------------------------------------------------------------------------------------------------------------------------

       N171        50035          Days Inn - Fort Myers                           1130 Estero  Blvd

       C172        655349-9       Sioux City Holiday Inn                          140 Zenith Drive

       N173        50037          Howard Johnson-Fort Myers                       1100 Estero Blvd

       C174        655410-3       Knights Inn                                     4320 Groves Road

       N175        50145          Toxikon                                         15 Wiggins Ave.

---------------------------------------------------------------------------------------------------------------------------------

       C176        655459-8       Lavergne Court                                  6502-40 S. Lavergne Ave.

       C177        655459-8       Harbor Court                                     5301-19 W. 65th Street

       C178        655463-7       Harney Road Industrial Center                   6401-6403 Harney Road

       C179        655441-7       26 Clinton Drive                                26 Clinton Drive

       C180        655333-7       Alhambra                                        4815 NW 79 Ave

---------------------------------------------------------------------------------------------------------------------------------

       C181        655356-0       3220 Warehouse                                  3220 SW 2nd Avenue

       C182        655464-0       Wanalda Warehouse                               12140-12160 Parklawn Drive

       C183        655355-7       541 Warehouse                                   541 NE 32nd Street

       C184        655460-8       5235 W. 65th Street                             5235 W. 65th Street

       N185        50157          Voorhees Pediatric Center                       1304 Laurel Oak Road

---------------------------------------------------------------------------------------------------------------------------------

       N186        50032          Franklin Nursing Home                           142-27 Franklin Ave.

       N187        50089          Ditmas Park Care Center                         2107 Ditmas  Ave.

       C188        655394-2       Lakeview Village Shopping Center (iii)          N. Val Vista Drive and E. Baseline Rd

       C189        655447-5       Montgomery Pointe Plaza                         8740 Montgomery Road

       C190        655343-4       Le Madri                                        168 West 18th Street

---------------------------------------------------------------------------------------------------------------------------------

       C191        655465-3       Lackland Self Storage                           1555 Livingston Avenue

       N192        50047          Frederick Mini-Storage                          7315 Industry Lane

       N193        50046          York Mini-Storage, Inc.                         154 Leader Heights Rd.

---------------------------------------------------------------------------------------------------------------------------------

 Totals/Weighted

   Averages

---------------------------------------------------------------------------------------------------------------------------------




                                                                                                  Cut-off       Anticipated Loan

   Control                                           Zip        Property         Original           Date           Balance at

   Number                  City           State     Code          Type            Balance         Balance            Maturity

-------------------------------------------------------------------------------------------------------------------------------


    N001         Novi                       MI      48375      Multifamily      $21,824,000      $21,780,750       $19,220,068

    N002         San Diego                  CA      92129      Multifamily      $19,000,000      $19,000,000       $16,810,963

    N003         Las Vegas                  NV      89103      Multifamily      $17,753,000      $17,660,210       $15,976,030

    N004         Tampa                      FL      33618      Multifamily      $17,000,000      $16,902,254       $15,280,446

    N005         Las Vegas                  NV      89109      Multifamily      $16,750,000      $16,707,961       $15,269,579

-------------------------------------------------------------------------------------------------------------------------------

    N006         Las Vegas                  NV      89103      Multifamily      $16,580,000      $16,493,341       $14,920,442

    N007         Ann Arbor                  MI      48103      Multifamily      $16,400,000      $16,367,499       $14,443,232

    C008         Indianapolis               IN      46214      Multifamily      $13,400,000      $13,400,000       $11,822,251

    N009         Gainesville                FL      32603      Multifamily      $13,400,000      $13,369,840       $12,177,950

    C010         Milwaukee                  WI      53211      Multifamily       $1,160,376       $1,158,990        $1,033,142

-------------------------------------------------------------------------------------------------------------------------------

    C011         Milwaukee                  WI      53211      Multifamily       $2,538,322       $2,535,290        $2,259,998

    C012         Milwaukee                  WI      53211      Multifamily       $3,843,745       $3,839,153        $3,422,283

    C013         Milwaukee                  WI      53211      Multifamily         $703,478         $702,637          $626,342

    C014         Milwaukee                  WI      53211      Multifamily         $551,179         $550,520          $490,742

    C015         Milwaukee                  WI      53211      Multifamily       $1,232,899       $1,231,426        $1,097,713

-------------------------------------------------------------------------------------------------------------------------------

    C016         Rockford                   IL      61107      Multifamily       $9,150,000       $9,144,788        $8,055,238

    N017         Murray                     UT      84107      Multifamily       $7,675,000       $7,656,169        $6,930,780

    N018         Houston                    TX      77036      Multifamily       $7,600,000       $7,584,517        $6,807,868

    N019         St. Louis                  MO      63112      Multifamily       $7,150,000       $7,129,849        $6,466,101

    C020         Little Rock                AR      72202      Multifamily       $6,925,000       $6,925,000        $6,136,984

-------------------------------------------------------------------------------------------------------------------------------

    N021         Bellevue                   NE      68123      Multifamily       $6,925,000       $6,908,682        $6,272,546

    C022         San Antonio                TX      78240      Multifamily       $6,350,000       $6,339,643        $5,671,031

    C023         Wichita Falls              TX      76308      Multifamily       $6,000,000       $6,000,000        $5,285,568

    C024         Webster                    TX      77598      Multifamily       $5,600,000       $5,590,867        $5,001,226

    N025         Glendora                   CA      91740      Multifamily       $5,560,000       $5,551,089        $4,972,586

-------------------------------------------------------------------------------------------------------------------------------

    N026         Irving                     TX      75062      Multifamily       $5,520,000       $5,511,436        $5,173,130

    C027         Gainesville                FL      32608      Multifamily       $5,070,000       $5,045,808        $4,174,916

    N028         Provo                      UT      84604      Multifamily       $5,000,000       $4,992,381        $4,489,629

    N029         Austin                     TX      78758      Multifamily       $5,000,000       $4,990,314        $4,521,979

    C030         Arlington                  TX      76011      Multifamily       $4,950,000       $4,941,927        $4,420,726

-------------------------------------------------------------------------------------------------------------------------------

    C031         Marietta                   GA      30060      Multifamily       $4,500,000       $4,486,343        $3,997,974

    N032         Irving                     TX      75062      Multifamily       $4,140,000       $4,133,577        $3,879,848

    C033         Bowling Green              OH      43402      Multifamily       $2,805,000       $2,802,117        $2,279,876

    C034         Bowling Green              OH      43402      Multifamily       $1,102,500       $1,101,367          $896,101

    N035         North Lauderdale           FL      33068      Multifamily       $3,798,000       $3,789,869        $3,463,708

-------------------------------------------------------------------------------------------------------------------------------

    C036         Harrisburg                 PA      17104      Multifamily       $2,022,222       $2,021,146        $1,789,684

    C037         Harrisburg                 PA      17104      Multifamily       $1,477,778       $1,476,992        $1,307,846

    N038         Greensboro                 NC      27401      Multifamily       $3,500,000       $3,483,829        $2,959,440

    C039         Gainesville                FL      32607      Multifamily       $3,430,000       $3,413,634        $2,824,450

    N040         Dallas                     TX      75231      Multifamily       $3,209,900       $3,206,194        $3,000,647

-------------------------------------------------------------------------------------------------------------------------------

    C041         San Antonio                TX      78240      Multifamily       $3,105,000       $3,099,936        $2,773,002

    N042         Baton Rouge                LA      70808      Multifamily       $3,105,000       $3,099,362        $2,804,693

    C043         Henderson                  KY      42420      Multifamily       $3,000,000       $3,000,000        $2,670,940

    N044         Silverdale                 WA      98383      Multifamily       $3,000,000       $2,994,095        $2,694,271

    C045         Conway                     AR      72032      Multifamily       $3,000,000       $2,993,048        $2,648,119

-------------------------------------------------------------------------------------------------------------------------------

    C046         Huntsville                 TX      77340      Multifamily       $2,963,000       $2,963,000        $2,653,095

    C047         Dania                      FL      33004      Multifamily       $2,800,000       $2,795,552        $2,505,958

    N048         Irving                     TX      75062      Multifamily       $2,760,000       $2,755,407        $2,577,204

    C049         Cincinnati                 OH      45242      Multifamily       $2,737,500       $2,730,754        $2,615,906

    C050         Mill Creek Hundred         DE      19808      Multifamily       $2,700,000       $2,689,764        $2,224,371

-------------------------------------------------------------------------------------------------------------------------------

    C051         Meriden                    CT      06450      Multifamily       $2,640,000       $2,640,000        $2,345,883

    N052         Aurora                     CO      80012      Multifamily       $2,624,100       $2,617,360        $2,482,807

    C053         New York                   NY      10040      Multifamily       $2,400,000       $2,392,893        $2,137,049

    C054         Texas City                 TX      77590      Multifamily       $2,400,000       $2,392,657        $2,130,639

    N055         St. Louis                  MO      63104      Multifamily       $2,210,000       $2,203,772        $1,998,613

-------------------------------------------------------------------------------------------------------------------------------

    C056         Bordentown                 NJ      08620      Multifamily       $2,122,500       $2,118,309        $1,736,459

    C057         Phoenix                    AZ      85018      Multifamily       $2,120,000       $2,116,711        $1,900,940

    C058         Smyrna                     DE      19977      Multifamily       $2,100,000       $2,100,000        $1,730,120

    C059         Portland                   ME      04101      Multifamily       $1,312,000       $1,310,188        $1,186,733

    C060         Portland                   ME      04101      Multifamily         $652,000         $651,100          $589,748

-------------------------------------------------------------------------------------------------------------------------------

    C061         New York                   NY      10031      Multifamily       $1,950,000       $1,945,899        $1,580,200

    N062         Coral Springs              FL      33065      Multifamily       $1,900,000       $1,897,795        $1,696,131

    C063         East Orange                NJ      07017      Multifamily       $1,900,000       $1,893,976        $1,539,295

    N064         Savannah                   GA      31406      Multifamily       $1,800,000       $1,796,502        $1,618,070

    N065         Savannah                   GA      31419      Multifamily       $1,700,000       $1,696,696        $1,528,178

-------------------------------------------------------------------------------------------------------------------------------

    C066         Southern Pines             NC      28387      Multifamily       $1,051,648       $1,050,108          $947,143

    C067         Randleman                  NC      27317      Multifamily         $598,352         $597,475          $538,891

    C068         Pasedena                   TX      77505      Multifamily       $1,500,000       $1,500,000        $1,231,544

    N069         Gibralter                  MI      48173      Multifamily       $1,400,000       $1,397,930        $1,260,009

    N070         Ft. Worth                  TX      76135      Multifamily       $1,400,000       $1,397,279        $1,258,500

-------------------------------------------------------------------------------------------------------------------------------

    C071         Irving                     TX      75061      Multifamily       $1,400,000       $1,397,117        $1,228,201

    N072         Colorado Springs           CO      80910      Multifamily       $1,240,000       $1,236,815        $1,173,233

    N073         Van Nuys                   CA      91405      Multifamily       $1,200,000       $1,196,898        $1,091,785

    C074         Houston                    TX      77036      Multifamily       $1,000,000       $1,000,000          $821,030

    C075         Manchester                 NH      03108      Multifamily       $1,000,000       $1,000,000           $31,905

-------------------------------------------------------------------------------------------------------------------------------

    N076         Birmingham                 AL      35224      Multifamily       $1,000,000         $998,164          $883,981

    C077         Ashford                    CT      06278      Multifamily         $920,000         $915,745          $760,932

    N078         Portland                   OR      97232      Multifamily         $858,000         $855,610          $706,858

    C079         Manchester                 NH      03104      Multifamily         $800,000         $798,496          $708,172

    C080         Dover                      NH      03820      Multifamily         $606,933         $604,297          $506,318

-------------------------------------------------------------------------------------------------------------------------------

    C081         Aguadilla                  PR      00603        Retail         $26,500,000      $26,472,765       $23,934,278

    C082         San Diego                  CA      92115        Retail         $18,000,000      $17,977,797       $15,952,338

    N083         Joilet                     IL      60431        Retail         $14,700,000      $14,692,889       $13,099,058

    N084         Victorville                CA      92393        Retail          $9,600,000       $9,586,321        $8,663,805

    N085         Burlington                 NC      27215        Retail          $9,144,000       $9,105,265        $7,809,627

-------------------------------------------------------------------------------------------------------------------------------

    N086         Reseda                     CA      91335        Retail          $8,750,000       $8,739,409        $7,781,167

    N087         Richmond                   VA      23294        Retail          $3,600,000       $3,600,000        $2,998,260

    N088         Richmond                   VA      23235        Retail          $3,400,000       $3,400,000        $2,831,690

    N089         Greensboro                 NC      27409        Retail          $1,750,000       $1,750,000        $1,457,488

    N090         Plano                      TX      75093        Retail          $6,900,000       $6,879,289        $5,827,742

-------------------------------------------------------------------------------------------------------------------------------

    C091         Indianapolis               IN      46268        Retail          $6,200,000       $6,194,710        $5,105,765

    C092         Ogden                      UT      84401        Retail          $6,100,000       $6,100,000        $5,429,601

    C093         El Paso                    TX      79905        Retail          $6,000,000       $6,000,000        $4,951,671

    C094         Carlisle                   PA      17013        Retail          $5,670,000       $5,663,260        $5,042,189

    N095         Columbia                   SC      29210        Retail          $5,250,000       $5,242,262        $4,726,118

-------------------------------------------------------------------------------------------------------------------------------

    C096         Plainsboro                 NJ      08536        Retail          $5,000,000       $4,993,496        $4,408,713

    N097         Troy                       AL      36079        Retail          $4,750,000       $4,743,399        $4,294,547

    C098         New York                   NY      11120        Retail          $4,750,000       $4,735,302        $3,862,667

    N099         Atlanta                    GA      30350        Retail          $4,650,000       $4,644,744        $4,160,900

    C100         Opelika                    AL      36801        Retail          $4,500,000       $4,500,000        $3,754,568

-------------------------------------------------------------------------------------------------------------------------------

    C101         Cambridge                  MA      02138        Retail          $4,400,000       $4,383,127        $3,618,940

    C102         Lynchburg                  VA      24502        Retail          $4,300,000       $4,289,619        $3,821,007

    N103         Hillsborough               NC      27278        Retail          $4,250,000       $4,245,112        $3,797,133

    C104         Monticello                 AR      71655        Retail          $4,000,000       $4,000,000        $3,565,532

    N105         Cedar Rapids               IA      52402        Retail          $3,799,600       $3,794,359        $2,730,670

-------------------------------------------------------------------------------------------------------------------------------

    C106         Delmar                     DE      19940        Retail          $3,750,000       $3,742,374        $3,431,699

    C107         Rancho Cucamonga           CA      91701        Retail          $3,600,000       $3,600,000        $3,202,808

    N108         Arlington                  TX      76011        Retail          $3,572,977       $3,558,262        $3,061,063

    N109         Brewton                    AL      36426        Retail          $3,300,000       $3,295,414        $2,983,581

    C110         Marana                     AZ      85714        Retail          $3,250,000       $3,241,220        $2,777,001

-------------------------------------------------------------------------------------------------------------------------------

    C111         Las Vegas                  NV      89129        Retail          $3,125,000       $3,125,000        $2,768,716

    N112         Denver                     CO      80222        Retail          $2,800,000       $2,789,929        $2,390,744

    C113         Winchester                 VA      22601        Retail          $2,800,000       $2,782,125        $1,974,812

    C114         Vernal                     UT      84078        Retail          $2,750,000       $2,750,000        $2,472,700

    C115         Wind Gap                   PA      18091        Retail          $2,625,000       $2,613,785        $2,194,664

-------------------------------------------------------------------------------------------------------------------------------

    C116         West Babylon               NY      11702        Retail          $2,500,000       $2,498,135        $2,090,877

    N117         Ft. Pierce                 FL      34946        Retail          $2,475,000       $2,463,996        $2,102,229

    C118         Scottsdale                 AZ      85260        Retail          $2,350,000       $2,345,829        $2,091,360

    C119         Santa Fe                   NM      87505        Retail          $2,300,000       $2,295,951        $2,048,386

    C120         Towson                     MD      21204        Retail          $2,200,000       $2,193,238        $1,571,911

-------------------------------------------------------------------------------------------------------------------------------

    C121         San Antonio                TX      78240        Retail          $2,180,000       $2,174,525        $1,820,915

    C122         Wilson                     PA      18042        Retail          $2,175,000       $2,164,857        $1,796,868

    C123         San Antonio                TX      78240        Retail          $2,035,000       $2,029,889        $1,699,799

    C124         New York                   NY      10036        Retail          $2,000,000       $1,994,294        $1,444,319

    N125         Smyrna                     GA      30080        Retail          $1,890,000       $1,881,049        $1,551,804

-------------------------------------------------------------------------------------------------------------------------------

    N126         Rockwood                   TN      37854        Retail          $1,875,000       $1,871,724        $1,565,787

    C127         Houston                    TX      77015        Retail          $1,700,000       $1,696,884        $1,410,204

    C128         Garland                    TX      76015        Retail          $1,650,000       $1,639,558        $1,166,114

    N129         Boerne                     TX      78006        Retail          $1,510,000       $1,507,265        $1,245,365

    N130         West Columbia              SC      29170        Retail          $1,424,000       $1,420,659        $1,199,535

-------------------------------------------------------------------------------------------------------------------------------

    N131         Jacksonville               AR      72076        Retail          $1,200,000       $1,198,005        $1,008,821

    C132         Tallahassee                FL      32301        Retail          $1,050,000       $1,045,401          $874,965

    C133         Las Vegas                  NV      89128        Retail            $620,000         $619,363          $559,299

    C134         Reston                     VA      22091        Office         $28,500,000      $28,473,209       $23,183,600

    C135         Los Angeles                CA      90013        Office         $25,000,000      $24,934,600       $20,772,045

-------------------------------------------------------------------------------------------------------------------------------

    N136         St. Louis                  MO      63103        Office          $7,746,200       $7,717,897        $6,601,989

    C137         New York                   NY      10014        Office          $5,300,000       $5,280,331        $4,508,881

    C138         Scarborough                ME      04074        Office          $2,878,267       $2,878,267        $2,578,459

    C139         South Portland             ME      04106        Office          $2,401,733       $2,401,733        $2,151,561

    C140         Las Vegas                  NV      89128        Office          $4,825,000       $4,820,077        $4,355,157

-------------------------------------------------------------------------------------------------------------------------------

    C141         Bellingham                 WA      98225        Office          $3,600,000       $3,600,000        $2,992,011

    C142         Mt. Arlington              NJ      07856        Office          $3,290,000       $3,286,450        $2,653,946

    C143         Memphis                    TN      38117        Office          $3,260,000       $3,254,012        $2,703,514

    C144         Cincinnati                 OH      45245        Office          $3,150,000       $3,142,487        $2,685,890

    C145         Charlotte                  NC      28204        Office          $2,400,000       $2,393,263        $1,964,160

-------------------------------------------------------------------------------------------------------------------------------

    C146         El Cajon                   CA      92020        Office          $2,300,000       $2,300,000        $1,890,004

    C147         Birmingham                 AL      35209        Office          $2,250,000       $2,250,000        $1,855,818

    C148         Los Angelos                CA      90014        Office          $2,000,000       $2,000,000        $1,651,026

    C149         Philadelphia               PA      19107        Office          $1,575,000       $1,570,189        $1,283,308

    C150         Neptune                    NJ      07753        Office          $1,500,000       $1,500,000        $1,347,501

-------------------------------------------------------------------------------------------------------------------------------

    C151         Shreveport                 LA      71106        Office          $1,430,000       $1,426,291        $1,189,491

    N152         Lutherville                MD      21093        Office          $1,400,000       $1,398,910        $1,165,389

    C153         Rocky Hill                 CT      06067        Office          $1,200,000       $1,196,105          $841,613

    C154         Las Vegas                  NV      89128        Office          $1,080,000       $1,078,890          $974,257

    C155         Las Vegas                  NV      89128        Office          $1,025,000       $1,023,947          $924,649

-------------------------------------------------------------------------------------------------------------------------------

    C156         Smithtown                  NY      11787        Office            $850,000         $846,908          $704,326

    C157         Las Vegas                  NV      89128        Office            $840,000         $839,137          $757,760

    C158         Las Vegas                  NV      89128        Office            $830,000         $829,147          $748,735

    C159         Las Vegas                  NV      89128        Office            $780,000         $779,198          $703,626

    C160         Charlottesville            VA      22903        Office            $771,429         $770,824          $641,615

-------------------------------------------------------------------------------------------------------------------------------

    C161         San Francisco              CA      94133         Hotel         $19,300,000      $19,300,000       $16,040,501

    C162         Charlotte                  NC      28217         Hotel         $16,700,000      $16,700,000        $8,085,173

    N163         St. Petersburg             FL      33706         Hotel          $7,689,750       $7,662,588        $6,579,355

    C164         Columbus                   OH      43215         Hotel          $7,400,000       $7,385,514        $6,061,816

    N165         Brookfield                 WI      53005         Hotel          $7,000,000       $6,988,014        $6,312,985

-------------------------------------------------------------------------------------------------------------------------------

    C166         Rochester                  NY      14607         Hotel          $6,750,000       $6,750,000        $5,592,751

    N167         Ft. Lauderdale             FL      33316         Hotel          $5,330,850       $5,290,360        $3,963,733

    N168         Fort Myers                 FL      33931         Hotel          $4,933,750       $4,916,323        $4,221,320

    C169         Charlottesville            VA      22903         Hotel          $3,028,571       $3,026,196        $2,518,933

    N170         Ben Salem                  PA      19020         Hotel          $3,000,000       $2,979,628        $2,201,630

-------------------------------------------------------------------------------------------------------------------------------

    N171         Ft. Myers                  FL      33931         Hotel          $2,921,100       $2,910,782        $2,499,296

    C172         Sioux City                 IA      51103         Hotel          $2,400,000       $2,398,506        $2,044,145

    N173         Fort Myers                 FL      33931         Hotel          $1,738,950       $1,734,333        $1,488,558

    C174         Columbus                   OH      43223         Hotel          $1,500,000       $1,500,000        $1,249,793

    N175         Bedford                    MA      01730      Industrial        $8,500,000       $8,485,178        $7,100,184

-------------------------------------------------------------------------------------------------------------------------------

    C176         Bedford Park               IL      60638      Industrial        $3,005,333       $3,003,125        $2,517,656

    C177         Bedford Park               IL      60638      Industrial        $1,894,667       $1,893,275        $1,587,218

    C178         Tampa                      FL      33610      Industrial        $2,700,000       $2,697,809        $2,236,831

    C179         Hollis                     NH      03049      Industrial        $2,000,000       $1,991,370        $1,669,923

    C180         Miami                      FL      33166      Industrial        $1,600,000       $1,599,321        $1,437,939

-------------------------------------------------------------------------------------------------------------------------------

    C181         Fort Lauderdale            FL      33315      Industrial        $1,575,000       $1,571,902        $1,289,253

    C182         Rockville                  MD      20852      Industrial        $1,430,000       $1,424,659        $1,180,568

    C183         Oakland Park               FL      33334      Industrial        $1,350,000       $1,345,641          $947,940

    C184         Bedford Park               IL      60638      Industrial        $1,100,000       $1,099,192          $921,502

    N185         Voorhees                   NJ      08043      Healthcare        $9,400,000       $9,381,655        $7,726,972

-------------------------------------------------------------------------------------------------------------------------------

    N186         Flushing                   NY      11355      Healthcare        $6,000,000       $5,981,525        $5,052,600

    N187         Brooklyn                   NY      11226      Healthcare        $4,000,000       $3,986,756        $3,338,979

    C188         Gilbert                    AZ      85234         Mixed         $10,350,000      $10,350,000        $9,169,988

    C189         Cincinnati                 OH      45236         Mixed          $3,075,000       $3,063,739        $2,545,672

    C190         New York                   NY      10011         Mixed          $2,000,000       $1,997,413        $1,455,531

-------------------------------------------------------------------------------------------------------------------------------

    C191         North Brunswick            NJ      08902      SelfStorage       $4,000,000       $3,986,839        $2,796,184

    N192         Frederick                  MD      21704      SelfStorage       $2,400,000       $2,393,243        $2,041,628

    N193         York                       PA      17403      SelfStorage       $1,755,500       $1,750,557        $1,493,365

-------------------------------------------------------------------------------------------------------------------------------

 Totals/Weighted

   Averages                                                                    $872,255,110     $870,577,289      $748,480,064

-------------------------------------------------------------------------------------------------------------------------------




                                             Administrative   Sub-Servicing        Net                          First

  Control         Loan                            Fee              Fee           Mortgage                      Payment

   Number         Type     Mortgage Rate         Rate              Rate            Rate        Note Date         Date

-----------------------------------------------------------------------------------------------------------------------


    N001        Balloon       8.110%            0.115%            0.050%          7.995%         7/15/97        9/1/97

    N002        Balloon       7.515%            0.125%            0.060%          7.390%         10/9/97       12/1/97

    N003        Balloon       8.240%            0.190%            0.125%          8.050%          1/7/97        3/1/97

    N004        Balloon       8.180%            0.190%            0.125%          7.990%        12/30/96        2/1/97

    N005        Balloon       8.770%            0.190%            0.125%          8.580%         4/30/97        6/1/97

-----------------------------------------------------------------------------------------------------------------------

    N006        Balloon       8.240%            0.190%            0.125%          8.050%          1/7/97        3/1/97

    N007        Balloon       8.110%            0.115%            0.050%          7.995%         7/15/97        9/1/97

    C008        Balloon       7.400%            0.190%            0.125%          7.210%        10/30/97       12/1/97

    N009        Balloon       8.650%            0.190%            0.125%          8.460%         5/28/97        7/1/97

    C010        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C011        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

    C012        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

    C013        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

    C014        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

    C015        Balloon       7.770%            0.190%            0.125%          7.580%         8/22/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C016       HyperAmort     7.300%            0.190%            0.125%          7.110%         9/30/97       11/1/97

    N017        Balloon       8.365%            0.190%            0.125%          8.175%         5/28/97        7/1/97

    N018        Balloon       8.000%            0.165%            0.100%          7.835%         6/25/97        8/1/97

    N019        Balloon       8.410%            0.190%            0.125%          8.220%         4/11/97        6/1/97

    C020        Balloon       7.580%            0.190%            0.125%          7.390%         10/3/97       12/1/97

-----------------------------------------------------------------------------------------------------------------------

    N021        Balloon       8.500%            0.190%            0.125%          8.310%         5/22/97        7/1/97

    C022        Balloon       7.890%            0.170%            0.105%          7.720%          8/7/97        9/1/97

    C023        Balloon       7.340%            0.190%            0.125%          7.150%        10/31/97       12/1/97

    C024        Balloon       7.890%            0.170%            0.105%          7.720%          8/7/97        9/1/97

    N025        Balloon       7.950%            0.190%            0.125%          7.760%         7/17/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    N026        Balloon       8.060%            0.155%            0.090%          7.905%         7/31/97        9/1/97

    C027        Balloon       8.680%            0.190%            0.125%          8.490%         5/12/97        7/1/97

    N028        Balloon       8.120%            0.190%            0.125%          7.930%         7/11/97        9/1/97

    N029        Balloon       8.160%            0.215%            0.150%          7.945%         6/24/97        8/1/97

    C030        Balloon       7.890%            0.170%            0.105%          7.720%          8/7/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    C031        Balloon       8.560%            0.190%            0.125%          8.370%         5/19/97        7/1/97

    N032        Balloon       8.060%            0.155%            0.090%          7.905%         7/31/97        9/1/97

    C033        Balloon       8.140%            0.190%            0.125%          7.950%         9/19/97       11/1/97

    C034        Balloon       8.140%            0.190%            0.125%          7.950%         9/19/97       11/1/97

    N035        Balloon       8.810%            0.215%            0.150%          8.595%          5/2/97        7/1/97

-----------------------------------------------------------------------------------------------------------------------

    C036       HyperAmort     7.510%            0.190%            0.125%          7.320%         9/24/97       11/1/97

    C037       HyperAmort     7.510%            0.190%            0.125%          7.320%         9/24/97       11/1/97

    N038        Balloon       8.820%            0.215%            0.150%          8.605%         4/14/97        6/1/97

    C039        Balloon       8.680%            0.190%            0.125%          8.490%         5/12/97        7/1/97

    N040        Balloon       7.900%            0.155%            0.090%          7.745%          8/1/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C041        Balloon       7.890%            0.170%            0.105%          7.720%          8/7/97        9/1/97

    N042        Balloon       8.360%            0.215%            0.150%          8.145%         6/10/97        8/1/97

    C043        Balloon       7.770%            0.190%            0.125%          7.580%         10/8/97       12/1/97

    N044        Balloon       8.110%            0.215%            0.150%          7.895%         6/25/97        8/1/97

    C045        Balloon       8.170%            0.190%            0.125%          7.980%         6/25/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C046        Balloon       8.010%            0.190%            0.125%          7.820%        10/23/97       12/1/97

    C047        Balloon       7.980%            0.190%            0.125%          7.790%         7/15/97        9/1/97

    N048        Balloon       7.820%            0.155%            0.090%          7.665%         7/21/97        9/1/97

    C049        Balloon       8.470%            0.190%            0.125%          8.280%          6/5/97        8/1/97

    C050        Balloon       8.700%            0.190%            0.125%          8.510%         6/30/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C051       HyperAmort     7.690%            0.190%            0.125%          7.500%        10/27/97       12/1/97

    N052        Balloon       8.700%            0.190%            0.125%          8.510%         4/24/97        6/1/97

    C053        Balloon       8.680%            0.190%            0.125%          8.490%         5/16/97        7/1/97

    C054        Balloon       8.520%            0.190%            0.125%          8.330%          5/7/97        7/1/97

    N055        Balloon       8.410%            0.190%            0.125%          8.220%         4/11/97        6/1/97

-----------------------------------------------------------------------------------------------------------------------

    C056        Balloon       8.407%            0.190%            0.125%          8.217%         8/18/97       10/1/97

    C057        Balloon       8.060%            0.190%            0.125%          7.870%          7/1/97        9/1/97

    C058        Balloon       7.910%            0.190%            0.125%          7.720%        10/15/97       12/1/97

    C059        Balloon       8.440%            0.190%            0.125%          8.250%         7/24/97        9/1/97

    C060        Balloon       8.440%            0.190%            0.125%          8.250%         7/24/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    C061        Balloon       8.020%            0.190%            0.125%          7.830%         8/22/97       10/1/97

    N062        Balloon       7.880%            0.190%            0.125%          7.690%         8/14/97       10/1/97

    C063        Balloon       8.010%            0.190%            0.125%          7.820%         7/24/97        9/1/97

    N064        Balloon       8.150%            0.190%            0.125%          7.960%         6/11/97        8/1/97

    N065        Balloon       8.150%            0.190%            0.125%          7.960%         6/11/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C066        Balloon       8.250%            0.190%            0.125%          8.060%         7/29/97        9/1/97

    C067        Balloon       8.250%            0.190%            0.125%          8.060%         7/29/97        9/1/97

    C068        Balloon       7.790%            0.190%            0.125%          7.600%        10/27/97       12/1/97

    N069        Balloon       8.220%            0.215%            0.150%          8.005%         7/11/97        9/1/97

    N070        Balloon       8.150%            0.190%            0.125%          7.960%         6/24/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C071        Balloon       7.920%            0.190%            0.125%          7.730%         7/31/97        9/1/97

    N072        Balloon       8.700%            0.190%            0.125%          8.510%         4/22/97        6/1/97

    N073        Balloon       8.680%            0.215%            0.150%          8.465%          4/4/97        6/1/97

    C074        Balloon       7.790%            0.190%            0.125%          7.600%        10/27/97       12/1/97

    C075       Full Amort     7.920%            0.190%            0.125%          7.730%        10/22/97       12/1/97

-----------------------------------------------------------------------------------------------------------------------

    N076        Balloon       7.470%            0.165%            0.100%          7.305%         7/31/97        9/1/97

    C077        Balloon       8.870%            0.315%            0.250%          8.555%         5/16/97        7/1/97

    N078        Balloon       7.900%            0.315%            0.250%          7.585%         7/31/97        9/1/97

    C079        Balloon       8.370%            0.315%            0.250%          8.055%         7/25/97        9/1/97

    C080        Balloon       9.250%            0.190%            0.125%          9.060%          5/1/97        7/1/97

-----------------------------------------------------------------------------------------------------------------------

    C081       HyperAmort     8.330%            0.190%            0.125%          8.140%         8/12/97       10/1/97

    C082        Balloon       8.430%            0.190%            0.125%          8.240%          8/5/97       10/1/97

    N083        Balloon       7.790%            0.190%            0.125%          7.600%         9/30/97       11/1/97

    N084        Balloon       8.340%            0.190%            0.125%          8.150%         7/23/97        9/1/97

    N085        Balloon       9.200%            0.190%            0.125%          9.010%         4/22/97        6/1/97

-----------------------------------------------------------------------------------------------------------------------

    N086        Balloon       7.720%            0.165%            0.100%          7.555%         8/12/97       10/1/97

    N087        Balloon       8.295%            0.165%            0.100%          8.130%         10/3/97       12/1/97

    N088        Balloon       8.295%            0.165%            0.100%          8.130%         10/3/97       12/1/97

    N089        Balloon       8.295%            0.165%            0.100%          8.130%         10/3/97       12/1/97

    N090        Balloon       8.780%            0.290%            0.225%          8.490%         6/23/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C091       HyperAmort     7.880%            0.190%            0.125%          7.690%         9/26/97       11/1/97

    C092        Balloon       7.760%            0.190%            0.125%          7.570%        10/14/97       12/1/97

    C093        Balloon       7.970%            0.190%            0.125%          7.780%        10/29/97       12/1/97

    C094        Balloon       8.610%            0.190%            0.125%          8.420%         8/11/97       10/1/97

    N095        Balloon       8.230%            0.190%            0.125%          8.040%          7/2/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    C096        Balloon       8.170%            0.190%            0.125%          7.980%         8/25/97       10/1/97

    N097        Balloon       8.420%            0.190%            0.125%          8.230%         7/28/97        9/1/97

    C098        Balloon       8.160%            0.190%            0.125%          7.970%         7/16/97        9/1/97

    N099        Balloon       7.980%            0.265%            0.200%          7.715%         8/11/97       10/1/97

    C100        Balloon       8.360%            0.190%            0.125%          8.170%        10/27/97       12/1/97

-----------------------------------------------------------------------------------------------------------------------

    C101        Balloon       8.630%            0.190%            0.125%          8.440%         6/27/97        8/1/97

    C102        Balloon       8.570%            0.190%            0.125%          8.380%         6/26/97        8/1/97

    N103        Balloon       7.915%            0.190%            0.125%          7.725%          8/6/97       10/1/97

    C104        Balloon       7.820%            0.190%            0.125%          7.630%         11/4/97       12/1/97

    N105        Balloon       8.410%            0.165%            0.100%          8.245%         9/11/97       11/1/97

-----------------------------------------------------------------------------------------------------------------------

    C106        Balloon       8.970%            0.190%            0.125%          8.780%         5/19/97        7/1/97

    C107        Balloon       7.740%            0.190%            0.125%          7.550%        10/31/97       12/1/97

    N108        Balloon       9.320%            0.190%            0.125%          9.130%         4/30/97        6/1/97

    N109        Balloon       8.420%            0.190%            0.125%          8.230%         7/28/97        9/1/97

    C110        Balloon       9.220%            0.190%            0.125%          9.030%         6/16/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

    C111        Balloon       7.570%            0.190%            0.125%          7.380%        10/30/97       12/1/97

    N112        Balloon       9.210%            0.190%            0.125%          9.020%         5/14/97        7/1/97

    C113        Balloon       8.580%            0.190%            0.125%          8.390%         6/26/97        8/1/97

    C114        Balloon       8.190%            0.190%            0.125%          8.000%        10/22/97       12/1/97

    C115        Balloon       9.350%            0.190%            0.125%          9.160%         5/27/97        7/1/97

-----------------------------------------------------------------------------------------------------------------------

    C116        Balloon       8.430%            0.190%            0.125%          8.240%         9/12/97       11/1/97

    N117        Balloon       8.990%            0.265%            0.200%          8.725%         4/14/97        6/1/97

    C118        Balloon       8.650%            0.190%            0.125%          8.460%         7/21/97        9/1/97

    C119        Balloon       8.690%            0.190%            0.125%          8.500%         7/30/97        9/1/97

    C120        Balloon       8.250%            0.190%            0.125%          8.060%         8/25/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C121        Balloon       8.390%            0.170%            0.105%          8.220%          8/7/97        9/1/97

    C122        Balloon       8.820%            0.190%            0.125%          8.630%         5/16/97        7/1/97

    C123        Balloon       8.390%            0.170%            0.105%          8.220%          8/7/97        9/1/97

    C124        Balloon       9.410%            0.190%            0.125%          9.220%         8/13/97       10/1/97

    N125        Balloon       7.920%            0.190%            0.125%          7.730%          7/9/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    N126        Balloon       8.390%            0.190%            0.125%          8.200%          8/7/97       10/1/97

    C127        Balloon       8.150%            0.165%            0.100%          7.985%         8/21/97       10/1/97

    C128        Balloon       8.650%            0.190%            0.125%          8.460%         6/27/97        8/1/97

    N129        Balloon       8.210%            0.190%            0.125%          8.020%         8/15/97       10/1/97

    N130        Balloon       8.700%            0.190%            0.125%          8.510%          7/2/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    N131        Balloon       8.635%            0.190%            0.125%          8.445%          8/8/97       10/1/97

    C132        Balloon       9.200%            0.190%            0.125%          9.010%         5/30/97        7/1/97

    C133        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

    C134       HyperAmort     7.460%            0.140%            0.075%          7.320%         9/30/97       11/1/97

    C135       HyperAmort     8.200%            0.190%            0.125%          8.010%         7/28/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    N136        Balloon       9.140%            0.190%            0.125%          8.950%         5/14/97        7/1/97

    C137        Balloon       9.070%            0.190%            0.125%          8.880%         5/13/97        7/1/97

    C138       HyperAmort     8.030%            0.190%            0.125%          7.840%        10/10/97       12/1/97

    C139       HyperAmort     8.030%            0.190%            0.125%          7.840%        10/10/97       12/1/97

    C140        Balloon       8.356%            0.170%            0.105%          8.186%          8/8/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C141        Balloon       8.220%            0.190%            0.125%          8.030%         10/6/97       12/1/97

    C142       HyperAmort     7.840%            0.190%            0.125%          7.650%         9/30/97       11/1/97

    C143        Balloon       8.140%            0.190%            0.125%          7.950%         8/20/97       10/1/97

    C144        Balloon       8.580%            0.190%            0.125%          8.390%          7/7/97        9/1/97

    C145        Balloon       8.390%            0.190%            0.125%          8.200%         7/17/97        9/1/97

-----------------------------------------------------------------------------------------------------------------------

    C146        Balloon       7.820%            0.190%            0.125%          7.630%        10/29/97       12/1/97

    C147        Balloon       7.950%            0.190%            0.125%          7.760%        10/29/97       12/1/97

    C148        Balloon       7.980%            0.190%            0.125%          7.790%        10/29/97       12/1/97

    C149        Balloon       8.240%            0.190%            0.125%          8.050%         7/22/97        9/1/97

    C150        Balloon       8.150%            0.190%            0.125%          7.960%         10/3/97       12/1/97

-----------------------------------------------------------------------------------------------------------------------

    C151        Balloon       8.240%            0.170%            0.105%          8.070%          8/7/97        9/1/97

    N152        Balloon       8.260%            0.265%            0.200%          7.995%         9/11/97       11/1/97

    C153        Balloon       8.390%            0.190%            0.125%          8.200%         8/14/97       10/1/97

    C154        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

    C155        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C156        Balloon       8.950%            0.190%            0.125%          8.760%         6/20/97        8/1/97

    C157        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

    C158        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

    C159        Balloon       8.330%            0.170%            0.105%          8.160%          8/8/97       10/1/97

    C160        Balloon       8.230%            0.190%            0.125%          8.040%         9/24/97       11/1/97

-----------------------------------------------------------------------------------------------------------------------

    C161        Balloon       8.220%            0.190%            0.125%          8.030%        10/23/97       12/1/97

    C162       HyperAmort     7.630%            0.190%            0.125%          7.440%        10/24/97       12/1/97

    N163        Balloon       9.290%            0.190%            0.125%          9.100%         5/16/97        7/1/97

    C164       HyperAmort     8.460%            0.190%            0.125%          8.270%         8/29/97       10/1/97

    N165        Balloon       8.490%            0.125%            0.060%          8.365%         8/29/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C166        Balloon       8.110%            0.190%            0.125%          7.920%        10/31/97       12/1/97

    N167        Balloon       9.440%            0.190%            0.125%          9.250%         4/16/97        6/1/97

    N168        Balloon       9.290%            0.190%            0.125%          9.100%         5/16/97        7/1/97

    C169        Balloon       8.230%            0.190%            0.125%          8.040%         9/24/97       11/1/97

    N170        Balloon       9.050%            0.190%            0.125%          8.860%         5/29/97        7/1/97

-----------------------------------------------------------------------------------------------------------------------

    N171        Balloon       9.290%            0.190%            0.125%          9.100%         5/16/97        7/1/97

    C172        Balloon       9.110%            0.190%            0.125%          8.920%         9/17/97       11/1/97

    N173        Balloon       9.290%            0.190%            0.125%          9.100%          6/4/97        8/1/97

    C174        Balloon       8.310%            0.190%            0.125%          8.120%        10/22/97       12/1/97

    N175        Balloon       8.400%            0.275%            0.210%          8.125%         8/11/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    C176       HyperAmort     8.490%            0.190%            0.125%          8.300%         9/11/97       11/1/97

    C177       HyperAmort     8.490%            0.190%            0.125%          8.300%         9/11/97       11/1/97

    C178        Balloon       8.090%            0.190%            0.125%          7.900%          9/2/97       11/1/97

    C179        Balloon       9.290%            0.190%            0.125%          9.100%         5/21/97        7/1/97

    C180        Balloon       8.150%            0.190%            0.125%          7.960%         9/10/97       11/1/97

-----------------------------------------------------------------------------------------------------------------------

    C181        Balloon       8.430%            0.190%            0.125%          8.240%         8/22/97       10/1/97

    C182        Balloon       8.790%            0.190%            0.125%          8.600%         6/20/97        8/1/97

    C183        Balloon       8.430%            0.190%            0.125%          8.240%         8/22/97       10/1/97

    C184       HyperAmort     8.490%            0.190%            0.125%          8.300%         9/11/97       11/1/97

    N185        Balloon       7.830%            0.165%            0.100%          7.665%         8/13/97       10/1/97

-----------------------------------------------------------------------------------------------------------------------

    N186        Balloon       8.670%            0.215%            0.150%          8.455%          6/4/97        8/1/97

    N187        Balloon       8.350%            0.265%            0.200%          8.085%         6/23/97        8/1/97

    C188        Balloon       7.570%            0.190%            0.125%          7.380%        10/30/97       12/1/97

    C189        Balloon       8.910%            0.190%            0.125%          8.720%         6/19/97        8/1/97

    C190        Balloon       8.790%            0.190%            0.125%          8.600%          9/2/97       11/1/97

-----------------------------------------------------------------------------------------------------------------------

    C191        Balloon       8.280%            0.190%            0.125%          8.090%          8/4/97       10/1/97

    N192        Balloon       9.050%            0.190%            0.125%          8.860%          6/6/97        8/1/97

    N193        Balloon       9.050%            0.190%            0.125%          8.860%          6/6/97        8/1/97

-----------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages                    8.231%            0.184%                            8.047%

-----------------------------------------------------------------------------------------------------------------------




                                                                Original

             Interest                         Original        Amortization                     Remaining

 Control     Accrual            Monthly   Term to Maturity        Term        Seasoning    Term to Maturity     Maturity

  Number      Method            Payment       (months)        (months)(I)      (months)        (months)           Date

-------------------------------------------------------------------------------------------------------------------------


   N001       30/360          $161,813.46        120               360             3              117             8/1/07

   N002     Actual/360        $133,045.97        120               360             0              120            11/1/07

   N003     Actual/360        $133,247.58        120               360             9              111             2/1/07

   N004     Actual/360        $126,879.71        120               360            10              110             1/1/07

   N005     Actual/360        $132,011.65        120               360             6              114             5/1/07

-------------------------------------------------------------------------------------------------------------------------

   N006     Actual/360        $124,443.46        120               360             9              111             2/1/07

   N007       30/360          $121,597.36        120               360             3              117             8/1/07

   C008     Actual/360         $92,778.89        120               360             0              120            11/1/07

   N009     Actual/360        $104,462.26        120               360             5              115             6/1/07

   C010     Actual/360          $8,329.12        120               360             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C011     Actual/360         $18,219.95        120               360             2              118             9/1/07

   C012     Actual/360         $27,590.21        120               360             2              118             9/1/07

   C013     Actual/360          $5,049.53        120               360             2              118             9/1/07

   C014     Actual/360          $3,956.33        120               360             2              118             9/1/07

   C015     Actual/360          $8,849.69        120               360             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C016     Actual/360         $62,729.74        120               360             1              119            10/1/07

   N017     Actual/360         $58,281.38        120               360             5              115             6/1/07

   N018     Actual/360         $55,766.11        120               360             4              116             7/1/07

   N019     Actual/360         $54,521.91        120               360             6              114             5/1/07

   C020     Actual/360         $48,800.52        120               360             0              120            11/1/07

-------------------------------------------------------------------------------------------------------------------------

   N021     Actual/360         $53,247.26        120               360             5              115             6/1/07

   C022     Actual/360         $46,108.04        120               360             3              117             8/1/07

   C023     Actual/360         $41,297.48        120               360             0              120            11/1/07

   C024     Actual/360         $40,662.21        120               360             3              117             8/1/07

   N025     Actual/360         $40,603.68        120               360             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   N026     Actual/360         $40,734.93         84               360             3               81             8/1/04

   C027       30/360           $41,441.83        120               300             5              115             6/1/07

   N028     Actual/360         $37,107.36        120               360             3              117             8/1/07

   N029     Actual/360         $37,247.45        116               360             4              112             3/1/07

   C030     Actual/360         $35,942.49        120               360             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   C031       30/360           $34,792.64        120               360             5              115             6/1/07

   N032     Actual/360         $30,551.20         84               360             3               81             8/1/04

   C033       30/360           $21,910.23        120               300             1              119            10/1/07

   C034       30/360            $8,611.78        120               300             1              119            10/1/07

   N035     Actual/360         $30,041.78        120               360             5              115             6/1/07

-------------------------------------------------------------------------------------------------------------------------

   C036     Actual/360         $14,153.52        120               360             1              119            10/1/07

   C037     Actual/360         $10,342.96        120               360             1              119            10/1/07

   N038     Actual/360         $28,941.67        120               300             6              114             5/1/07

   C039       30/360           $28,036.58        120               300             5              115             6/1/07

   N040     Actual/360         $23,329.73         84               360             2               82             9/1/04

-------------------------------------------------------------------------------------------------------------------------

   C041     Actual/360         $22,545.74        120               360             3              117             8/1/07

   N042     Actual/360         $23,567.37        120               360             4              116             7/1/07

   C043     Actual/360         $21,533.84        120               360             0              120            11/1/07

   N044     Actual/360         $22,243.42        120               360             4              116             7/1/07

   C045     Actual/365         $22,369.50        120               360             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C046     Actual/360         $21,762.10        120               360             0              120            11/1/07

   C047     Actual/360         $20,506.38        120               360             3              117             8/1/07

   N048     Actual/360         $19,906.65         84               360             3               81             8/1/04

   C049       30/360           $20,990.83         60               360             4               56             7/1/02

   C050       30/360           $22,106.23        120               300             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C051     Actual/360         $18,803.94        120               360             0              120            11/1/07

   N052     Actual/360         $20,550.17         84               360             6               78             5/1/04

   C053       30/360           $18,760.95        120               360             5              115             6/1/07

   C054       30/360           $18,487.95        120               360             5              115             6/1/07

   N055     Actual/360         $16,852.23        120               360             6              114             5/1/07

-------------------------------------------------------------------------------------------------------------------------

   C056       30/360           $16,958.13        120               300             2              118             9/1/07

   C057     Actual/360         $15,644.57        120               360             3              117             8/1/07

   C058     Actual/360         $16,083.14        120               300             0              120            11/1/07

   C059     Actual/360         $10,032.41        120               360             3              117             8/1/07

   C060     Actual/360          $4,985.62        120               360             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   C061       30/360           $15,076.26        120               300             2              118             9/1/07

   N062     Actual/360         $13,782.91        120               360             2              118             9/1/07

   C063       30/360           $14,677.10        120               300             3              117             8/1/07

   N064     Actual/360         $13,396.47        120               360             4              116             7/1/07

   N065     Actual/360         $12,652.22        120               360             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C066     Actual/360          $7,900.68        120               360             3              117             8/1/07

   C067     Actual/360          $4,495.22        120               360             3              117             8/1/07

   C068     Actual/360         $11,369.36        120               300             0              120            11/1/07

   N069     Actual/360         $10,488.22        120               360             3              117             8/1/07

   N070     Actual/360         $10,419.47        120               360             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C071       30/360           $10,194.73        120               360             3              117             8/1/07

   N072     Actual/360          $9,710.84         84               360             6               78             5/1/04

   N073     Actual/360          $9,380.47        120               360             6              114             5/1/07

   C074     Actual/360          $7,579.57        120               300             0              120            11/1/07

   C075     Actual/360          $9,510.39        180               180             0              180            11/1/12

-------------------------------------------------------------------------------------------------------------------------

   N076     Actual/360          $6,971.61        120               360             3              117             8/1/07

   C077       30/360            $7,638.87        120               300             5              115             6/1/07

   N078     Actual/360          $6,565.45        120               300             3              117             8/1/07

   C079       30/360            $6,077.75        120               360             3              117             8/1/07

   C080       30/360            $5,197.66        120               300             5              115             6/1/07

-------------------------------------------------------------------------------------------------------------------------

   C081     Actual/360        $200,578.00        119               360             2              117             8/1/07

   C082       30/360          $137,512.45        120               360             2              118             9/1/07

   N083     Actual/360        $105,719.22        120               360             1              119            10/1/07

   N084     Actual/360         $72,729.89        120               360             3              117             8/1/07

   N085     Actual/360         $77,992.31        120               300             6              114             5/1/07

-------------------------------------------------------------------------------------------------------------------------

   N086     Actual/360         $62,504.77        120               360             2              118             9/1/07

   N087     Actual/360         $28,492.54        120               300             0              120            11/1/07

   N088     Actual/360         $26,909.62        120               300             0              120            11/1/07

   N089     Actual/360         $13,850.54        120               300             0              120            11/1/07

   N090     Actual/360         $56,868.62        120               300             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C091     Actual/360         $47,360.79        120               300             1              119            10/1/07

   C092     Actual/360         $43,743.31        120               360             0              120            11/1/07

   C093     Actual/360         $46,189.80        120               300             0              120            11/1/07

   C094       30/360           $44,040.18        120               360             2              118             9/1/07

   N095     Actual/360         $39,367.71        120               360             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   C096       30/360           $37,282.50        120               360             2              118             9/1/07

   N097     Actual/360         $36,254.42        120               360             3              117             8/1/07

   C098       30/360           $37,166.15        120               300             3              117             8/1/07

   N099     Actual/360         $34,055.24        120               360             2              118             9/1/07

   C100     Actual/360         $35,811.66        120               300             0              120            11/1/07

-------------------------------------------------------------------------------------------------------------------------

   C101       30/360           $35,816.29        120               300             4              116             7/1/07

   C102       30/360           $33,276.84        120               360             4              116             7/1/07

   N103     Actual/360         $30,933.53        120               360             2              118             9/1/07

   C104     Actual/360         $28,850.23        120               360             0              120            11/1/07

   N105     Actual/360         $32,757.70        120               240             1              119            10/1/07

-------------------------------------------------------------------------------------------------------------------------

   C106     Actual/360         $30,092.44        120               360             5              115             6/1/07

   C107     Actual/360         $25,765.97        120               360             0              120            11/1/07

   N108     Actual/360         $30,771.09        120               300             6              114             5/1/07

   N109     Actual/360         $25,187.28        120               360             3              117             8/1/07

   C110     Actual/360         $27,765.16        120               300             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

   C111     Actual/360         $22,000.44        120               360             0              120            11/1/07

   N112     Actual/360         $23,901.45        120               300             5              115             6/1/07

   C113       30/360           $24,441.01        120               240             4              116             7/1/07

   C114     Actual/360         $20,543.95        120               360             0              120            11/1/07

   C115       30/360           $22,661.43        120               300             5              115             6/1/07

-------------------------------------------------------------------------------------------------------------------------

   C116     Actual/360         $20,012.88        120               300             1              119            10/1/07

   N117     Actual/360         $20,753.16        120               300             6              114             5/1/07

   C118       30/360           $18,319.87        120               360             3              117             8/1/07

   C119       30/360           $17,995.64        120               360             3              117             8/1/07

   C120     Actual/360         $18,745.44        120               240             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C121     Actual/360         $17,392.65        120               300             3              117             8/1/07

   C122       30/360           $17,985.18        120               300             5              115             6/1/07

   C123     Actual/360         $16,235.80        120               300             3              117             8/1/07

   C124       30/360           $18,525.24        120               240             2              118             9/1/07

   N125     Actual/360         $15,714.75         84               240             3               81             8/1/04

-------------------------------------------------------------------------------------------------------------------------

   N126     Actual/360         $14,959.27        120               300             2              118             9/1/07

   C127     Actual/360         $13,290.25        120               300             2              118             9/1/07

   C128       30/360           $14,476.11        120               240             4              116             7/1/07

   N129     Actual/360         $11,865.26        123               300             2              121            12/1/07

   N130     Actual/360         $11,658.99        120               300             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   N131     Actual/360          $9,772.14        120               300             2              118             9/1/07

   C132       30/360            $8,955.81        120               300             5              115             6/1/07

   C133     Actual/360          $4,692.75        120               360             2              118             9/1/07

   C134     Actual/360        $209,871.52        120               300             1              119            10/1/07

   C135     Actual/360        $196,277.95        120               300             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   N136     Actual/360         $65,750.06        120               300             5              115             6/1/07

   C137     Actual/360         $44,731.74        120               300             5              115             6/1/07

   C138     Actual/360         $21,179.79        120               360             0              120            11/1/07

   C139     Actual/360         $17,673.21        120               360             0              120            11/1/07

   C140     Actual/360         $36,609.43        120               360             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C141     Actual/360         $28,312.07        120               300             0              120            11/1/07

   C142       30/360           $25,045.03        120               300             1              119            9/30/07

   C143     Actual/360         $25,464.30        120               300             2              118             9/1/07

   C144       30/360           $25,009.01        120               324             3              117             8/1/07

   C145     Actual/365         $19,147.87        120               300             3              117             8/1/07

-------------------------------------------------------------------------------------------------------------------------

   C146     Actual/360         $17,478.40        120               300             0              120            11/1/07

   C147     Actual/360         $17,291.42        120               300             0              120            11/1/07

   C148     Actual/360         $15,409.84        120               300             0              120            11/1/07

   C149       30/360           $12,407.57        120               300             3              117             8/1/07

   C150     Actual/360         $11,163.72        120               360             0              120            11/1/07

-------------------------------------------------------------------------------------------------------------------------

   C151     Actual/360         $11,265.28        120               300             3              117             8/1/07

   N152     Actual/360         $11,047.66        120               300             1              119            10/1/07

   C153       30/360           $10,330.49        120               240             2              118             9/1/07

   C154     Actual/360          $8,174.50        120               360             2              118             9/1/07

   C155     Actual/360          $7,758.17        120               360             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C156       30/360            $7,104.09        120               300             4              116             7/1/07

   C157     Actual/360          $6,357.92        120               360             2              118             9/1/07

   C158     Actual/360          $6,282.25        120               360             2              118             9/1/07

   C159     Actual/360          $5,903.83        120               360             2              118             9/1/07

   C160     Actual/360          $6,072.02        120               300             1              119            10/1/07

-------------------------------------------------------------------------------------------------------------------------

   C161     Actual/360        $151,784.16        120               300             0              120            11/1/07

   C162     Actual/360        $156,047.33        120               180             0              120            11/1/07

   N163     Actual/360         $66,066.00        120               300             5              115             6/1/07

   C164       30/360           $59,387.46        120               300             2              118             9/1/07

   N165     Actual/360         $56,318.73         84               300             2               82             9/1/04

-------------------------------------------------------------------------------------------------------------------------

   C166     Actual/360         $52,590.42        120               300             0              120            11/1/07

   N167     Actual/360         $49,481.83        120               240             6              114             5/1/07

   N168     Actual/360         $42,388.00        120               300             5              115             6/1/07

   C169     Actual/360         $23,838.32        120               300             1              119            10/1/07

   N170     Actual/360         $27,088.32        120               240             5              115             6/1/07

-------------------------------------------------------------------------------------------------------------------------

   N171     Actual/360         $25,096.44        120               300             5              115             6/1/07

   C172     Actual/360         $20,321.80        120               300             1              119            10/1/07

   N173     Actual/360         $14,940.08        120               240             4              116             7/1/07

   C174     Actual/360         $11,886.96        120               300             0              120            11/1/07

   N175     Actual/360         $67,872.45        120               300             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   C176     Actual/360         $24,179.51        120               300             1              119            10/1/07

   C177     Actual/360         $15,243.60        120               300             1              119            10/1/07

   C178     Actual/360         $21,000.27        120               300             1              119            10/1/07

   C179       30/360           $17,182.87        120               300             5              115             6/1/07

   C180     Actual/360         $11,907.97        120               360             1              119            10/1/07

-------------------------------------------------------------------------------------------------------------------------

   C181       30/360           $12,608.12        120               300             2              118             9/1/07

   C182       30/360           $11,795.54        120               300             4              116             7/1/07

   C183       30/360           $11,655.87        120               240             2              118             9/1/07

   C184     Actual/360          $8,850.09        120               300             1              119            10/1/07

   N185     Actual/360         $71,495.33        120               300             2              118             9/1/07

-------------------------------------------------------------------------------------------------------------------------

   N186     Actual/360         $49,002.92        120               300             4              116             7/1/07

   N187     Actual/360         $31,805.76        120               300             4              116             7/1/07

   C188     Actual/360         $72,865.45        120               360             0              120            11/1/07

   C189       30/360           $25,616.04        120               300             4              116             7/1/07

   C190     Actual/360         $17,725.29        120               240             1              119            10/1/07

-------------------------------------------------------------------------------------------------------------------------

   C191       30/360           $34,157.99        120               240             2              118             9/1/07

   N192     Actual/360         $20,222.95        120               300             4              116             7/1/07

   N193     Actual/360         $14,792.25        120               300             4              116             7/1/07

-------------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages                                       119               330             3              116

-------------------------------------------------------------------------------------------------------------------------




               Cross-                          Lockout

 Control   Collateralized    Related         Expiration

 Number        Loans          Loans             Date                Prepayment Penalty Description (months)

--------------------------------------------------------------------------------------------------------------------------


  N001           No            Yes(a)          7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N002           No              No           10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N003         Yes(1)          Yes(b)           3/1/00    LO(37) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(5) / Free(6)

  N004           No              No             2/1/00    LO(37) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(5) / Free(6)

  N005           No              No            4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N006         Yes(1)          Yes(b)           3/1/00    LO(37) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(5) / Free(6)

  N007           No            Yes(a)          7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C008           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N009           No              No            5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C010           No              No            8/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C011           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C012           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C013           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C014           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C015           No              No            8/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C016           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N017           No              No            5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N018           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N019         Yes(2)          Yes(c)          4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C020           No              No           10/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N021           No              No            5/31/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  C022           No            Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  C023           No              No           10/31/00    LO(36) / YM(36) / 3%(12) / 2%(12) / 1%(12) / Free(12)

  C024           No            Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  N025           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N026           No            Yes(e)          7/31/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

  C027           No            Yes(f)          5/31/01    LO(48) / YM(60) / Free(12)

  N028           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N029           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(62) / Free(6)

  C030           No            Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C031           No              No            5/31/01    LO(48) / YM(72)

  N032           No            Yes(e)          7/31/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

  C033           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C034           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N035           No              No            5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C036           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C037           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N038           No              No            4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C039           No            Yes(f)          5/31/01    LO(48) / YM(60) / Free(12)

  N040           No            Yes(e)          8/30/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C041           No            Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  N042           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C043           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N044           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C045           No              No            6/30/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C046           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C047           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  N048           No            Yes(e)          7/31/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

  C049           No              No                       Grtr1%UPBorYM(54) / Free(6)

  C050           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C051           No            Yes(h)         10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N052           No            Yes(g)          4/30/99    LO(24) / Grtr1%UPBorYM(36) / 2%(12) / 1%(6) / Free(6)

  C053           No              No            5/31/01    LO(48) / YM(66) / Free(6)

  C054           No              No            5/31/01    LO(48) / YM(66) / Free(6)

  N055         Yes(2)          Yes(c)          4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C056           No              No            8/31/98    LO(12) / YM(102) / Free(6)

  C057           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  C058           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C059           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  C060           No              No            7/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C061           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N062           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C063           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  N064           No            Yes(i)          6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N065           No            Yes(i)          6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C066           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  C067           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  C068           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N069           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N070           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C071           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  N072           No            Yes(g)          4/30/99    LO(24) / Grtr1%UPBorYM(36) / 2%(12) / 1%(6) / Free(6)

  N073           No              No            4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C074           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C075           No              No           10/31/01    LO(48) / Grtr1%UPBorYM(120) / Free(12)

--------------------------------------------------------------------------------------------------------------------------

  N076           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C077           No            Yes(h)          5/31/01    LO(48) / YM(66) / Free(6)

  N078           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C079           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C080           No              No            5/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C081           No              No             9/1/01    LO(48) / Grtr2%UPBorYM(66) / Free(5)

  C082           No              No            8/31/99    LO(24) / YM(90) / Free(6)

  N083           No            Yes(j)          9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N084           No            Yes(j)          7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N085           No              No            4/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N086           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N087       Yes(3)(iv)        Yes(s)         10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N088       Yes(3)(iv)        Yes(s)         10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N089       Yes(3)(iv)        Yes(s)         10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N090           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C091           No              No            9/30/01    LO(48) / YM(66) / Free(6)

  C092           No              No            9/30/01    LO(47) / YM(66) / Free(7)

  C093           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C094           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N095           No            Yes(k)          7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C096           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N097           No            Yes(l)          7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C098           No              No            6/30/01    LO(47) / YM(66) / Free(7)

  N099           No            Yes(k)          8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C100           No              No           10/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C101           No              No            6/30/01    LO(48) / YM(66) / Free(6)

  C102           No              No            6/30/99    LO(24) / Grtr1%UPBorYM(90) / Free(6)

  N103           No              No            8/31/00    LO(36) / Grtr1%UPBorYM(78) / Free(6)

  C104           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N105           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C106           No              No            5/31/01    LO(48) / YM(66) / Free(6)

  C107           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N108           No              No            4/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N109           No            Yes(l)          7/31/01    LO(48) / Grtr1%UPBorYM(54) / Free(18)

  C110           No              No            6/30/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C111         Yes(4)            No           10/31/01    LO(48) / YM(66) / Free(6)

  N112           No              No            5/31/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  C113           No              No            6/30/01    LO(48) / YM(66) / Free(6)

  C114           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C115           No              No            5/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C116           No              No            9/30/01    LO(48) / YM(66) / Free(6)

  N117           No              No            4/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  C118           No              No            7/31/00    LO(36) / YM(78) / Free(6)

  C119           No              No            7/31/01    LO(48) / YM(66) / Free(6)

  C120           No              No            8/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C121         Yes(5)          Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  C122           No              No            5/31/01    LO(48) / YM(66) / Free(6)

  C123         Yes(5)          Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  C124           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N125           No              No            7/31/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N126           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C127           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C128           No              No           12/31/00    LO(42) / YM(72) / Free(6)

  N129           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(69) / Free(6)

  N130           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N131           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C132           No              No            5/31/01    LO(48) / YM(66) / Free(6)

  C133         Yes(6)          Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

  C134           No              No            9/30/01    LO(48) / YM(66) / Free(6)

  C135           No            Yes(q)          7/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N136           No              No            5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C137           No              No            5/31/01    LO(48) / YM(67) / Free(5)

  C138           No              No           10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C139           No              No           10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C140           No            Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

--------------------------------------------------------------------------------------------------------------------------

  C141           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C142           No              No            9/30/00    LO(36) / Grtr1%UPBorYM(78) / Free(6)

  C143           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C144           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C145           No              No            7/31/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C146           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C147           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C148           No            Yes(q)         10/31/01    LO(48) / YM(66) / Free(6)

  C149           No              No            7/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C150           No              No           10/31/99    LO(24) / YM(90) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C151           No            Yes(d)          7/31/01    LO(48) / YM(66) / Free(6)

  N152           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C153           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  C154         Yes(6)          Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

  C155           No            Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

--------------------------------------------------------------------------------------------------------------------------

  C156           No              No            6/30/01    LO(48) / YM(66) / Free(6)

  C157         Yes(6)          Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

  C158         Yes(6)          Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

  C159         Yes(6)          Yes(m)          8/31/01    LO(48) / YM(69) / Free(3)

  C160           No              No            9/30/01    LO(48) / 5%(12) / 4%(12) / 3%(12) / 2%(12) / 1%(18) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C161           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  C162           No              No           10/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N163           No            Yes(n)          5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C164           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N165           No              No            8/31/00    LO(36) / Grtr1%UPBorYM(42) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C166           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N167           No              No            4/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  N168           No            Yes(n)          5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C169           No              No            9/30/01    LO(48) / 5%(12) / 4%(12) / 3%(12) / 2%(12) / 1%(18) / Free(6)

  N170           No              No            5/31/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N171           No            Yes(n)          5/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C172           No              No            9/30/99    LO(24) / 5%(24) / 4%(12) / 3%(12) / 2%(12) / 1%(30) / Free(6)

  N173           No            Yes(n)          6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C174           No              No           10/31/01    LO(48) / YM(66) / Free(6)

  N175           No              No            8/31/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C176         Yes(7)          Yes(o)          9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C177         Yes(7)          Yes(o)          9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C178           No              No            9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C179           No            Yes(h)          5/31/01    LO(48) / YM(66) / Free(6)

  C180           No              No            9/30/01    LO(48) / YM(60) / Free(12)

--------------------------------------------------------------------------------------------------------------------------

  C181           No            Yes(r)          8/31/01    LO(48) / YM(66) / Free(6)

  C182           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C183           No            Yes(r)          8/31/01    LO(48) / YM(66) / Free(6)

  C184         Yes(7)          Yes(o)          9/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  N185           No              No            8/31/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  N186           No              No            6/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  N187           No              No            6/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  C188         Yes(4)            No           10/31/01    LO(48) / YM(66) / Free(6)

  C189           No              No            6/30/01    LO(48) / Grtr1%UPBorYM(66) / Free(6)

  C190           No              No            9/30/01    LO(48) / YM(66) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

  C191           No              No            8/31/01    LO(48) / YM(66) / Free(6)

  N192           No            Yes(p)          6/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

  N193           No            Yes(p)          6/30/00    LO(36) / Grtr1%UPBorYM(48) / 3%(12) / 2%(12) / 1%(6) / Free(6)

--------------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages

--------------------------------------------------------------------------------------------------------------------------




                                                       Cut-off

       Control        Appraisal          Appraisal     Date LTV   Year Built /           Total          SF/Unit/

        Number          Value              Date          Ratio     Renovated        Units/Room Bed      Room/Bed

-----------------------------------------------------------------------------------------------------------------------


         N001        $27,300,000         12/16/96        79.80%       1988               400               Unit

         N002        $26,500,000          8/31/97        71.70%       1990               272               Unit

         N003        $22,252,500          7/10/97        79.40%       1982               484               Unit

         N004        $23,500,000         11/21/96        71.90%       1996               470               Unit

         N005        $29,200,000          4/22/97        57.20%       1990               638               Unit

-----------------------------------------------------------------------------------------------------------------------

         N006        $21,478,500          7/10/97        76.80%       1984               468               Unit

         N007        $20,500,000         12/23/96        79.80%       1989               272               Unit

         C008        $17,600,000           9/8/97        76.10%       1978               478               Unit

         N009        $16,750,000           4/1/97        79.80%     1927/1996            452               Unit

         C010         $1,600,000          6/20/97        72.40%       1966                42               Unit

-----------------------------------------------------------------------------------------------------------------------

         C011         $3,500,000          6/25/97        72.40%       1968                84               Unit

         C012         $5,300,000          6/25/97        72.40%       1973               130               Unit

         C013           $970,000          6/18/97        72.40%       1967                30               Unit

         C014           $760,000          6/18/97        72.40%       1967                24               Unit

         C015         $1,700,000          6/24/97        72.40%       1968                50               Unit

-----------------------------------------------------------------------------------------------------------------------

         C016        $11,735,000           9/4/97        77.90%     1991/1997            152               Unit

         N017        $11,330,000          2/25/97        67.60%       1984               300               Unit

         N018         $9,000,000          5/12/97        84.30%     1981/1996            495               Unit

         N019        $10,180,000          1/21/97        70.00%     1915/1985            219               Unit

         C020         $9,000,000          8/22/97        76.90%       1973               228               Unit

-----------------------------------------------------------------------------------------------------------------------

         N021         $9,335,000          3/14/97        74.00%       1989               222               Unit

         C022         $8,300,000           4/7/97        76.40%       1984               276               Unit

         C023         $7,300,000          8/25/97        82.20%       1986               228               Unit

         C024         $7,000,000          4/15/97        79.90%     1979/1995            304               Unit

         N025         $7,000,000          4/15/97        79.30%       1991               157               Unit

-----------------------------------------------------------------------------------------------------------------------

         N026         $7,050,000          4/23/97        78.20%     1964/1997            304               Unit

         C027         $7,200,000           3/7/97        70.10%       1972               234               Unit

         N028         $6,260,000          4/15/97        79.80%       1976                78               Unit

         N029         $6,700,000          3/26/97        74.50%       1972               252               Unit

         C030         $6,100,000           4/8/97        81.00%       1981               202               Unit

-----------------------------------------------------------------------------------------------------------------------

         C031         $6,200,000          2/21/97        72.40%     1972/1996            257               Unit

         N032         $4,900,000          4/23/97        84.40%     1964/1997            250               Unit

         C033         $3,740,000          4/23/97        74.90%       1982                72               Unit

         C034         $1,470,000          4/23/97        74.90%       1975                43               Unit

         N035         $5,350,000           3/7/97        70.80%       1974               152               Unit

-----------------------------------------------------------------------------------------------------------------------

         C036         $2,860,000           8/8/97        70.70%       1950               114               Unit

         C037         $2,090,000           8/8/97        70.70%       1942               118               Unit

         N038         $4,900,000         11/20/96        71.10%       1949               140               Unit

         C039         $5,100,000           3/7/97        66.90%       1969               146               Unit

         N040         $4,500,000          4/22/97        71.20%     1979/1996            248               Unit

-----------------------------------------------------------------------------------------------------------------------

         C041         $4,000,000           4/7/97        77.50%       1971               184               Unit

         N042         $4,140,000          4/10/97        74.90%       1970               136               Unit

         C043         $4,000,000          5/23/97        75.00%       1979               160               Unit

         N044         $4,280,000          3/17/97        70.00%       1986               107               Unit

         C045         $4,190,000          2/17/97        71.40%       1987               102               Unit

-----------------------------------------------------------------------------------------------------------------------

         C046         $3,950,000          1/10/97        75.00%     1972/1993            187               Unit

         C047         $4,400,000           3/4/97        63.50%       1977               112               Unit

         N048         $3,450,000          4/23/97        79.90%       1978               120               Unit

         C049         $5,500,000          3/10/97        49.70%       1980               146               Unit

         C050         $4,100,000          4/18/97        65.60%     1964/1987            173               Unit

-----------------------------------------------------------------------------------------------------------------------

         C051         $3,500,000          8/18/97        75.40%     1990/1996             88               Unit

         N052         $3,550,000           3/6/97        73.70%       1974               112               Unit

         C053         $3,300,000           4/1/97        72.50%       1925               138               Unit

         C054         $3,600,000          2/18/97        66.50%       1982               169               Unit

         N055         $2,850,000          1/14/97        77.30%       1980               112               Unit

-----------------------------------------------------------------------------------------------------------------------

         C056         $2,830,000          4/25/97        74.90%       1967               100               Unit

         C057         $2,650,000          6/11/97        79.90%     1973/1997             73               Unit

         C058         $4,400,000          6/10/97        47.70%       1984               277               Unit

         C059         $1,640,000           4/8/97        79.90%     1920/1986             64               Unit

         C060           $815,000           4/8/97        79.90%     1920/1980             22               Unit

-----------------------------------------------------------------------------------------------------------------------

         C061         $3,000,000          5/23/97        64.90%       1920                40               Unit

         N062         $2,380,000          6/18/97        79.70%     1984/1995             53               Unit

         C063         $2,800,000          2/25/97        67.60%       1962                93               Unit

         N064         $2,360,000          4/21/97        76.10%       1992                48               Unit

         N065         $2,360,000          4/21/97        71.90%       1992                48               Unit

-----------------------------------------------------------------------------------------------------------------------

         C066         $1,450,000          1/20/97        72.40%     1951/1986             62               Unit

         C067           $825,000          1/27/97        72.40%       1986                32               Unit

         C068         $2,000,000          7/21/97        75.00%       1971               105               Unit

         N069         $1,900,000           4/1/97        73.60%       1972                81               Unit

         N070         $1,950,000          4/29/97        71.70%     1979/1991            104               Unit

-----------------------------------------------------------------------------------------------------------------------

         C071         $1,850,000           6/9/97        75.50%       1973                77               Unit

         N072         $1,550,000           3/3/97        79.80%       1980                60               Unit

         N073         $1,510,000          1/14/97        79.30%       1985                33               Unit

         C074         $1,325,000          3/10/97        75.50%     1968/1996             88               Unit

         C075         $2,150,000           8/6/97        46.50%       1975                65               Unit

-----------------------------------------------------------------------------------------------------------------------

         N076         $1,250,000          6/18/97        79.90%       1979                53               Unit

         C077         $1,260,000           4/8/97        72.70%     1969/1996             48               Unit

         N078         $1,305,000          5/10/97        65.60%       1930                33               Unit

         C079         $1,070,000          5/14/97        74.60%       1985                36               Unit

         C080           $960,000          9/10/96        62.90%       1989                24               Unit

-----------------------------------------------------------------------------------------------------------------------

         C081        $39,900,000           7/1/97        66.30%       1993               n/a                SF

         C082        $22,500,000          2/28/97        79.90%     1969/1993            n/a                SF

         N083        $18,900,000          3/10/97        77.70%       1996               n/a                SF

         N084        $12,900,000          4/17/97        74.30%     1988/1991            n/a                SF

         N085        $13,000,000          2/12/97        70.00%       1983               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         N086        $12,600,000          6/25/97        69.40%       1997               n/a                SF

         N087         $4,800,000          8/11/97        75.00%       1994               n/a                SF

         N088         $4,700,000          8/11/97        72.30%       1994               n/a                SF

         N089         $2,475,000          8/15/97        70.70%       1990               n/a                SF

         N090         $9,500,000          3/30/97        72.40%       1996               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C091         $9,000,000           8/7/97        68.80%       1987               n/a                SF

         C092         $7,650,000          5/21/97        79.70%       1979               n/a                SF

         C093         $8,525,000           8/1/97        70.40%     1962/1987            n/a                SF

         C094         $7,500,000         12/15/96        75.50%       1990               n/a                SF

         N095         $7,000,000          4/30/97        74.90%       1993               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C096         $6,700,000          4/17/97        74.50%       1982               n/a                SF

         N097         $6,300,000          4/14/97        75.30%       1988               n/a                SF

         C098         $6,400,000          4/30/97        74.00%     1990/1992            n/a                SF

         N099         $6,300,000           6/5/97        73.70%       1982               n/a                SF

         C100         $6,000,000           8/5/97        75.00%       1989               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C101         $7,000,000          4/15/97        62.60%       1975               n/a                SF

         C102         $5,700,000          4/29/97        75.30%     1973/1997            n/a                SF

         N103         $5,900,000           7/9/97        72.00%       1989               n/a                SF

         C104         $5,600,000           8/6/97        71.40%       1996               n/a                SF

         N105         $5,040,000           8/1/97        75.30%       1996               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C106         $5,175,000           1/7/97        72.30%       1990               n/a                SF

         C107         $5,200,000          6/18/97        69.20%       1980               n/a                SF

         N108         $5,000,000           4/1/97        71.20%       1985               n/a                SF

         N109         $4,400,000          4/14/97        74.90%       1990               n/a                SF

         C110         $4,550,000           2/7/97        71.20%       1981               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C111         $3,950,000           9/9/97        79.10%       1996               n/a                SF

         N112         $4,400,000           1/7/97        63.40%       1979               n/a                SF

         C113         $4,075,000           3/1/97        68.30%       1983               n/a                SF

         C114         $3,700,000          6/27/97        74.30%     1983/1990            n/a                SF

         C115         $3,800,000          9/26/96        68.80%     1972/1989            n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C116         $4,150,000          6/23/97        60.20%     1967/1992            n/a                SF

         N117         $3,300,000           1/8/97        74.70%       1990               n/a                SF

         C118         $4,800,000          4/14/97        48.90%       1986               n/a                SF

         C119         $3,600,000          5/15/97        63.80%       1994               n/a                SF

         C120         $3,350,000          5/24/97        65.50%       1974               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C121         $3,350,000           4/9/97        64.90%       1984               n/a                SF

         C122         $3,460,000           2/7/97        62.60%     1967/1991            n/a                SF

         C123         $3,300,000           4/9/97        61.50%       1985               n/a                SF

         C124         $4,100,000         10/24/96        48.60%     1925/1995            n/a                SF

         N125         $2,530,000           5/1/97        74.30%       1997               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         N126         $2,500,000          3/28/97        74.90%       1980               n/a                SF

         C127         $2,350,000          7/10/97        72.20%       1984               n/a                SF

         C128         $3,180,000          3/11/97        51.60%       1986               n/a                SF

         N129         $2,200,000          3/24/97        68.50%       1987               n/a                SF

         N130         $2,000,000          1/23/97        71.00%       1984               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         N131         $1,770,000          2/10/97        67.70%     1957/1987            n/a                SF

         C132         $1,375,000          1/20/97        76.00%       1969               n/a                SF

         C133         $1,075,000          5/13/97        57.60%       1995               n/a                SF

         C134        $39,100,000          6/23/97        72.80%     1982/1995            n/a                SF

         C135        $35,650,000          6/12/97        69.90%       1982               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         N136        $11,800,000          1/15/97        65.40%       1990               n/a                SF

         C137         $9,500,000         12/12/96        55.60%     1917/1985            n/a                SF

         C138         $3,775,000           8/6/97        76.20%       1990               n/a                SF

         C139         $3,150,000           8/6/97        76.20%     1980/1994            n/a                SF

         C140         $7,500,000          5/13/97        64.30%       1995               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C141         $5,700,000          7/14/97        63.20%     1920/1992            n/a                SF

         C142         $4,900,000          6/10/97        67.10%     1986/1995            n/a                SF

         C143         $4,100,000          6/25/97        79.40%       1966               n/a                SF

         C144         $4,300,000          4/10/97        73.10%       1988               n/a                SF

         C145         $3,550,000          4/11/97        67.40%     1960/1995            n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C146         $3,050,000          8/26/97        75.40%       1989               n/a                SF

         C147         $3,060,000          8/29/97        73.50%       1976               n/a                SF

         C148         $4,500,000           8/7/97        44.40%     1928/1993            n/a                SF

         C149         $2,100,000          3/26/97        74.80%     1925/1995            n/a                SF

         C150         $2,065,000           7/1/97        72.60%       1990               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C151         $2,810,000           4/7/97        50.80%       1983               n/a                SF

         N152         $3,450,000          5/15/97        40.50%       1969               n/a                SF

         C153         $1,600,000          4/29/97        74.80%     1955/1988            n/a                SF

         C154         $1,715,000          5/13/97        62.90%       1995               n/a                SF

         C155         $1,650,000          5/13/97        62.10%       1995               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C156         $1,150,000           1/9/97        73.60%       1967               n/a                SF

         C157         $1,200,000          5/13/97        69.90%       1995               n/a                SF

         C158         $1,350,000          5/13/97        61.40%       1995               n/a                SF

         C159         $1,240,000          5/13/97        62.80%       1995               n/a                SF

         C160         $1,080,000          7/15/97        71.40%       1983               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C161        $31,500,000          8/22/97        61.30%     1976/1997            232               Room

         C162        $37,000,000          6/24/97        45.10%       1989               274               Room

         N163        $10,500,000          2/24/97        73.00%     1954/1993            102               Room

         C164        $10,000,000           4/4/97        73.90%     1910/1994            149               Room

         N165        $10,300,000           5/1/97        67.80%       1989               104               Room

-----------------------------------------------------------------------------------------------------------------------

         C166         $9,300,000          8/18/97        72.60%       1975               150               Room

         N167         $8,800,000           3/1/97        60.10%     1975/1983            101               Room

         N168         $8,300,000          2/12/97        59.20%     1971/1993             70               Room

         C169         $4,240,000          7/15/97        71.40%     1983/1997             88               Room

         N170         $8,300,000           1/7/97        35.90%     1986/1993            141               Room

-----------------------------------------------------------------------------------------------------------------------

         N171         $4,900,000          2/12/97        59.40%     1953/1991             33               Room

         C172         $4,000,000           6/9/97        60.00%     1961/1996            156               Room

         N173         $2,800,000          2/12/97        61.90%     1968/1993             24               Room

         C174         $2,000,000          8/14/97        75.00%       1987               107               Room

         N175        $12,000,000          6/11/97        70.70%     1979/1994            n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C176         $4,600,000          6/24/97        65.30%     1928/1989            n/a                SF

         C177         $2,900,000          6/24/97        65.30%     1931/1991            n/a                SF

         C178         $3,800,000          6/30/97        71.00%       1988               n/a                SF

         C179         $2,640,000         12/19/96        75.40%       1987               n/a                SF

         C180         $2,550,000          12/7/96        62.70%       1988               n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C181         $2,100,000          6/17/97        74.90%     1972/1995            n/a                SF

         C182         $2,300,000          3/24/97        61.90%       1965               n/a                SF

         C183         $1,800,000          6/17/97        74.80%     1961/1993            n/a                SF

         C184         $2,000,000          6/24/97        55.00%     1932/1989            n/a                SF

         N185        $22,000,000           7/1/97        42.60%       1986               107                Bed

-----------------------------------------------------------------------------------------------------------------------

         N186        $13,500,000           2/1/97        44.30%       1974               320                Bed

         N187        $17,000,000           2/1/97        23.50%     1975/1995            200                Bed

         C188        $13,230,000           9/1/97        78.20%       1995               n/a                SF

         C189         $4,100,000          3/18/97        74.70%       1989               n/a                SF

         C190         $2,650,000           6/4/97        75.40%     1920/1997            n/a                SF

-----------------------------------------------------------------------------------------------------------------------

         C191         $6,200,000          4/28/97        64.30%     1985/1995            812               Unit

         N192         $3,250,000          4/18/97        73.60%     1987/1994            n/a                SF

         N193         $2,700,000          3/31/97        64.80%     1988/1994            n/a                SF

-----------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages           $14,211,747                         70.55%

-----------------------------------------------------------------------------------------------------------------------




 Control          Net Rentable      Loan Balance Per      Occupancy   Occupancy As         U/W             U/W

  Number           Area (SF)        SF/Unit/Room/Bed       Percent      of Date         Revenues         Expenses

-------------------------------------------------------------------------------------------------------------------


   N001             355,640            $54,451.88             96%       5/30/97         3,711,543       $1,321,340

   N002             267,792            $69,852.94             96%       7/31/97         3,100,940       $1,062,380

   N003             407,120            $36,488.04             96%       6/20/97         3,305,326       $1,115,041

   N004             430,240            $35,962.24             96%       10/3/97         3,199,672       $1,247,026

   N005             238,824            $26,188.03             96%        4/1/97         6,050,380       $3,594,124

-------------------------------------------------------------------------------------------------------------------

   N006             392,072            $35,242.18             95%       6/20/97         3,171,209       $1,139,990

   N007             287,184            $60,174.63             93%       5/30/97         2,918,048       $1,081,203

   C008             387,280            $28,033.47             97%        7/1/97         2,783,086       $1,277,859

   N009             277,827            $29,579.29             99%       7/31/97         2,748,702       $1,046,824

   C010              28,455            $27,594.99            100%        5/6/97           285,271         $133,552

-------------------------------------------------------------------------------------------------------------------

   C011              53,700            $30,182.02            100%        5/6/97           565,340         $245,561

   C012              85,030            $29,531.95            100%        5/6/97           901,173         $350,701

   C013              20,310            $23,421.25            100%        5/6/97           195,312         $117,559

   C014              15,815            $22,938.34            100%        5/6/97           149,355          $77,929

   C015              30,255            $24,628.53            100%        5/6/97           301,115         $141,210

-------------------------------------------------------------------------------------------------------------------

   C016             176,984            $60,163.08             95%       9/16/97         1,389,660         $411,581

   N017             169,185            $25,520.56             94%       6/30/97         1,601,499         $572,552

   N018             398,970            $15,322.26             92%       6/20/97         2,181,646       $1,222,409

   N019             197,402            $32,556.39             96%       7/24/97         1,560,425         $656,497

   C020             263,000            $30,372.81             95%       8/15/97         1,420,215         $600,896

-------------------------------------------------------------------------------------------------------------------

   N021             192,207            $31,120.19             87%       6/25/97         1,359,449         $486,256

   C022             217,784            $22,969.72             93%       4/30/97         1,419,954         $657,615

   C023             179,180            $26,315.79             91%        6/4/97         1,381,538         $663,284

   C024             216,656            $18,391.01             87%       4/29/97         1,557,349         $785,467

   N025              82,902            $35,357.26             97%        7/8/97         1,014,360         $361,617

-------------------------------------------------------------------------------------------------------------------

   N026             307,584            $18,129.72             88%       6/30/97         1,881,069       $1,190,522

   C027             168,320            $21,563.28             98%       3/18/97         1,246,025         $533,498

   N028              79,498            $64,004.88             94%       6/30/97           960,355         $333,395

   N029             186,860            $19,802.83             96%       6/27/97         1,555,012         $922,046

   C030             151,052            $24,464.98             94%       4/29/97         1,134,618         $542,460

-------------------------------------------------------------------------------------------------------------------

   C031             354,875            $17,456.59             92%        5/8/97         1,426,860         $827,160

   N032             239,284            $16,534.31             92%       6/30/97         1,487,163         $952,191

   C033              79,920            $38,918.29             92%       4/23/97           536,085         $134,766

   C034              45,396            $25,613.18            100%       4/23/97           248,548          $93,885

   N035             131,800            $24,933.35             92%       6/30/97         1,067,042         $580,336

-------------------------------------------------------------------------------------------------------------------

   C036              69,810            $17,729.35             94%       8/31/97           595,608         $293,567

   C037              84,006            $12,516.88             83%       8/31/97           609,932         $379,449

   N038             145,156            $24,884.49             95%       7/31/97           760,716         $263,483

   C039             137,888            $23,381.05            100%       3/18/97           836,328         $354,625

   N040             176,984            $12,928.20             92%       6/10/97         1,057,505         $663,272

-------------------------------------------------------------------------------------------------------------------

   C041             149,664            $16,847.48             96%       4/30/97           818,315         $433,363

   N042             125,571            $22,789.43             96%       5/28/97           787,035         $374,495

   C043             129,416            $18,750.00             94%        6/1/97           669,897         $285,493

   N044              85,796            $27,982.20             97%       7/25/97           672,796         $293,652

   C045              85,616            $29,343.61             90%       6/30/97           554,215         $189,111

-------------------------------------------------------------------------------------------------------------------

   C046             141,125            $15,844.92             96%       8/13/97           897,274         $506,300

   C047             182,249            $24,960.29             97%       6/11/97           789,769         $414,420

   N048             106,272            $22,961.72             91%       6/30/97           757,036         $413,559

   C049             125,000            $18,703.80             95%       3/10/97           887,544         $430,588

   C050             110,601            $15,547.77             98%       6/30/97           901,388         $466,823

-------------------------------------------------------------------------------------------------------------------

   C051             101,417            $30,000.00             90%       6/30/97           726,624         $409,401

   N052              93,748            $23,369.29             89%      10/27/97           691,900         $351,010

   C053              98,388            $17,339.81             98%        5/6/97           773,648         $429,956

   C054             124,298            $14,157.73             86%       4/29/97           781,336         $454,123

   N055              80,880            $19,676.53             96%       7/25/97           580,546         $307,908

-------------------------------------------------------------------------------------------------------------------

   C056              60,868            $21,183.09            100%       4/23/97           648,861         $340,038

   C057              53,830            $28,996.04             96%       6/30/97           510,824         $261,527

   C058           2,160,489             $7,581.23            100%       7/31/97           739,689         $315,915

   C059              32,500            $20,471.69             89%       6/30/97           355,896         $183,712

   C060                                $29,595.44            100%       6/30/97           149,164          $57,424

-------------------------------------------------------------------------------------------------------------------

   C061              57,612            $48,647.47            100%        7/1/97           573,579         $250,281

   N062              43,516            $35,807.44            100%       7/26/97           395,270         $162,183

   C063              99,291            $20,365.34             97%        3/1/97           712,133         $426,412

   N064              43,296            $37,427.12             98%        5/1/97           284,585          $70,690

   N065              43,296            $35,347.84             98%       8/31/97           277,199          $67,212

-------------------------------------------------------------------------------------------------------------------

   C066              45,182            $16,937.22             95%       5/25/97           289,119         $141,241

   C067              21,200            $18,671.10            100%       5/25/97           120,927          $34,026

   C068              91,928            $14,285.71             93%       8/25/97           476,626         $280,141

   N069              62,270            $17,258.40             99%       3/31/97           403,020         $221,603

   N070              72,648            $13,435.38             98%        6/1/97           415,438         $219,938

-------------------------------------------------------------------------------------------------------------------

   C071              61,236            $18,144.37             99%       6/10/97           432,100         $260,065

   N072              44,232            $20,613.59             98%       7/22/97           288,235         $127,192

   N073              27,294            $36,269.63             91%       6/30/97           267,170         $109,469

   C074              93,090            $11,363.64             96%        7/1/97           418,472         $276,310

   C075              62,590            $15,384.62             94%       8/12/97           382,530         $158,440

-------------------------------------------------------------------------------------------------------------------

   N076              34,800            $18,833.27             94%       7/23/97           207,253          $83,331

   C077              40,779            $19,078.02             98%       4/15/97           290,043         $127,618

   N078              13,775            $25,927.57             97%       7/25/97           172,622          $68,151

   C079              27,360            $22,180.45             97%        5/1/97           196,357          $86,501

   C080              24,180            $25,179.02            100%       4/23/97           149,625          $65,060

-------------------------------------------------------------------------------------------------------------------

   C081             271,412                $97.54             97%       10/1/97         4,680,476       $1,312,782

   C082             197,862                $90.86             91%        8/4/97         2,840,358         $661,307

   N083             159,184                $92.30            100%       6/16/97         2,245,821         $599,994

   N084             184,883                $51.85            100%       6/30/97         1,579,915         $385,203

   N085             220,566                $41.28             96%       6/16/97         2,043,002         $667,252

-------------------------------------------------------------------------------------------------------------------

   N086              76,841               $113.73            100%        7/1/97         1,479,769         $280,156

   N087              40,485                $88.92            100%       6/30/97           564,079         $108,114

   N088              40,205                $84.57            100%       6/30/97           541,271         $126,375

   N089              40,253                $43.48            100%       6/30/97           331,376         $111,878

   N090              61,470               $111.91             97%        6/9/97         1,356,447         $367,055

-------------------------------------------------------------------------------------------------------------------

   C091              85,954                $72.07             90%       7/17/97         1,042,206         $262,923

   C092              95,107                $64.14            100%       8/31/97           923,468         $193,032

   C093             184,055                $32.60            100%        8/1/97         1,293,455         $476,473

   C094              87,860                $64.46            100%       7/10/97           936,872         $183,006

   N095              67,910                $77.19            100%        8/4/97           816,596         $168,492

-------------------------------------------------------------------------------------------------------------------

   C096              66,042                $75.61            100%        4/1/97         1,052,889         $366,144

   N097             131,255                $36.14            100%       6/25/97           676,880          $96,735

   C098              20,262               $233.70            100%        5/1/97           692,300          $60,400

   N099              75,159                $61.80             95%       7/31/97           811,292         $234,475

   C100             102,301                $43.99            100%       8/12/97         1,089,614         $434,626

-------------------------------------------------------------------------------------------------------------------

   C101              30,528               $143.58            100%       4/22/97         1,171,719         $580,601

   C102              80,847                $53.06             93%        4/1/97           663,003         $127,067

   N103             108,540                $39.11            100%       7/18/97           639,493         $109,028

   C104              71,188                $56.19             99%       7/25/97           631,692         $110,073

   N105              46,790                $81.09            100%        7/1/97           626,307         $152,248

-------------------------------------------------------------------------------------------------------------------

   C106              68,701                $54.47            100%      12/31/96           614,721         $139,477

   C107              75,009                $47.99             98%       7/21/97           675,679         $195,490

   N108              72,822                $48.86             88%       4/28/97           805,011         $265,911

   N109             104,736                $31.46             99%       6/25/97           489,211          $84,499

   C110              61,225                $52.94            100%        3/1/97           669,741         $177,732

-------------------------------------------------------------------------------------------------------------------

   C111              23,100               $135.28             95%        8/1/97           471,036          $75,040

   N112              42,284                $65.98            100%        5/1/97           613,330         $190,114

   C113              55,100                $50.49            100%       5/27/97           496,841          $91,724

   C114             125,584                $21.90             99%        5/1/97           413,869          $62,825

   C115             114,238                $22.88            100%        5/7/97           519,711         $139,209

-------------------------------------------------------------------------------------------------------------------

   C116              36,270                $68.88            100%       6/25/97           607,040         $203,377

   N117              51,495                $47.85            100%       6/30/97           487,905         $158,809

   C118              52,441                $44.73            100%        6/1/97           707,347         $310,107

   C119              32,300                $71.08             93%        7/1/97           393,688          $98,814

   C120              65,700                $33.38            100%       7/22/97           524,146         $144,435

-------------------------------------------------------------------------------------------------------------------

   C121              68,957                $31.53             80%       5/31/97           460,253         $150,043

   C122              54,486                $39.73             92%        2/6/97           466,461         $138,293

   C123              66,862                $30.36             75%       3/27/97           445,768         $159,168

   C124               9,135               $218.31            100%        7/1/97           508,604         $204,223

   N125              10,908               $172.45            100%       5/12/97           237,660           $2,377

-------------------------------------------------------------------------------------------------------------------

   N126              68,039                $27.51            100%       6/30/97           367,477          $89,542

   C127              53,269                $31.85             88%       7/15/97           349,028         $111,665

   C128              41,921                $39.11             92%       5/11/97           416,190         $139,310

   N129              66,174                $22.78            100%       8/11/97           306,742          $70,388

   N130              40,175                $35.36            100%       5/31/97           245,118          $52,794

-------------------------------------------------------------------------------------------------------------------

   N131              37,862                $31.64            100%       7/29/97           228,800          $42,796

   C132              55,300                $18.90            100%      10/31/96           262,070         $111,694

   C133               5,184               $119.48            100%       7/10/97            93,900          $18,363

   C134             272,480               $104.50            100%       10/1/97         5,177,120       $1,771,120

   C135             370,595                $67.28             78%       10/1/97         7,565,472       $3,718,382

-------------------------------------------------------------------------------------------------------------------

   N136              84,351                $91.50             99%       3/31/97         1,851,896         $690,162

   C137             122,000                $43.28            100%        5/8/97         1,656,438         $843,030

   C138              38,736                $74.30            100%       5/30/97           597,511         $192,993

   C139              42,000                $57.18            100%       5/30/97           403,536         $125,463

   C140              37,644               $128.04            100%       7/10/97           731,898         $149,037

-------------------------------------------------------------------------------------------------------------------

   C141              64,377                $55.92            100%       7/16/97           845,446         $319,876

   C142              70,029                $46.93             99%        6/2/97           882,057         $399,350

   C143              52,177                $62.36            100%       6/10/97           699,271         $254,945

   C144              54,675                $57.48             94%       6/25/97           577,013         $146,912

   C145              60,493                $39.56             96%        7/8/97           706,936         $355,729

-------------------------------------------------------------------------------------------------------------------

   C146              18,591               $123.72            100%        9/1/97           370,644          $73,988

   C147              85,327                $26.37             97%       9/11/97           763,996         $431,104

   C148              96,305                $20.77             70%       8/31/97         1,027,570         $674,353

   C149              52,365                $29.99             92%       3/31/97           569,208         $301,117

   C150              19,875                $75.47            100%       7/24/97           274,969          $74,654

-------------------------------------------------------------------------------------------------------------------

   C151              78,241                $18.23             90%       4/30/97           697,498         $411,338

   N152              44,600                $31.37            100%       7/31/97           608,813         $260,239

   C153              30,473                $39.25            100%       5/31/97           227,525           $3,413

   C154              11,682                $92.35             77%       7/10/97           170,840          $37,137

   C155              11,682                $87.65            100%       7/10/97           164,160          $36,898

-------------------------------------------------------------------------------------------------------------------

   C156              14,162                $59.80            100%        6/6/97           278,083         $144,604

   C157               8,986                $93.38             66%       7/10/97           132,287          $28,609

   C158               8,986                $92.27            100%       7/10/97           131,878          $28,589

   C159               8,986                $86.71            100%       7/10/97           125,091          $28,250

   C160              12,000                $64.24            100%        7/1/97           141,045          $22,094

-------------------------------------------------------------------------------------------------------------------

   C161             135,560            $83,189.66             87%       4/30/97         9,181,844       $6,341,417

   C162             230,000            $60,948.91             74%        8/1/97         8,250,815       $4,910,236

   N163              59,210            $75,123.41             82%       3/31/97         3,382,277       $2,145,193

   C164              93,822            $49,567.21             81%       3/31/97         3,962,530       $2,744,010

   N165              67,704            $67,192.44             78%        5/1/97         2,672,839       $1,596,753

-------------------------------------------------------------------------------------------------------------------

   C166             117,250            $45,000.00             72%      12/31/96         4,706,089       $3,641,637

   N167              82,242            $52,379.80             90%       6/30/97         2,747,175       $1,746,609

   N168              23,604            $70,233.18             78%       4/22/97         1,779,905       $1,019,593

   C169              93,998            $34,388.60            100%       4/11/97         1,307,959         $866,509

   N170              43,710            $21,132.11             67%       6/30/97         2,756,311       $2,117,942

-------------------------------------------------------------------------------------------------------------------

   N171               8,956            $88,205.51             86%      12/31/96         1,387,018         $926,870

   C172                                $15,375.04             52%      12/31/96         2,474,032       $2,016,961

   N173              10,016            $72,263.86             78%      12/31/96           687,610         $417,823

   C174                                $14,018.69             58%       8/14/97           940,679         $686,112

   N175              73,500               $115.44            100%       10/1/97         2,066,526         $961,636

-------------------------------------------------------------------------------------------------------------------

   C176             113,196                $26.53             95%       7/11/97           587,185         $177,052

   C177              67,682                $27.97            100%       7/11/97           362,448          $89,640

   C178              58,500                $46.12            100%       8/15/97           452,897          $90,060

   C179             108,215                $18.40            100%       5/12/97           477,471         $164,687

   C180              27,550                $58.05             98%        4/1/97           396,521         $135,624

-------------------------------------------------------------------------------------------------------------------

   C181              35,000                $44.91            100%       8/22/97           253,762          $28,750

   C182              46,183                $30.85            100%        5/1/97           285,706          $71,472

   C183              64,325                $20.92            100%       10/1/97           291,225          $68,352

   C184              53,820                $20.42            100%       7/11/97           231,070          $74,099

   N185              51,864            $87,679.02             98%        8/1/97        18,355,083      $15,022,805

-------------------------------------------------------------------------------------------------------------------

   N186              98,960            $18,692.27             97%       8/15/97        19,481,369      $17,978,001

   N187              73,410            $19,933.78             96%       6/30/97        12,172,460      $10,045,604

   C188             119,761                $86.42             91%       10/1/97         1,840,022         $645,848

   C189              43,358                $70.66            100%       6/19/97           559,085         $111,797

   C190              17,075               $116.98            100%       6/29/97           399,000          $19,950

-------------------------------------------------------------------------------------------------------------------

   C191              78,220             $4,909.90             92%       7/13/97           777,505         $168,590

   N192              43,840                $54.59             91%       5/30/97           503,962         $186,044

   N193              63,335                $27.64             81%       5/31/97           400,176         $172,727

-------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages                                                    94%

-------------------------------------------------------------------------------------------------------------------




                               U/W

 Control         U/W           NOI          U/W          U/W Reserves        1996              1996

 Number          NOI           DSCR       Reserves         Per Unit        Revenues          Expenses

-------------------------------------------------------------------------------------------------------


   N001      $2,390,203        1.23        $60,000          150.00        $3,716,233        $1,456,017

   N002      $2,038,560        1.28        $40,800          150.00        $2,915,840        $1,051,800

   N003      $2,190,285        1.37       $106,480          220.00        $3,314,577        $1,262,048

   N004      $1,952,646        1.28        $70,500          150.00        $2,438,679          $986,065

   N005      $2,456,256        1.55       $159,750          250.39        $6,184,672        $3,479,510

-------------------------------------------------------------------------------------------------------

   N006      $2,031,219        1.36       $102,960          220.00        $3,046,625        $1,328,879

   N007      $1,836,845        1.26        $60,112          221.00        $2,819,979        $1,131,336

   C008      $1,505,227        1.35       $119,500          250.00        $2,754,114        $1,274,903

   N009      $1,701,878        1.36       $113,000          250.00        $2,733,484        $1,054,238

   C010        $151,719        1.52        $12,600          300.00          $295,247          $116,688

-------------------------------------------------------------------------------------------------------

   C011        $319,779        1.46        $25,200          300.00          $590,054          $202,233

   C012        $550,472        1.66        $39,000          300.00          $939,562          $339,423

   C013         $77,753        1.28         $9,000          300.00          $200,041           $99,874

   C014         $71,426        1.50         $7,200          300.00          $155,052           $75,343

   C015        $159,905        1.51        $15,000          300.00          $309,556          $129,357

-------------------------------------------------------------------------------------------------------

   C016        $978,079        1.30        $30,400          200.00          $924,958          $309,641

   N017      $1,028,947        1.47       $120,000          400.00        $1,639,730          $540,024

   N018        $959,237        1.43        $95,535          193.00        $1,966,343        $1,129,788

   N019        $903,928        1.38        $75,117          343.00        $1,605,806          $663,036

   C020        $819,319        1.40        $68,400          300.00        $1,407,270          $546,461

-------------------------------------------------------------------------------------------------------

   N021        $873,193        1.37        $44,400          200.00        $1,383,595          $428,164

   C022        $762,339        1.38        $69,000          250.00        $1,386,580          $655,728

   C023        $718,254        1.45       $114,912          504.00        $1,336,731          $600,753

   C024        $771,882        1.58        $76,000          250.00        $1,544,836          $734,232

   N025        $652,743        1.34        $28,260          180.00          $991,065          $366,095

-------------------------------------------------------------------------------------------------------

   N026        $690,547        1.41        $79,040          260.00        $1,913,993        $1,170,738

   C027        $712,527        1.43        $79,560          340.00        $1,185,093          $531,061

   N028        $626,960        1.41        $31,200          400.00        $1,001,242          $311,936

   N029        $632,966        1.42        $53,928          214.00        $1,566,283          $981,043

   C030        $592,158        1.37        $50,500          250.00        $1,128,780          $526,507

-------------------------------------------------------------------------------------------------------

   C031        $599,700        1.44        $77,100          300.00        $1,396,198          $867,083

   N032        $534,972        1.46        $65,000          260.00        $1,521,275          $930,801

   C033        $401,319        1.53        $25,200          350.00          $563,506          $116,494

   C034        $154,663        1.50        $15,050          350.00          $262,181           $86,125

   N035        $486,706        1.35        $36,024          237.00        $1,044,798          $541,818

-------------------------------------------------------------------------------------------------------

   C036        $302,041        1.78        $28,500          250.00          $536,100          $296,009

   C037        $230,483        1.86        $29,500          250.00          $557,752          $486,733

   N038        $497,233        1.43        $35,000          250.00          $752,196          $217,535

   C039        $481,703        1.43        $53,436          366.00          $836,308          $354,624

   N040        $394,233        1.41        $58,280          235.00          $997,222          $637,608

-------------------------------------------------------------------------------------------------------

   C041        $384,952        1.42        $46,000          250.00          $803,030          $425,342

   N042        $412,540        1.46        $34,000          250.00          $769,795          $345,011

   C043        $384,404        1.49        $48,640          304.00          $660,638          $254,425

   N044        $379,144        1.42        $19,046          178.00          $680,888          $291,220

   C045        $365,104        1.36        $28,050          275.00          $579,750          $193,149

-------------------------------------------------------------------------------------------------------

   C046        $390,974        1.50        $42,075          225.00          $812,834          $452,628

   C047        $375,349        1.53        $31,360          280.00          $813,010          $375,681

   N048        $343,477        1.44        $28,800          240.00          $720,115          $400,119

   C049        $456,956        1.81        $46,244          316.74          $897,593          $399,669

   C050        $434,565        1.64        $43,250          250.00          $899,790          $506,214

-------------------------------------------------------------------------------------------------------

   C051        $317,223        1.41        $22,000          250.00          $652,530          $485,059

   N052        $340,890        1.38        $32,637          291.40          $671,037          $351,299

   C053        $343,692        1.53        $34,500          250.00          $792,163          $455,993

   C054        $327,213        1.47        $42,250          250.00          $782,830          $459,325

   N055        $272,638        1.35        $22,512          201.00          $573,890          $310,976

-------------------------------------------------------------------------------------------------------

   C056        $308,823        1.52        $25,000          250.00          $614,239          $324,769

   C057        $249,297        1.33        $14,600          200.00

   C058        $423,774        2.20        $18,282           66.00          $749,273          $278,931

   C059        $172,184        1.43        $16,000          250.00          $360,398          $182,579

   C060         $91,740        1.53         $5,500          250.00          $153,454           $55,856

-------------------------------------------------------------------------------------------------------

   C061        $323,298        1.79        $10,600          265.00

   N062        $233,087        1.41        $20,140          380.00          $361,445          $133,166

   C063        $285,721        1.62        $26,940          289.68          $706,300          $392,607

   N064        $213,895        1.33         $8,400          175.00          $283,791           $50,389

   N065        $209,987        1.38         $8,400          175.00          $283,600           $46,951

-------------------------------------------------------------------------------------------------------

   C066        $147,878        1.56        $18,600          300.00          $294,031          $138,778

   C067         $86,901        1.61         $8,960          280.00          $125,647           $34,611

   C068        $196,485        1.44        $26,250          250.00          $470,835          $269,425

   N069        $181,417        1.44        $18,225          225.00          $395,953          $196,921

   N070        $195,500        1.56        $31,720          305.00          $420,737          $204,136

-------------------------------------------------------------------------------------------------------

   C071        $172,035        1.41        $20,020          260.00          $421,192          $304,897

   N072        $161,043        1.38        $15,000          250.00          $282,905          $124,645

   N073        $157,701        1.40         $7,687          232.94          $267,802          $109,838

   C074        $142,162        1.56        $24,200          275.00          $422,432          $273,154

   C075        $224,090        1.96        $19,250          296.15          $370,010          $171,343

-------------------------------------------------------------------------------------------------------

   N076        $123,922        1.48        $10,600          200.00          $189,910           $78,059

   C077        $162,425        1.77        $14,400          300.00          $229,152           $77,170

   N078        $104,471        1.33         $4,946          149.88          $162,147           $76,820

   C079        $109,856        1.51         $9,000          250.00          $188,406           $76,905

   C080         $84,565        1.36         $6,600          275.00          $158,020           $71,185

-------------------------------------------------------------------------------------------------------

   C081      $3,367,694        1.40        $40,869            0.15        $4,011,059        $1,300,483

   C082      $2,179,051        1.32        $27,300            0.14        $2,688,580          $681,789

   N083      $1,645,827        1.30        $15,918            0.10        $1,701,014          $475,479

   N084      $1,194,712        1.37        $40,058            0.22        $1,639,763          $338,085

   N085      $1,375,750        1.47        $68,559            0.31        $2,045,868          $699,774

-------------------------------------------------------------------------------------------------------

   N086      $1,199,613        1.60         $7,684            0.10

   N087        $455,965        1.33         $2,834            0.07          $226,050           $94,813

   N088        $414,896        1.28         $2,814            0.07          $233,662           $99,606

   N089        $219,498        1.32         $2,013            0.05          $226,538          $108,253

   N090        $989,392        1.45         $9,343            0.15        $1,092,839          $539,212

-------------------------------------------------------------------------------------------------------

   C091        $779,283        1.37        $12,893            0.15        $1,103,379          $257,707

   C092        $730,436        1.39         $8,560            0.09          $957,815          $188,626

   C093        $816,982        1.47        $27,608            0.15        $1,208,000          $431,000

   C094        $753,866        1.43        $13,129            0.15          $947,700          $162,448

   N095        $648,104        1.37        $10,037            0.15          $826,246          $154,946

-------------------------------------------------------------------------------------------------------

   C096        $686,745        1.54         $9,906            0.15        $1,139,618          $352,961

   N097        $580,145        1.33        $19,688            0.15          $708,935          $113,932

   C098        $631,900        1.42         $3,039            0.15          $697,295           $40,526

   N099        $576,817        1.41        $15,032            0.20          $819,351          $254,265

   C100        $654,988        1.52        $15,345            0.15        $1,057,124          $404,586

-------------------------------------------------------------------------------------------------------

   C101        $591,118        1.38         $4,518            0.15        $1,101,881          $542,667

   C102        $535,936        1.34        $12,127            0.15          $329,361          $101,951

   N103        $530,465        1.43        $10,854            0.10          $653,360          $150,309

   C104        $521,619        1.51         $7,062            0.10

   N105        $474,059        1.21         $2,340            0.05

-------------------------------------------------------------------------------------------------------

   C106        $475,244        1.32        $10,305            0.15          $583,963          $137,098

   C107        $480,189        1.55        $11,225            0.15          $660,815          $170,518

   N108        $539,100        1.46        $10,923            0.15          $616,736          $242,259

   N109        $404,712        1.34        $15,710            0.15          $500,480          $106,403

   C110        $492,009        1.48        $15,261            0.25          $689,007          $166,374

-------------------------------------------------------------------------------------------------------

   C111        $395,996        1.50         $3,465            0.15

   N112        $423,216        1.48        $13,531            0.32          $673,338          $184,748

   C113        $405,117        1.38         $8,265            0.15          $485,640           $88,159

   C114        $351,044        1.42        $26,373            0.21          $443,537           $57,165

   C115        $380,502        1.40        $17,136            0.15          $534,507          $151,598

-------------------------------------------------------------------------------------------------------

   C116        $403,663        1.68         $5,441            0.15          $576,547          $193,319

   N117        $329,096        1.32         $5,150            0.10          $486,095          $138,086

   C118        $397,240        1.81         $7,867            0.15          $700,378          $249,295

   C119        $294,874        1.37         $4,845            0.15          $407,734           $83,906

   C120        $379,711        1.69        $19,053            0.29          $517,482          $153,559

-------------------------------------------------------------------------------------------------------

   C121        $310,210        1.49        $20,687            0.30          $243,921          $136,835

   C122        $328,168        1.52         $8,215            0.15          $485,227          $142,074

   C123        $286,600        1.47        $16,716            0.25          $301,425          $125,963

   C124        $304,381        1.37         $1,500            0.16          $528,572          $154,402

   N125        $235,283        1.25           $545            0.05

-------------------------------------------------------------------------------------------------------

   N126        $277,935        1.55        $22,396            0.33          $351,151           $86,152

   C127        $237,363        1.49         $8,960            0.17          $276,002          $104,858

   C128        $276,880        1.59         $9,626            0.23          $394,254          $159,013

   N129        $236,354        1.66        $13,235            0.20          $319,881           $86,896

   N130        $192,324        1.37         $8,031            0.20          $280,705           $61,653

-------------------------------------------------------------------------------------------------------

   N131        $186,004        1.59         $9,466            0.25          $236,801           $40,913

   C132        $150,376        1.40         $8,295            0.15          $413,405          $155,246

   C133         $75,537        1.34           $838            0.16           $27,239            $8,334

   C134      $3,406,000        1.35        $40,872            0.15

   C135      $3,847,090        1.63        $94,340            0.25        $7,301,042        $3,449,810

-------------------------------------------------------------------------------------------------------

   N136      $1,161,734        1.47         $8,806            0.10        $1,948,883          $688,889

   C137        $813,408        1.52        $17,100            0.14        $2,110,692        $1,119,479

   C138        $404,518        1.59         $5,818            0.15          $599,993          $171,033

   C139        $278,073        1.31         $6,300            0.15          $420,853           $95,576

   C140        $582,861        1.33         $5,647            0.15          $867,587           $24,289

-------------------------------------------------------------------------------------------------------

   C141        $525,570        1.55        $12,875            0.20          $831,510          $307,567

   C142        $482,707        1.61        $10,504            0.15          $751,926          $402,785

   C143        $444,326        1.45         $8,785            0.17          $549,347          $248,920

   C144        $430,101        1.43         $8,201            0.15          $578,018          $138,482

   C145        $351,207        1.53        $12,075            0.20          $705,545          $348,746

-------------------------------------------------------------------------------------------------------

   C146        $296,656        1.41         $3,718            0.20          $321,715           $64,552

   C147        $332,892        1.60        $17,065            0.20          $790,055          $422,284

   C148        $353,217        1.91        $14,445            0.15

   C149        $268,091        1.80        $12,504            0.24          $524,840          $217,152

   C150        $200,315        1.50         $2,981            0.15          $180,831           $75,634

-------------------------------------------------------------------------------------------------------

   C151        $286,160        2.12        $62,593            0.80          $767,072          $394,358

   N152        $348,574        2.63        $11,077            0.25          $533,937          $222,100

   C153        $224,112        1.81         $4,500            0.15

   C154        $133,703        1.36         $1,752            0.15          $136,679           $17,839

   C155        $127,262        1.37         $1,758            0.15          $183,200           $17,142

-------------------------------------------------------------------------------------------------------

   C156        $133,479        1.57         $4,673            0.33          $295,293          $162,580

   C157        $103,678        1.36         $1,348            0.15           $73,665           $14,081

   C158        $103,289        1.37         $1,348            0.15          $150,302           $13,489

   C159         $96,841        1.37         $1,348            0.15           $67,428           $14,151

   C160        $118,951        1.63         $3,600            0.30          $133,882           $17,997

-------------------------------------------------------------------------------------------------------

   C161      $2,840,427        1.56       $275,455        1,187.31        $9,331,683        $6,471,490

   C162      $3,340,579        1.78       $412,541        1,505.62        $8,773,366        $5,099,627

   N163      $1,237,084        1.56       $135,291        1,326.38        $3,472,710        $2,163,977

   C164      $1,218,520        1.71       $158,501        1,063.77        $4,089,952        $2,809,114

   N165      $1,076,086        1.59       $106,914        1,028.02        $2,846,977        $1,651,277

-------------------------------------------------------------------------------------------------------

   C166      $1,064,452        1.69       $164,713        1,098.09        $4,727,318        $3,590,425

   N167      $1,000,566        1.69       $109,887        1,087.99        $2,749,785        $1,616,042

   N168        $760,312        1.49        $53,397          762.81        $1,794,046        $1,025,781

   C169        $441,450        1.54        $52,318          594.52        $1,331,731          $837,653

   N170        $638,369        1.96       $110,252          781.93        $2,860,109        $1,993,820

-------------------------------------------------------------------------------------------------------

   N171        $460,148        1.53        $41,611        1,260.94        $1,389,806          $890,367

   C172        $457,071        1.87        $83,460          535.00        $2,481,105        $2,027,682

   N173        $269,787        1.50        $20,628          859.50          $680,929          $395,672

   C174        $254,567        1.78        $37,627          351.65          $976,995          $650,934

   N175      $1,104,890        1.36        $11,025            0.15        $2,143,898          $747,398

-------------------------------------------------------------------------------------------------------

   C176        $410,133        1.41        $16,979            0.15          $607,887          $153,711

   C177        $272,808        1.49        $10,152            0.15          $327,039           $78,150

   C178        $362,837        1.44         $8,775            0.15          $473,478           $64,021

   C179        $312,784        1.52        $15,752            0.15          $464,013          $195,675

   C180        $260,897        1.83        $29,521            1.07          $386,803          $122,902

-------------------------------------------------------------------------------------------------------

   C181        $225,012        1.49         $7,000            0.20          $231,000           $19,886

   C182        $214,234        1.51         $6,927            0.15          $276,276           $58,139

   C183        $222,873        1.59         $9,649            0.15          $276,539           $56,258

   C184        $156,971        1.48         $8,213            0.15          $237,235           $63,867

   N185      $3,332,278        3.88        $26,250          245.33       $17,624,742       $13,557,655

-------------------------------------------------------------------------------------------------------

   N186      $1,503,368        2.56        $80,000          250.00       $23,647,983       $21,472,712

   N187      $2,126,856        5.57        $50,000          250.00       $13,211,105        $9,977,080

   C188      $1,194,174        1.37        $17,964            0.15        $1,607,912          $587,348

   C189        $447,288        1.46         $6,804            0.16          $588,569           $83,843

   C190        $379,050        1.78         $2,391            0.14

-------------------------------------------------------------------------------------------------------

   C191        $608,915        1.49        $13,221           16.28          $752,144          $134,972

   N192        $317,918        1.31         $7,740            0.18          $525,489          $150,971

   N193        $227,449        1.28         $5,555            0.09          $401,764          $160,399

-------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages

-------------------------------------------------------------------------------------------------------




 Control           1996            1996          1996              1995              1995             1995

 Number             NOI            DSCR          Date            Revenues          Expenses            NOI

--------------------------------------------------------------------------------------------------------------


   N001         $2,260,216         1.16        12/31/96         $3,631,075        $1,248,497       $2,382,578

   N002         $1,864,040         1.17        12/31/96         $2,864,206        $1,022,768       $1,841,438

   N003         $2,052,529         1.28        12/31/96         $3,249,064        $1,225,464       $2,023,600

   N004         $1,452,614         0.95        12/31/96           $778,167          $354,469         $423,698

   N005         $2,705,162         1.71        12/31/96         $6,221,931        $3,694,994       $2,526,937

--------------------------------------------------------------------------------------------------------------

   N006         $1,717,746         1.15        12/31/96         $3,041,036        $1,113,545       $1,927,491

   N007         $1,688,643         1.16        12/31/96         $2,731,497        $1,065,105       $1,666,392

   C008         $1,479,211         1.33        12/31/96         $2,674,053        $1,217,585       $1,456,468

   N009         $1,679,246         1.34        12/31/96         $2,831,684        $1,101,940       $1,729,744

   C010           $178,559         1.79        12/31/96           $287,643          $139,041         $148,602

--------------------------------------------------------------------------------------------------------------

   C011           $387,821         1.77        12/31/96           $571,285          $250,525         $320,760

   C012           $600,139         1.81        12/31/96           $893,560          $499,932         $393,629

   C013           $100,167         1.65        12/31/96           $192,594           $97,558          $95,035

   C014            $79,709         1.68        12/31/96           $153,943           $86,888          $67,055

   C015           $180,199         1.70        12/31/96           $299,377          $135,212         $164,165

--------------------------------------------------------------------------------------------------------------

   C016           $615,317         0.82         6/30/97           $708,621          $320,457         $388,164

   N017         $1,099,706         1.57        12/31/96         $1,562,242          $484,466       $1,077,776

   N018           $836,555         1.25        12/31/96

   N019           $942,770         1.44        12/31/96         $1,459,872          $631,547         $828,325

   C020           $860,809         1.47        12/31/96

--------------------------------------------------------------------------------------------------------------

   N021           $955,431         1.50        12/31/96         $1,315,982          $410,819         $905,163

   C022           $730,852         1.32        12/31/96         $1,444,964          $738,917         $706,047

   C023           $735,978         1.49        12/31/96         $1,325,194          $625,022         $700,172

   C024           $810,604         1.66        12/31/96         $1,499,520          $889,099         $610,421

   N025           $624,970         1.28        12/31/96           $997,402          $355,597         $641,805

--------------------------------------------------------------------------------------------------------------

   N026           $743,255         1.52        12/31/96         $1,749,490        $1,177,071         $572,419

   C027           $654,032         1.32        12/31/96         $1,112,240          $478,147         $634,093

   N028           $689,306         1.55        12/31/96           $966,779          $288,508         $678,271

   N029           $585,240         1.31        12/31/96         $1,585,494          $931,650         $653,844

   C030           $602,273         1.40        12/31/96         $1,050,027          $571,783         $478,244

--------------------------------------------------------------------------------------------------------------

   C031           $529,115         1.27        12/31/96         $1,169,083          $770,692         $398,391

   N032           $590,474         1.61        12/31/96         $1,452,933          $965,990         $486,943

   C033           $447,012         1.70        12/31/96           $552,244          $128,899         $423,345

   C034           $176,056         1.70        12/31/96           $263,202          $101,954         $161,248

   N035           $502,980         1.40         8/31/96         $1,002,674          $529,025         $473,649

--------------------------------------------------------------------------------------------------------------

   C036           $240,091         1.41        12/31/96

   C037            $71,019         0.57        12/31/96

   N038           $534,661         1.54        12/31/96           $749,532          $199,007         $550,525

   C039           $481,684         1.43        12/31/96           $787,971          $343,873         $444,098

   N040           $359,614         1.28        12/31/96           $840,518          $591,019         $249,499

--------------------------------------------------------------------------------------------------------------

   C041           $377,688         1.40        12/31/96           $796,748          $496,603         $300,145

   N042           $424,784         1.50        12/31/96           $707,241          $335,230         $372,011

   C043           $406,213         1.57        12/31/96           $613,410          $227,313         $386,097

   N044           $389,668         1.46        12/31/96           $693,773          $270,645         $423,128

   C045           $386,601         1.44        12/31/96           $569,039          $150,648         $418,391

--------------------------------------------------------------------------------------------------------------

   C046           $360,206         1.38        12/31/96           $814,767          $397,514         $417,253

   C047           $437,329         1.78        12/31/96           $779,824          $387,125         $392,699

   N048           $319,996         1.34        12/31/96           $676,559          $410,803         $265,756

   C049           $497,924         1.98        12/31/96           $899,177          $396,802         $502,375

   C050           $393,576         1.48        12/31/96           $852,300          $468,173         $384,127

--------------------------------------------------------------------------------------------------------------

   C051           $167,471         0.74        12/31/96

   N052           $319,738         1.30        12/31/96           $654,703          $350,645         $304,058

   C053           $336,170         1.49        12/31/96           $729,670          $359,349         $370,321

   C054           $323,505         1.46        12/31/96           $850,866          $410,096         $440,770

   N055           $262,914         1.30        12/31/96           $524,583          $298,159         $226,424

--------------------------------------------------------------------------------------------------------------

   C056           $289,470         1.42        12/31/96           $621,762          $327,723         $294,039

   C057                                        12/31/96

   C058           $470,342         2.44        12/31/96           $738,269          $271,578         $466,691

   C059           $177,819         1.48        12/31/96           $346,937          $189,025         $157,912

   C060            $97,598         1.63        12/31/96           $133,986           $64,772          $69,214

--------------------------------------------------------------------------------------------------------------

   C061

   N062           $228,279         1.38        12/31/96           $264,368          $127,129         $137,239

   C063           $313,693         1.78        12/31/96           $674,608          $395,845         $278,763

   N064           $233,402         1.45        12/31/96           $282,211           $48,756         $233,455

   N065           $236,649         1.56        12/31/96           $261,224           $52,796         $208,428

--------------------------------------------------------------------------------------------------------------

   C066           $155,253         1.64        12/31/96           $293,453          $152,155         $141,298

   C067            $91,036         1.69        12/31/96

   C068           $201,410         1.48        12/31/96           $457,755          $274,917         $182,838

   N069           $199,032         1.58        12/31/96           $379,421          $195,321         $184,100

   N070           $216,601         1.73        12/31/96           $370,635          $212,469         $158,166

--------------------------------------------------------------------------------------------------------------

   C071           $116,295         0.95        12/31/96           $399,568          $222,440         $177,128

   N072           $158,260         1.36        12/31/96           $259,108          $111,004         $148,104

   N073           $157,964         1.40        12/31/96           $266,600          $113,977         $152,623

   C074           $149,278         1.64        12/31/96           $413,731          $328,040          $85,691

   C075           $198,667         1.74        12/31/96           $345,000          $159,549         $185,451

--------------------------------------------------------------------------------------------------------------

   N076           $111,851         1.34        12/31/96           $182,068           $49,492         $132,576

   C077           $151,982         1.66        12/31/96

   N078            $85,327         1.08        12/31/96           $152,532           $63,726          $88,806

   C079           $111,501         1.53        12/31/96           $190,128           $77,038         $113,090

   C080            $86,835         1.39        12/31/96           $159,281           $72,771          $86,510

--------------------------------------------------------------------------------------------------------------

   C081         $2,710,576         1.13         1/31/97         $3,399,441        $1,348,216       $2,051,225

   C082         $2,006,791         1.22        12/31/96         $2,628,551          $591,516       $2,037,035

   N083         $1,225,535         0.97        12/31/96           $198,336           $52,452         $145,884

   N084         $1,301,678         1.49        12/31/96         $1,550,741          $319,855       $1,230,886

   N085         $1,346,094         1.44        12/31/96         $1,922,089          $732,191       $1,189,898

--------------------------------------------------------------------------------------------------------------

   N086

   N087           $131,237         0.38         1/31/97

   N088           $134,056         0.42         1/31/97

   N089           $118,285         0.71         1/31/97

   N090           $553,627         0.81         5/31/97

--------------------------------------------------------------------------------------------------------------

   C091           $845,672         1.49        12/31/96         $1,070,073          $235,808         $834,265

   C092           $769,189         1.47        12/31/96

   C093           $777,000         1.40        12/31/96         $1,108,000          $413,000         $695,000

   C094           $785,252         1.49        12/31/96           $862,099          $151,557         $710,542

   N095           $671,300         1.42         6/30/97           $822,732          $147,315         $675,417

--------------------------------------------------------------------------------------------------------------

   C096           $786,657         1.76        12/31/96         $1,031,423          $348,255         $683,168

   N097           $595,003         1.37         3/31/97           $690,559          $112,042         $578,517

   C098           $656,769         1.47        12/31/96

   N099           $565,086         1.38         6/30/97           $820,711          $225,717         $594,994

   C100           $652,538         1.52        12/31/96         $1,065,768          $439,802         $625,966

--------------------------------------------------------------------------------------------------------------

   C101           $559,214         1.30        12/31/96         $1,068,725          $541,194         $527,531

   C102           $227,410         0.57        12/31/96           $190,443           $84,556         $105,887

   N103           $503,051         1.36        12/31/96           $671,386           $42,241         $629,145

   C104

   N105

--------------------------------------------------------------------------------------------------------------

   C106           $446,865         1.24        12/31/96           $605,506          $123,208         $482,298

   C107           $490,297         1.59        12/31/96           $620,674          $149,613         $471,061

   N108           $374,477         1.01        12/31/96           $648,655          $247,445         $401,210

   N109           $394,077         1.30         3/31/97           $470,652          $112,051         $358,601

   C110           $522,633         1.57        12/31/96           $535,351          $169,490         $365,861

--------------------------------------------------------------------------------------------------------------

   C111

   N112           $488,590         1.70        12/31/96           $315,023          $201,763         $113,260

   C113           $397,481         1.36        12/31/96           $465,246           $69,756         $395,490

   C114           $386,372         1.57        12/31/96           $443,674           $55,630         $388,044

   C115           $382,909         1.41        12/31/96           $473,365          $113,633         $359,732

--------------------------------------------------------------------------------------------------------------

   C116           $383,228         1.60        12/31/96           $572,556          $162,364         $410,192

   N117           $348,009         1.40        12/31/96           $449,246          $136,702         $312,544

   C118           $451,083         2.05        12/31/96           $679,426          $265,140         $414,286

   C119           $323,828         1.50        12/31/96

   C120           $363,923         1.62        12/31/96           $490,010          $122,591         $367,419

--------------------------------------------------------------------------------------------------------------

   C121           $107,086         0.51        12/31/96           $151,323          $134,409          $16,914

   C122           $343,153         1.59        12/31/96           $454,769          $110,322         $344,447

   C123           $175,462         0.90        12/31/96           $255,154          $167,884          $87,270

   C124           $374,170         1.68        12/31/96           $585,100          $157,034         $428,066

   N125

--------------------------------------------------------------------------------------------------------------

   N126           $264,999         1.48        12/31/96           $336,913           $74,488         $262,425

   C127           $171,144         1.07        12/31/96           $211,613          $122,099          $89,514

   C128           $235,241         1.35        12/31/96           $308,260          $182,287         $125,973

   N129           $232,985         1.64        12/31/96           $325,465           $71,044         $254,421

   N130           $219,052         1.57        12/31/96           $282,264           $55,326         $226,938

--------------------------------------------------------------------------------------------------------------

   N131           $195,888         1.67        12/31/96           $216,085           $42,078         $174,007

   C132           $258,159         2.40        12/31/96           $413,373          $124,469         $288,904

   C133            $18,905         0.34        12/31/97

   C134

   C135         $3,851,232         1.64        12/31/96         $6,951,610        $3,877,668       $3,073,942

--------------------------------------------------------------------------------------------------------------

   N136         $1,259,994         1.60        12/31/96         $1,857,054          $674,712       $1,182,342

   C137           $991,213         1.85        10/31/96         $2,013,893          $891,924       $1,121,969

   C138           $428,960         1.69        12/31/96           $562,602          $177,468         $385,134

   C139           $325,277         1.53        12/31/96           $346,475          $102,637         $243,838

   C140           $843,298         1.92        12/31/96

--------------------------------------------------------------------------------------------------------------

   C141           $523,943         1.54        12/31/96           $831,685          $302,201         $529,484

   C142           $349,141         1.16        12/31/96           $424,113          $311,534         $112,579

   C143           $300,427         0.98        12/31/96           $468,848          $221,776         $247,072

   C144           $439,536         1.46        12/31/96           $482,553          $144,189         $338,364

   C145           $356,799         1.55        12/31/96           $587,640          $353,212         $234,428

--------------------------------------------------------------------------------------------------------------

   C146           $257,163         1.23        12/31/96           $325,098           $55,962         $269,136

   C147           $367,771         1.77        12/31/96

   C148

   C149           $307,688         2.07        12/31/96

   C150           $105,197         0.79        12/31/96           $193,034           $63,201         $129,833

--------------------------------------------------------------------------------------------------------------

   C151           $372,714         2.76        12/31/96           $654,909          $336,421         $318,488

   N152           $311,837         2.35        12/31/96           $699,505          $221,315         $478,190

   C153

   C154           $118,840         1.21        12/31/96

   C155           $166,058         1.78        12/31/96

--------------------------------------------------------------------------------------------------------------

   C156           $132,713         1.56        12/31/96           $286,007          $144,715         $141,292

   C157            $59,584         0.78        12/31/96

   C158           $136,813         1.81        12/31/97

   C159            $53,277         0.75        12/31/96

   C160           $115,885         1.59        12/31/96           $118,145           $21,749          $96,396

--------------------------------------------------------------------------------------------------------------

   C161         $2,860,193         1.57        12/31/96         $7,973,177        $5,968,285       $2,004,892

   C162         $3,673,739         1.96        12/31/96         $8,204,939        $4,819,840       $3,385,099

   N163         $1,308,733         1.65        10/31/96         $3,398,331        $2,154,548       $1,243,783

   C164         $1,280,838         1.80        12/31/96         $3,790,932        $2,427,022       $1,363,910

   N165         $1,195,700         1.77        12/31/96         $2,840,964        $1,690,342       $1,150,622

--------------------------------------------------------------------------------------------------------------

   C166         $1,136,893         1.80        12/31/96         $4,905,164        $3,576,963       $1,328,201

   N167         $1,133,743         1.91        12/31/96         $2,736,416        $1,681,566       $1,054,850

   N168           $768,265         1.51        10/31/96         $1,780,586          $981,708         $798,878

   C169           $494,078         1.73        12/31/96         $1,189,638          $800,247         $389,391

   N170           $866,289         2.67        12/31/96         $2,693,627        $2,194,286         $499,341

--------------------------------------------------------------------------------------------------------------

   N171           $499,439         1.66        10/31/96         $1,269,111          $880,254         $388,857

   C172           $453,423         1.86        12/31/96         $3,149,258        $2,415,775         $733,483

   N173           $285,257         1.59        10/31/96           $644,250          $324,749         $319,501

   C174           $326,061         2.29        12/31/96           $924,971          $592,833         $332,138

   N175         $1,396,500         1.71        12/31/96

--------------------------------------------------------------------------------------------------------------

   C176           $454,176         1.57        12/31/96           $561,265          $206,521         $354,744

   C177           $248,889         1.36        12/31/96           $280,200           $83,772         $196,428

   C178           $409,457         1.62        12/31/96           $494,652           $75,109         $419,543

   C179           $268,338         1.30        12/31/96           $524,730          $185,874         $338,856

   C180           $263,901         1.85        12/31/96           $346,458          $154,675         $191,783

--------------------------------------------------------------------------------------------------------------

   C181           $211,114         1.40        12/31/96           $138,036           $35,827         $102,209

   C182           $218,137         1.54        12/31/96           $309,179           $57,947         $251,232

   C183           $220,281         1.57        12/31/96           $250,758           $57,145         $193,613

   C184           $173,368         1.63        12/31/96           $223,177          $109,870         $113,307

   N185         $4,067,087         4.74        12/31/96        $16,341,418       $12,477,040       $3,864,378

--------------------------------------------------------------------------------------------------------------

   N186         $2,175,271         3.70        12/31/96        $19,363,559       $18,316,799       $1,046,760

   N187         $3,234,025         8.47        12/31/96        $12,367,848        $9,133,557       $3,234,291

   C188         $1,020,564         1.17        12/31/96

   C189           $504,726         1.64        12/31/96           $529,901           $70,830         $459,071

   C190                                                           $380,860          $262,172         $118,688

--------------------------------------------------------------------------------------------------------------

   C191           $617,172         1.51        12/31/96           $661,909          $151,082         $510,827

   N192           $374,518         1.54        12/31/96           $440,998          $113,610         $327,388

   N193           $241,365         1.36        12/31/96           $324,875          $139,862         $185,013

--------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages

--------------------------------------------------------------------------------------------------------------




                                                                                       Largest     Largest

                                                                        Largest        Tenant       Tenant

 Control                                                                Tenant          % of        Lease

 Number                         Largest Tenant                         Leased SF      Total SF    Expiration

------------------------------------------------------------------------------------------------------------


   N001

   N002

   N003

   N004

   N005

------------------------------------------------------------------------------------------------------------

   N006

   N007

   C008

   N009

   C010

------------------------------------------------------------------------------------------------------------

   C011

   C012

   C013

   C014

   C015

------------------------------------------------------------------------------------------------------------

   C016

   N017

   N018

   N019

   C020

------------------------------------------------------------------------------------------------------------

   N021

   C022

   C023

   C024

   N025

------------------------------------------------------------------------------------------------------------

   N026

   C027

   N028

   N029

   C030

------------------------------------------------------------------------------------------------------------

   C031

   N032

   C033

   C034

   N035

------------------------------------------------------------------------------------------------------------

   C036

   C037

   N038

   C039

   N040

------------------------------------------------------------------------------------------------------------

   C041

   N042

   C043

   N044

   C045

------------------------------------------------------------------------------------------------------------

   C046

   C047

   N048

   C049

   C050

------------------------------------------------------------------------------------------------------------

   C051

   N052

   C053

   C054

   N055

------------------------------------------------------------------------------------------------------------

   C056

   C057

   C058

   C059

   C060

------------------------------------------------------------------------------------------------------------

   C061

   N062

   C063

   N064

   N065

------------------------------------------------------------------------------------------------------------

   C066

   C067

   C068

   N069

   N070

------------------------------------------------------------------------------------------------------------

   C071

   N072

   N073

   C074

   C075

------------------------------------------------------------------------------------------------------------

   N076

   C077

   N078

   C079

   C080

------------------------------------------------------------------------------------------------------------

   C081       K-Mart                                                     87,449          31%       12/31/17

   C082       Food 4 Less                                                53,000          27%         1/4/15

   N083       Cinemark                                                   35,152          22%        2/28/16

   N084       HomeBase                                                  136,909          74%        5/30/08

   N085       Burlington Coat Factory                                    45,765          21%       11/30/03

------------------------------------------------------------------------------------------------------------

   N086       Ralph's Grocery                                            45,441          59%       11/30/16

   N087       Jumbo Sports                                               40,485         100%        9/30/22

   N088       Jumbo Sports                                               40,205         100%        9/30/22

   N089       Jumbo Sports                                               40,253         100%        9/30/22

   N090       Ebby Halliday Realtors                                      6,000          10%        2/28/05

------------------------------------------------------------------------------------------------------------

   C091       Factory Card Outlets                                       10,660          12%        7/31/03

   C092       America Online                                             47,300          50%       12/21/02

   C093       J.C. Penney                                                35,000          19%         8/1/01

   C094       Nell's                                                     36,615          42%        6/30/10

   N095       Kroger                                                     52,710          78%       10/31/13

------------------------------------------------------------------------------------------------------------

   C096       Shop'n Bag                                                 28,560          43%        9/30/01

   N097       Wal-mart                                                   65,930          50%        1/31/09

   C098       Great Atlantic & Pacific                                   20,262         100%        9/30/22

   N099       Kroger                                                     41,584          55%        2/28/02

   C100       Springmaid Wamsutta                                         6,700           7%         3/1/02

------------------------------------------------------------------------------------------------------------

   C101       Lexington Jewel                                             4,585          15%       12/31/00

   C102       Winn Dixie                                                 44,000          54%        6/30/16

   N103       Wal-Mart                                                   65,930          61%        6/23/09

   C104       Van-Atkins                                                 14,180          20%       11/30/06

   N105       Best  Buy                                                  46,790         100%        7/15/12

------------------------------------------------------------------------------------------------------------

   C106       Food Lion                                                  26,171          38%       10/31/10

   C107       Ralphs Grocery                                             35,250          47%       10/31/99

   N108       YMCA of Arlington                                          10,986          15%       12/15/01

   N109       Wal-Mart                                                   71,159          68%        11/9/10

   C110       Desert Sports & Fitness                                    25,000          41%        4/30/01

------------------------------------------------------------------------------------------------------------

   C111       Leslies's Pool Supplies                                     3,850          17%        10/1/01

   N112       Colorado National Bank                                     12,000          28%       12/28/00

   C113       Carmike Cinema                                             33,000          60%        3/29/10

   C114       K-Mart                                                     85,288          68%       10/31/08

   C115       Laneco                                                    111,800          98%         2/5/03

------------------------------------------------------------------------------------------------------------

   C116       Genovese                                                   20,960          58%        6/30/05

   N117       Food Lion                                                  29,000          56%        6/30/10

   C118       Regal Lighting                                              7,406          14%        12/1/97

   C119       Eldorado Supermarket                                       14,000          43%        4/30/05

   C120       Landmark Homes                                              6,300          10%       12/31/97

------------------------------------------------------------------------------------------------------------

   C121       Yucatan Liquor Stand                                       15,536          23%       12/30/99

   C122       Laneco                                                     22,520          41%         2/5/03

   C123       Seniors Plus                                                8,125          12%        6/15/00

   C124       Ross Metals                                                 3,325          48%        7/31/26

   N125       Eckerd Drug                                                10,908         100%         1/1/17

------------------------------------------------------------------------------------------------------------

   N126       Kroger                                                     31,170          46%       10/31/01

   C127       Showdowns Night Club                                        6,972          13%       12/31/99

   C128       Kiddie Academy                                              6,875          16%        2/28/07

   N129       Wal-mart                                                   53,945          82%       11/13/07

   N130       Piggly Wiggly                                              21,600          54%        11/6/04

------------------------------------------------------------------------------------------------------------

   N131       Hastings Books                                             13,727          36%        4/30/03

   C132       Harvey's                                                   20,500          37%        5/14/99

   C133       Bagel Cafe, Inc.                                            5,184         100%        6/15/03

   C134       America Online                                            272,480         100%        9/29/22

   C135       Bank of America                                            18,744           5%        10/1/02

------------------------------------------------------------------------------------------------------------

   N136       Daniel & Henry                                             45,180          54%         1/4/01

   C137       DF King & Co, Inc.                                         32,500          27%        3/31/06

   C138       Neil & Gunter                                              19,344          50%        3/31/04

   C139       Wright Express                                             42,000         100%       12/31/04

   C140       Hunsaker & Associates, Inc.                                13,909          37%       11/24/03

------------------------------------------------------------------------------------------------------------

   C141       DIS - Suite 500                                            14,908          23%        6/30/00

   C142       Enviro Science                                             17,424          25%        5/26/03

   C143       Memphis Insurance Company                                  12,000          23%        4/30/01

   C144       CT&E Environmental Ser                                      7,550          14%       12/31/98

   C145       McCracken & Lopez                                           8,205          14%        5/31/01

------------------------------------------------------------------------------------------------------------

   C146       Family Practice Association                                15,328          82%        9/30/04

   C147       DHR - 3rd, 4th                                             23,248          27%       10/31/01

   C148       Cicada Restaurant                                          13,937          14%        5/31/07

   C149       M. Davis & Co.                                              4,365           9%        5/31/06

   C150       Kiddie Academy                                              9,052          46%        5/31/06

------------------------------------------------------------------------------------------------------------

   C151       IDS/American Express                                        5,549           7%       12/31/00

   N152       Americom Info & Communucations                             11,246          25%        4/30/03

   C153       Ricoh Dealer                                               20,000          66%         4/1/04

   C154       Charles J. Hoskin, Robert & Linda Graham                    5,635          48%        9/30/01

   C155       NLVH, Inc. dba Lake Mead Hospital                          11,721         100%        7/31/10

------------------------------------------------------------------------------------------------------------

   C156       Albert Trachtenberg                                         3,270          23%       11/30/01

   C157       PRJ Enterprises                                             4,617          51%       12/31/00

   C158       Martin J. Safko,M.D.                                        3,775          42%        5/31/01

   C159       Sklar, Warren & Sylvester, Ltd.                             6,086          68%        9/30/02

   C160       Virginia School of Massage                                  5,000          42%        6/30/98

------------------------------------------------------------------------------------------------------------

   C161

   C162

   N163

   C164

   N165

------------------------------------------------------------------------------------------------------------

   C166

   N167

   N168

   C169

   N170

------------------------------------------------------------------------------------------------------------

   N171

   C172

   N173

   C174

   N175       Toxikon                                                    73,500         100%        7/31/22

------------------------------------------------------------------------------------------------------------

   C176       Chicago Motor Club                                         15,300          14%        8/31/98

   C177       Beitunia Corporation                                        4,300           7%       11/30/97

   C178       Zephyrhills                                                26,500          45%        9/30/08

   C179       Source                                                     29,295          27%        1/30/00

   C180       Keynoox, Inc.                                               2,508          10%       12/31/98

------------------------------------------------------------------------------------------------------------

   C181       Service Cold Storage, Inc.                                 35,000         100%        1/18/98

   C182       Second Story                                               16,450          36%        8/31/99

   C183       Dixie                                                      10,000          16%

   C184       I.E.S.C.O.                                                 19,800          37%        8/31/99

   N185

------------------------------------------------------------------------------------------------------------

   N186

   N187

   C188       World Gym of Gilbert                                       18,681          16%         9/1/04

   C189       Hoffman & Albers                                            9,114          21%        2/28/99

   C190       Toscorp                                                    11,625          68%        4/23/17

------------------------------------------------------------------------------------------------------------

   C191

   N192

   N193

------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages

------------------------------------------------------------------------------------------------------------




                                                                           Second Largest    Second Largest    Second Largest

      Control                        Second Largest                            Tenant          Tenant % of      Tenant Lease

       Number                            Tenant                              Leased SF          Total SF         Expiration

----------------------------------------------------------------------------------------------------------------------------


        N001

        N002

        N003

        N004

        N005

----------------------------------------------------------------------------------------------------------------------------

        N006

        N007

        C008

        N009

        C010

----------------------------------------------------------------------------------------------------------------------------

        C011

        C012

        C013

        C014

        C015

----------------------------------------------------------------------------------------------------------------------------

        C016

        N017

        N018

        N019

        C020

----------------------------------------------------------------------------------------------------------------------------

        N021

        C022

        C023

        C024

        N025

----------------------------------------------------------------------------------------------------------------------------

        N026

        C027

        N028

        N029

        C030

----------------------------------------------------------------------------------------------------------------------------

        C031

        N032

        C033

        C034

        N035

----------------------------------------------------------------------------------------------------------------------------

        C036

        C037

        N038

        C039

        N040

----------------------------------------------------------------------------------------------------------------------------

        C041

        N042

        C043

        N044

        C045

----------------------------------------------------------------------------------------------------------------------------

        C046

        C047

        N048

        C049

        C050

----------------------------------------------------------------------------------------------------------------------------

        C051

        N052

        C053

        C054

        N055

----------------------------------------------------------------------------------------------------------------------------

        C056

        C057

        C058

        C059

        C060

----------------------------------------------------------------------------------------------------------------------------

        C061

        N062

        C063

        N064

        N065

----------------------------------------------------------------------------------------------------------------------------

        C066

        C067

        C068

        N069

        N070

----------------------------------------------------------------------------------------------------------------------------

        C071

        N072

        N073

        C074

        C075

----------------------------------------------------------------------------------------------------------------------------

        N076

        C077

        N078

        C079

        C080

----------------------------------------------------------------------------------------------------------------------------

        C081         Amigo Supermarket                                          39,393             14%             10/31/16

        C082         Pacific Theatre                                            25,600             13%              9/30/09

        N083         PetsMart, Inc.                                             25,425             16%               8/5/10

        N084         Drug Emporium                                              24,860             13%              2/28/02

        N085         West Point Pepperell                                       22,500             10%              6/30/99

----------------------------------------------------------------------------------------------------------------------------

        N086         PetsMart, Inc.                                             24,900             32%             11/30/11

        N087

        N088

        N089

        N090         Popolo's Restaurant                                         5,001              8%              4/30/05

----------------------------------------------------------------------------------------------------------------------------

        C091         Paul Harris Stores                                          7,980              9%              6/30/04

        C092         Carmike Cinemas                                            13,191             14%             11/15/09

        C093         50% Off Store                                              25,710             14%              2/28/02

        C094         Thrift Drug                                                 8,468             10%              6/30/05

        N095         Jewelry Warehouse                                           5,000              7%             12/31/99

----------------------------------------------------------------------------------------------------------------------------

        C096         Thrift Drugs                                                6,000              9%              1/31/99

        N097         Winn Dixie                                                 30,625             23%              9/30/09

        C098

        N099         Bird in the Hand                                            4,637              6%              7/31/01

        C100         Carter's Children                                           6,500              6%               7/1/97

----------------------------------------------------------------------------------------------------------------------------

        C101         India House                                                 4,321             14%              5/31/02

        C102         Family Dollar                                               6,890              9%             12/31/06

        N103         Byrd's Foods                                               25,200             23%              7/15/09

        C104         Traditions                                                  9,500             13%             11/30/01

        N105

----------------------------------------------------------------------------------------------------------------------------

        C106         Family Dollar                                               7,000             10%             12/31/99

        C107         Super Video                                                 7,385             10%              5/30/02

        N108         Wizard's Billiards                                          7,124             10%              8/28/01

        N109         B.C. Moore                                                 16,777             16%             11/30/08

        C110         Goodwill Industries                                         6,840             11%             12/31/99

----------------------------------------------------------------------------------------------------------------------------

        C111         Deluca Pizza                                                2,450             11%               8/1/01

        N112         Hollywood Video                                             7,740             18%             11/30/05

        C113         Valley Health Systems                                       8,450             15%              3/31/98

        C114         Christensen's                                              22,000             18%              7/31/04

        C115         Sal's Pizza                                                 1,480              1%              1/31/07

----------------------------------------------------------------------------------------------------------------------------

        C116         Zaher Video                                                 3,200              9%             10/31/04

        N117         Eckerd Drug                                                 6,720             13%              6/30/99

        C118         Frazee Paintq                                               5,894             11%               6/1/01

        C119         Wee Wonders                                                 3,600             11%              9/30/99

        C120         Brookhart Enterprises, Inc.                                 5,400              8%             10/31/01

----------------------------------------------------------------------------------------------------------------------------

        C121         Gymnastics of SA                                            8,400             12%             12/31/99

        C122         Rite-Aid                                                    6,500             12%              2/28/01

        C123         Quality Kids Day Care                                       6,500             10%             12/31/97

        C124         A. Balanevsky                                               1,000             14%              3/31/99

        N125

----------------------------------------------------------------------------------------------------------------------------

        N126         Super X (Kroger)                                           10,069             15%             10/31/01

        C127         Woodforest Health & Fitness                                 6,820             13%             12/31/01

        C128         Blockbuster Video                                           5,882             14%              9/30/97

        N129         Margarita's                                                 5,074              8%              2/28/98

        N130         Dollar General                                              6,400             16%              1/31/00

----------------------------------------------------------------------------------------------------------------------------

        N131         Family Dollar                                               6,532             17%             12/30/01

        C132         Family Dollar                                              12,000             22%             12/31/99

        C133

        C134

        C135         Citideli                                                    5,322              1%              3/31/04

----------------------------------------------------------------------------------------------------------------------------

        N136         Department of Agriculture                                  33,389             40%              7/18/01

        C137         Ammann & Whitney, Inc.                                     26,000             21%             12/31/01

        C138         MMC Medical                                                 9,696             25%              7/31/02

        C139

        C140         Edwards, Morse, Olson, Waite & Winterton                    9,271             25%              10/8/06

----------------------------------------------------------------------------------------------------------------------------

        C141         Crown Plaza Executive Suites -  Suite 40                   14,908             23%             12/31/99

        C142         Watkins Engineering                                        15,220             22%              3/31/00

        C143         Hollywood Entertainment                                     8,000             15%               7/7/06

        C144         Clermont Chamber of Comm                                    4,680              9%              5/31/01

        C145         Centralina Council of Governments                           8,194             14%              6/30/01

----------------------------------------------------------------------------------------------------------------------------

        C146         Hofer Beauty Salon                                          1,463              8%              8/31/00

        C147         DHR State of Alabama                                       21,364             25%              8/20/00

        C148         Los Angeles County Bar Assn.                                7,219              8%              1/31/00

        C149         TLA Video                                                   4,215              8%              5/21/00

        C150         Neptune Artificial Kidney                                   5,246             26%               3/1/05

----------------------------------------------------------------------------------------------------------------------------

        C151         Met Life                                                    4,593              6%             12/31/99

        N152         Automobile Club of MD                                       9,317             21%              1/31/00

        C153         Integrated Loan S                                          10,473             34%               5/1/07

        C154         Deetta Ewing dba Ewing Design                               2,160             18%             10/31/99

        C155

----------------------------------------------------------------------------------------------------------------------------

        C156         Cohen & Warren                                              1,906             13%             11/30/01

        C157         Tom Collins Enterprises, Inc.                               1,327             15%             12/31/01

        C158         Curtis Poindexter, M.D.                                     3,119             35%              7/31/02

        C159         Stanley Weiner Adele Duranso& Carol Boeh                    2,900             32%              8/31/00

        C160         St. John Properties, Ltd.                                   2,000             17%              6/30/00

----------------------------------------------------------------------------------------------------------------------------

        C161

        C162

        N163

        C164

        N165

----------------------------------------------------------------------------------------------------------------------------

        C166

        N167

        N168

        C169

        N170

----------------------------------------------------------------------------------------------------------------------------

        N171

        C172

        N173

        C174

        N175

----------------------------------------------------------------------------------------------------------------------------

        C176         Corrugated Supplies Corporation                            12,500             12%             11/30/03

        C177         APS                                                         4,300              7%              9/30/99

        C178         Kash N' Karry                                              19,900             34%              1/31/03

        C179         LDI                                                        25,000             23%             11/30/98

        C180         Biscayne Contractors, Inc.                                  1,254              5%              3/31/98

----------------------------------------------------------------------------------------------------------------------------

        C181

        C182         PVI Business                                               15,000             32%              4/30/01

        C183         Gold Coast T-Shirt                                          8,000             12%

        C184         Jaffa Candies, Inc.                                        10,300             19%              2/28/98

        N185

----------------------------------------------------------------------------------------------------------------------------

        N186

        N187

        C188         Oasis Waterbed                                             10,380              9%              2/12/01

        C189         Genetica DNA Labs                                           6,379             15%              7/31/99

        C190         127 Restaurant Corp.                                        5,450             32%              4/23/17

----------------------------------------------------------------------------------------------------------------------------

        C191

        N192

        N193

----------------------------------------------------------------------------------------------------------------------------

Totals/Weighted

  Averages

----------------------------------------------------------------------------------------------------------------------------


(i)    For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year or a 365-day year, the amortization term is the term over which the Mortgage Loan would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization term would be larger.



(ii)   A portion of this mortgage loan is prepayable during the lockout period.

       The prepayable portion has an original balance of $1,262,000 and accrues interest at 8.43% the balance of the Mortgage Loan accrues interest at

       8.33%.



(iii)  The collateral for this mortgage loan includes four non-contiguous retail buildings (92,141 sf), one office building (19,520 sf) and a medical office building (8,100 sf)



(iv)   Limited Cross-Collateralization as described herein.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS

                  OUTSTANDING PRINCIPAL BALANCE ANALYSIS (1)

                                  ALL LOANS





                               NOV-1997   NOV-1998    NOV-1999   NOV-2000    NOV-2001

                             ---------- ----------  ---------- ----------  ----------


LOCKED OUT..................     99.69%     99.44%      95.98%     79.44%       0.00%

Greater of 2% of UPB or YM .      0.00%      0.00%       0.00%      0.00%       3.09%

Greater of 1% of UPB or YM .      0.31%      0.31%       1.26%     16.82%      54.86%

Yield Maintenance...........      0.00%      0.24%       2.49%      3.46%      41.34%

5.00--5.99%.................      0.00%      0.00%       0.28%      0.28%       0.43%

4.00--4.99%.................      0.00%      0.00%       0.00%      0.00%       0.28%

3.00--3.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

2.00--2.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

1.00--1.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

No Penalty..................      0.00%      0.00%       0.00%      0.00%       0.00%

                             ---------- ----------  ---------- ----------  ----------

Total.......................    100.00%    100.00%     100.00%    100.00%     100.00%

                             ========== ==========  ========== ==========  ==========

Aggregate Principal Balance

 of the Mortgage Loans

 ($Millions)................   $870.58    $861.91     $852.50    $842.44     $831.35

Percentage of Cut-off Date

 Balance of the Mortgage

 Loans Outstanding..........    100.00%     99.00%      97.92%     96.77%      95.49%




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                               NOV-2002   NOV-2003    NOV-2004   NOV-2005    NOV-2006   NOV-2007

                             ---------- ----------  ---------- ----------  ---------- ----------


LOCKED OUT..................      0.00%      0.00%       0.00%      0.00%       0.00%      0.00%

Greater of 2% of UPB or YM .      3.11%      3.13%       3.26%      3.28%       3.30%      0.00%

Greater of 1% of UPB or YM .     54.28%     54.29%      40.85%     40.86%      35.59%     27.98%

Yield Maintenance...........     41.45%     40.72%      42.07%     42.03%      40.82%      0.00%

5.00--5.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%      0.00%

4.00--4.99%.................      0.43%      0.00%       0.00%      0.00%       0.00%      0.00%

3.00--3.99%.................      0.28%      1.13%      12.36%      0.00%       0.00%      0.00%

2.00--2.99%.................      0.45%      0.28%       1.17%     12.38%       0.00%      0.00%

1.00--1.99%.................      0.00%      0.00%       0.29%      1.46%       4.88%      0.00%

No Penalty..................      0.00%      0.46%       0.00%      0.00%      15.42%     72.02%

                             ---------- ----------  ---------- ----------  ---------- ----------

Total.......................    100.00%    100.00%     100.00%    100.00%     100.00%    100.00%

                             ========== ==========  ========== ==========  ========== ==========

Aggregate Principal Balance

 of the Mortgage Loans

 ($Millions)................   $816.69    $803.63     $763.59    $748.64     $732.40    $  1.73

Percentage of Cut-off Date

 Balance of the Mortgage

 Loans Outstanding..........     93.81%     92.31%      87.71%     85.99%      84.13%      0.20%




------------

(1)    Prepayment provisions in effect as a percentage of loans outstanding as of the distribution date indicated assuming no prepayments.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS

                      CUT-OFF DATE BALANCE ANALYSIS (1)

                                  ALL LOANS





                               NOV-1997   NOV-1998    NOV-1999   NOV-2000    NOV-2001

                             ---------- ----------  ---------- ----------  ----------


LOCKED OUT..................     99.69%     98.45%      93.99%     76.88%       0.00%

Greater of 2% of UPB or YM .      0.00%      0.00%       0.00%      0.00%       2.95%

Greater of 1% of UPB or YM .      0.31%      0.31%       1.23%     16.28%      52.39%

Yield Maintenance...........      0.00%      0.24%       2.44%      3.35%      39.48%

5.00--5.99%.................      0.00%      0.00%       0.27%      0.27%       0.41%

4.00--4.99%.................      0.00%      0.00%       0.00%      0.00%       0.26%

3.00--3.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

2.00--2.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

1.00--1.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%

No Penalty..................      0.00%      0.00%       0.00%      0.00%       0.00%

Paid Down (2)...............      0.00%      1.00%       2.08%      3.23%       4.51%

                             ---------- ----------  ---------- ----------  ----------

Total.......................    100.00%    100.00%     100.00%    100.00%     100.00%

                             ========== ==========  ========== ==========  ==========

Aggregate Principal Balance

 of the Mortgage Loans

 ($Millions)................   $870.58    $861.91     $852.50    $842.44     $831.35

Percentage of Cut-off Date

 Balance of the Mortgage

 Loans Outstanding..........    100.00%     99.00%      97.92%     96.77%      95.49%




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                               NOV-2002   NOV-2003    NOV-2004   NOV-2005    NOV-2006   NOV-2007

                             ---------- ----------  ---------- ----------  ---------- ----------


LOCKED OUT..................      0.00%      0.00%       0.00%      0.00%       0.00%      0.00%

Greater of 2% of UPB or YM .      2.92%      2.89%       2.86%      2.82%       2.78%      0.00%

Greater of 1% of UPB or YM .     50.92%     50.11%      35.83%     35.13%      29.94%      0.06%

Yield Maintenance...........     38.88%     37.59%      36.90%     36.14%      34.34%      0.00%

5.00--5.99%.................      0.00%      0.00%       0.00%      0.00%       0.00%      0.00%

4.00--4.99%.................      0.41%      0.00%       0.00%      0.00%       0.00%      0.00%

3.00--3.99%.................      0.26%      1.05%      10.85%      0.00%       0.00%      0.00%

2.00--2.99%.................      0.43%      0.26%       1.03%     10.64%       0.00%      0.00%

1.00--1.99%.................      0.00%      0.00%       0.25%      1.26%       4.10%      0.00%

No Penalty..................      0.00%      0.42%       0.00%      0.00%      12.97%      0.14%

Paid Down (2)...............      6.19%      7.69%      12.29%     14.01%      15.87%     99.80%

                             ---------- ----------  ---------- ----------  ---------- ----------

Total.......................    100.00%    100.00%     100.00%    100.00%     100.00%    100.00%

                             ========== ==========  ========== ==========  ========== ==========

Aggregate Principal Balance

 of the Mortgage Loans

 ($Millions)................   $816.69    $803.63     $763.59    $748.64     $732.40    $  1.73

Percentage of Cut-off Date

 Balance of the Mortgage

 Loans Outstanding..........     93.81%     92.31%      87.71%     85.99%      84.13%      0.20%




------------

(1)    Prepayment provisions in effect as a percentage of loans outstanding as of the distribution date indicated assuming no prepayments.

(2)    Scheduled amortization and balloon payments only.

                   UNDERWRITING DEBT SERVICE COVERAGE RATIO





    RANGE OF      NUMBER OF      % OF      NUMBER OF     AGGREGATE

  UNDERWRITING     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE

      DSCR          LOANS       LOANS     PROPERTIES      BALANCE

---------------  ----------- ----------  ------------ --------------


1.20 -1.29......       8          4.4%          8       $ 84,876,468

1.30 -1.39......      49         27.1%         49       $277,096,376

1.40 -1.49......      56         30.9%         59       $231,332,081

1.50 -1.59......      35         19.3%         43       $139,200,987

1.60 -1.69......      11          6.1%         11       $ 62,033,197

1.70 -1.79......       6          3.3%          6       $ 30,444,571

1.80 -1.89......       7          3.9%          8       $ 15,338,843

1.90 -1.99......       3          1.7%          3       $  5,979,628

2.00 -2.99......       4          2.2%          4       $ 10,906,726

3.00 -5.57......       2          1.1%          2       $ 13,368,412

                 ----------- ----------  ------------ --------------

Total/Wtd Avg ..     181        100.0%        193       $870,577,289

                 =========== ==========  ============ ==============




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                    % OF       WEIGHTED       WEIGHTED      WEIGHTED

    RANGE OF      INITIAL      AVERAGE         AVERAGE      AVERAGE

  UNDERWRITING      POOL     UNDERWRITING   CUT-OFF DATE    MORTGAGE

      DSCR        BALANCE        DSCR         LTV RATIO       RATE

---------------  --------- --------------  -------------- ----------


1.20 -1.29......     9.7%       1.26x           75.5%        8.027%

1.30 -1.39......    31.8%       1.35x           74.9%        8.128%

1.40 -1.49......    26.6%       1.44x           72.2%        8.357%

1.50 -1.59......    16.0%       1.54x           67.5%        8.392%

1.60 -1.69......     7.1%       1.64x           68.4%        8.227%

1.70 -1.79......     3.5%       1.77x           57.6%        8.003%

1.80 -1.89......     1.8%       1.82x           61.8%        8.316%

1.90 -1.99......     0.7%       1.95x           40.5%        8.503%

2.00 -2.99......     1.3%       2.44x           45.3%        8.415%

3.00 -5.57......     1.5%       4.39x           36.9%        7.985%

                 --------- --------------  -------------- ----------

Total/Wtd Avg ..   100.0%       1.50x           70.6%        8.231%

                 ========= ==============  ============== ==========




                       CUT-OFF DATE LOAN-TO-VALUE RATIO





                   NUMBER OF      % OF        % OF        AGGREGATE

RANGE OF CUT-OFF    MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE

     DATE LTV        LOANS       LOANS     PROPERTIES      BALANCE

----------------  ----------- ----------  ------------ --------------


0.0% -24.9%......       1          0.6%          1       $  3,986,756

25.0% -49.9%.....      11          6.1%         11       $ 48,612,596

50.0% -59.9%.....       8          4.4%          8       $ 34,599,800

60.0% -64.9%.....      24         13.3%         24       $ 73,297,994

65.0% -69.9%.....      22         12.2%         23       $125,258,872

70.0% -74.9%.....      64         35.4%         73       $291,066,483

75.0% -79.9%.....      47         26.0%         49       $271,094,767

80.0% -84.4%.....       4          2.2%          4       $ 22,660,021

                  ----------- ----------  ------------ --------------

Total/Wtd Avg ...     181        100.0%        193       $870,577,289

                  =========== ==========  ============ ==============




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                                     WEIGHTED       WEIGHTED      WEIGHTED

                       % OF          AVERAGE         AVERAGE      AVERAGE

RANGE OF CUT-OFF   INITIAL POOL    UNDERWRITING   CUT-OFF DATE    MORTGAGE

     DATE LTV         BALANCE          DSCR         LTV RATIO       RATE

----------------  -------------- --------------  -------------- ----------


0.0% -24.9%......        0.5%         5.57x           23.5%        8.350%

25.0% -49.9%.....        5.6%         2.33x           44.5%        8.104%

50.0% -59.9%.....        4.0%         1.55x           56.8%        8.889%

60.0% -64.9%.....        8.4%         1.53x           62.4%        8.515%

65.0% -69.9%.....       14.4%         1.51x           67.7%        8.318%

70.0% -74.9%.....       33.4%         1.43x           72.5%        8.247%

75.0% -79.9%.....       31.1%         1.36x           78.0%        8.069%

80.0% -84.4%.....        2.6%         1.43x           83.0%        7.812%

                  -------------- --------------  -------------- ----------

Total/Wtd Avg ...      100.0%         1.50x           70.6%        8.231%

                  ============== ==============  ============== ==========




                                PROPERTY TYPE





                                                 % OF

                   NUMBER OF     AGGREGATE     INITIAL

                   MORTGAGED    CUT-OFF DATE     POOL

 PROPERTY TYPE    PROPERTIES      BALANCE      BALANCE

---------------  ------------ --------------  ---------


Multifamily.....       80       $360,768,120     41.4%

Retail..........       53       $240,271,857     27.6%

Office..........       27       $111,991,872     12.9%

Hotel...........       14       $ 89,542,243     10.3%

Industrial......       10       $ 25,111,470      2.9%

Health Care.....        3       $ 19,349,937      2.2%

Mixed...........        3       $ 15,411,152      1.8%

Self Storage ...        3       $  8,130,639      0.9%

                 ------------ --------------  ---------

Total/Wtd Avg ..      193       $870,577,289    100.0%

                 ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                    WEIGHTED        WEIGHTED     WEIGHTED

                     AVERAGE        AVERAGE       AVERAGE

                  UNDERWRITING    CUT-OFF DATE   MORTGAGE

 PROPERTY TYPE        DSCR         LTV RATIO       RATE

---------------  -------------- --------------  ----------


Multifamily.....      1.41x           74.4%        8.109%

Retail..........      1.42x           71.6%        8.355%

Office..........      1.52x           68.8%        8.117%

Hotel...........      1.65x           61.1%        8.474%

Industrial......      1.46x           68.8%        8.468%

Health Care.....      3.82x           39.2%        8.197%

Mixed...........      1.44x           77.2%        7.995%

Self Storage ...      1.39x           67.2%        8.672%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========


                           GEOGRAPHIC DISTRIBUTION





                                                 % OF       WEIGHTED       WEIGHTED

                   NUMBER OF     AGGREGATE     INITIAL      AVERAGE         AVERAGE

                   MORTGAGED    CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE

     STATES       PROPERTIES      BALANCE      BALANCE        DSCR         LTV RATIO

---------------  ------------ --------------  --------- --------------  --------------


CA..............       11       $114,186,115     13.1%       1.47x           70.9%

TX .............       25       $ 90,289,542     10.4%       1.46x           75.6%

FL..............       18       $ 80,453,205      9.2%       1.43x           70.7%

NV..............       11       $ 63,976,270      7.3%       1.42x           70.4%

VA..............        7       $ 46,341,974      5.3%       1.36x           72.8%

MI..............        3       $ 39,546,180      4.5%       1.25x           79.6%

NC..............        8       $ 39,325,052      4.5%       1.60x           59.7%

NY..............       11       $ 38,409,456      4.4%       2.15x           58.6%

IL..............        5       $ 29,833,269      3.4%       1.33x           74.9%

NJ..............        7       $ 27,160,725      3.1%       2.35x           60.6%

PR..............        1       $ 26,472,765      3.0%       1.40x           66.3%

OH..............        7       $ 21,725,978      2.5%       1.62x           71.1%

UT..............        4       $ 21,498,550      2.5%       1.43x           74.7%

PA..............        8       $ 20,240,415      2.3%       1.60x           65.6%

IN..............        2       $ 19,594,710      2.3%       1.36x           73.8%

AZ..............        4       $ 18,053,761      2.1%       1.44x           73.4%

MO..............        3       $ 17,051,518      2.0%       1.42x           68.9%

WI..............        7       $ 17,006,030      2.0%       1.56x           70.5%

AL..............        5       $ 15,786,977      1.8%       1.44x           75.2%

AR..............        4       $ 15,116,054      1.7%       1.43x           73.7%

GA..............        5       $ 14,505,334      1.7%       1.38x           73.5%

MA..............        2       $ 12,868,305      1.5%       1.36x           68.0%

DE..............        3       $  8,532,139      1.0%       1.63x           64.1%

MD..............        4       $  7,410,049      0.9%       1.71x           62.7%

ME..............        4       $  7,241,288      0.8%       1.46x           77.2%

NE..............        1       $  6,908,682      0.8%       1.37x           74.0%

SC..............        2       $  6,662,921      0.8%       1.37x           74.1%

CO..............        3       $  6,664,104      0.8%       1.42x           70.5%

WA..............        2       $  6,594,095      0.8%       1.49x           66.2%

IA..............        2       $  6,192,864      0.7%       1.46x           69.4%

TN..............        2       $  5,125,736      0.6%       1.49x           77.7%

CT..............        3       $  4,751,850      0.5%       1.58x           74.7%

LA..............        2       $  4,525,653      0.5%       1.67x           67.3%

NH..............        4       $  4,394,163      0.5%       1.59x           67.0%

KY..............        1       $  3,000,000      0.3%       1.49x           75.0%

NM..............        1       $  2,295,951      0.3%       1.37x           63.8%

OR..............        1       $    855,610      0.1%       1.33x           65.6%

                 ------------ --------------  --------- --------------  --------------

Totals/Wtd Avg        193       $870,577,289    100.0%       1.50x           70.6%

                 ============ ==============  ========= ==============  ==============




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                  WEIGHTED

                   AVERAGE

                  MORTGAGE

     STATES         RATE

---------------  ----------


CA..............    8.067%

TX .............    8.093%

FL..............    8.690%

NV..............    8.362%

VA..............    7.819%

MI..............    8.114%

NC..............    8.232%

NY..............    8.533%

IL..............    7.780%

NJ..............    8.035%

PR..............    8.330%

OH..............    8.474%

UT..............    8.114%

PA..............    8.612%

IN..............    7.552%

AZ..............    8.064%

MO..............    8.740%

WI..............    8.066%

AL..............    8.276%

AR..............    7.844%

GA..............    8.193%

MA..............    8.478%

DE..............    8.624%

MD..............    8.614%

ME..............    8.141%

NE..............    8.500%

SC..............    8.330%

CO..............    8.914%

WA..............    8.170%

IA..............    8.681%

TN..............    8.231%

CT..............    8.094%

LA..............    8.322%

NH..............    8.806%

KY..............    7.770%

NM..............    8.690%

OR..............    7.900%

                 ----------

Totals/Wtd Avg      8.231%

                 ==========


                                MORTGAGE RATES





                                                                            % OF

    RANGE OF                        % OF      NUMBER OF     AGGREGATE     INITIAL

    MORTGAGE        NUMBER OF     MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

      RATES      MORTGAGE LOANS    LOANS     PROPERTIES      BALANCE      BALANCE

---------------  -------------- ----------  ------------ --------------  ---------


7.00% -7.49% ...         5           2.8%          5       $ 58,016,161      6.7%

7.50% -7.99% ...        39          21.5%         45       $198,603,308     22.8%

8.00% -8.49% ...        83          45.9%         89       $413,605,972     47.5%

8.50% -8.99% ...        34          18.8%         34       $128,373,480     14.7%

9.00% -9.49% ...        20          11.0%         20       $ 71,978,369      8.3%

                 -------------- ----------  ------------ --------------  ---------

Total/Wtd Avg ..       181         100.0%        193       $870,577,289    100.0%

                 ============== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                    WEIGHTED        WEIGHTED     WEIGHTED

    RANGE OF         AVERAGE        AVERAGE       AVERAGE

    MORTGAGE      UNDERWRITING    CUT-OFF DATE   MORTGAGE

      RATES           DSCR         LTV RATIO       RATE

---------------  -------------- --------------  ----------


7.00% -7.49% ...      1.36x           75.5%        7.409%

7.50% -7.99% ...      1.59x           69.7%        7.763%

8.00% -8.49% ...      1.48x           72.0%        8.253%

8.50% -8.99% ...      1.50x           68.4%        8.700%

9.00% -9.49% ...      1.52x           64.3%        9.227%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========




                            CUT-OFF DATE BALANCES





                                                                                   % OF

         RANGE OF           NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

       CUT-OFF DATE          MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

         BALANCES             LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

-------------------------  ----------- ----------  ------------ --------------  ---------


$0 - $999,999.............      10          5.5%         10       $  8,086,063      0.9%

$1,000,000 -$2,499,999 ...      62         34.3%         64       $109,405,107     12.6%

$2,500,000 -$4,999,999 ...      59         32.6%         63       $213,383,558     24.5%

$5,000,000 -$7,499,999 ...      22         12.2%         23       $134,037,640     15.4%

$7,500,000 -$9,999,999 ...      10          5.5%         10       $ 85,063,788      9.8%

$10,000,000 -$14,999,999 .       5          2.8%         10       $ 61,830,746      7.1%

$15,000,000 -$28,473,210 .      13          7.2%         13       $258,770,386     29.7%

                           ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg.............     181        100.0%        193       $870,577,289    100.0%

                           =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                              WEIGHTED        WEIGHTED     WEIGHTED

         RANGE OF              AVERAGE        AVERAGE       AVERAGE

       CUT-OFF DATE         UNDERWRITING    CUT-OFF DATE   MORTGAGE

         BALANCES               DSCR         LTV RATIO       RATE

-------------------------  -------------- --------------  ----------


$0 - $999,999.............      1.45x           68.8%        8.377%

$1,000,000 -$2,499,999 ...      1.56x           67.7%        8.427%

$2,500,000 -$4,999,999 ...      1.53x           70.2%        8.349%

$5,000,000 -$7,499,999 ...      1.52x           71.9%        8.256%

$7,500,000 -$9,999,999 ...      1.71x           69.2%        8.336%

$10,000,000 -$14,999,999 .      1.37x           77.1%        7.851%

$15,000,000 -$28,473,210 .      1.41x           70.3%        8.090%

                           -------------- --------------  ----------

Total/Wtd Avg.............      1.50x           70.6%        8.231%

                           ============== ==============  ==========




                         YEAR OF MORTGAGE ORIGINATION





                                                                         % OF

                  NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

     YEAR OF       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

  ORIGINATION       LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

---------------  ----------- ----------  ------------ --------------  ---------


1996 ...........       1          0.6%          1         16,902,254      1.9%

1997............     180         99.4%        192        853,675,036     98.1%

                 ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg ..     181        100.0%        193       $870,577,289    100.0%

                 =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                    WEIGHTED        WEIGHTED     WEIGHTED

                     AVERAGE        AVERAGE       AVERAGE

     YEAR OF      UNDERWRITING    CUT-OFF DATE   MORTGAGE

  ORIGINATION         DSCR         LTV RATIO       RATE

---------------  -------------- --------------  ----------


1996 ...........      1.28x           71.9%        8.180%

1997............      1.51x           70.5%        8.232%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========




                          ORIGINAL TERM TO MATURITY





                                                                        % OF

 ORIGINAL TERM   NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

  TO MATURITY     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

    (MONTHS)       LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

--------------  ----------- ----------  ------------ --------------  ---------


60.............      1          0.6%          1        $ 2,730,754      0.3%

84.............      8          4.4%          8        $28,329,852      3.3%

116............      1          0.6%          1        $ 4,990,314      0.6%

119............       1          0.6%          1       $ 26,472,765      3.0%

120............     168         92.8%        180       $805,546,339     92.5%

123............       1          0.6%          1       $  1,507,265      0.2%

180............       1          0.6%          1       $  1,000,000      0.1%

                ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg       181        100.0%        193       $870,577,289    100.0%

                =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                   WEIGHTED        WEIGHTED     WEIGHTED

 ORIGINAL TERM      AVERAGE        AVERAGE       AVERAGE

  TO MATURITY    UNDERWRITING    CUT-OFF DATE   MORTGAGE

    (MONTHS)         DSCR         LTV RATIO       RATE

--------------  -------------- --------------  ----------


60.............      1.81x           49.7%        8.470%

84.............      1.45x           75.3%        8.202%

116............      1.42x           74.5%        8.160%

119............      1.40x           66.3%        8.330%

120............      1.51x           70.6%        8.229%

123............      1.66x           68.5%        8.210%

180............      1.96x           46.5%        7.920%

                -------------- --------------  ----------

Total/Wtd Avg        1.50x           70.6%        8.231%

                ============== ==============  ==========


                        ORIGINAL AMORTIZATION TERM (1)





    ORIGINAL                                                             % OF

  AMORTIZATION    NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

      TERM         MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

    (MONTHS)        LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

---------------  ----------- ----------  ------------ --------------  ---------


180 ............       2          1.1%          2       $ 17,700,000      2.0%

240 ............      13          7.2%         13       $ 32,814,942      3.8%

300 ............      77         42.5%         80       $317,357,373     36.5%

324 ............       1          0.6%          1       $  3,142,487      0.4%

360 ............      88         48.6%         97       $499,562,488     57.4%

                 ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg ..     181        100.0%        193       $870,577,289    100.0%

                 =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





    ORIGINAL        WEIGHTED        WEIGHTED     WEIGHTED

  AMORTIZATION       AVERAGE        AVERAGE       AVERAGE

      TERM        UNDERWRITING    CUT-OFF DATE   MORTGAGE

    (MONTHS)          DSCR         LTV RATIO       RATE

---------------  -------------- --------------  ----------


180 ............      1.79x           45.2%        7.646%

240 ............      1.55x           63.1%        8.737%

300 ............      1.66x           66.9%        8.401%

324 ............      1.43x           73.1%        8.580%

360 ............      1.39x           74.3%        8.109%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========


------------

(1)    For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year or 365-day year,

       the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.



                          YEAR OF MORTGAGE MATURITY





                                                                         % OF

                  NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

     YEAR OF       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

    MATURITY        LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

---------------  ----------- ----------  ------------ --------------  ---------


2002............       1          0.6%          1       $  2,730,754      0.3%

2004............       8          4.4%          8       $ 28,329,852      3.3%

2007............     171         94.5%        183       $838,516,683     96.3%

2012............       1          0.6%          1       $  1,000,000      0.1%

                 ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg ..     181        100.0%        193       $870,577,289    100.0%

                 =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                    WEIGHTED        WEIGHTED     WEIGHTED

                     AVERAGE        AVERAGE       AVERAGE

     YEAR OF      UNDERWRITING    CUT-OFF DATE   MORTGAGE

    MATURITY          DSCR            LTV          RATE

---------------  -------------- --------------  ----------


2002............      1.81x           49.7%        8.470%

2004............      1.45x           75.3%        8.202%

2007............      1.50x           70.5%        8.232%

2012............      1.96x           46.5%        7.920%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========




                          REMAINING TERM TO MATURITY





    RANGE OF

    REMAINING                                                            % OF

    TERMS TO      NUMBER OF      % OF      NUMBER OF     AGGREGATE     INITIAL

    MATURITY       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE     POOL

    (MONTHS)        LOANS       LOANS     PROPERTIES      BALANCE      BALANCE

---------------  ----------- ----------  ------------ --------------  ---------


40 -59..........       1          0.6%          1       $  2,730,754      0.3%

60 -83..........       8          4.4%          8       $ 28,329,852      3.3%

84 -119.........     139         76.8%        150       $668,126,418     76.7%

120 -360........      33         18.2%         34       $171,390,265     19.7%

                 ----------- ----------  ------------ --------------  ---------

Total/Wtd Avg ..     181        100.0%        193       $870,577,289    100.0%

                 =========== ==========  ============ ==============  =========




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





    RANGE OF

    REMAINING       WEIGHTED        WEIGHTED     WEIGHTED

    TERMS TO         AVERAGE        AVERAGE       AVERAGE

    MATURITY      UNDERWRITING    CUT-OFF DATE   MORTGAGE

    (MONTHS)          DSCR         LTV RATIO       RATE

---------------  -------------- --------------  ----------


40 -59..........      1.81x           49.7%        8.470%

60 -83..........      1.45x           75.3%        8.202%

84 -119.........      1.51x           70.8%        8.336%

120 -360........      1.50x           69.3%        7.822%

                 -------------- --------------  ----------

Total/Wtd Avg ..      1.50x           70.6%        8.231%

                 ============== ==============  ==========





ABN AMRO                                          MORTGAGE CAPITAL FUNDING, INC.                      Statement Date:      12/22/97

LaSalle National Bank                               CITICORP REAL ESTATE, INC.                        Payment Date:        12/22/97

                                             NATIONSBANC MORTGAGE CAPITAL CORPORATION                 Prior Payment:             NA

Administrator:                                       MIDLAND LOAN SERVICES, LP                        Record Date:         11/28/97

                                                        SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                ABN AMRO ACCT: 99-9999-99-9                       WAC:

  Chicago, IL   60603                                                                                 WAMM:













                                                                                         NUMBER OF PAGES



                                       Table Of Contents                                         1



                                       REMIC Certificate Report                                  1



                                       Other Related Information                                 3



                                       Asset Backed Facts Sheets                                 1



                                       Delinquency Loan Detail                                   1



                                       Mortgage Loan Characteristics                             2



                                       Loan Level Listing                                        1













                                       TOTAL PAGES INCLUDED  IN THIS PACKAGE                    10





                                       Specially Serviced Loan Detail                       Appendix A

                                       Modified Loan Detail                                 Appendix B

                                       Realized Loss Detail                                 Appendix C









                                                                                                                       Page 1 of 10






ABN AMRO                                            MORTGAGE CAPITAL FUNDING, INC.                    Statement Date:     12/22/97

LaSalle National Bank                                 CITICORP REAL ESTATE, INC.                      Payment Date:       12/22/97

                                               NATIONSBANC MORTGAGE CAPITAL CORPORATION               Prior Payment:           NA

Administrator:                                         MIDLAND LOAN SEVICES, LP                       Record Date:        11/28/97

                                                          SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                 ABN AMRO ACCT: 99-9999-99-9                      WAC:

  Chicago, IL   60603                                                                                 WAMM:




               ORIGINAL        OPENING        PRINCIPAL       PRINCIPAL       NEGATIVE       CLOSING        INTEREST

CLASS       FACE VALUE (1)     BALANCE         PAYMENT       ADJ. OR LOSS   AMORTIZATION     BALANCE         PAYMENT

CUSIP         Per $1,000     Per $1,000       Per $1,000      Per $1,000     Per $1,000     Per $1,000      Per $1,000



























                                                                                      TOTAL P&I PAYMENT














                                                   (RESTUBBED TABLE FROM ABOVE)








 INTEREST             PASS-THROUGH

ADJUSTMENT               RATE (2)

Per $1,000            Next Rate (3)





                                                                                                                       Page 2 of 10

Notes:  (1) N denotes notional balance not included in total    (2) Interest Paid minus Interest Adjustment minus Deferred Interest

            equals Accrual    (3) Estimated









ABN AMRO                                               MORTGAGE CAPITAL FUNDING, INC.                 Statement Date:      12/22/97

LaSalle National Bank                                    CITICORP REAL ESTATE, INC.                   Payment Date:        12/22/97

                                                   NATIONSBANC MORTGAGE CAPITAL CORPORATION           Prior Payment:             NA

Administrator:                                           MIDLAND LOAN SERVICES, LP                    Record Date:         12/22/97

                                                             SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                   ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603                                   OTHER RELATED INFORMATION





                                                       AGGREGATE POOL INFORMATION





                         Beginning loan count:

                         Ending loan count:



                         Beginning scheduled balance of mortgage loans:

                         LESS:

                         1. Scheduled principal received:

                         2. Unscheduled principal:

                         3. Prepayments in full:

                         4. Other principal proceeds:

                         5. Principal realized losses:

                         Ending scheduled balance of mortgage loans:



                       COMPONENT                     TOTAL               RATE

                         Gross Interest:

                         LESS:

                         1. Servicing fee :

                         2. Special Servicing fee :

                         3. Trustee fee :



                         Remittance

                         LESS:

                         1. Net aggregate prepay interest  shortfall:

                         2. Non-recoverable advances

                         3. Other interest reductions:



                         (1) NET POOL INTEREST REMITTANCE:

                              CURRENT PRINCIPAL DISTRIBUTION AMOUNT:



                                       AVAILABLE DISTRIBUTION AMOUNT FOR THE CURRENT DISTRIBUTION DATE:



                        (1)Does not include prepayment premiums or other penalty related interest



                                                                                                                       PAGE 3 OF 10




ABN AMRO                                          MORTGAGE CAPITAL FUNDING, INC.                   Statement Date:         12/22/97

LaSalle National Bank                               CITICORP REAL ESTATE, INC.                     Payment Date:           12/22/97

                                              NATIONSBANC MORTGAGE CAPITAL CORPORATION             Prior Payment:                NA

Administrator:                                       MIDLAND LOAN SERVICES, LP                     Record Date:            11/28/97

                                                         SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740               ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603                               OTHER RELATED INFORMATION




                                      ACCRUED               NET                      PRIOR      ENDING        OTHER          ACTUAL

                                  CERTIFICATE        PREPAYMENT    PREPAYMENT       UNPAID      UNPAID     INTEREST    DISTRIBUTION

                       CLASS         INTEREST   INT. SHORTFALLS      PREMIUMS     INTEREST    INTEREST   SHORTFALLS     OF INTEREST





























                       TOTALS:         0.00               0.00          0.00         0.00         0.00       0.00           0.00



                                                                SERVICING COMPENSATION



                                  TYPE OF                                        MASTER              SUB          SPECIAL

                                  COMPENSATION                                 SERVICER         SERVICER         SERVICER



                                  Current Accrued Fees:                            0.00             0.00            0.00

                                  Prepayment Interest Excess:                      0.00             0.00            0.00

                                  Penalty Charges:                                 0.00             0.00            0.00

                                  Assumption Fees:                                 0.00             0.00            0.00

                                  Modification Fees:                               0.00             0.00            0.00

                                  Workout Fees:                                    0.00             0.00            0.00

                                  Interest on Servicing Advances:                  0.00             0.00            0.00

                                  Other Fees:                                      0.00             0.00            0.00



                                  TOTALS:                                          0.00             0.00            0.00





                                                                                                                       PAGE 4 OF 10




ABN AMRO                                            MORTGAGE CAPITAL FUNDING, INC.                     Statement Date:     12/22/97

LaSalle National Bank                                 CITICORP REAL ESTATE, INC.                       Payment Date:       12/22/97

                                               NATIONSBANC MORTGAGE CAPITAL CORPORATION                Prior Payment:            NA

Administrator:                                         MIDLAND LOAN SERVICES, LP                       Record Date:        11/28/97

                                                           SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                 ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603                                 OTHER RELATED INFORMATION





                                                       REO PROPERTY INFORMATION


                                                          Principal                              Date of         Amount of

                  #        Collateral Id    Date of REO   Balance                   Book Value   Final Recovery  Proceeds



           1.

           2.

           3.

           4.

           5.



                                  NO REO PROPERTIES TO REPORT AS OF THE CURRENT PREPAYMENT PERIOD







          Cumulative realized losses on the Mortgage Pool as of Cutoff:                                          0.00

          Cumulative realized losses on the Certificates as of Cutoff:                                           0.00

         *Cumulative additional trust fund expenses applied to the Certificates since the closing date:          0.00







         *INCLUDED IN CUMULATIVE LOSSES ON THE CERTIFICATES







                                                                                                                       PAGE 5 OF 10








ABN AMRO                                           MORTGAGE CAPITAL FUNDING, INC.                Statement Date:           12/22/97

LaSalle National Bank                                CITICORP REAL ESTATE, INC.                  Payment Date:             12/22/97

                                                NATIONSBANC MORTGAGE CAPITAL CORPORATION         Prior Payment:                  NA

Administrator:                                       MIDLAND LOAN SERVICES, LP                   Record Date:              11/28/97

                                                         SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740               ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603




Distribution     Delinq 1 Month     Delinq 2 Months       Delinq 3+  Months     Foreclosure/Bankruptcy     REO

   Date         #       Balance     #       Balance       #         Balance     #              Balance     # Balance


































                                                   (RESTUBBED TABLE FROM ABOVE)










Distribution                 Modifications     Prepayments                     Curr Weighted Avg.

   Date                      #     Balance     #     Balance                   Coupon       Remit







                                                                                                                       PAGE 6 OF 10





                    Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category






ABN AMRO                                                MORTGAGE CAPITAL FUNDING, INC.                 Statement Date:     12/22/97

LaSalle National Bank                                     CITICORP REAL ESTATE, INC.                   Payment Date:       12/22/97

                                                   NATIONSBANC MORTGAGE CAPITAL CORPORATION            Prior Payment:            NA

Administrator:                                            MIDLAND LOAN SERVICES, LP                    Record Date:        11/28/97

                                                              SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                     ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603

                                                          DELINQUENT LOAN DETAIL






                           Paid                         Outstanding     Out. Property                       Special

Disclosure Doc             Thru         Current P&I         P&I          Protection        Advance          Servicer

Control #                  Date         Advance          Advances**       Advances       Description (1)  Transfer Date






























                                                   (RESTUBBED TABLE FROM ABOVE)










Disclosure Doc         Foreclosure     Bankruptcy      REO

Control #                  Date            Date        Date







      Total

A.  P&I Advance - Loan in Grace Period

B.  P&I Advance - Late Payment but < one month delinq



1.  P&I Advance - Loan delinquent 1 month      3.  P&I Advance - Loan delinquent 3 months or More

2.  P&I Advance - Loan delinquent 2 months     4.  Matured Balloon/Assumed Scheduled Payment



**  Outstanding P&I Advances include the current period P&I Advance



                                                                                                          PAGE 7 OF 10








ABN AMRO                                                                MORTGAGE CAPITAL FUNDING, INC.     Statement Date: 12/22/97

LaSalle National Bank                                                     CITICORP REAL ESTATE, INC.       Payment Date:   12/22/97

                                                                  NATIONSBANC MORTGAGE CAPITAL CORPORATION Prior Payment:        NA

Administrator:                                                            MIDLAND LOAN SERVICES, LP        Record Date:    11/28/97

                                                                                SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                                      ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603                                                            POOL TOTAL



              DISTRIBUTION OF PRINCIPAL BALANCES                         DISTRIBUTION OF PROPERTY TYPES

---------------------------------------------------------------  -------------------------------------------------


      Current Scheduled        Number    Scheduled   Based on                     Number    Scheduled   Based on

           Balances            of        Balance     Balance      Property Types  of        Balance     Balance

                                Loans                                              Loans

===============================================================  =================================================

           $0 to      $999,999

   $1,000,000 to    $1,249,999

   $1,250,000 to    $1,499,999

   $1,500,000 to    $1,999,999

   $2,000,000 to    $2,499,999

   $2,500,000 to    $2,999,999

   $3,000,000 to    $3,499,999

   $3,500,000 to    $3,999,999

   $4,000,000 to    $4,499,999

   $4,500,000 to    $4,999,999

   $5,000,000 to    $5,999,999

   $6,000,000 to    $6,999,999

                                                                 -------------------------------------------------

   $7,000,000 to    $7,499,999                                        Total          0               0   0.00%

                                                                 -------------------------------------------------

   $7,500,000 to    $8,499,999

   $8,500,000 to    $9,999,999                                       DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                 -------------------------------------------------

  $10,000,000 to   $12,499,999                                        Current

                                                                     Mortgage     Number    Scheduled   Based on

  $12,500,000 to   $14,999,999                                    Interest Rate   of Loans  Balance     Balance

                                                                 =================================================

  $15,000,000 to   $17,999,999                                   7.500% or less

  $18,000,000 to   $19,999,999                                   7.500% to 8.000%

  $20,000,000  &     Above                                       8.000% to 8.125%

---------------------------------------------------------------

            Total                 0               0   0.00%      8.125% to 8.250%

---------------------------------------------------------------

                  Average Scheduled Balance is               0   8.250% to 8.375%

                  Maximum  Scheduled Balance is              0   8.375% to 8.500%

                  Minimum  Scheduled Balance is              0   8.500% to 8.625%

                                                                 8.625% to 8.750%

                                                                 8.750% to 9.000%

                                                                 9.000% to 9.125%

                                                                 9.125% to 9.500%

                                                                 9.500% to 9.900%

                                                                 9.900% to #####

                                                                  ##### to #####



                                                                  ##### &  Above



                                                                 -------------------------------------------------

                                                                      Total             0            0   0.00%

                                                                 -------------------------------------------------

                                                                        W/Avg Mortgage Interest Rate is   0.0000%

                                                                        Minimum Mortgage Interest Rate is 0.0000%

                                                                        Maximum Mortgage Interest Rate is 0.0000%









             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------

 Geographic           Number    Scheduled  Based on

 Location           of Loans    Balance     Balance

=====================================================



















-----------------------------------------------------

        Total            0         0         0.00%

-----------------------------------------------------



                                                                                                                       PAGE 8 OF 10









ABN AMRO                                                         MORTGAGE CAPITAL FUNDING, INC.       Statement Date:      12/22/97

LaSalle National Bank                                              CITICORP REAL ESTATE, INC.         Payment Date:        12/22/97

                                                            NATIONSBANC MORTGAGE CAPITAL CORPORATION  Prior Payment:             NA

Administrator:                                                     MIDLAND LOAN SERVICES, LP          Record Date:         11/28/97

                                                                       SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                            ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603                                                    POOL TOTAL



                         LOAN SEASONING

-----------------------------------------------------------------         DISTRIBUTION OF REMAINING TERM

                                                                                 FULLY AMORTIZING

                                                                 ---------------------------------------------------

                               Number    Scheduled    Based on    Fully

       Number of Years       of Loans    Balance      Balance     Amortizing      Number    Scheduled    Based on

================================================================= Mortgage Loans  of Loans  Balance      Balance

        1 year or less                                           ===================================================

        1+ to 2 years                                              60 months or less

        2+ to 3 years                                              61 to 120 months

        3+ to 4 years                                             121 to 180 months

        4+ to 5 years                                             181 to 240 months

        5+ to 6 years                                             241 to 360 months

                                                                 -------------------------------------------------

        6+ to 7 years                                                 Total             0            0   0.00%

                                                                 -------------------------------------------------

        7+ to 8 years                                                    Weighted  Average Months to Maturity is NA

        8+ to 9 years

        9+ to 10 years

       10 years or more

---------------------------------------------------------------

            Total                    0            0   0.00%

---------------------------------------------------------------

                         Weighted Average Seasoning is     0.0














              DISTRIBUTION OF AMORTIZATION TYPE

---------------------------------------------------------------

                                                                          DISTRIBUTION OF REMAINING TERM

                               Number    Scheduled    Based on                    BALLOON LOANS

      Amortization Type        of Loans  Balance      Balance

================================================================

                                                                 ---------------------------------------------------

                                                                     Balloon

                                                                    Mortgage      Number    Scheduled    Based on

                                                                      Loans       of Loans  Balance      Balance

                                                                 ===================================================

                                                                  12 months or less

                                                                  13 to 24 months

                                                                  25 to 36 months

                                                                  37 to 48 months



                                                                  49 to 60 months



                                                                  61 to 120 months

                                                                 121 to 180 months

                                                                 181 to 240 months

---------------------------------------------------------------  -------------------------------------------------

            Total                    0            0      0.00%        Total             0            0   0.00%

---------------------------------------------------------------  -------------------------------------------------

                                                                     Weighted Average Months to Maturity is     0







                DISTRIBUTION OF DSCR

-------------------------------------------------------------------

   Debt Service

     Coverage     Number    Scheduled          Based on

    Ratio (1)     of Loans  Balance            Balance

===================================================================

   1.000 or  less



   1.001 to  1.125

   1.126 to  1.250

   1.251 to  1.375

   1.376 to  1.500

   1.501 to  1.625



   1.626 to  1.750



   1.751 to  1.875

   1.876 to  2.000

   2.001 to  2.125

   2.126 to  2.250



   2.251 to  2.375



   2.376 to  2.500

   2.501 to  2.625

   2.626  &  above

       Unknown

-----------------------------------------------------

        Total               0            0   0.00%

-----------------------------------------------------

Weighted Average Debt Service Coverage

Ratio is                                       0.000









                     NOI AGING





-------------------------------------------------------------------

                      Number    Scheduled         Based on

      NOI Date        of Loans  Balance            Balance

===================================================================

   1 year or less

    1 to 2 years

   2 Years or More

       Unknown

------------------------------------------------------------------

        Total               0            0          0.00%

------------------------------------------------------------------





(1)   Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter

      makes any representation as to the accuracy of the data provided by the borrower for this calculation.



                                                                                                                      PAGE 9 OF  10




ABN AMRO                                                       MORTGAGE CAPITAL FUNDING, INC.         Statement Date:      12/22/97

LaSalle National Bank                                            CITICORP REAL ESTATE, INC.           Payment Date:        12/22/97

                                                        NATIONSBANC MORTGAGE CAPITAL CORPORATION      Prior Payment:             NA

Administrator:                                                    MIDLAND LOAN SERVICES, LP           Record Date:         11/28/97

                                                                      SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                          ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603

                                                                    LOAN LEVEL DETAIL

=================================================================================================================================


                             Property                              Operating                   Ending

 Disclosure                    Type       Maturity                 Statement                 Principal       Note      Scheduled

  Control #      Group         Code         Date         DSCR        Date         State       Balance        Rate         P&I

=================================================================================================================================


































                                                   (RESTUBBED TABLE FROM ABOVE)













=======================================================


                                              Loan

 Disclosure                   Prepayment     Status

  Control #       Prepayment     Date       Code (1)

=======================================================





===================================================================================================================================



    * NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

-----------------------------------------------------------------------------------------------------------------------------------

(1)   Legend: A.  P&I Adv -  in Grace   1.  P&I Adv -            3.  P&I Adv -  delinquent  5. Prepaid in Full       7. Foreclosure

              Period                    delinquent 1 month       3+ months

              B.  P&I Adv -  < one      2.  P&I Adv -            4.  Mat. Balloon/Assumed   6. Specially  Serviced   8. Bankruptcy

              month delinq              delinquent 2 months      P&I

===================================================================================================================================





                                                                                                                      PAGE 10 OF 10




ABN AMRO                                                    MORTGAGE CAPITAL FUNDING, INC.      Statement Date:       12/22/97

LaSalle National Bank                                        CITICORP REAL ESTATE, INC.         Payment Date:         12/22/97

                                                     NATIONSBANC MORTGAGE CAPITAL CORPORATION   Prior Payment:              NA

Administrator:                                               MIDLAND LOAN SERVICES, LP          Record Date:          11/28/97

                                                                  SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                        ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603

                                                           SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================


                   Beginning                                                   Specially

   Disclosure      Scheduled       Interest      Maturity       Property        Serviced

   Control #        Balance          Rate          Date           Type        Status Code                            Comments

                                                                                  (1)

===================================================================================================================================





























































===================================================================================================================================

(1) Legend :

    1)  Request for waiver of Prepayment Penalty                4)  Loan with Borrower Bankruptcy            7)  Loans Paid Off

    2)   Payment default                                        5)  Loan in Process of Foreclosure           8)  Loans Returned to

    3)   Request for Loan Modification or Workout               6)  Loan now REO Property                        Master Servicer

===================================================================================================================================

                                                                                                                         APPENDIX A






ABN AMRO                                                                                             Statement Date:       12/22/97

LaSalle National Bank                                            CITICORP REAL ESTATE, INC.          Payment Date:         12/22/97

                                                          NATIONSBANC MORTGAGE CAPITAL CORPORATION   Prior Payment:              NA

Administrator:                                                    MIDLAND LOAN SERVICES, LP          Record Date:          11/28/97

                                                                      SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                            ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603

                                                                    MODIFIED LOAN DETAIL

===================================================================================================================================


   Disclosure     Modification                                                      Modification

   Control #          Date                                                          Description

===================================================================================================================================

































































===================================================================================================================================



                                                                                                                         APPENDIX B




ABN AMRO                                                   MORTGAGE CAPITAL FUNDING, INC.            Statement Date:       12/22/97

LaSalle National Bank                                         CITICORP REAL ESTATE, INC.             Payment Date:         12/22/97

                                                       NATIONSBANC MORTGAGE CAPITAL CORPORATION      Prior Payment:              NA

Administrator:                                                 MIDLAND LOAN SERVICES, LP             Record Date:          11/28/97

                                                                   SERIES 1997-MC2

  135 S. LaSalle Street   Suite 1740                         ABN AMRO ACCT: 99-9999-99-9

  Chicago, IL   60603

                                                                REALIZED LOSS DETAIL

==========================================================================================================================


                                                                Beginning                    Gross Proceeds     Aggregate

     Dist.         Disclosure     Appraisal      Appraisal      Scheduled        Gross         as a % of      Liquidation

      Date         Control #         Date          Value         Balance        Proceeds    Sched Principal    Expenses *

==========================================================================================================================





































==========================================================================================================================

CURRENT TOTAL                                           0.00                           0.00                          0.00

CUMULATIVE                                              0.00                           0.00                          0.00

==========================================================================================================================












                                         (RESTUBBED TABLE CONTINUED FROM ABOVE)









==============================================================


                      Net       Net Proceeds

     Dist.        Liquidation    as a % of        Realized

      Date         Proceeds    Sched. Balance       Loss

==============================================================







































==============================================================

CURRENT TOTAL             0.00                           0.00

CUMULATIVE                0.00                           0.00

==============================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..


                                                                    APPENDIX C

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

P R O S P E C T U S



                        MORTGAGE CAPITAL FUNDING, INC.



                                  (SPONSOR)



                      MORTGAGE PASS-THROUGH CERTIFICATES



                             (ISSUABLE IN SERIES)



   The mortgage pass-through certificates (the "Offered Certificates")

offered hereby and by the supplements hereto (each, a "Prospectus

Supplement") will be offered from time to time in series. The Offered

Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the

"Certificates".



   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series,

the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage

Asset Pool") of one or more of various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"),

mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS

(collectively, "Mortgage Assets"). If so specified in the related Prospectus

Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series,

collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See

"Description of the Trust Funds", "Description of the Certificates" and

"Description of Credit Support".



   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii)

are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest,

with disproportionately small, nominal or no distributions of principal; (v)

provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi)

provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases,

substantially faster) or slower (and, in some cases, substantially slower)

than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

See "Description of the Certificates".

                                                (cover continued on next page)



                               -----------------



FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE

SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14 AND SUCH

INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE

                        RELATED PROSPECTUS SUPPLEMENT.



                               -----------------



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

                       CONTRARY IS A CRIMINAL OFFENSE.



                               -----------------



   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus

Supplement.



   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any

Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".



   This Prospectus may not be used to consummate sales of the Offered

Certificates of any series unless accompanied by the Prospectus Supplement for such series.



                               -----------------



                              NOVEMBER 20, 1997

(cover continued)



   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related

Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates

(the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.



   The yield on each class of Certificates of a series will be affected by,

among other things, the rate of payment of principal (including prepayments)

on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related

Prospectus Supplement. See "Description of the Certificates".



   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.



                            PROSPECTUS SUPPLEMENT



   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth,

as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the

"Certificate Balance"), the rate at which interest accrues from time to time,

if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit

Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered

Certificates; (vii) the initial percentage ownership interest in the related

Trust Fund to be evidenced by each class of Certificates of such series;

(viii) information concerning the trustee (as to any series, the "Trustee")

of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage

Loans, information concerning the master servicer (as to any series, the

"Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the

Special Servicer; (x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator")

responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.



                            AVAILABLE INFORMATION



   The Sponsor has filed with the Securities and Exchange Commission (the

"Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the

Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such

Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its

Public

Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its

Regional Offices located as follows: Midwest Regional Office, Citicorp

Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511;

and Northeast Regional Office, Seven World Trade Center, Suite 1300, New

York, New York 10048. The Commission maintains a Web site at

http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Sponsor, that file electronically with the Commission.



   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus

Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered

Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.



   The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus

Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates.

Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered

Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

See "Description of the Certificates--Reports to Certificateholders" and

"--Book-Entry Registration and Definitive Certificates" and "Description of

the Pooling Agreements--Evidence as to Compliance."



   The Sponsor or the Trustee will file or cause to be filed with the

Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange

Act"), and the rules and regulations of the Commission thereunder. The

Sponsor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange

Act exempting the Sponsor from certain reporting requirements under the

Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the

Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however,

because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust

Fund.



              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE



   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered

Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS





                                                  PAGE

                                                --------


PROSPECTUS SUPPLEMENT                           2

AVAILABLE INFORMATION                           2

INCORPORATION OF CERTAIN INFORMATION BY

 REFERENCE                                      3

SUMMARY OF PROSPECTUS                           6

RISK FACTORS                                    14

 Certain Factors Adversely Affecting Resale of

  the Offered Certificates                      14

 Limited Assets for Payment of Certificates     14

 Prepayments; Average Life of Certificates;

  Yields                                        15

 Limited Nature of Credit Ratings               16

 Certain Risks Associated with Mortgage Loans

  Secured by Commercial and Multifamily

  Properties                                    16

 Balloon Payments; Borrower Default             17

 Credit Support Limitations                     18

 Enforceability                                 18

 Leases and Rents as Security for a Mortgage

  Loan                                          18

 Environmental Risks                            19

 Special Hazard Losses                          19

 ERISA Considerations                           19

 Certain Federal Tax Considerations Regarding

  REMIC Residual Certificates                   19

 Book-Entry Registration                        20

 Potential Conflicts of Interest                20

 Delinquent and Non-Performing Mortgage Loans   20

DESCRIPTION OF THE TRUST FUNDS                  21

 General                                        21

 Mortgage Loans                                 21

 MBS                                            23

 Certificate Accounts                           24

 Credit Support                                 24

 Cash Flow Agreements                           24

YIELD AND MATURITY CONSIDERATIONS               25

 General                                        25

 Pass-Through Rate                              25

 Payment Delays                                 25

 Certain Shortfalls in Collections of Interest  25

 Yield and Prepayment Considerations            26

 Weighted Average Life and Maturity             27

 Controlled Amortization Classes and Companion

  Classes                                       28

 Other Factors Affecting Yield, Weighted

  Average Life and Maturity                     28

MORTGAGE CAPITAL FUNDING, INC                   30

USE OF PROCEEDS                                 30

DESCRIPTION OF THE CERTIFICATES                 30

 General                                        30

 Distributions                                  31

 Distributions of Interest on the Certificates  31

 Distributions of Principal of the

  Certificates                                  32

 Distributions on the Certificates in Respect

  of Prepayment Premiums or in Respect of

  Equity Participations                         33

 Allocation of Losses and Shortfalls            33

 Advances in Respect of Delinquencies           33

 Reports to Certificateholders                  34

 Voting Rights                                  35

 Termination                                    35

 Book-Entry Registration and Definitive

  Certificates                                  35

DESCRIPTION OF THE POOLING AGREEMENTS           37

 General                                        37

 Assignment of Mortgage Loans; Repurchases      37

 Representations and Warranties; Repurchases    38

 Collection and Other Servicing Procedures      39

 Sub-Servicers                                  40

 Certificate Account                            40

 Escrow Accounts                                43

 Modifications, Waivers and Amendments of

  Mortgage Loans                                43

 Realization Upon Defaulted Mortgage Loans      43

 Hazard Insurance Policies                      45

 Due-on-Sale and Due-on-Encumbrance Provisions  46

 Servicing Compensation and Payment of

  Expenses                                      46

 Evidence as to Compliance                      47

 Certain Matters Regarding the Master

  Servicer, the Special Servicer, the REMIC

  Administrator and the Sponsor                 47

 Events of Default                              48

 Rights Upon Event of Default                   49

 Amendment                                      49

 List of Certificateholders                     50

 The Trustee                                    50

 Duties of the Trustee                          50

 Certain Matters Regarding the Trustee          50

 Resignation and Removal of the Trustee         51

DESCRIPTION OF CREDIT SUPPORT                   51

 General                                        51

 Subordinate Certificates                       51

 Cross-Support Provisions                       52

 Insurance or Guarantees with Respect to

  Mortgage Loans                                52

 Letter of Credit                               52

 Certificate Insurance and Surety Bonds         52

 Reserve Funds                                  52

 Credit Support with Respect to MBS             53

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS         53

 General                                        53



                                4


                                                  PAGE

                                                --------

 Types of Mortgage Instruments                  53

 Leases and Rents                               54

 Personalty                                     54

 Foreclosure                                    54

 Bankruptcy Laws                                57

 Environmental Risks                            58

 Due-on-Sale and Due-on-Encumbrance             59

 Subordinate Financing                          60

 Default Interest and Limitations on

  Prepayments                                   60

 Applicability of Usury Laws                    60

 Soldiers' and Sailors' Civil Relief Act of

  1940                                          60

 Americans with Disabilities Act                61

 Forfeitures in Drug and RICO Proceedings       61

MATERIAL FEDERAL INCOME TAX CONSEQUENCES        61

 General                                        61

 REMICs                                         62

 Taxation of Owners of REMIC Regular

  Certificates                                  63

 Taxation of Owners of REMIC Residual

  Certificates                                  67

 Grantor Trust Funds                            75

 Characterization of Investments in Grantor

  Trust Certificates                            76

 Taxation of Owners of Grantor Trust

  Fractional Interest Certificates              76

 Taxation of Owners of Stripped Interest

  Certificates                                  81

STATE AND OTHER TAX CONSEQUENCES                83

ERISA CONSIDERATIONS                            84

 General                                        84

 Plan Asset Regulations                         84

LEGAL INVESTMENT                                85

METHOD OF DISTRIBUTION                          86

FINANCIAL INFORMATION                           88

RATING                                          88


                            SUMMARY OF PROSPECTUS



   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this

Prospectus.



Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").



Sponsor .......................  Mortgage Capital Funding, Inc., a

                                    wholly-owned subsidiary of Citicorp

                                    Banking Corporation, which in turn is a

                                    wholly-owned subsidiary of Citicorp. See

                                    "Mortgage Capital Funding, Inc."



Master Servicer ...............  The master servicer (the "Master Servicer"),

                                    if any, for a series of Certificates will

                                    be named in the related Prospectus

                                    Supplement. Any Master Servicer may be an

                                    affiliate of the Sponsor. See "Description

                                    of the Pooling Agreements--Collection and

                                    Other Servicing Procedures".



Special Servicer ..............  The special servicer (the "Special

                                    Servicer"), if any, for a series of

                                    Certificates will be named in the related

                                    Prospectus Supplement. Any Special

                                    Servicer may be an affiliate of the

                                    Sponsor and/or may also be acting as

                                    Master Servicer. See "Description of the

                                    Pooling Agreements--Collection and Other

                                    Servicing Procedures".



Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the

                                    related Prospectus Supplement. See

                                    "Description of the Pooling

                                    Agreements--The Trustee".



REMIC Administrator ...........  The person (the "REMIC Administrator")

                                    responsible for the various tax-related

                                    administrative duties for a series of

                                    Certificates as to which one or more REMIC

                                    elections have been made, will be named in

                                    the related Prospectus Supplement. Any

                                    REMIC Administrator may be an affiliate of

                                    the Sponsor and/or may also be acting as

                                    Master Servicer, Special Servicer or

                                    Trustee. See "Material Federal Income Tax

                                    Consequences--REMICs--Reporting and Other

                                    Administrative Matters."



The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial

                                    ownership interest in a Trust Fund

                                    consisting primarily of:



  A. Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will, in general,

                                    consist of a pool of mortgage loans,

                                    including participations therein

                                    (collectively, the "Mortgage Loans"),

                                    secured by liens on, or security interests

                                    in, without limitation, (i) residential

                                    properties consisting of five or more

                                    rental or cooperatively-owned dwelling

                                    units (the "Multifamily Properties") or

                                    (ii) office buildings, shopping centers,

                                    retail stores, hotels or motels, nursing

                                    homes, hospitals or other health-care

                                    related facilities, mobile home parks,

                                    warehouse facilities, mini-warehouse

                                    facilities or self-storage facilities,

                                    industrial facilities, mixed use or

                                    various other types of income-producing

                                    properties or unimproved land (the

                                    "Commercial Properties"). If so specified

                                    in the related Prospectus Supplement, a

                                    Trust Fund may include Mortgage Loans

                                    secured by liens on real estate projects

                                    under construction. The Mortgage Loans

                                    will not be guaranteed or insured by the

                                    Sponsor or any of its affiliates or,

                                    unless otherwise provided in the related

                                    Prospectus Supplement, by any
                                    governmental agency or instrumentality or

                                    by any other person. If so specified in

                                    the related Prospectus Supplement, some

                                    Mortgage Loans may be delinquent or

                                    non-performing as of the date the related

                                    Trust Fund is formed.



                                 As and to the extent described in the

                                    related Prospectus Supplement, a Mortgage

                                    Loan (i) may provide for accrual of

                                    interest thereon at an interest rate (a

                                    "Mortgage Rate") that is fixed over its

                                    term or that adjusts from time to time, or

                                    that may be converted at the borrower's

                                    election from an adjustable to a fixed

                                    Mortgage Rate, or from a fixed to an

                                    adjustable Mortgage Rate, and in some

                                    cases back again, (ii) may provide for

                                    level payments to maturity or for payments

                                    that adjust from time to time to

                                    accommodate changes in the Mortgage Rate

                                    or to reflect the occurrence of certain

                                    events, and may permit negative

                                    amortization, (iii) may be fully

                                    amortizing over its term to maturity or

                                    may require a balloon payment on its

                                    stated maturity date, (iv) may provide for

                                    no amortization prior to its stated

                                    maturity date, (v) may contain a

                                    prohibition on prepayment and/or require

                                    payment of a premium or a yield

                                    maintenance penalty in connection with a

                                    prepayment and (vi) may provide for

                                    payments of principal, interest or both,

                                    on due dates that occur monthly,

                                    quarterly, semi-annually, annually or at

                                    such other interval as is specified in the

                                    related Prospectus Supplement. Unless

                                    otherwise provided in the related

                                    Prospectus Supplement, each Mortgage Loan

                                    will have had an original term to maturity

                                    of not more than 40 years. Unless

                                    otherwise provided in the related

                                    Prospectus Supplement, no Mortgage Loan

                                    will have been originated by the Sponsor;

                                    however, some or all of the Mortgage Loans

                                    in any Trust Fund may have been originated

                                    by an affiliate of the Sponsor. See

                                    "Description of the Trust Funds--Mortgage

                                    Loans".



                                 If and to the extent specified in the

                                    related Prospectus Supplement, the

                                    Mortgage Assets with respect to a series

                                    of Certificates may also include, or

                                    consist of, (i) mortgage pass-through

                                    certificates or other mortgage-backed

                                    securities or (ii) certificates insured or

                                    guaranteed by the Federal Home Loan

                                    Mortgage Corporation ("FHLMC"), the

                                    Federal National Mortgage Association

                                    ("FNMA"), the Government National Mortgage

                                    Association ("GNMA") or the Federal

                                    Agricultural Mortgage Corporation ("FAMC")

                                    (collectively, the mortgage-backed

                                    securities referred to in clauses (i) and

                                    (ii), "MBS"), provided that each MBS will

                                    evidence an interest in, or will be

                                    secured by a pledge of, one or more

                                    mortgage loans that conform to the

                                    descriptions of the Mortgage Loans

                                    contained herein. See "Description of the

                                    Trust Funds--MBS".



                                 Each Mortgage Asset will be selected by the

                                    Sponsor for inclusion in a Trust Fund from

                                    among those purchased, either directly or

                                    indirectly, from a prior holder thereof (a

                                    "Mortgage Asset Seller"), which prior

                                    holder may or may not be the originator of

                                    such Mortgage Loan or the issuer of such

                                    MBS and may be an affiliate of the

                                    Sponsor.

  B. Certificate Account ......  Each Trust Fund will include one or more accounts (collectively, the "Certificate

                                    Account") established and maintained on

                                    behalf of the Certificateholders into

                                    which the person or persons designated in

                                    the related Prospectus Supplement will, to

                                    the extent provided in the related Pooling

                                    Agreement (as defined below) described

                                    herein and in the related Prospectus

                                    Supplement, deposit all payments and other

                                    collections received or advanced with

                                    respect to the Mortgage Assets and other

                                    assets in such Trust Fund. A Certificate

                                    Account
                                    may be maintained as an interest bearing

                                    or a non-interest bearing account, and

                                    funds held therein may be held as cash or

                                    invested in certain obligations acceptable

                                    to each Rating Agency (as defined below)

                                    rating one or more classes of the related

                                    series of Offered Certificates. See

                                    "Description of the Trust

                                    Funds--Certificate Accounts" and

                                    "Description of the Pooling

                                    Agreements--Certificate Account".



  C. Credit Support ...........  If so provided in the related Prospectus

                                    Supplement, partial or full protection

                                    against certain defaults and losses on the

                                    Mortgage Assets in the related Trust Fund

                                    may be provided to one or more classes of

                                    Certificates of the related series in the

                                    form of subordination of one or more other

                                    classes of Certificates of such series,

                                    which other classes may include one or

                                    more classes of Offered Certificates, or

                                    by one or more other types of credit

                                    support, such as a letter of credit,

                                    insurance policy, guarantee, reserve fund

                                    or another type of credit support, or a

                                    combination thereof (any such coverage

                                    with respect to the Certificates of any

                                    series, "Credit Support"). If so specified

                                    in the related Prospectus Supplement, any

                                    form of Credit Support may offer

                                    protection only against specific types of

                                    losses and shortfalls. The amount and

                                    types of any Credit Support, the coverage

                                    afforded by it, the identification of the

                                    entity providing it (if applicable) and

                                    related information will be set forth in

                                    the Prospectus Supplement for a series of

                                    Offered Certificates. See "Risk

                                    Factors--Credit Support Limitations",

                                    "Description of the Trust Funds--Credit

                                    Support" and "Description of Credit

                                    Support".



  D. Cash Flow Agreements .....  If so provided in the related Prospectus

                                    Supplement, a Trust Fund may include

                                    guaranteed investment contracts pursuant

                                    to which moneys held in the funds and

                                    accounts established for the related

                                    series will be invested at a specified

                                    rate. The Trust Fund may also include

                                    certain other agreements, such as interest

                                    rate exchange agreements, interest rate

                                    cap or floor agreements, currency exchange

                                    agreements or similar agreements designed

                                    to reduce the effects of interest rate or

                                    currency exchange rate fluctuations on the

                                    Mortgage Assets or on one or more classes

                                    of Certificates. The principal terms of

                                    any such guaranteed investment contract or

                                    other agreement (any such agreement, a

                                    "Cash Flow Agreement"), including, without

                                    limitation, provisions relating to the

                                    timing, manner and amount of payments

                                    thereunder and provisions relating to the

                                    termination thereof, will be described in

                                    the Prospectus Supplement for the related

                                    series. In addition, the related

                                    Prospectus Supplement will contain certain

                                    information that pertains to the obligor

                                    under any such Cash Flow Agreement. See

                                    "Description of the Trust Funds--Cash Flow

                                    Agreements".

Description of Certificates ...  Each series of Certificates will be issued in one or more classes pursuant to a

                                    pooling and servicing agreement or other

                                    agreement specified in the related

                                    Prospectus Supplement (in either case, a

                                    "Pooling Agreement") and will represent in

                                    the aggregate the entire beneficial

                                    ownership interest in the related Trust

                                    Fund. As described in the related

                                    Prospectus Supplement, the Certificates of

                                    each series, including the Offered

                                    Certificates of such series, may consist

                                    of one or more classes of Certificates

                                    that: (i) are senior (collectively,

                                    "Senior Certificates") or subordinate

                                    (collectively, "Subordinate Certificates")

                                    to one or more other classes of

                                    Certificates in entitlement to certain

                                    distributions on the Certificates; (ii)

                                    are entitled to distributions of

                                    principal, with disproportionately small,

                                    nominal or no distributions of interest

                                    (collectively, "Stripped Principal

                                    Certificates"); (iii) are entitled to
                                    distributions of interest, with

                                    disproportionately small, nominal or no

                                    distributions of principal (collectively,

                                    "Stripped Interest Certificates"); (iv)

                                    provide for distributions of interest

                                    thereon or principal thereof that commence

                                    only after the occurrence of certain

                                    events, such as the retirement of one or

                                    more other classes of Certificates of such

                                    series; (v) provide for distributions of

                                    principal thereof to be made, from time to

                                    time or for designated periods, at a rate

                                    that is faster (and, in some cases,

                                    substantially faster) or slower (and, in

                                    some cases, substantially slower) than the

                                    rate at which payments or other

                                    collections of principal are received on

                                    the Mortgage Assets in the related Trust

                                    Fund; or (vi) provide for distributions of

                                    principal thereof to be made, subject to

                                    available funds, based on a specified

                                    principal payment schedule or other

                                    method.



                                 Each class of Certificates, other than

                                    certain classes of Stripped Interest

                                    Certificates and certain classes of REMIC

                                    Residual Certificates (as defined below),

                                    will have a stated principal amount (a

                                    "Certificate Balance"); and each class of

                                    Certificates, other than certain classes

                                    of Stripped Principal Certificates and

                                    certain REMIC Residual Certificates, will

                                    accrue interest at a fixed, variable or

                                    adjustable interest rate (a "Pass-Through

                                    Rate") on its Certificate Balance or, in

                                    the case of certain classes of Stripped

                                    Interest Certificates, on a hypothetical

                                    or notional amount (a "Notional Amount")

                                    used solely for such purpose and not

                                    evidencing a right to receive

                                    distributions of principal. The related

                                    Prospectus Supplement will specify the

                                    Certificate Balance, Notional Amount

                                    and/or Pass-Through Rate (or, in the case

                                    of a variable or adjustable Pass-Through

                                    Rate, the method for determining such), as

                                    applicable, for each class of Offered

                                    Certificates.



                                 The Certificates will not be guaranteed or

                                    insured by the Sponsor or any of its

                                    affiliates, by any governmental agency or

                                    instrumentality or by any other person,

                                    unless otherwise provided in the related

                                    Prospectus Supplement. See "Risk

                                    Factors--Limited Assets for Payment of

                                    Certificates" and "Description of the

                                    Certificates".

Distributions of Interest on

the Certificates ..............  Interest on each class of Offered

                                    Certificates (other than certain classes

                                    of Stripped Principal Certificates and

                                    certain classes of REMIC Residual

                                    Certificates) of each series will accrue

                                    at the applicable Pass-Through Rate on the

                                    Certificate Balance or, in the case of

                                    certain classes of Stripped Interest

                                    Certificates, the Notional Amount thereof

                                    outstanding from time to time and will be

                                    distributed to Certificateholders as

                                    provided in the related Prospectus

                                    Supplement (each of the specified dates on

                                    which distributions are to be made, a

                                    "Distribution Date"). Distributions of

                                    interest with respect to one or more

                                    classes of Certificates (collectively,

                                    "Accrual Certificates") may not commence

                                    until the occurrence of certain events,

                                    such as the retirement of one or more

                                    other classes of Certificates, and

                                    interest accrued with respect to a class

                                    of Accrual Certificates prior to the

                                    occurrence of such an event will either be

                                    added to the Certificate Balance thereof

                                    or otherwise deferred. Distributions of

                                    interest with respect to one or more

                                    classes of Certificates may be reduced to

                                    the extent of certain delinquencies,

                                    losses and other contingencies described

                                    herein and in the related Prospectus

                                    Supplement. See "Risk

                                    Factors--Prepayments; Average Life of

                                    Certificates; Yields", "Yield and Maturity

                                    Considerations", and "Description of the

                                    Certificates--Distributions of Interest on

                                    the Certificates".

Distributions of Principal of

the Certificates ..............  Each class of Certificates of each series

                                    (other than certain classes of Stripped

                                    Interest Certificates and certain classes

                                    of REMIC Residual Certificates) will have

                                    a Certificate Balance. The Certificate

                                    Balance of a class of Certificates

                                    outstanding from time to time will

                                    represent the maximum amount that the

                                    holders thereof are then entitled to

                                    receive in respect of principal from

                                    future cash flow on the assets in the

                                    related Trust Fund. Unless otherwise

                                    specified in the related Prospectus

                                    Supplement, the initial aggregate

                                    Certificate Balance of all classes of a

                                    series of Certificates will not be greater

                                    than the outstanding principal balance of

                                    the related Mortgage Assets as of a

                                    specified date (the "Cut-off Date"), after

                                    application of scheduled payments due on

                                    or before such date, whether or not

                                    received. As and to the extent described

                                    in the related Prospectus Supplement,

                                    distributions of principal with respect to

                                    each series of Certificates will be made

                                    on each Distribution Date to the holders

                                    of the class or classes of Certificates of

                                    such series entitled thereto until the

                                    Certificate Balances of such Certificates

                                    have been reduced to zero. Distributions

                                    of principal with respect to one or more

                                    classes of Certificates may be made at a

                                    rate that is faster (and, in some cases,

                                    substantially faster) than the rate at

                                    which payments or other collections of

                                    principal are received on the Mortgage

                                    Assets in the related Trust Fund.

                                    Distributions of principal with respect to

                                    one or more classes of Certificates may

                                    not commence until the occurrence of

                                    certain events, such as the retirement of

                                    one or more other classes of Certificates

                                    of the same series, or may be made at a

                                    rate that is slower (and, in some cases,

                                    substantially slower) than the rate at

                                    which payments or other collections of

                                    principal are received on the Mortgage

                                    Assets in the related Trust Fund.

                                    Distributions of principal with respect to

                                    one or more classes of Certificates (each

                                    such class, a "Controlled Amortization

                                    Class") may be made, subject to available

                                    funds, based on a specified principal

                                    payment schedule. Distributions of

                                    principal with respect to one or more

                                    classes of Certificates (each such class,

                                    a "Companion Class") may be contingent on

                                    the specified principal payment schedule

                                    for a Controlled Amortization Class of the

                                    same series and the rate at which payments

                                    and other collections of principal on the

                                    Mortgage Assets in the related Trust Fund

                                    are received. Unless otherwise specified

                                    in the related Prospectus Supplement,

                                    distributions of principal of any class of

                                    Certificates will be made on a pro rata

                                    basis among all of the Certificates of

                                    such class. See "Description of the

                                    Certificates--Distributions of Principal

                                    of the Certificates".

Advances ......................  If and to the extent provided in the related

                                    Prospectus Supplement, if a Trust Fund

                                    includes Mortgage Loans, the Master

                                    Servicer, the Special Servicer, the

                                    Trustee, any provider of Credit Support

                                    and/or any other specified person may be

                                    obligated to make, or have the option of

                                    making, certain advances with respect to

                                    delinquent scheduled payments of principal

                                    and/or interest on such Mortgage Loans.

                                    Any such advances made with respect to a

                                    particular Mortgage Loan will be

                                    reimbursable from subsequent recoveries in

                                    respect of such Mortgage Loan and

                                    otherwise to the extent described herein

                                    and in the related Prospectus Supplement.

                                    If and to the extent provided in the

                                    Prospectus Supplement for a series of

                                    Certificates, any entity making such

                                    advances may be entitled to receive

                                    interest thereon for the period that such

                                    advances are outstanding, payable from

                                    amounts in the related Trust Fund. See

                                    "Description of the Certificates--Advances

                                    in Respect of Delinquencies". If a Trust

                                    Fund includes MBS, any comparable

                                    advancing obligation of a party
                                    to the related Pooling Agreement, or of a

                                    party to the related MBS Agreement, will

                                    be described in the related Prospectus

                                    Supplement.



Termination ...................  If so specified in the related Prospectus

                                    Supplement, a series of Certificates may

                                    be subject to optional early termination

                                    through the repurchase of the Mortgage

                                    Assets in the related Trust Fund by the

                                    party or parties specified therein, under

                                    the circumstances and in the manner set

                                    forth therein. If so provided in the

                                    related Prospectus Supplement, upon the

                                    reduction of the Certificate Balance of a

                                    specified class or classes of Certificates

                                    by a specified percentage or amount, a

                                    party specified therein may be authorized

                                    or required to solicit bids for the

                                    purchase of all of the Mortgage Assets of

                                    the related Trust Fund, or of a sufficient

                                    portion of such Mortgage Assets to retire

                                    such class or classes, under the

                                    circumstances and in the manner set forth

                                    therein. See "Description of the

                                    Certificates--Termination."



Registration of Book-Entry

 Certificates .................  If so provided in the related Prospectus

                                    Supplement, one or more classes of the

                                    Offered Certificates of any series will be

                                    offered in book-entry format

                                    (collectively, "Book-Entry Certificates")

                                    through the facilities of The Depository

                                    Trust Company ("DTC"). Each class of

                                    Book-Entry Certificates will be initially

                                    represented by one or more Certificates

                                    registered in the name of a nominee of

                                    DTC. No person acquiring an interest in a

                                    class of Book-Entry Certificates (a

                                    "Certificate Owner") will be entitled to

                                    receive a Certificate of such class in

                                    fully registered, definitive form (a

                                    "Definitive Certificate"), except under

                                    the limited circumstances described

                                    herein. See "Risk Factors--Book-Entry

                                    Registration" and "Description of the

                                    Certificates--Book-Entry Registration and

                                    Definitive Certificates".



Tax Status of the Certificates.  The Certificates of each series will constitute either (i) "regular interests"

                                    ("REMIC Regular Certificates") and

                                    "residual interests" ("REMIC Residual

                                    Certificates") in a Trust Fund, or a

                                    designated portion thereof, treated as a

                                    real estate mortgage investment conduit (a

                                    "REMIC") under Sections 860A through 860G

                                    of the Internal Revenue Code of 1986 (the

                                    "Code"), or (ii) interests ("Grantor Trust

                                    Certificates") in a Trust Fund treated as

                                    a grantor trust under applicable

                                    provisions of the Code.

  A. REMIC ....................  REMIC Regular Certificates generally will be treated as debt obligations of the

                                    applicable REMIC for federal income tax

                                    purposes. In general, to the extent the

                                    assets and income of the REMIC are treated

                                    as qualifying assets and income under the

                                    following sections of the Code, REMIC

                                    Regular Certificates owned by a real

                                    estate investment trust will be treated as

                                    "real estate assets" for purposes of

                                    Section 856(c)(5)(A) of the Code and

                                    interest income therefrom will be treated

                                    as "interest on obligations secured by

                                    mortgages on real property" for purposes

                                    of Section 856(c)(3)(B) of the Code. In

                                    addition, REMIC Regular Certificates will

                                    be "qualified mortgages" within the

                                    meaning of Section 860G(a)(3) of the Code.

                                    Moreover, if 95% or more of the assets and

                                    the income of the REMIC qualify for any of

                                    the foregoing treatments, the REMIC

                                    Regular Certificates will qualify for the

                                    foregoing treatments in their entirety.

                                    However, REMIC Regular Certificates owned

                                    by a thrift institution will constitute

                                    "loans . . . secured by an interest in

                                    real property" for purposes of Section

                                    7701(a)(19)(C)(v) of the Code only if so

                                    specified in the related Prospectus

                                    Supplement. Holders of REMIC Regular

                                    Certificates must report income with

                                    respect thereto on the accrual method,

                                    regardless of their
                                    method of tax accounting generally.

                                    Holders of any class of REMIC Regular

                                    Certificates issued with original issue

                                    discount generally will be required to

                                    include the original issue discount in

                                    income as it accrues, which will be

                                    determined using an initial prepayment

                                    assumption and taking into account, from

                                    time to time, actual prepayments occurring

                                    at a rate different than the prepayment

                                    assumption. See "Material Federal Income

                                    Tax Consequences--REMICs--Taxation of

                                    Owners of REMIC Regular Certificates" and

                                    "--REMICs--Foreign Investors in REMIC

                                    Certificates".



                                 REMIC Residual Certificates generally will

                                    be treated as representing an interest in

                                    qualifying assets and income to the same

                                    extent described above for institutions

                                    subject to Sections 856(c)(5)(a) and

                                    856(c)(3)(B) of the Code, but not for

                                    purposes of Section 7701(a)(19)(C)(v) of

                                    the Code unless otherwise stated in the

                                    related Prospectus Supplement. A portion

                                    (or, in certain cases, all) of the income

                                    from REMIC Residual Certificates (i) may

                                    not be offset by any losses from other

                                    activities of the holder of such REMIC

                                    Residual Certificates, (ii) may be treated

                                    as unrelated business taxable income for

                                    holders of REMIC Residual Certificates

                                    that are subject to tax on unrelated

                                    business taxable income (as defined in

                                    Section 511 of the Code), and (iii) may be

                                    subject to foreign withholding rules. In

                                    addition, transfers of certain REMIC

                                    Residual Certificates may be prohibited,

                                    or may be disregarded under some

                                    circumstances for federal income tax

                                    purposes. See "Material Federal Income Tax

                                    Consequences--REMICs--Taxation of Owners

                                    of REMIC Residual Certificates" and

                                    "--REMICs--Foreign Investors in REMIC

                                    Certificates".



  B. Grantor Trust ............  Unless otherwise provided in the related

                                    Prospectus Supplement, Grantor Trust

                                    Certificates may be either (i)

                                    Certificates that have a Certificate

                                    Balance and a Pass-Through Rate or that

                                    are Stripped Principal Certificates

                                    (collectively, "Grantor Trust Fractional

                                    Interest Certificates") or (ii) Stripped

                                    Interest Certificates.



                                 Owners of Grantor Trust Fractional Interest

                                    Certificates will be treated for federal

                                    income tax purposes as owners of an

                                    undivided pro rata interest in the assets

                                    of the related Trust Fund, and generally

                                    will be required to report their pro rata

                                    share of the entire gross income

                                    (including amounts incurred as servicing

                                    or other fees and expenses) from the

                                    Mortgage Assets and will be entitled,

                                    subject to certain limitations, to deduct

                                    their pro rata shares of any servicing or

                                    other fees and expenses incurred during

                                    the year. Holders of Grantor Trust

                                    Fractional Interest Certificates generally

                                    will be treated as owning an interest in

                                    qualifying assets and income under

                                    Sections 856(c)(5)(A), 856(c)(3)(B) and

                                    860G(a)(3)(A) of the Code, but will not be

                                    so treated for purposes of Section

                                    7701(a)(19)(C)(v) of the Code unless

                                    otherwise stated in the related Prospectus

                                    Supplement.



                                 It is unclear whether Stripped Interest

                                    Certificates will be treated as

                                    representing an ownership interest in

                                    qualifying assets and income under

                                    Sections 856(c)(5)(A) and 856(c)(3)(B) of

                                    the Code. However, such Certificates will

                                    not be treated as representing an

                                    ownership interest in assets described in

                                    Section 7701(a)(19)(C)(v) of the Code

                                    unless otherwise stated in the related

                                    Prospectus Supplement. The taxation of

                                    holders of Stripped Interest Certificates

                                    is uncertain in various respects,

                                    including in particular the method such

                                    holders should use to recover their

                                    purchase price and to report their income with respect to such Stripped Interest

                                    Certificates. See "Material Federal Income

                                    Tax Consequences--Grantor Trust Funds".



                                 Investors are advised to consult their tax

                                    advisors and to review "Material Federal

                                    Income Tax Consequences" herein and

                                    "Certain Federal Income Tax Consequences"

                                    in the related Prospectus Supplement.



ERISA Considerations ..........  Fiduciaries of employee benefit plans and certain other retirement plans and

                                    arrangements, including individual

                                    retirement accounts, annuities, Keogh

                                    plans, and collective investment funds and

                                    separate accounts in which such plans,

                                    accounts, annuities or arrangements are

                                    invested, that are subject to the Employee

                                    Retirement Income Security Act of 1974, as

                                    amended ("ERISA"), or Section 4975 of the

                                    Code, should carefully review with their

                                    legal advisors whether the purchase or

                                    holding of Offered Certificates could give

                                    rise to a transaction that is prohibited

                                    or is not otherwise permissible either

                                    under ERISA or Section 4975 of the Code.

                                    See "ERISA Considerations" herein and in

                                    the related Prospectus Supplement.



Legal Investment ..............  The Offered Certificates will constitute

                                    "mortgage related securities" for purposes

                                    of the Secondary Mortgage Market

                                    Enhancement Act of 1984 only if so

                                    specified in the related Prospectus

                                    Supplement. Investors whose investment

                                    authority is subject to legal restrictions

                                    should consult their own legal advisors to

                                    determine whether and to what extent the

                                    Offered Certificates constitute legal

                                    investments for them. See "Legal

                                    Investment" herein and in the related

                                    Prospectus Supplement.



Rating ........................  At their respective dates of issuance, each class of Offered Certificates will be

                                    rated not lower than investment grade by

                                    one or more nationally recognized

                                    statistical rating agencies (each, a

                                    "Rating Agency"). See "Rating" herein and

                                    in the related Prospectus Supplement.

                                 RISK FACTORS



   In considering an investment in the Offered Certificates of any series,

investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related

Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of

Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.



CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES



   There can be no assurance that a secondary market for the Offered

Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates;

however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.



   The primary source of ongoing information regarding the Offered

Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no

assurance that any additional ongoing information regarding the Offered

Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered

Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.



   Insofar as a secondary market does develop for any series of Offered

Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates)

may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered

Certificate in response to an equal but opposite movement in such rates.

Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.



   Except to the extent described herein and in the related Prospectus

Supplement, Certificateholders will have no redemption rights, and the

Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related

Prospectus Supplement. See "Description of the Certificates--Termination".



LIMITED ASSETS FOR PAYMENT OF CERTIFICATES



   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related

Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series.

Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a

Trust Fund, including the Certificate Account and any accounts maintained as

Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date

in respect of which losses or shortfalls in collections on the Mortgage

Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and,

thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus

Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS



   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust

Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those

Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust

Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans.

The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any

Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund,

the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.



   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of

Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share

(which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class

("call risk") if the rate of prepayment is relatively fast; while a class of

Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events

(e.g., the retirement of one or more classes of Certificates of such series)

or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).



   A series of Certificates may include one or more Controlled Amortization

Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates,

a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the

Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.



   A series of Certificates may include one or more classes of Offered

Certificates offered at a premium or discount. Yields on such classes of

Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and

Maturity Considerations" herein.



   When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the

Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the

Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".



LIMITED NATURE OF CREDIT RATINGS



   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such

Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related

Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.



   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency,

foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans.

However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust

Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies,

foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".



CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND

MULTIFAMILY PROPERTIES



   Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust

Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a

disproportionately greater effect on the net operating income from such

Mortgaged Properties than would be the case with respect to Mortgaged

Properties with multiple tenants. Furthermore, the value of any Mortgaged

Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master

Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies,

including environmental legislation; acts of God; environmental hazards; and

social unrest and civil disturbances.



   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation,

maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover,

the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.



   It is anticipated that some or all of the Mortgage Loans included in any

Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However,

even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related

Mortgaged Property.



   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a

Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.



BALLOON PAYMENTS; BORROWER DEFAULT



   Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization over their terms to maturity and, thus, will require substantial principal payments

(that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged

Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related

Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related

Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the

Sponsor nor any of its affiliates will be required to refinance any Mortgage

Loan.



   If and to the extent described herein and in the related Prospectus

Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the

Master Servicer and/or Special Servicer for a Trust Fund will be permitted

(within prescribed limits) to extend and modify the Mortgage Loans in such

Trust Fund that are in default or as to which a payment default is either reasonably foreseeable or imminent. In addition, if any such Mortgage Loan thereafter comes current in accordance with its modified terms, the Special

Servicer may receive a workout fee based on receipts from or proceeds of such

Mortgage Loans. While a Master Servicer and/or Special Servicer generally will be required to determine
that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification (particularly taking account of the payment of a workout fee to the Special Servicer) will in fact increase the present value of receipts from or proceeds of the affected

Mortgage Loans.



CREDIT SUPPORT LIMITATIONS



   The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit

Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.



   A series of Certificates may include one or more classes of Subordinate

Certificates (which may include Offered Certificates) if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the

Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.



   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying

Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See

"--Limited Nature of Credit Ratings", "Description of the Certificates" and

"Description of Credit Support".



ENFORCEABILITY



   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells,

transfers or conveys the related Mortgaged Property or its interest in the

Mortgaged Property. Mortgages may also include a debt-acceleration clause,

which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.



   Notes and mortgages may contain provisions that obligate the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the Mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid.

In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.



LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN



   The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage

Loans--Leases and Rents".

ENVIRONMENTAL RISKS



   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal

Comprehensive Environmental Response, Compensation and Liability Act of 1980

("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the

Special Servicer may, on behalf of the Trust Fund, acquire title to a

Mortgaged Property or assume control of its operation unless the Special

Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling

Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal

Aspects of Mortgage Loans--Environmental Risks".



SPECIAL HAZARD LOSSES



   Unless otherwise specified in the related Prospectus Supplement, the

Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus

Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any

Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning,

explosion, smoke, windstorm and hail, and riot, strike and civil commotion,

subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See

"Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS



   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to

ERISA are urged to consult their own counsel regarding consequences under

ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".



CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES



   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax

Consequences--REMICs". REMIC Residual Certificates may have "phantom income"

associated with them, which is to say that taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related

REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificates exceeds the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative

"value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero. All or a portion of such a

Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and

(iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual

Certificates, but such expenses will be deductible by holders of REMIC

Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities

(including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to, a prohibition to investors that are not United States Persons (as defined herein).



BOOK-ENTRY REGISTRATION



   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry

Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry

Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants").

In addition, the access of Certificate Owners to information regarding the

Book-Entry Certificates in which they hold interests may be limited.

Conveyance of notices and other communications by DTC to its Participants,

and directly and indirectly through such Participants to Certificate Owners,

will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore,

as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate

Owner to pledge or otherwise take actions with respect to its interest in the

Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the

Certificates--Book-Entry Registration and Definitive Certificates".



POTENTIAL CONFLICTS OF INTEREST



   If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the

Special Servicer or the Trustee may also perform the duties of REMIC

Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered

Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special

Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust

Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust

Fund. Also, as specified in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special

Servicer's actions in connection with liquidating or modifying defaulted

Mortgage Loans. Accordingly, investors in those Classes of Offered

Certificates more senior thereto should consider that, although the Special

Servicer will be obligated to act in accordance with the terms of the Pooling

Agreement and will be governed by the servicing standard described therein,

it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.



DELINQUENT AND NON-PERFORMING MORTGAGE LOANS



   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related

Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special

Servicer; however, the same entity may act as both Master Servicer and

Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust

Fund and the yield on the Offered Certificates of such series. See

"Description of the Trust Funds--Mortgage Loans--General".



                        DESCRIPTION OF THE TRUST FUNDS



GENERAL



   The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) mortgage pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS

(collectively, "Mortgage Assets"). Each Trust Fund will be established by

Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a

"Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the

Sponsor or any of its affiliates or, unless otherwise provided in the related

Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans",

unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.



MORTGAGE LOANS



   General. The Mortgage Loans will be evidenced by promissory notes (the

"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation,

(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii)

office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may

include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives").

Unless otherwise specified in the related Prospectus Supplement, each

Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however,

the Originator may be or may have been an affiliate of the Sponsor.



   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus

Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan,

available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.



   Default and Loss Considerations with Respect to the Mortgage

Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.)

Moreover, some or all of the Mortgage Loans included in a particular Trust

Fund may be non-recourse loans, which means that, absent special facts,

recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the

Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus

Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related

Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such

Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property

will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property,

rental income (and maintenance payments from tenant-stockholders of a

Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased,

occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.



   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net

Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.



   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.

Unless otherwise defined in the related Prospectus Supplement, the

"Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio

(expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans pari passu therewith or senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.



   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover,

even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties.

It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.



   While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such
factors will in fact have been prudently considered by the Originators of the

Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans

Secured by Commercial and Multifamily Properties" and "--Balloon Payments;

Borrower Default".



   Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually.

A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable

Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a

"Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an

"Equity Participation"), as described in the related Prospectus Supplement.

If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates,

the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.



   Mortgage Loan Information in Prospectus Supplements.  Each Prospectus

Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related

Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii)

the origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the current Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average current

Loan-to-Value Ratio of the Mortgage Loans, in each case based on an appraisal done at origination or, in some instances, a more recent appraisal, (vi) the

Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates,

the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment

Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain

Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the

Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.



MBS



   MBS may include (i) private (that is, not guaranteed or insured by the

United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement,

generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.



   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the

MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.



   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.



   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated

maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee,

as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the

MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under

"--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and

(x) the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS



   Each Trust Fund will include one or more accounts (collectively, the

"Certificate Account") established and maintained on behalf of the

Certificateholders into which the person or persons designated in the related

Prospectus Supplement will, to the extent provided in the related Pooling

Agreement and described herein and in the related Prospectus Supplement,

deposit all payments and collections received or advanced with respect to the

Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.



CREDIT SUPPORT



   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the

Prospectus Supplement for a series of Offered Certificates. See "Risk

Factors--Credit Support Limitations" and "Description of Credit Support".



CASH FLOW AGREEMENTS



   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements,

such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest
rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow

Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.



                      YIELD AND MATURITY CONSIDERATIONS



GENERAL



   The yield on any Offered Certificate will depend on the price paid by the

Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk

Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans.

While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related

Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.



PASS-THROUGH RATE



   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The

Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable

Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through

Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a

Cash Flow Agreement.



PAYMENT DELAYS



   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related

Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.



CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST



   When a principal prepayment in full or in part is made on a Mortgage Loan,

the borrower is generally charged interest only for the period from the Due

Date of the preceding scheduled payment up to the date of such prepayment,

instead of up to the Due Date for the next succeeding scheduled payment.

However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus

Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given

Due Period will, to the extent received by a specified date (the

"Determination Date") or otherwise advanced by the related Master Servicer,

Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date.

Consequently, if a prepayment on any Mortgage Loan is distributable to

Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment

Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered

Certificates, the yield thereon will be adversely affected. The Prospectus

Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or
all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See

"Description of the Pooling Agreements--Servicing Compensation and Payment of

Expenses".



YIELD AND PREPAYMENT CONSIDERATIONS



   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the

Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon

(including for this purpose, prepayments resulting from liquidations of

Mortgage Loans due to defaults, casualties or condemnations affecting the

Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust

Fund). Because the rate of principal prepayments on the Mortgage Loans in any

Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.



   The extent to which the yield to maturity of a class of Offered

Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related

Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made or otherwise result in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.



   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases,

may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related

Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).



   In general, the Notional Amount of a class of Stripped Interest

Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the

Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest

Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.



   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal

Certificates, a lower than anticipated rate of principal prepayments on the

Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered

Certificates of a series include any such Certificates, the related

Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.



   The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of
prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.



   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type,

term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM

Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i)

converting to a fixed rate loan and thereby "locking in" such rate or (ii)

taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.



   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell

Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell

Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the

relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.



WEIGHTED AVERAGE LIFE AND MATURITY



   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.



   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related

Mortgage Loans, whether in the form of scheduled amortization or prepayments

(for this purpose, the term "prepayment" includes voluntary prepayments,

liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the

Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment

Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month

(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.



   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover,

the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.



   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated

in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made
at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the

Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.



CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES



   A series of Certificates may include one or more Controlled Amortization

Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related

Prospectus Supplement, each Controlled Amortization Class will either be a

Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a

"TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans.

Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls"

in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage

Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.



   Although prepayment risk cannot be eliminated entirely for any class of

Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the

Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which

Companion Classes may also be a class of Offered Certificates. In general,

and as more particularly described in the related Prospectus Supplement, a

Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage

Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class

("call risk") if the rate of prepayment is relatively fast; while a class of

Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.



OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY



   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage

Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage

Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by,

among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a

Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify

Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.



   Negative Amortization. The weighted average life of a class of

Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related

Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates)

will result in a deferral of some or all of the interest payable thereon,

which deferred interest may be added to the Certificate Balance thereof.

Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.



   Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage

Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage

Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and,

correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.



   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped

Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.



   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage

Loans and, accordingly, the weighted average lives of and yields on the

Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular

Mortgage Loans and thus the weighted average lives of and yields on the

Certificates of the related series.



   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the

Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.



   The amount of any losses or shortfalls in collections on the Mortgage

Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related

Prospectus Supplement. As described in the related Prospectus Supplement,

such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of

Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage

Loans in the related Trust Fund.



   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund,

one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

(ii) Excess Funds or (iii) any other amounts described in the related

Prospectus Supplement. Unless otherwise specified in the related Prospectus

Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any

Distribution Date that represent (i) interest received or advanced on the

Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity

Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.



   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such

Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.



   Optional Early Termination.  If so specified in the related Prospectus

Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related

Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus

Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes,

under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered

Certificates would shorten the weighted average life thereof and, if such

Certificates were purchased at premium, reduce the yield thereon.



                        MORTGAGE CAPITAL FUNDING, INC



   The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the

Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043,

and its telephone number is (212) 559-6899. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Real Estate Capital Markets". The

Sponsor does not have, nor is it expected in the future to have, any significant assets.



                               USE OF PROCEEDS



   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates,

availability of funds and general market conditions.



                       DESCRIPTION OF THE CERTIFICATES



GENERAL



   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement.

As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior

(collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the

Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest

(collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");

(v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases,

substantially faster) or slower (and, in some cases, substantially slower)

than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.



   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped

Interest Certificates or certain REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus

Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry

Certificates") through the facilities of The Depository Trust Company

("DTC"). The Offered Certificates of each series (if issued as Definitive

Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment

of Certificates" and "--Book-Entry Registration".



DISTRIBUTIONS



   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available

Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available

Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each

Distribution Date will be more specifically described in the related

Prospectus Supplement.



   Except as otherwise specified in the related Prospectus Supplement,

distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus

Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding

Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such

Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related

Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate

Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry

Certificates) will be made only upon presentation and surrender of such

Certificates at the location specified in the notice to Certificateholders of such final distribution.



DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES



   Each class of Certificates of each series (other than certain classes of

Stripped Principal Certificates and certain classes of REMIC Residual

Certificates that have no Pass-Through Rate) may have a different

Pass-Through Rate, which in each case may be fixed, variable or adjustable.

The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class.

Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual

Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued

Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued

Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest

Certificates and certain classes of REMIC Residual Certificates), the

"Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period

(generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related

Prospectus Supplement, the Accrued Certificate Interest for each Distribution

Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a

"Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the

Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped

Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the

Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in

Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master

Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus

Supplement will also describe the extent to which the amount of Accrued

Certificate Interest that is otherwise distributable on (or, in the case of

Accrual Certificates, that may otherwise be added to the Certificate Balance

of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of

Accrued Certificate Interest otherwise distributable on a class of

Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related

Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates;

Yields" and "Yield and Maturity Considerations".



DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES



   Each class of Certificates of each series (other than certain classes of

Stripped Interest Certificates and certain classes of REMIC Residual

Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust

Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of

Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related

Prospectus Supplement. As and to the extent described in the related

Prospectus Supplement, distributions of principal with respect to a series of

Certificates will be made on each Distribution Date to the holders of the class or classes
of Certificates of such series entitled thereto until the Certificate

Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the

Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage

Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled

Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class")

may be contingent on the specified principal payment schedule for a

Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related

Prospectus Supplement, distributions of principal of any class of

Certificates will be made on a pro rata basis among all of the Certificates of such class.



DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN

RESPECT OF EQUITY PARTICIPATIONS



   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each

Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such

Prospectus Supplement. Alternatively, payments in respect of Equity

Participations received on or in respect of any Mortgage Asset in any Trust

Fund may be retained by the Sponsor or another prior owner of such Mortgage

Asset.



ALLOCATION OF LOSSES AND SHORTFALLS



   The amount of any losses or shortfalls in collections on the Mortgage

Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related

Prospectus Supplement. As described in the related Prospectus Supplement,

such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of

Certificates.



ADVANCES IN RESPECT OF DELINQUENCIES



   If and to the extent provided in the related Prospectus Supplement, if a

Trust Fund includes Mortgage Loans, the Master Servicer, the Special

Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of

Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due

Period and were delinquent on the related Determination Date.



   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses.

Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus

Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in

the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable

Advance"); and, if previously made by a Master Servicer, Special Servicer or

Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master

Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future

Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special

Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.



   If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such

Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of

Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.



   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.



REPORTS TO CERTIFICATEHOLDERS



   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or

Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth,

among other things, in each case to the extent applicable:



     (i) the amount of such distribution to holders of such class of Offered

    Certificates that was applied to reduce the Certificate Balance thereof;



     (ii) the amount of such distribution to holders of such class of Offered

    Certificates that is allocable to Accrued Certificate Interest;



     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and

    (B) payments on account of Equity Participations;



     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;



     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date,

    separately identifying any reduction in such Certificate Balance or

    Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or

    Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate

    Balance of a class of Accrual Certificates, if any, in the event that

    Accrued Certificate Interest has been added to such balance;



     (vi) information regarding the aggregate principal balance of the related

    Mortgage Assets on or shortly before such Distribution Date;



     (vii) if such class of Offered Certificates has a variable Pass-Through

    Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;



     (viii) the amount deposited in or withdrawn from any reserve fund on such

    Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;



     (ix) if the related Trust Fund includes one or more instruments of Credit

    Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and



     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit

    Support being afforded by any classes of Subordinate Certificates.



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   In the case of information furnished pursuant to subclauses (i)-(iii)

above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a

Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon,

indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.



   Within a reasonable period of time after the end of each calendar year,

the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder,

together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If

the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any

Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such

MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.



VOTING RIGHTS



   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.



   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling

Agreement and as otherwise specified in the related Prospectus Supplement.

See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC

Administrator. See "Description of the Pooling Agreements--Events of

Default", "--Rights Upon Event of Default" and "--Resignation and Removal of

the Trustee".



TERMINATION



   The obligations created by the Pooling Agreement for each series of

Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each

Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.



   If so specified in the related Prospectus Supplement, a series of

Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of

Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the

Mortgage Assets of the related Trust Fund, or of a sufficient portion of such

Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.



BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES



   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.



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

   DTC is a limited-purpose trust company organized under the New York

Banking Law, a "banking corporation" within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a "clearing corporation"

within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange

Act. DTC was created to hold securities for its participating organizations

("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock

Exchange, Inc., the American Stock Exchange, Inc., and the National

Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant,

either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.



   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the

Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in

turn to be recorded on the Direct and Indirect Participants' records.

Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate

Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.



   DTC has no knowledge of the actual Certificate Owners of the Book-Entry

Certificates; DTC's records reflect only the identity of the Direct

Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.



   Conveyance of notices and other communications by DTC to Direct

Participants, by Direct Participants to Indirect Participants, and by Direct

Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related

Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate

Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such

Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or

Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.



   Unless otherwise provided in the related Prospectus Supplement, the only

"Certificateholder" (as such term is used in the related Pooling Agreement)

will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related

Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.



   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.



   Unless otherwise specified in the related Prospectus Supplement,

Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to

Certificate Owners or their
nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such

Certificates and the Sponsor is unable to locate a qualified successor or

(ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive

Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the

Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as

Certificateholders under the related Pooling Agreement.



                    DESCRIPTION OF THE POOLING AGREEMENTS



GENERAL



   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus

Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master

Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator.

However, a Pooling Agreement may also include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which

Certificates of a series are issued will be identified in the related

Prospectus Supplement. If so specified in the related Prospectus Supplement,

the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC

Administrator. If so specified in the related Prospectus Supplement, the

Master Servicer may also perform the duties of Special Servicer, and the

Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own

Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest

Involving Parties to a Pooling Agreement".



   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However,

the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related

Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling

Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the

Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus

Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a

Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."



ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES



   At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date,

other than principal and interest due on or before the Cut-off Date. The

Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage

Loan will be identified in a schedule appearing as an exhibit to the related

Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related



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

Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.



   With respect to each Mortgage Loan to be included in a Trust Fund, the

Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the

Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a

Mortgage Loan may not be available prior to execution of the related Pooling

Agreement, the Sponsor may be permitted to deliver (or cause to be delivered)

copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee),

provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.



   Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related

Mortgage Asset Seller, the related Master Servicer, the related Special

Servicer, any Sub-Servicers or the Sponsor.



   The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the

Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders,

the Trustee (or such custodian) will be required to notify the Master

Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the

Mortgage Asset Seller will be obligated to repurchase the related Mortgage

Loan from the Trustee at a price that will be specified in the related

Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a

Mortgage Loan as to which there is missing or defective loan documentation,

will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus

Supplement. Unless otherwise specified in the related Prospectus Supplement,

this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor,

the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a

Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon,

can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.



REPRESENTATIONS AND WARRANTIES; REPURCHASES



   Unless otherwise provided in the related Prospectus Supplement, the

Sponsor will, with respect to each Mortgage Loan in the related Trust Fund,

make or assign, or cause to be made or assigned, certain representations and warranties (each person making such representations and warranties, the

"Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage

Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the

Warranting Party's title to the Mortgage Loan and the authority of the

Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the

Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage

Asset Seller, will be identified in the related Prospectus Supplement.



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

   Unless otherwise provided in the related Prospectus Supplement, each

Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a

Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related

Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus

Supplement. If so provided in the Prospectus Supplement for a series of

Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related

Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor,

the Master Servicer or the Special Servicer, in each case unless it is the

Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.



   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the

Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.



COLLECTION AND OTHER SERVICING PROCEDURES



   The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit

Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus

Supplement (the "Servicing Standard").



   The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures;

conducting property inspections on a periodic or other basis; managing

Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO

Property"); and maintaining servicing records relating to such Mortgage

Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master

Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii)

Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related

Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a

Special Servicer's continuing to service a particular Mortgage Loan (e.g.,

the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master

Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related

Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master



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Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master

Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such

Mortgage Loan). Unless otherwise specified in the related Prospectus

Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".



SUB-SERVICERS



   A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master

Servicer or Special Servicer will remain obligated under the related Pooling

Agreement. Unless otherwise provided in the related Prospectus Supplement,

each sub-servicing agreement between a Master Servicer or Special Servicer,

as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such

Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and

Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.



   Unless otherwise provided in the related Prospectus Supplement, a Master

Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and

"--Servicing Compensation and Payment of Expenses".



CERTIFICATE ACCOUNT



   General. The Master Servicer, the Special Servicer and/or the Trustee

will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage

Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding

Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer,

Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or

Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating

Agency or Agencies and so specified in the related Prospectus Supplement, a

Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special

Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.



   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special

Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans,

within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related

Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the

Cut-off Date (other than payments due on or before the Cut-off Date):



     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;



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

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer

    as its servicing compensation or as compensation to the Trustee;



     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special

    Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance

    Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage

    Loans serviced by it) and/or the terms and conditions of the related

    Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted

    Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income

    (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;



     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";



     (v) any advances made as described under "Description of the

    Certificates--Advances in Respect of Delinquencies";



     (vi) any amounts paid under any Cash Flow Agreement, as described under

    "Description of the Trust Funds--Cash Flow Agreements";



     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage

    Loans; Repurchases" and "--Representations and Warranties; Repurchases",

    all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the

    Certificates--Termination" (all of the foregoing, also "Liquidation

    Proceeds");



     (viii) any amounts paid by the Master Servicer to cover Prepayment

    Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";



     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage

    Loans;



     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";



     (xi) any amount required to be deposited by the Master Servicer, the

    Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate

    Account; and



     (xii) any other amounts required to be deposited in the Certificate

    Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.



   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer,

Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:



     (i) to make distributions to the Certificateholders on each Distribution

    Date;



     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer

    any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;



     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee

    or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of

    Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special

    Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;



     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and

    Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such

    Mortgage Loans and properties;



     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee

    for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which,

    in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust

    Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;



     (vi) if and to the extent described in the related Prospectus Supplement,

    to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause

    (iii) above made by it and/or the servicing expenses described in clause

    (iv) above incurred by it while such remain outstanding and unreimbursed;



     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged

    Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization

    Upon Defaulted Mortgage Loans";



     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC

    Administrator (if any), the Sponsor, or any of their respective directors,

    officers, employees and agents, as the case may be, for certain expenses,

    costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special

    Servicer, the REMIC Administrator and the Sponsor";



     (ix) if and to the extent described in the related Prospectus Supplement,

    to pay the fees of the Trustee and/or the REMIC Administrator (if any);



     (x) if and to the extent described in the related Prospectus Supplement,

    to pay the fees of any provider of Credit Support;



     (xi) if and to the extent described in the related Prospectus Supplement,

    to reimburse prior draws on any form of Credit Support;



     (xii) to reimburse the Trustee or any of its directors, officers,

    employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under

    "--Certain Matters Regarding the Trustee";



     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee,

    as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;



     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged

    Property acquired by the Trust Fund by foreclosure or otherwise;



     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax

    Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;



     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of

    Certificateholders;



     (xviii) to make any other withdrawals permitted by the related Pooling

    Agreement and described in the related Prospectus Supplement ; and



     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.



ESCROW ACCOUNTS



   A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special

Servicer out of related collections for prior advances in respect of taxes,

assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts,

to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special

Servicer each will be solely responsible for administration of the escrow accounts maintained by it.



MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS



   Unless otherwise provided in the related Prospectus Supplement, a Master

Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable

Servicing Standard; provided that the modification, waiver or amendment (i)

will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the

Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, (iii) will not adversely affect the coverage under any applicable instrument of Credit Support or (iv) will not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be.

Unless otherwise provided in the related Prospectus Supplement, a Special

Servicer also may agree to any other modification, waiver or amendment that would have the effect described in clauses (i) and (ii) of the proviso to the preceding sentence if, in its judgment, (i) a material default on the

Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit

Support and (iv) such modification, waiver or amendment would not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may

be.



   If described in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans or to replace the Special

Servicer and substitute any such holder or an affiliate thereof as the successor. See "Risk Factors--Potential Conflicts of Interest." The

Prospectus Supplement will describe, however, whether and to what extent holders of Offered Certificates may object to the Special Servicer extending the maturity of a defaulted Mortgage Loan beyond a certain date.



REALIZATION UPON DEFAULTED MORTGAGE LOANS



   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special

Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be
corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related

Mortgaged Property and take such other actions as are consistent with the

Servicing Standard. A significant period of time may elapse before the

Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.



   The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".



   A Pooling Agreement may grant to the Master Servicer, the Special

Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price

(which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related

Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines,

consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related

Prospectus Supplement, the related Pooling Agreement will require that the

Special Servicer accept the highest cash bid received from any person

(including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property,

subject to the discussion below.



   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the

Servicing Standard. Unless otherwise specified in the related Prospectus

Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust

Fund), that either:



     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and



     (ii) there are no circumstances or conditions present at the Mortgaged

    Property that have resulted in any contamination for which investigation,

    testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged

    Property is reasonably likely to produce a greater recovery to

    Certificateholders on a present value basis than not taking such actions.

    See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".



   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund,

will be required to sell the Mortgaged Property by the end of the third taxable year following the taxable year in which such acquisition occurred,

unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the end of the third taxable year following the taxable year in which the property was
acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair cash price for such property. If the

Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however,

will not relieve the Special Servicer of its obligation to manage such

Mortgaged Property in a manner consistent with the Servicing Standard. The

Special Servicer may be authorized to conduct activities with respect to a

Mortgaged Property acquired by a Trust Fund that cause the Trust Fund to incur a federal income or other tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.



   If Liquidation Proceeds collected with respect to a defaulted Mortgage

Loan are less than the outstanding principal balance of the defaulted

Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation

Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.



   If any Mortgaged Property suffers damage such that the proceeds, if any,

of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to

Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance

Proceeds or Liquidation Proceeds.



   Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special

Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans"

and elsewhere in this Prospectus, may be exercised or performed by a Master

Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master

Servicer and Special Servicer for any Trust Fund.



HAZARD INSURANCE POLICIES



   Unless otherwise specified in the related Prospectus Supplement, each

Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such

Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy

(except for amounts to be applied to the restoration or repair of the

Mortgaged Property or released to the borrower in accordance with the Master

Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause,

the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.



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

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes,

landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a

Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.



   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%)

of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.



DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS



   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage

Loan upon the creation of any other lien or encumbrance upon the Mortgaged

Property. Unless otherwise provided in the related Prospectus Supplement, the

Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as

applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged

Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and

Due-on-Encumbrance".



SERVICING COMPENSATION AND PAYMENT OF EXPENSES



   Unless otherwise specified in the related Prospectus Supplement, a Master

Servicer's primary servicing compensation with respect to a series of

Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund,

including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special

Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund,

whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and

(iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. As additional compensation, a

Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.



   In addition to amounts payable to any Sub-Servicer retained by it, a

Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation,

payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to

Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

   If and to the extent provided in the related Prospectus Supplement, a

Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment

Interest Shortfalls. See "Yield and Maturity Considerations--Certain

Shortfalls in Collections of Interest".



EVIDENCE AS TO COMPLIANCE



   Unless otherwise provided in the related Prospectus Supplement, each

Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special

Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special

Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for

Mortgage Bankers established by the Mortgage Bankers Association of America,

with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus

Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.



   Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.



CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE

REMIC ADMINISTRATOR AND THE SPONSOR



   Any entity serving as Master Servicer, Special Servicer or REMIC

Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the

Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the

Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the

Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or

(b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC

Administrator, as the case may be, under the Pooling Agreement. The Master

Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions,

subject to certain limitations as to amount of coverage, deductible amounts,

conditions, exclusions and exceptions permitted by the related Pooling

Agreement.



   Unless otherwise specified in the related Prospectus Supplement, each

Pooling Agreement will further provide that none of the Master Servicer, the

Special Servicer, the REMIC Administrator (if any), the Sponsor or any

director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the

Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator (if

any), the Sponsor and any director, officer,



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

employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each

Pooling Agreement will provide that none of the Master Servicer, the Special

Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if

any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of

Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master

Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as

the case may be, will be entitled to charge the related Certificate Account therefor.



   Any person into which the Master Servicer, the Special Servicer, the REMIC

Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master

Servicer, the Special Servicer, the REMIC Administrator (if any) or the

Sponsor is a party, or any person succeeding to the business of the Master

Servicer, the Special Servicer, the REMIC Administrator (if any) or the

Sponsor, will be the successor of the Master Servicer, the Special Servicer,

the REMIC Administrator or the Sponsor, as the case may be, under the related

Pooling Agreement.



   Unless otherwise specified in the related Prospectus Supplement, a REMIC

Administrator will be entitled to perform any of its duties under the related

Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.



EVENTS OF DEFAULT



   Unless otherwise provided in the Prospectus Supplement for a series of

Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the

Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer,

with a copy to each other party to the related Pooling Agreement, by

Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master

Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling

Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus

Supplement) of the Voting Rights of such series; (iii) any failure by the

Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related

Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special

Servicer, as the case may be, by any other party to the related Pooling

Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by

Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator,

with a copy to each other party to the related Pooling Agreement, by

Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt,

marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC

Administrator (if any), and certain actions by or on behalf of the Master

Servicer, the Special Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations



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

to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related

Prospectus Supplement. Unless otherwise specified in the related Prospectus

Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any

Trust Fund, an Event of Default described above in one capacity will constitute an Event of Default in each capacity.



RIGHTS UPON EVENT OF DEFAULT



   If an Event of Default occurs with respect to the Master Servicer, the

Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement,

then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus

Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as

applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as

applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans,

but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related

Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a qualified and established institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special

Servicer or REMIC Administrator, as the case may be, under the Pooling

Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.



   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless

Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the

Voting Rights for such series shall have made written request upon the

Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus

Supplement) shall have neglected or refused to institute any such proceeding.

The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series,

unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.



AMENDMENT



   Each Pooling Agreement may be amended by the respective parties thereto,

without the consent of any of the holders of the related series of

Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the

Pooling Agreement that are not inconsistent with the provisions thereof, (iv)

to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder without such holder's consent or adversely affect the status of the Trust Fund as either a

REMIC or grantor trust, as the case may be, for federal income tax purposes;

and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting

Rights for such series allocated to the affected classes, for any purpose;

provided that, unless otherwise specified



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in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any

Certificate without the consent of the holder of such Certificate, (ii)

adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i),

without the consent of the holders of all Certificates of such class or (iii)

modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus

Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related

Certificates are outstanding.



LIST OF CERTIFICATEHOLDERS



   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the

Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.



THE TRUSTEE



   The Trustee under each Pooling Agreement will be named in the related

Prospectus Supplement. The commercial bank, national banking association,

banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master

Servicer, Special Servicer or REMIC Administrator and its affiliates.



DUTIES OF THE TRUSTEE



   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the

Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master

Servicer or Special Servicer of any funds paid to the Master Servicer or

Special Servicer in respect of the Certificates or the underlying Mortgage

Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing,

the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement.

However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling

Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.



CERTAIN MATTERS REGARDING THE TRUSTEE



   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.



   Unless otherwise specified in the related Prospectus Supplement, the

Trustee for each series of Certificates will be entitled to indemnification,

from amounts held in the Certificate Account for such series, for any loss,

liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling

Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.



   Unless otherwise specified in the related Prospectus Supplement, the

Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys,

and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.



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RESIGNATION AND REMOVAL OF THE TRUSTEE



   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement)

will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.



   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of)

bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33

1/3% (or such other percentage specified in the related Prospectus

Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.



   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.



                        DESCRIPTION OF CREDIT SUPPORT



GENERAL



   Credit Support may be provided with respect to one or more classes of the

Certificates of any series, or with respect to the related Mortgage Assets.

Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus

Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.



   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to

Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such

Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.



   If Credit Support is provided with respect to one or more classes of

Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

(iv) the material provisions relating to such Credit Support. Additionally,

the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i)

a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".



SUBORDINATE CERTIFICATES



   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of

Subordinate Certificates to receive distributions from the Certificate

Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related

Prospectus Supplement, the



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subordination of a class may apply only in the event of (or may be limited

to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.



CROSS-SUPPORT PROVISIONS



   If the Mortgage Assets in any Trust Fund are divided into separate groups,

each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust

Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS



   If so provided in the Prospectus Supplement for a series of Certificates,

Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.



LETTER OF CREDIT



   If so provided in the Prospectus Supplement for a series of Certificates,

deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the

"L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate

Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C

Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.



CERTIFICATE INSURANCE AND SURETY BONDS



   If so provided in the Prospectus Supplement for a series of Certificates,

deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.



RESERVE FUNDS



   If so provided in the Prospectus Supplement for a series of Certificates,

deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments,

a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related

Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related

Mortgage Assets.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.



   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related

Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus

Supplement.



CREDIT SUPPORT WITH RESPECT TO MBS



   If so provided in the Prospectus Supplement for a series of Certificates,

any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.



                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS



   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law

(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration

(by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered

Certificates. See "Description of the Trust Funds--Mortgage Loans". For

purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.



GENERAL



   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged

Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.



TYPES OF MORTGAGE INSTRUMENTS



   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast,

a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee,



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

or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including,

without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In

addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.



LEASES AND RENTS



   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.



   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years,

to maintain perfection of such security interest. In certain cases, Mortgage

Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered

Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC,

it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".



PERSONALTY



   In the case of certain types of mortgaged properties, such as hotels,

motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years,

to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered

Certificates, it will be set forth in the related Prospectus Supplement.



FORECLOSURE



   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.



   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings,

and non-judicial foreclosure pursuant to a power of sale granted in the mortgage



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instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.



   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.

When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.



   Equitable Limitations on Enforceability of Certain Provision. United

States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases,

courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.



   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the

beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale,

the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.

The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.



   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the

1980 decision of the United States Court of Appeals for the Fifth Circuit in

Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section

548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11

U.S.C. Section 101-1330 (the "Bankruptcy Code")) regardless of the parties'

intent and, therefore, could be rescinded in favor of the bankrupt's estate,

if (i) the foreclosure sale was held while the debtor was insolvent,

maintained unreasonably small capital or intended to incur debts beyond its



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

ability to pay and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the

Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however,

are generally expected to be non-recourse. See "Risk Factors--Certain Risks

Associated with Mortgage Loans Secured by Commercial and Multifamily

Properties".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership,

including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.



   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.



   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.



   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states,

redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.



   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be

nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy



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and thus may be precluded from foreclosing upon the security. Consequently,

lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.



   Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.



BANKRUPTCY LAWS



   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code,

virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.



   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest)

pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.



   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the

Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues,

unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.



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   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the

Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or

(ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may,

after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years,

of the remaining term of the lease, plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing. In addition,

some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.



ENVIRONMENTAL RISKS



   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below,

liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.



   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".



   CERCLA. The federal Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or

"operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.

Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".



   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996

(the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.



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   Certain Other Federal and State Laws. Many states have statutes similar to

CERCLA, and not all those statutes provide for a secured creditor exemption.

In addition, under federal law, there is potential liability relating to hazardous waste and underground storage tanks pursuant to Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA").



   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.



   In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.



   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.



   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable,

it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.



   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under

"Description of the Pooling Agreements--Realization Upon Defaulted Mortgage

Loans", have been satisfied.



   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.



   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers

(including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.



   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost.

Even when adhering to good, commercial and customary professional practices,

environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.



DUE-ON-SALE AND DUE-ON-ENCUMBRANCE



   Certain of the Mortgage Loans may contain "due-on-sale" and

"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related

Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository

Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable,

within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a



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Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.



SUBORDINATE FINANCING



   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.

Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.



DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS



   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.



APPLICABILITY OF USURY LAWS



   Title V of the Depository Institutions Deregulation and Monetary Control

Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.



   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage

Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.



SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940



   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as

amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage

Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status,

unless a court orders otherwise upon application of the lender. The Relief

Act applies to individuals who are members of the Army, Navy, Air Force,

Marines, National Guard, Reserves, Coast Guard and officers of the U.S.

Public Health Service assigned to duty with the military. Because the Relief

Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of



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loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the

Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement,

any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage

Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.



AMERICANS WITH DISABILITIES ACT



   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels,

restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable"

standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the

"readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.



FORFEITURES IN DRUG AND RICO PROCEEDINGS



   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and

Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the

government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.



   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.



                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES



GENERAL



   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered

Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of

1986 (the "Code"), and is based on the advice of the special tax counsel to the Sponsor specified in the related Prospectus Supplement. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors,

some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer)

should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the treatment of any item on their tax return, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein,



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potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See

"State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered

Certificates.



   The following discussion addresses securities of two general types: (i)

certificates ("REMIC Certificates") representing interests in a Trust Fund,

or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates

("Grantor Trust Certificates") representing interests in a Trust Fund

("Grantor Trust Fund") as to which no such election will be made. The

Prospectus Supplement for each series of Certificates will indicate whether a

REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and

"residual interests" in the REMIC. For purposes of this tax discussion,

references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.



   The following discussion is limited in applicability to Offered

Certificates. Moreover, this discussion applies only to the extent that

Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements,

other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust

Funds--Cash Flow Agreements".



   The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID

Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.



REMICS



   Classification of REMICs. Upon the issuance of each series of REMIC

Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related

Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC

Residual Certificates") in that REMIC within the meaning of the REMIC

Provisions.



   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury

Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the

REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.



   Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC

Certificates will be "real estate assets" within the meaning of Section

856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such

Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest

(including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such

Certificates are treated as "real estate assets" within the meaning of



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Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the

Code in the hands of another REMIC and will be "permitted assets" under

Section 860L(c)(1)(G) for a "financial asset securitization investment trust", or "FASIT". The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to

Certificateholders in the manner and at the times required by the applicable

Treasury regulations.



   The assets of the REMIC will include, in addition to Mortgage Loans,

payments on Mortgage Loans held pending distribution on the REMIC

Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. Treasury Regulations do provide, however, that payments on

Mortgage Loans held pending distribution are considered part of the Mortgage

Loans for purposes of Section 856(c)(5)(A) of the Code.



   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates,

counsel to the Sponsor will deliver its opinion generally to the effect that,

assuming compliance with all provisions of the related Pooling Agreement,

each of the Tiered REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.



   Solely for purposes of determining whether the REMIC Certificates will be

"real estate assets" within the meaning of Section 856(c)(5)(A) of the Code,

and "loans secured by an interest in real property" under Section

7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs

will be treated as one REMIC.



TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES



   General. Except as otherwise stated in this discussion, REMIC Regular

Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.



   Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section

1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to

REMIC Regular Certificates and certain other debt instruments issued with original issue discount; regulations, however, have not been issued under that section.



   The Code requires that a prepayment assumption be used with respect to

Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform

Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular

Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment

Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related

Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such

Prepayment Assumption will not be challenged by the Internal Revenue Service

(the "IRS") on audit.



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   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular

Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of

REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID

Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than

"qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate", at a combination of a single fixed rate and one or more "qualified floating rates" or one

"qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.



   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.



   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this

"long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC

Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular

Certificates.



   In addition, if the accrued interest to be paid on the first Distribution

Date is computed with respect to a period that begins prior to the Closing

Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next

Distribution Date) and that portion of the interest paid on the first

Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first

Distribution Date should be included in the stated redemption price of such

REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first

Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.



   Notwithstanding the general definition of original issue discount,

original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the

REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying

(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated

redemption price at maturity of such REMIC Regular Certificate. Under the OID

Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser"

interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC

Regular Certificate. The OID Regulations also would permit a

Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.



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   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular

Certificate, including the purchase date but excluding the disposition date.

In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.



   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price,

over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i)

assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC

Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.



   A subsequent purchaser of a REMIC Regular Certificate that purchases such

Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its

"adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC

Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.



   If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate.

The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a

Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such

Certificateholder could ever receive with respect to such Certificate.

However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to

Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Prepayments;

Average Life of Certificates; Yields" herein.



   Market Discount. A Certificateholder that purchases a REMIC Regular

Certificate at a market discount (other than a de minimis amount), that is,

in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to



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that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.



   The OID Regulations also permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount)

and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular

Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a

Certificate on a constant yield method or as interest would be irrevocable.



   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment

Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of

REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.



   Section 1276(b)(3) of the Code specifically authorizes the Treasury

Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department,

certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular

Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular

Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.



   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC

Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.



   Further, under Section 1277 of the Code a holder of a REMIC Regular

Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.

For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.



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   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest)

greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the

IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the

Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of

REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such

Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.



   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular

Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the

Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.



   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate,

without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC

Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular

Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.



TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES



   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.



   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable

Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC.

Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".



   A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC

Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee

Report indicates that certain



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modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Residual

Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC

Regulations, however, do not provide for any such modifications.



   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC

Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.



   The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic"

residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual

Certificateholders' after-tax rate of return. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal

Tax Considerations Regarding REMIC Residual Certificates".



   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC

Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.



   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC

Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue

Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly,

if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.



   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC

Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC

Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.



   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on



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the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans.

Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment

Assumption.



   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of

REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular

Certificates (including any other class of REMIC Certificates constituting

"regular interests" in the REMIC not offered hereby) were indebtedness of the

REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular

Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates

(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.



   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC

Regular Certificates--Original Issue Discount".



   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes"

below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the

REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates,

subject to the limitation of Section 67 of the Code. See "--Possible

Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.



   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC

Residual Certificate will be equal to the amount paid for such REMIC Residual

Certificate, increased by amounts included in the income of the Residual

Certificateholder and decreased (but not below zero) by distributions made,

and by net losses allocated, to such Residual Certificateholder.



   A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such

Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.



   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate.

Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund.

However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such

REMIC taxable income is allocated to the REMIC Residual Certificateholders.

To the extent such REMIC Residual Certificateholders' initial bases are less than the



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distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.



   The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the

REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of

REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual

Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual

Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of

REMIC Residual Certificates--General".



   Excess Inclusions. Any "excess inclusions" with respect to a REMIC

Residual Certificate will be subject to federal income tax in all events.



   In general, the "excess inclusions" with respect to a REMIC Residual

Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC

Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual

Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing

Date. For this purpose, the adjusted issue price of a REMIC Residual

Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual

Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual

Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have

"significant value." Unless otherwise stated in the related Prospectus

Supplement, no REMIC Residual Certificate will have "significant value" for these purposes.



   For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the

30% United States withholding tax imposed on distributions to Residual

Certificateholders that are foreign investors. See, however, "--Foreign

Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii)

alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.



   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC

Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.



   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,

transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax".

If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such

"noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment

Assumption and on any required or permitted clean up calls, or required liquidation provided for in



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the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual

Certificate, which rate is computed and published monthly by the IRS) on the

REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the

REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded.

Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual

Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.



   The related Prospectus Supplement will disclose whether offered REMIC

Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a

REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a

REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.



   Unless otherwise stated in the related Prospectus Supplement, transfers of

REMIC Residual Certificates to investors that are not United States Persons

(as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC

Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus

Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.



   Mark-to-Market Rules. On December 24, 1996, the IRS released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that a REMIC residual interest issued after January 4, 1995, is not a

"security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC

Residual Certificate should consult their tax advisors regarding the

Mark-to-Market Regulations.



   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and other non-interest expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates.

Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual

Certificates in their entirety and not to the holders of the related REMIC

Regular Certificates.



   With respect to REMIC Residual Certificates or REMIC Regular Certificates

the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's,

estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code,

which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of



                               71

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such a holder of a REMIC Certificate that is an individual, estate or trust,

or a "pass-through entity" beneficially owned by one or more individuals,

estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the

REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such

REMIC Certificates may not be appropriate investments for individuals,

estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.



   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling

Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC

Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder,

increased by income reported by such Certificateholder with respect to such

REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such

REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual

Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such

REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations.

In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.



   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular

Certificate assuming that income had accrued thereon at a rate equal to 110%

of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such

Certificate, which rate is computed and published monthly by the IRS),

determined as of the date of purchase of such REMIC Regular Certificate, over

(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC

Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such

REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of

Owners of REMIC Regular Certificates--Market Discount" and "--Premium".



   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such

Section applies will be ordinary income or loss.



   A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction"

within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate

"applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction,

subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.



   Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.



   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual

Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i)

of the Code) during the period beginning six months before, and



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ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual

Certificateholder's adjusted basis in the newly-acquired asset.



   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on

REMICs equal to 100% of the net income derived from "prohibited transactions"

(a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan,

the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the

Mortgage Loans for temporary investment pending distribution on the REMIC

Certificates. Unless otherwise disclosed in the related Prospectus

Supplement, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material

Prohibited Transaction Tax.



   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a

"Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.



   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur a tax, provided that doing so would, in reasonable discretion of the Special Servicer,

maximize net after-tax proceeds to Certificateholders.



   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.



   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax,

Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer or

Trustee in any case out of its own funds, provided that such person has sufficient assets to do so and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special

Servicer or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC

Certificates.



   Tax and Restrictions on Transfers of REMIC Residual Certificates to

Certain Organizations. If a REMIC Residual Certificate is transferred to a

"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i)

the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual

Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual

Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual

Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available.

Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the

Pooling Agreement, and will be discussed more fully in any Prospectus

Supplement relating to the offering of any REMIC Residual Certificate.



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   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity,

then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.



   For these purposes, a "disqualified organization" means (i) the United

States, any State or political subdivision thereof, any foreign government,

any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section

168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii)

any organization (other than a cooperative described in Section 521 of the

Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in

Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust,

trust, partnership or certain other entities described in Section 860E(e)(6)

of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest,

be treated as a pass-through entity.



   Termination. A REMIC will terminate immediately after the Distribution

Date following receipt by the REMIC of the final payment in respect of the

Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC

Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual

Certificateholder's adjusted basis in such REMIC Residual Certificate, such

Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.



   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners.

Unless otherwise stated in the related Prospectus Supplement, the REMIC

Administrator will file REMIC federal income tax returns on behalf of the

REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.



   As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual

Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the

REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person,

and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a

Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.



   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC

Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a

REMIC Regular Certificate issued with original issue discount to disclose



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on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions,

investment expenses and relevant information regarding qualification of the

REMIC's assets will be made as required under the Treasury regulations,

generally on a quarterly basis.



   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular

Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".



   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.



   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of

REMIC Certificates, may be subject to the "backup withholding tax" under

Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax.

Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.



   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder

that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the

United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements

(including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United

States person and providing the name and address of such Certificateholder).

For these purposes, "United States person" means a citizen or resident of the

United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the

United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual

Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.



   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United

States shareholder's allocable portion of the interest income received by such controlled foreign corporation.



   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to

United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.



   Unless otherwise stated in the related Prospectus Supplement, transfers of

REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.



GRANTOR TRUST FUNDS



   Classification of Grantor Trust Funds. With respect to each series of

Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related

Pooling



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Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the underlying Mortgage Loans included in the Grantor Trust

Fund.



   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a specified rate, will be referred to as a "Grantor Trust

Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the

Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of

Grantor Trust Fractional Interest Certificates issued with respect to such

Grantor Trust Fund will be referred to as a "Stripped Interest Certificate".

A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related

Grantor Trust Fund.



CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES



   Grantor Trust Fractional Interest Certificates. In the case of Grantor

Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes); (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section

860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest

Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property"

within the meaning of Section 856(c)(3)(B) of the Code.



   Stripped Interest Certificates. It is unclear whether Stripped Interest

Certificates evidence an interest in a Grantor Trust Fund consisting of

Mortgage Loans that are "loans . . . secured by an interest in real property"

within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Counsel to the Sponsor will not deliver any opinion on this question. Prospective purchasers to which such characterization of an investment in Stripped

Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.



   The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . .

[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.



TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES



   General. Holders of a particular series of Grantor Trust Fractional

Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans

(including amounts used to pay reasonable servicing fees and other expenses)

and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a

Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.



   Under Section 67 of the Code, an individual, estate or trust holding a

Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who

are subject to the limitations of either Section 67 or Section 68 of the



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Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates

(including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.



   The federal income tax treatment of Grantor Trust Fractional Interest

Certificates of any series will depend on whether they are subject to the

"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional

Interest Certificates may be subject to those rules if (i) a class of

Stripped Interest Certificates is issued as part of the same series of

Certificates or (ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may not

constitute reasonable servicing compensation. The related Prospectus

Supplement will include information regarding servicing fees paid to a Master

Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.



   If Stripped Bond Rules Apply. If the stripped bond rules apply, each

Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a)

of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of

Grantor Trust Fractional Interest Certificates--Market Discount". Under the

stripped bond rules, the holder of a Grantor Trust Fractional Interest

Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such

Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.



   The original issue discount on a Grantor Trust Fractional Interest

Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest

Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated

redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust

Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a

definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder.

Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such

Certificate. In computing yield under the stripped bond rules, a

Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a

Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.



   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii)

adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be, but have not been, adopted applying those provisions to the Grantor Trust Fractional Interest

Certificates. It is unclear whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest

Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and,

in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest

Certificates.



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   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such

Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest

Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.



   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such

Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust

Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular

Certificates. See "--REMICs--Taxation of Owners of REMIC Regular

Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.



   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and

Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates.

However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the

Prepayment Assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports,

even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.



   Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest

Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do

Not Apply" and "--Market Discount".



   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor

Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply to a Grantor Trust

Fractional Interest Certificate only to the extent it evidences an interest in Mortgage Loans issued with original issue discount.



   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates"

or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that



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accelerates or defers interest payments on such Mortgage Loan. In general,

the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any

"points" paid by the borrower, and the stated redemption price of a Mortgage

Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.



   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the

Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.



   Notwithstanding the general definition of original issue discount,

original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years

(rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the

Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional

Interest Certificates--Market Discount" below.



   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income in each month, based on a constant yield.

The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the

Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor

Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to

Mortgage Loans in such series.



   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated

redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However,

each such daily portion will be reduced, if the cost of such Grantor Trust

Fractional Interest Certificate to such purchaser is in excess of such

Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage

Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.



   Unless otherwise provided in the related Prospectus Supplement, the

Trustee or Master Servicer, as applicable, will provide to any holder of a

Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See

"--Grantor Trust Reporting" below.



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   Market Discount. If the stripped bond rules do not apply to the Grantor

Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated

redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued

(under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by

(or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition,

the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount)

and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount,

the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular

Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.



   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.

Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the

Certificateholder's option: (i) on the basis of a constant yield method, (ii)

in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated

interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a

Mortgage Loan purchased at a discount in the secondary market.



   Because the Mortgage Loans will provide for periodic payments of stated

redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.



   Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional

Interest Certificates--If Stripped Bond Rules Do Not Apply".



   Further, under the rules described in "--REMICs--Taxation of Owners of

REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of



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interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.



   Premium. If a Certificateholder is treated as acquiring the underlying

Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985.

Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However,

premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a

Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).



   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage

Loan prepays in full, the holder of a Grantor Trust Fractional Interest

Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the

Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated

redemption price of the Grantor Trust Fractional Interest Certificate and

accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See

"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue

Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.



TAXATION OF OWNERS OF STRIPPED INTEREST CERTIFICATES



   General. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in

"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If

Stripped Bond Rules Apply", no regulations or published rulings under Section

1286 of the Code have been issued and some uncertainty exists as to how such

Section will be applied to securities such as the Stripped Interest

Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.



   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Stripped Interest Certificate will not own any Grantor Trust Fractional Interest Certificates.



   It appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage

Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest

Certificates--If Stripped Bond Rules Apply" above.



   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Stripped Interest Certificates. It is unclear whether those provisions would be applicable to the Stripped Interest

Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Stripped

Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Stripped Interest Certificate by that holder.



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   The accrual of income on the Stripped Interest Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment

Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the

Prepayment Assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports,

even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment

Assumption.



   It is unclear under what circumstances, if any, the prepayment of a

Mortgage Loan will give rise to a loss to the holder of a Stripped Interest

Certificate. If a Stripped Interest Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Stripped Interest Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Stripped

Interest Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Stripped Interest Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the

Stripped Interest Certificate that is allocable to such Mortgage Loan.



   Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Stripped Interest Certificates would cease if the Mortgage

Loans were prepaid in full, Stripped Interest Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that

Stripped Interest Certificates due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent

Payment Regulations do not specifically address securities, such as the

Stripped Interest Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.



   If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Stripped Interest Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Stripped Interest Certificate determines a projected payment schedule on which interest will accrue. Holders of Stripped

Interest Certificates are bound by the issuer's projected payment schedule.

The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Stripped Interest Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Stripped Interest Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that,

as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Stripped Interest Certificate would be required to include as interest income in each month the adjusted issue price of the Stripped Interest

Certificate at the beginning of the period multiplied by the projected yield.



   Assuming that a prepayment assumption were used, if the Continent Payment

Regulations or their principles were applied to Stripped Interest

Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Stripped

Interest Certificates".



   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Striped Interest

Certificates.



   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor

Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust

Certificate as a capital asset, will be capital gain or loss, except



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to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost,

increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition,

the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.



   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.



   Grantor Trust Reporting. Unless otherwise provided in the related

Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable,

will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.



   Backup Withholding. In general, the rules described in "--Taxation of

Owners of REMIC Residual Certificates--Backup Withholding with Respect to

REMIC Certificates" will also apply to Grantor Trust Certificates.



   Foreign Investors. In general, the discussion with respect to REMIC

Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates"

applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related

Mortgage Loans were originated after July 18, 1984.



   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such

Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.



                       STATE AND OTHER TAX CONSEQUENCES



   In addition to the federal income tax consequences described in "Material

Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of



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the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.

Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered

Certificates.



                             ERISA CONSIDERATIONS



GENERAL



   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"),

and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as

"Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and,

if no election has been made under Section 410(d) of the Code, church plans

(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the

Code, however, is subject to the prohibited transaction rules set forth in

Section 503 of the Code.



   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales,

exchanges or leases of property, (b) loans or other extensions of credit and

(c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that have a significant adverse effect on such person.



PLAN ASSET REGULATIONS



   A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United

States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant".

For this purpose, in general, equity participation in a Trust Fund will be

"significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and of "affiliates" (as defined in the

Plan Asset Regulations) of such persons). Equity participation in a Trust

Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any

other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).



   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets,

such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee,

the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing

Plan, and thus subject to the fiduciary responsibility provisions of ERISA.

In addition, if the underlying assets of a Trust Fund



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constitute Plan assets, the Sponsor, the REMIC Administrator, any borrower,

as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Trust Assets constitute Plan assets, the operation of the Trust Fund may involve a prohibited transaction under ERISA and the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is borrower, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.



   Any Plan fiduciary that proposes to cause such Plan to purchase Offered

Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a

Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.



                               LEGAL INVESTMENT



   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA")

only if so specified in the related Prospectus Supplement. Accordingly,

investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the

Offered Certificates constitute legal investments for them.



   Prior to December 31, 1996, only classes of Offered Certificates that (i)

were rated in one of the two highest rating categories by one or more Rating

Agencies and (ii) were part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

"Mortgage related securities" are legal investments to the same extent that,

under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships,

associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). However, under SMMEA as originally enacted, if a state enacted legislation prior to October 3,

1991 that specifically limited the legal investment authority of any such entities with respect to "mortgage related securities" under such definition,

Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.



   Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities"

under this expanded definition would constitute legal investments under that state's laws.



   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the

Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities",

defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities".

As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a

"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term

"numerous obligors," no representation is made as to whether any class of

Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No.

96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section

703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of

Offered Certificates), except under limited circumstances.



   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy

Statement has been adopted by the Federal Reserve Board, the Office of the

Comptroller of the Currency, the FDIC and the OTS. The Policy Statement

generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk,

and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.



   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain

"high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled"

institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the

National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates.

Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.



   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. Except as to the status of certain classes of Offered

Certificates as "mortgage related securities", the Sponsor will make no representations as to the proper characterization of any class of Offered

Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.



                            METHOD OF DISTRIBUTION



   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.



   The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:



       (i) By negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

      (ii) by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and



     (iii) through offerings by the Sponsor.



   The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor,

or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

The firms acting as underwriters with respect to the Offered Certificates of any series may include Citicorp Securities, Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Any of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting

Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although any of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus

Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered

Certificates of a series if any such Certificates are purchased. Offered

Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the

Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.



   In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.



   If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Citicorp Securities, Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Citicorp Securities, Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus

Supplement. Citicorp Securities, Inc. or Citibank, N.A. may also purchase

Offered Certificates acting as principal.



   It is expected that the Sponsor will from time to time form Mortgage Asset

Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage

Asset Sellers. Thereafter, and pending final sale of such a series of Offered

Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Citicorp Securities, Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a

Prospectus Supplement containing updated information regarding the Mortgage

Asset Pool as of the first day of the month in which such sale occurs.



   Affiliates of the Sponsor may act as principals or agents in connection with market-making transactions relating to the Offered Certificates. This

Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.

                            FINANCIAL INFORMATION



   A new Trust Fund will be formed with respect to each series of

Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of

Certificates. Accordingly, no financial statements with respect to any Trust

Fund will be included in this Prospectus or in the related Prospectus

Supplement.



                                    RATING



   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.



   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.



   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS





                                                   PAGE

                                               -----------


Accrual Certificates .........................       9, 32

Act ..........................................          58

ADA ..........................................          61

ARM Loans ....................................          23

Bankruptcy Code ..............................          55

Book-Entry Certificates ......................      11, 31

Cash Flow Agreement ..........................       8, 25

Cash Flow Agreements .........................           1

CERCLA .......................................      19, 58

Certificate Account ..........................   7, 24, 40

Certificate Balance ..........................        2, 9

Certificate Owner ............................      11, 36

Certificateholders ...........................           2

Certificates .................................           6

Closing Date .................................          64

Code .........................................      11, 61

Commercial Properties ........................       6, 21

Commission ...................................           2

Committee Report .............................          63

Companion Class ..............................      10, 33

Condemnation Proceeds ........................          41

Contingent Payment Regulations ...............          82

Contributions Tax ............................          73

Controlled Amortization Class ................      10, 33

Cooperatives .................................          21

CPR ..........................................          27

Credit Support ...............................    1, 8, 24

Cut-off Date .................................          10

Definitive Certificate .......................          11

Definitive Certificates ......................      31, 36

Determination Date ...........................      25, 31

Distribution Date ............................           9

Distribution Date Statement ..................          34

DOL ..........................................          84

DTC ........................................ 3, 11, 31, 35

Due Dates ....................................          23

Equity Participation .........................          23

ERISA ........................................      13, 84

Exchange Act .................................           3

FAMC .........................................           7

FHLMC ........................................           7

FNMA .........................................           7

Garn Act .....................................          59

GNMA .........................................           7

Grantor Trust Certificates ...................      11, 62

Grantor Trust Fractional Interest Certificates          12

Grantor Trust Fund ...........................          62

Indirect Participants ........................          36



                               89


                                                   PAGE

                                               -----------

Insurance Proceeds ...........................          41

IRS ..........................................          63

Issue Premium ................................          69

L/C Bank .....................................          52

Liquidation Proceeds .........................          41

Lock-out Date ................................          23

Lock-out Period ..............................          23

Mark-to-Market Regulations ...................          71

Master Servicer ..............................        2, 6

MBS ..........................................       1, 21

MBS Agreement ................................          24

MBS Issuer ...................................          24

MBS Servicer .................................          24

MBS Trustee ..................................          24

Mortgage Asset Pool ..........................           1

Mortgage Asset Seller ........................       7, 21

Mortgage Assets ..............................       1, 21

Mortgage Loans ...............................    1, 6, 21

Mortgage Notes ...............................          21

Mortgage Rate ................................       7, 23

Mortgaged Properties .........................          21

Mortgages ....................................          21

Multifamily Properties .......................       6, 21

Net Leases ...................................          22

Nonrecoverable Advance .......................          33

Notional Amount ..............................       9, 32

OCC ..........................................          85

Offered Certificates .........................           1

OID Regulations ..............................          62

Originator ...................................          21

OTS ..........................................          86

PAC ..........................................          28

Participants .................................  20, 31, 36

Parties in Interest ..........................          84

Pass-Through Rate ............................        2, 9

Permitted Investments ........................          40

Plans ........................................          84

Policy Statement .............................          86

Pooling Agreement ............................       8, 37

Prepayment Assumption ........................      63, 78

Prepayment Interest Shortfall ................          25

Prepayment Premium ...........................          23

Prohibited Transactions Tax ..................          73

Prospectus Supplement ........................           1

Rating Agency ................................          13

RCRA .........................................          59

Record Date ..................................          31

Related Proceeds .............................          33

Relief Act ...................................          60

REMIC ........................................   2, 11, 62



                               90


                                                   PAGE

                                               -----------

REMIC Administrator ..........................        2, 6

REMIC Certificates ...........................          62

REMIC Provisions .............................          62

REMIC Regular Certificates ...................      11, 62

REMIC Regulations ............................          62

REMIC Residual Certificates ..................      11, 62

REO Property .................................          39

RICO .........................................          61

Securities Act ...............................          87

Senior Certificates ..........................       8, 30

Servicing Standard ...........................          39

SMMEA ........................................          85

SPA ..........................................          27

Special Servicer .............................        2, 6

Sponsor ......................................          21

Stripped Interest Certificates ...............       9, 31

Stripped Principal Certificates ..............       8, 31

Subordinate Certificates .....................       8, 31

Sub-Servicer .................................          40

Sub-Servicing Agreement ......................          40

TAC ..........................................          28

Tiered REMICs ................................          63

Title V ......................................          60

Trust Assets .................................           2

Trust Fund ...................................           1

Trustee ......................................        2, 6

UCC ..........................................          54

Voting Rights ................................          35

Warranting Party .............................




                               91

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "MCF97s2.xls". The file

"MCF97s2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX

A of the Prospectus Supplement.



   Open the file as you would normally open any spreadsheet in Microsoft

Excel. After the file is opened, a securities law legend will be displayed.

READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Sheet 2."





------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY

INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH

INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN

AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT

AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A

SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN

ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT

QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER

OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE

ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY

CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS

CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT

OR THE ACCOMPANYING PROSPECTUS.



                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT





                                                 PAGE

                                               --------


Summary of Prospectus Supplement .............    S-9

Risk Factors .................................   S-30

Description of the Mortgage Pool .............   S-38

Servicing of the Mortgage Loans ..............   S-50

Description of the Certificates ..............   S-60

Yield and Maturity Considerations ............   S-77

Use of Proceeds ..............................   S-85

Certain Federal Income Tax Consequences  .....   S-85

ERISA Considerations .........................   S-88

Legal Investment .............................   S-91

Method of Distribution .......................   S-91

Legal Matters ................................   S-92

Ratings ......................................   S-92

Index of Principal Definitions ...............   S-94

Annex A ......................................    A-1

Annex B ......................................    B-1

                       PROSPECTUS

Prospectus Supplement.........................      2

Available Information.........................      2

Incorporation of Certain Information by

 Reference....................................      3

Summary of Prospectus ........................      6

Risk Factors .................................     14

Description of the Trust Funds ...............     21

Yield and Maturity Considerations ............     25

Mortgage Capital Funding, Inc ................     30

Use of Proceeds ..............................     30

Description of the Certificates ..............     30

Description of the Pooling Agreements  .......     37

Description of Credit Support ................     51

Certain Legal Aspects of Mortgage Loans  .....     53

Material Federal Income Tax Consequences  ....     61

State and Other Tax Considerations ...........     83

ERISA Considerations .........................     84

Legal Investment .............................     85

Method of Distribution .......................     86

Financial Information ........................     88

Rating .......................................     88

Index of Principal Terms......................     89




THROUGH AND INCLUDING FEBRUARY 20, 1998, ALL DEALERS EFFECTING TRANSACTIONS

IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS

DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND

PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF

DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS

UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================

                                 $770,460,899

                                (APPROXIMATE)



                               MORTGAGE CAPITAL

                                FUNDING, INC.

                                  (SPONSOR)



                          CITICORP REAL ESTATE, INC.

                            (MORTGAGE LOAN SELLER)



                   CLASS A-1, CLASS A-2, CLASS X, CLASS B,

                         CLASS C, CLASS D AND CLASS E

                        MORTGAGE CAPITAL FUNDING, INC.

                            MULTIFAMILY/COMMERCIAL

                      MORTGAGE PASS-THROUGH CERTIFICATES

                               SERIES 1997-MC2

                            PROSPECTUS SUPPLEMENT



                            NATIONSBANC MONTGOMERY



                                     AND



                                [CITIBANK LOGO]

                              NOVEMBER 20, 1997
===============================================================================